SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): February 18, 2000


                             SL GREEN REALTY CORP.
            (Exact Name of Registrant as specified in its Charter)




                                   Maryland

                           (State of Incorporation)

                  1-13199                           13-3956775
          (Commission File Number)           (IRS Employer Id. Number)


                            420 Lexington Avenue                     10170
                             New York, New York                   (Zip Code)
                  (Address of principal executive offices)

                                (212) 594-2700

             (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

     SL Green Realty Corp. (the "Company"), through its affiliate, SL Green 100 Park LLC, ("Green 100") purchased a 49.9% interest in a joint venture which owns the building known as 100 Park Avenue, New York, New York ("100 Park").

     The joint venture is known as SLG 100 Park, LLC ("Park LLC"). The Company, through Green 100, owns 49.9% of Park LLC. The Prudential Insurance Company of America ("Prudential") owns the remaining 50.1%. 100 Park is encumbered by a first mortgage held by Prudential in the amount of $112 million for a two-year term at a fixed rate of interest. Green 100 paid approximately $39.9 million in cash and, through its interest in the joint venture, assumed 49.9% of the first mortgage, in connection with the acquisition, which was funded through the Company's credit facility.

     100 Park is a 36-story Midtown Manhattan property located on Park Avenue between 40th and 41st Streets. The property contains 833,819 square feet of rentable space and is currently 97% leased.

     The property is leased to a roster of 35 quality tenants including:
Philip Morris, J&W Seligman, Interep National Radio Sales, MCI Worldcom, Kreindler & Kreindler, Goodkind, Labaton, Rudoff & Sucharow, Laidlaw Holdings, Inc., Mass Mutual Life Insurance and Davis, Scott & Edwards.

     SL Green Management Corp. entered into a management contract with Park LLC to provide the property management and leasing services to 100 Park.

Item 7.  Financial Statements and Exhibits

(a) and (b)  Financial Statements of Property Acquired
             and Pro Forma Financial Information

None required.


(c)      Exhibits

2.1 Form of Purchase and Sale Agreement between The Prudential Insurance Company of America, as Seller, and SL Green 100 Park LLC, as Buyer.

2.2 Form of Second Amended and Restated Operating Agreement of SLG 100 Park LLC between The Prudential Insurance Company of America and SL Green 100 Park LLC.

2.3 Form of Agreement of Spreader, Consolidation and Modification of Mortgage by SLG 100 Park LLC, as Borrower, to The Prudential Insurance Company of America, as Lender.

2.4 Form of Amended, Restated and Consolidated Mortgage Note by SLG 100 Park LLC, as Borrower, to The Prudential Insurance Company of America, as Lender.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     SL GREEN REALTY CORP.





                                                  By: /S/ Benjamin P. Feldman
                                                      _______________________
                                                      Benjamin P. Feldman
                                                      Executive Vice President
                                                      and General Counsel

Date:  March 3, 2000






                                                            Exhibit 2.1




                           PURCHASE AND SALE AGREEMENT



THIS PURCHASE AND SALE AGREEMENT (the "AGREEMENT") is made as of this 19th day of November, 1999, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("SELLER"), and SL GREEN 100 PARK LLC, a New York limited liability company ("BUYER").


                              W I T N E S S E T H:

In consideration of the mutual covenants and agreements set forth herein and good and other valuable consideration, the receipt and adequacy of which is hereby conclusively acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                       SALE OF PROPERTY; SALE OF INTERESTS

On the Closing Date and immediately prior to Buyer's purchase of the Interests from Seller, Seller will form a Delaware limited liability company (the "COMPANY") with a wholly-owned subsidiary of Seller. Seller hereby agrees to sell, transfer and assign to the Company, subject to the terms and conditions stated herein, the property described in Sections 1.1 through 1.3 inclusive (collectively, the "PROPERTY"), subject to the lien of the Existing Mortgage. Immediately following the transfer of the Property to the Company, Seller shall cause its wholly-owned subsidiary to sell, transfer and assign to Buyer and Buyer agrees to purchase, accept and assume, subject to the terms and conditions stated herein, a 49.9% membership interest in the Company (the "INTERESTS") and simultaneously therewith, the operating agreement of the Company shall be amended and restated (as so amended and restated, the "OPERATING AGREEMENT") in the form of EXHIBIT C. The transactions contemplated herein, including the transfer of the Property to the Company and the transfer of the Interests to Buyer, are referred to herein collectively as the "TRANSACTIONS". The Property to be conveyed to the Company consists of:

     .1 Real Property. That certain parcel of real estate commonly referred to as 100 Park Avenue, New York, New York and more particularly described in EXHIBIT A, together with all buildings, improvements and fixtures located thereon and all rights, privileges and appurtenances pertaining thereto including all of Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (collectively, called the "REAL PROPERTY"); and

     .2 Personal Property. All tangible personal property owned by Seller (excluding any computer software that either is licensed to Seller or Seller deems proprietary or confidential), located on the Real Property and used in the ownership, operation and maintenance of the Real Property and all non-confidential books, records and files (excluding any internal appraisals, budgets, strategic plans for the Real Property, internal analyses, marketing information, submissions relating to Seller's obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller's property manager that Seller reasonably deems proprietary or confidential) relating to the Real Property (herein collectively called the "PERSONAL PROPERTY"); and

     .3 Other Property Rights. (a) Seller's interest as landlord in all leases for tenants of the Real Property on the Closing Date (herein collectively called the "LEASES"); and (b) if and to the extent assignable by Seller without any expense or liability to Seller, (i) all service, supply, maintenance, utility and commission agreements, all equipment leases, and any additional service, supply, maintenance or utility contracts entered into in accordance with the terms of Subsection 9.2.1 (all of the foregoing being herein collectively called the "CONTRACTS" and, except to the extent entered into in accordance with Subsection 9.2.1, listed in EXHIBIT B), and (ii) to the extent that the same have been obtained by Seller prior to the Closing, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property or Personal Property (the rights and interests of Seller described in Subsections 1.3(a) and (b), collectively the "OTHER PROPERTY RIGHTS").

                                   ARTICLE 2
               PURCHASE PRICE AND ASSIGNMENT OF EXISTING MORTGAGE

     .1 Purchase Price. The total purchase price to be paid by Buyer for the purchase of the Interests (the "PURCHASE PRICE") is THIRTY NINE MILLION NINE HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($39,920,000.00), payable in cash as described in Sections 2.2 and 2.3.

     .2 Deposit Money. Upon the date of the full and final execution of this Agreement (such date, the "CONTRACT DATE"), and as a condition precedent to the effectiveness of this Agreement, Buyer shall deposit SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00) (the "DEPOSIT") at Buyer's option, either (a) in immediately available funds, or (b) in the form of an unconditional, irrevocable, direct pay letter of credit issued by a financial institution reasonably satisfactory to Seller, meeting the requirements of
Section 12.4 and otherwise in ------------ form and substance reasonably satisfactory to Seller, such letter of credit together with any amendments, modifications, extensions, renewals or replacements thereof (the "LETTER OF Credit"), with O'Melveny & Myers LLP, as escrow agent (the "ESCROW AGENT"). The Deposit shall be non-refundable except as herein provided and shall be held and delivered by Escrow Agent in accordance with the provisions of Article 12. Any interest earned on the Deposit, if made in ---------- cash, shall be considered a part of the Deposit. Except as expressly otherwise set forth herein, the Deposit, if made in cash, shall be applied against the Purchase Price on the Closing Date.

     .3 Closing Payments and Deliveries. Upon the closing of the Transactions (the "CLOSING"), Buyer shall pay to Seller (a) THIRTY NINE MILLION NINE HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($39,920,000.00) (less the Deposit, if made in cash, together with any interest thereon, all of which shall be released by Escrow Agent to Seller at the Closing subject to the prorations and adjustments in accordance with the provisions of Article 5 or as otherwise provided under this Agreement, it being understood that any letter of credit in respect of the Deposit shall be returned by Escrow Agent to Buyer at the Closing without any credit against the Purchase Price), plus (b) any other amounts required to be paid by Buyer at the Closing. All amounts to be paid by Buyer to Seller shall be paid in U.S. dollars by wire transfer of immediately available funds to an account or accounts designated by Seller and as more particularly set forth in
Section 6.2.

     .4 [Intentionally Omitted].

     .5 Assignment of Existing Mortgage Loan; New Mortgage Loan.

          (a) Assignment of Existing Mortgage. Title to the Property is subject to that certain mortgage dated March 30, 1990 (the "EXISTING MORTGAGE") and related loan documents executed by Seller in favor of Asahi International Ltd., as assigned to 745 Property Investments (the "EXISTING LENDER") pursuant to that certain Assignment of Mortgage and Security Agreement and the General Assignment each dated as of March 1, 1999. At the Closing, the Company shall pay, or cause to be paid, to Existing Lender an amount equal to the then outstanding principal amount of the Existing Mortgage Loan (which at Closing shall be One Hundred Twelve Million Dollars ($112,000,000)) in full consideration for an assignment of the Existing Mortgage Loan described in this Subsection. Seller shall cause Existing Lender to assign the Existing Mortgage and the related Promissory Note (the "EXISTING NOTE") to the holder of the Mortgage Loan (as described below) pursuant to the Assignment of Existing Note and Mortgage in the form of EXHIBIT
M. None of Seller, Existing Lender, any affiliate of Seller, any affiliate of Existing Lender or the Company will be required to make any affidavits or representations in respect of the Existing Mortgage or the assignment thereof (other than with respect to the outstanding principal amount of the Existing Mortgage and as set forth in Subsection 8.2.2(m)); it being agreed by Buyer and Seller that Seller shall cause Existing Lender to assign the Existing Mortgage without recourse, representation or warranty to the holder of the Mortgage Loan on the Closing Date pursuant to the requirements in this Section 2.5.

          (b) New Mortgage Loan. Buyer and Seller, on behalf of the Company, shall obtain part or all of the sums necessary to make the payment to Existing Lender by obtaining first mortgage financing in an original principal amount not less than One Hundred Ten Million Dollars ($110,000,000) and not more than One Hundred Twenty Million Dollars ($120,000,000) from a life insurance company, a money center bank, an investment bank (either directly or acting through its loan origination subsidiary) or an equivalent institutional lender (any such entity, an "APPROVED LENDER," the Approved Lender making the Mortgage Loan, the "LENDER"), which loan shall (i) have a term of not less than seven (7) years,
(ii) bear a fixed rate of interest at the prevailing market rate for loans of equivalent size and equivalent loan-to-value ratio, and (iii) be secured only by a first mortgage lien on the Property and a related assignment of leases and rents, fixture filings and a security agreement with respect to the Personal Property (the "MORTGAGE LOAN"). Seller's consent to the Mortgage Loan shall be conditioned upon obtaining the approval of the Investment Committee of Prudential Real Estate Investors. The obligations under the related mortgage loan documentation shall be non-recourse, other than recourse to the Company, Buyer and/or Seller (and as to the Seller's liability, such liability will be limited to the assets of PRISA) that may result from non-recourse carve-out provisions customary for loans of a similar size and loan-to-value ratio; provided that the liability to Buyer or Seller, as the case may be, pursuant to such non-recourse carve-out provisions shall be several (it being understood and agreed that each party shall be responsible for, and shall indemnify the other from, all such costs, expenses and liabilities attributable to its actions or omissions).

          (c) Costs. Except as otherwise expressly set forth in this Agreement, the Company shall bear all reasonable costs and expenses associated with the origination of the Mortgage Loan incurred by Buyer, Seller or their respective predecessors in interest on or after October 5, 1999 (all such costs and expenses, collectively, the "SHARED MORTGAGE LOAN EXPENSES"), including loan application fees, commitment fees, all premiums and charges in connection with the Lender's title insurance policy (including appropriate endorsements), the costs of preparing or updating the survey, mortgage broker fees (not to exceed an amount mutually satisfactory to Buyer and Seller), the costs associated with any interest rate swap agreement, and any Excess Mortgage Recording Tax. Buyer and Seller shall cooperate with all reasonable requests made by the other and mutually satisfactory prospective lenders in arranging for the Mortgage Loan; provided that neither Buyer nor Seller shall be under any obligation to provide or disclose any proprietary, confidential or privileged information or assume or incur any costs, expenses or liabilities in connection therewith (except as expressly contemplated in this Subsection 2.5(c)).

          (d) Excess Loan Proceeds. The proceeds of the Mortgage Loan remaining (such amount, the "EXCESS MORTGAGE LOAN PROCEEDS") after deduction of all sums necessary to pay (i) the consideration due in respect of the assignment of the Existing Mortgage Loan, (ii) all Shared Mortgage Loan Expenses, and (iii) all other Shared Closing Costs, if any, shall be distributed by the Company as follows: (A) 50.1% of the Excess Mortgage Loan Proceeds, representing Seller's pro-rata share of the same, shall be paid to Seller, in cash by wire transfer of immediately available funds to an account or accounts designated by Seller, and
(B) the balance, representing Buyer's pro-rata share of the same, shall be paid to Buyer, in cash by wire transfer of immediately available funds to an account or accounts designated by Buyer.

     .6 Mortgage Loan Contingency. The obligations of Buyer are conditioned upon the issuance on or before January 14, 2000 (the "COMMITMENT DATE") of a written commitment from an Approved Lender for the Mortgage Loan containing terms and conditions mutually satisfactory to Buyer and Seller (the "MORTGAGE LOAN COMMITMENT"). If the Mortgage Loan Commitment is not issued on or before the Commitment Date, then Buyer may terminate this Agreement by giving written notice thereof within two (2) Business Days after the Commitment Date, in which case this Agreement shall be deemed terminated and thereafter, neither party shall have any further rights against, or obligations or liabilities to, the other except (a) that the Deposit shall be refunded to Buyer promptly and (b) for obligations and liabilities stated in this Agreement to survive the termination of this Agreement. If Buyer fails to give notice of termination not later than two (2) Business Days after the Commitment Date, then Buyer shall be deemed to have waived its right to terminate this Agreement and receive a return of the Deposit by reason of the Contingency contained in this Section 2.6.

                                   ARTICLE 3
                                  TITLE MATTERS

     .1 Title to Real Property. Seller has previously delivered to Buyer (a) a commitment to issue an Owner's Policy of Title Insurance with respect to the Real Property issued by Chicago Title Insurance Company (the "TITLE COMPANY"), identified as Title Insurance No. TA#99(01)479, a copy of which is attached hereto as EXHIBIT D (the "TITLE REPORT"), (b) copies of all recorded documents referred to on Schedule B of the Title Report as exceptions to coverage (the "TITLE DOCUMENTS"), and (c) a survey of the Property prepared by Harwood-Goldberg Surveying & Engineering Associates, P.C., dated February 15, 1989, updated by visual examination on March 9, 1990 and on May 27, 1999 (the "SURVEY"). Buyer hereby confirms its receipt and approval of the Title Report, the Title Documents and the Survey and shall cause the Company to similarly approve the same at Closing.

     .2 Title Defects.

          .2.1 Definition of Permitted Exceptions. As used herein, the term "PERMITTED EXCEPTIONS" shall mean and include all of the following: (a) applicable zoning and building ordinances and land use regulations, (b) all liens, encumbrances, covenants, conditions, restrictions, easements and other matters of record except to the extent that the same are caused by the acts or omissions of Seller and are placed of record after the expiration of the period starting on October 5, 1999 and ending on the first to occur of (i) November 19, 1999 and (ii) the Contract Date (the "EXCLUSIVITY PERIOD"), the Existing Mortgage, (c) such other exceptions to title as are listed on the marked copy of Schedule B of the Title Report annexed hereto as EXHIBIT D, including (i) those of the Title Company's standard printed exceptions not indicated as deleted in EXHIBIT D, (ii) such state of facts as is disclosed in the Survey, (iii) such state of facts as would be disclosed by a physical inspection of the Property,
(iv) the lien of taxes and assessments not yet due and payable (it being agreed by Buyer and Seller that if any tax or assessment is levied or assessed with respect to the Property after the date hereof and the owner of the Property has the election to pay such tax or assessment either immediately or under a payment plan with interest, Seller may elect to pay under a payment plan, which election shall, subject to Section 5.2, be binding on the Company), (v) any exceptions to title caused by Buyer, its agents, representatives or employees (provided, however, that Buyer agrees for itself and its agents, representatives and employees, that it shall not cause any exceptions to title without the prior written approval of Seller), (vi) any exceptions to title caused by the Company (as approved by Seller and Buyer), (vii) such other exceptions to title as the Title Company shall commit to insure over without any additional cost to the Company, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise, and (viii) the rights of the tenants under the Leases as tenants only, and (d) any matters deemed to constitute additional Permitted Exceptions under Subsection 3.2.2. Notwithstanding any provision to the contrary contained in this Agreement or any of the documents to be executed in connection herewith or pursuant hereto, any or all of the Permitted Exceptions may be omitted by Seller in the Deed without giving rise to any liability of Seller, irrespective of any covenant or warranty of Seller contained in the Deed (which provisions shall survive the Closing and not be merged therein).

          .2.2 Certain Exceptions to Title. Buyer shall have the right, on behalf of the Company to be formed, to object in writing to any title matters that are not Permitted Exceptions and that materially adversely affect the Company's title to the Real Property that may appear on supplemental title reports or updates to the Title Report issued after the date hereof (herein collectively called the "OTHER LIENS") within fifteen (15) days after receipt thereof by Buyer. Unless Buyer shall timely object to such Other Liens, all such Other Liens and any matters that do not materially adversely affect the Company's title to the Real Property that are set forth in any such supplemental reports or updates shall be deemed to constitute additional Permitted Exceptions. Any exceptions that are timely objected to by Buyer shall be herein collectively called the "TITLE OBJECTIONS". Seller may elect (but shall not be obligated) to remove, or cause to be removed at its expense, any Title Objections, and shall be entitled to a reasonable adjournment of the Closing (not to exceed ninety (90) days) for the purpose of such removal, which removal will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of the Title Objections. Seller shall notify Buyer in writing within five (5) days after receipt of any Buyer's notice of the Title Objections whether Seller elects to remove the same. If Seller is unable to remove or endorse over any Title Objections prior to the Closing, or if Seller elects not to remove one or more Title Objections, Buyer may elect to either (a) terminate this Agreement, in which event the Deposit shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive such Title Objections, in which event such Title Objections shall be deemed additional "PERMITTED EXCEPTIONS" and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

          .2.3 Discharge of Title Objections. If on the Closing Date there are any Title Objections that Seller has elected to pay and discharge, Seller may use any portion of the Purchase Price to satisfy the same, provided Seller shall either deliver to the Company at the Closing instruments in recordable form and sufficient to cause such Title Objections to be released of record, together with the cost of recording or filing such instruments, or cause the Title Company to insure over the same, without any additional cost to the Company, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise.

     .3 Title Insurance. At the Closing, the Title Company together with the co-insurers named in the last sentence of this Section 3.3 shall issue to the Company an ALTA title insurance policies in the form of the Title Report (collectively, the "OWNER'S TITLE POLICY"), in the amount of $192,000,000.00, insuring that fee simple title to the Real Property is vested in the Company subject only to the Permitted Exceptions. Buyer shall be entitled to cause the Company to request that the Title Company and the co-insurers provide such endorsements (or amendments) to the Owner's Title Policy as Buyer may reasonably require, provided that (a) such endorsements (or amendments) shall either (i) be at no cost to, and shall impose no additional liability on, Seller or the Company, or (ii) have been agreed to by Seller on behalf of the Company, (b) Buyer's obligations under this Agreement shall not be conditioned upon the Company's ability to obtain such endorsements and, if the Company is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the Transactions without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer's request unless Seller shall have expressly consented to such delay. Title insurance coverage shall be provided by (A) Chicago Title Insurance Company (through Title Associates) in the amount of $96,000,000; (B) Lawyers Title Insurance Corporation in the amount of $48,000,000; (C) First American Title Insurance Company (NY) in the amount of $20,000,000; and (D) Fidelity National Title Insurance Company of New York (through Royal Abstract) in the amount of $28,000,000. Buyer's counsel shall be responsible for coordinating the efforts of all co-insurers and Buyer shall cause such co-insurers to issue title policies that are identical to the Title Policy issued by the Title Company, in each case, with endorsements reasonably satisfactory to Seller coordinating such title insurance coverage.

                                   ARTICLE 4
                 BUYER'S DUE DILIGENCE/CONDITION OF THE PROPERTY

     .1 Buyer's Inspections and Due Diligence. Buyer acknowledges that commencing prior to the execution of this Agreement, Buyer has conducted its examinations, inspections, testing, studies and/or investigations (herein collectively called the "DUE DILIGENCE") of the Property being transferred to the Company, the Existing Mortgage, information regarding the Property and such documents in Seller's possession applicable to the Property, including the Title Report, the Survey, the Title Documents, the Leases, the Contracts, the Property Documents, the environmental reports listed on EXHIBIT E, and such other non-proprietary, non-privileged reports, documents, books and records that pertain to the Property being transferred to the Company as Buyer has deemed or shall deem necessary or appropriate (all of the foregoing documents being herein collectively called the "DOCUMENTS").

     .2 Buyer's Acknowledgement of Prior Due Diligence. (a) Buyer acknowledges that Buyer (i) has already performed its due diligence inspection of the locale and leasing market of the Property and (ii) is satisfied with the market assumptions Buyer utilized in its analysis of the Property, the Company and determination of the Purchase Price (such as assumptions with respect to rental rates, leasing costs, vacancy and absorption rates, land values, replacement costs, maintenance and operating costs, financing costs, ETC.).

     (b) Existing Mortgage Loan. Buyer acknowledges its receipt of copies of (i) loan documents relating to the loan (the "EXISTING MORTGAGE LOAN") secured by the Existing Mortgage, (ii) organizational documents of Existing Lender and
(iii) cancelled checks evidencing principal or interest payments heretofore made by or on behalf of Seller in respect of the Existing Mortgage Loan (Clauses (i), (ii) and (iii), collectively, the "MORTGAGE ASSIGNMENT DOCUMENTS").

     .3 Buyer's and Company's Certificate. The Company shall acquire the Property and Buyer shall purchase the Interests in the Company (and thereby acquire an indirect interest in the Property) "As Is", by relying on Buyer's inspections and other due diligence activities and only those representations and warranties of Seller set forth in Article 8. Buyer shall deliver to Seller and shall cause the Company to deliver at the Closing, a certificate in the form of EXHIBIT F, with respect to, among other things, the "As Is" nature of the Transactions and Buyer's Due Diligence.

                                   ARTICLE 5
                           ADJUSTMENTS AND PRORATIONS

The following adjustments and prorations shall be made at the Closing:

     .1 Lease Rentals and Expenses.

          .1.1 Definition of "Rent". For purposes of this Article 5, the term "RENT" shall mean all base rents, percentage rents, additional rent and any tax and operating expense reimbursements and escalations due from the tenants under the Leases.

          .1.2 Rents. All collected Rents shall be prorated between Seller and the Company as of the day prior to the Closing Date. Seller shall be entitled to all Rents attributable to any period to but not including the Closing Date. The Company shall be entitled to all Rents attributable to any period on and after the Closing Date. For purposes of determining each of the Company's and Seller's PRO RATA share of percentage rents, tax and operating expense reimbursements and escalations, the amount "attributable" to the period prior to the Closing Date shall be equal to the aggregate amount of such Rents actually collected for the calendar year (or lease years or other applicable accounting periods under the leases) in which the Closing occurs multiplied by a fraction, the numerator of which shall be the number of days prior to the Closing Date that the applicable tenant leases space at the Real Property during the calendar year (or lease years or other applicable accounting periods under the leases) in which the Closing occurs and the denominator of which shall be 365. Except with respect to percentage rents (which shall be prorated as provided below), Rents not collected as of the Closing Date shall not be prorated at the time of the Closing. With respect to percentage rent due from any tenant, Buyer and Seller agree that at the Closing, estimated percentage rent shall be prorated for the calendar year in which the Closing occurs as and when collected. After the Closing, Buyer and Seller agree that the Company shall make a good faith effort to collect any Rents not collected as of the Closing Date on Seller's behalf and to tender the same to Seller upon receipt thereof (which obligation of the Company shall survive the Closing and not be merged therein); provided, however, that all Rents collected by the Company on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (I.E., current rents and sums due the Company as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due to Seller. The Company shall not have an exclusive right to collect the sums due to Seller under the Leases and Seller hereby retains its rights to pursue any tenant under the Leases for sums due Seller for periods attributable to Seller's ownership of the Real Property (including any percentage rent that may be due with respect to any period of time prior to the Closing, regardless of when the same is to be paid to the owner of the Real Property pursuant to the terms of the applicable Lease); provided, however, that Seller (a) shall be required to notify the Company in writing of its intention to commence or pursue such legal proceedings; (b) shall only be permitted to commence or pursue any legal proceedings after the date that is three (3) months after the Closing; and (c) shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying Lease. The terms of the immediately preceding sentence shall survive the Closing and not be merged therein. The Company shall receive a credit relating to the pre-paid rentals held by Seller, if any, covering the period commencing on the Closing Date. Such amount shall be distributed pursuant to the requirements of Section 5.5.

          .1.3 Reimbursable Lease Expenses. At the Closing, the Company shall reimburse Seller for the Reimbursable Lease Expenses to the extent required by the terms of Article 13. Such reimbursement shall be made pursuant to the requirement of Section 5.5.

     .2 Real Estate Taxes. Real estate taxes shall be prorated on a cash basis for the applicable tax year in which the Closing occurs. Such proration shall be calculated based upon the actual number of days in such year, with Seller being responsible for that portion of such year occurring prior to 11:59 p.m. of the day prior to the Closing Date and the Company being responsible for that portion of such year occurring thereafter. If the real estate tax rate and assessments have not been set for the year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding year, and such proration shall be adjusted between Seller and the Company upon presentation of written evidence that the actual taxes paid for the year in which the Closing occurs differ from the amounts used at the Closing and in accordance with the provisions of Section 5.6. Seller shall pay all installments of special assessments due and payable prior to the Closing Date and the Company shall pay all installments of special assessments due and payable on and after the Closing Date; provided, however, that Seller shall not be required by the foregoing to pay any installments of special assessments that have not been confirmed or that relate to projects that have not been completed on the date hereof. Notwithstanding the foregoing terms of this Section 5.2, Seller shall have no obligation to pay (and the Company shall not receive a credit at the Closing for) any real estate taxes (except for special assessments) to the extent that the Company is entitled after the Closing to reimbursement of such taxes and assessments, or the recovery of any increase in taxes and assessments, from the tenants under the Leases, regardless of whether the Company actually collects such reimbursement or increased taxes and assessments from such tenants, it being understood and agreed by Buyer and Seller that as among Buyer, the Company and Seller, the Company shall be responsible for payment of all of such real estate taxes and assessments, and the burden of collecting such reimbursements shall be solely on the Company. If the Property has been assessed for property tax purposes at such rates as would result in reassessment based upon the change in land usage or ownership of the Property, the Company shall pay all such taxes and Buyer hereby agrees, on behalf of the Company, to indemnify and save Seller, as a seller (but not in its capacity as a member of the Company), harmless from and against all claims and liability for such taxes. Such indemnity shall survive the Closing and not be merged therein.

     .3 Other Property Operating Expenses. Operating expenses for the Property shall be prorated as of 11:59 p.m. of the day prior to the Closing Date. Seller shall pay all utility charges and other operating expenses attributable to the Property to, but not including, the Closing Date (except for those utility charges and operating expenses payable by tenants in accordance with the Leases) and the Company shall pay all utility charges and other operating expenses attributable to the Property on or after the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at the Closing based on the last available reading and post-Closing adjustments between the Company and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-Closing period is determined, which obligation shall survive the Closing and not be merged therein. Seller shall not assign to the Company any deposits that Seller has with any of the utility services or companies servicing the Property. The Company shall arrange with such services and companies to have accounts opened in the Company's name beginning at 12:00 a.m. on the Closing Date. Notwithstanding the foregoing terms of this Section 5.3, Seller shall have no obligation to pay (and the Company shall not receive a credit at the Closing for) any operating expenses to the extent that the Company is entitled after the Closing to reimbursement of operating expenses, or the recovery of any increase in operating expenses, from the tenants under the Leases, regardless of whether the Company actually collects such reimbursement or increased operating expenses from such tenants, it being understood and agreed by Buyer and Seller that as between Buyer, the Company and Seller, the Company shall be responsible for payment of all of such operating expenses, and the burden of collecting such reimbursements shall be solely on the Company.

     .4 Closing Costs.

          (a) Shared Closing Costs. Buyer and Seller shall bear, on a pro rata basis in accordance with their respective interests in the Company, (i) the Shared Mortgage Loan Expenses, and, without duplication, (ii) all premiums and customary charges in connection with the Owner's Title Policy (including the costs of owner endorsements agreed upon by Buyer and Seller), (iii) all recording and filing charges, (iv) all costs of complying with reasonable requests for due diligence materials by mutually satisfactory prospective lenders of the Mortgage Loan and otherwise cooperating with the conduct of such lenders' due diligence (collectively, the "SHARED CLOSING COSTS"), (v) any mortgage recording tax payable in respect of that portion of the principal amount of the Mortgage Loan that is in excess of the principal amount of the Existing Mortgage Loan outstanding as of the Closing Date (the "EXCESS MORTGAGE RECORDING TAX"), (vi) the fees and costs of counsel to each of Seller and Buyer directly attributable to the preparation and negotiation of the Operating Agreement, and (vii) the fees and costs of counsel to each of Seller and Buyer directly attributable to the negotiation of the Mortgage Loan with the Lender. If the Closing does not occur, Buyer and Seller shall nonetheless be responsible for payment of these Shared Closing Costs, with Seller bearing responsibility for 50.1% of such total costs and Buyer bearing responsibility for 49.9% of such total costs. If the Closing does not occur and Seller or its designee nonetheless actually closes on the mortgage loan transaction to which Shared Mortgage Loan Expenses relate, Seller shall reimburse Buyer for an amount equal to that portion of Buyer's share of such Shared Mortgage Loan Expenses actually paid by Buyer. The obligations of the parties under this Section 5.4 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

          (b) Buyer's Costs. Buyer shall pay (i) any mortgage recording tax other than the Excess Mortgage Recording Tax, (ii) all costs of complying with Seller's reasonable requests for due diligence materials with respect to SLG or Buyer and otherwise cooperating with the conduct of Seller's Due Diligence (Seller hereby confirming that it has completed such diligence), (iii) all costs incurred by it or on its behalf in respect of Buyer's Due Diligence (Buyer hereby confirming that it has completed such diligence), (iv) the costs of endorsements to the "Owner's Title Policy" that were required by Buyer but were not consented to by Seller, and (v) all fees and costs due to its counsel other than fees directly attributable to negotiating the Mortgage Loan with the Lender on behalf of the Company and the preparation and negotiation of the Operating Agreement.

          (c) Seller's Costs. Seller shall pay (i) the brokerage commission due to Cushman & Wakefield ("BROKER"), (ii) subject to Section 4.1 and Subsection 5.4(a), all costs of complying with reasonable Buyer's requests for due diligence materials with respect to the Property, the Company or the Existing Mortgage Loan and otherwise cooperating with the conduct of Buyer's Due Diligence, (iii) all costs incurred by it or on its behalf in respect of Seller's Due Diligence, (iv) all costs associated with obtaining estoppel certificates from any Major Tenant or Other Tenant, (v) the costs of any real property transfer taxes imposed by applicable taxing authorities in respect of the transfer of the Property to the Company or the transfer of the Interests to Buyer in accordance with the terms of this Agreement; provided that Seller's aggregate liability in respect of such transfer taxes shall not exceed TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00) and provided further that Seller's payment obligation shall be limited to the assets of the PRISA account, (vi) all fees and costs due its own counsel other than fees and costs directly attributable to the negotiation of the Mortgage Loan with the Lender on behalf of the Company and the preparation and negotiation of the Operating Agreement, and (vii) all costs incurred in connection with causing the Title Company to remove (y) any Title Objections to the extent Seller specifically agrees in writing, at or prior to the Closing, to cause removal of such matter, it being understood for purposes of this sentence that nothing in this Agreement or any prior understanding or agreement of the parties shall be construed to obligate Seller to so remove or agree to remove any such matter and (z) the matters marked "omit" on Schedule B to EXHIBIT D.

     .5 Apportionment. If the apportionments, other credits or reimbursements to be made at the Closing result in a net credit balance (a) to the Company, such sum shall be paid at the Closing by Seller transferring funds in the amount of such overall credit or reimbursement to the Company and the Company shall distribute such funds at the Closing to its members in accordance with their respective pro rata interests (i.e., with Seller receiving 50.1% of such amount and Buyer receiving 49.9% of such amount), or (b) to Seller, such sums shall be paid to Seller at the Closing by Seller wiring 50.1% of such amount on behalf of the Company and Buyer wiring 49.9% of such amount on behalf of the Company, in each case, in immediately available funds to the account or accounts to be designated by Seller for the payment of the Purchase Price. Notwithstanding the foregoing, Seller may, at Seller's option, deem payments to itself made by book entry and shall not be obligated to actually wire funds.

     .6 Delayed Adjustment; Delivery of Operating and Other Financial Statements. If at any time following the Closing Date, the amount of an item listed in any section of this Article 5 shall prove to be incorrect (whether as a result in an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before one (1) year after the Closing (such period being referred to herein as the "POST-CLOSING ADJUSTMENT PERIOD"). In order to enable Seller and Buyer to determine whether any such delayed adjustment is necessary, Buyer and Seller shall cause the Company to provide to Seller and Buyer current operating and financial statements for the Property no later than the date that is ninety (90) days prior to the expiration of the Post-Closing Adjustment Period. The provisions of this Section 5.6 shall survive the Closing and not be merged therein.

                                   ARTICLE 6
                                     CLOSING

Buyer and Seller hereby agree that the Transactions shall be consummated as follows:

     .1 Closing Date. Subject to Seller's right to extend the Closing as provided in this Agreement, the Transactions shall close on January 31, 2000 (the date on which the Closing occurs, "CLOSING DATE"), time being of the essence with respect to the January 31, 2000 date. The Closing shall be a so-called "New York style" closing. Buyer and Seller shall conduct a "pre-closing" at 10:00 a.m. Eastern Time on the last Business Day prior to the Closing Date at the offices of the Escrow Agent or, at Buyer's request, at the office of either Lender or Lender's attorney, with title transfer and payment of the Purchase Price to be completed on the Closing Date as set forth in Section 6.2.

     .2 Title Transfer and Payment of Purchase Price. Provided all conditions precedent to Seller's obligations hereunder have been satisfied, Seller agrees to convey title to the Property to the Company and to cause the Company to transfer the Interests to Buyer promptly upon confirmation of receipt of the Purchase Price as set forth below. Provided all conditions precedent to Buyer's obligations hereunder have been satisfied, Buyer agrees to pay the amount specified in Article 2 by timely delivering the same to Seller no later than 11:00 a.m. Eastern Time on the Closing Date.

     .3 Seller's Closing Deliveries to the Company. At the Closing or any pre-Closing, Seller shall deliver or cause to be delivered the following relating to the transfer of the Property to the Company:

          (a) Deed. A deed of the Property to the Company in the form of EXHIBIT G (the "DEED"), duly completed, executed by Seller and acknowledged.

          (b) Limited Guaranty Agreement. The Limited Guaranty Agreement in the form of EXHIBIT Z, duly completed and executed by Seller for the benefit of the Company.

          (c) Bill of Sale. A bill of sale in the form of EXHIBIT H, duly completed and executed by Seller (the "BILL OF SALE").

          (d) Assignment of Leases. An assignment and assumption of tenant leases in the form of EXHIBIT I, duly completed and executed by Seller (the "ASSIGNMENT OF LEASES").

          (e) Assignment of Contracts. An assignment and assumption of the Contracts and the Other Property Rights (to the extent the same are not transferred by the Deed, Bill of Sale or Assignment of Leases) in the form of EXHIBIT J, duly executed by Seller (the "ASSIGNMENT OF CONTRACTS").

          (f) Notice to Tenants. A letter for each space tenant in the form of EXHIBIT K, a completed original of which shall be sent by the Company after the Closing to each such tenant, duly completed and executed by Seller.

          (g) Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of EXHIBIT L, as required by Section 1445 of the Internal Revenue Code, duly completed and executed by Seller.

          (h) Evidence of Seller's Authority. A certificate of an Assistant Secretary of Seller with respect to the authority to act on behalf of Seller of the individual executing on behalf of Seller all documents contemplated by this Agreement.

          (i) Letters of Credit as Tenant Security Deposits. With respect to any security deposits that are letters of credit, Seller shall, if the same are assignable, (i) deliver to the Company at the Closing such letters of credit,
(ii) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require, and (iii) cooperate with the Company after the Closing to change the named beneficiary under such letters of credit to the Company so long as Seller does not incur any additional liability or expense in connection therewith.

          (j) Transfer Taxes. Duly completed and signed real estate transfer tax returns.

          (k) Assignment of Note and Mortgage. An assignment and assumption to Lender of Existing Note and the Existing Mortgage, in the form of EXHIBIT M (the "ASSIGNMENT OF NOTE AND MORTGAGE"), duly completed and executed by Existing Lender and acknowledged, and to the extent in the possession of the Existing Lender and reasonably available to it, original versions of the Existing Note and Existing Mortgage, or if the original version of the Existing Note is unavailable, a lost note affidavit in form and substance reasonably satisfactory to Existing Lender and Buyer and otherwise customarily used in New York City.

          (l) Property Documents. (i) To the extent in the possession of Seller or the managing agent of the Real Property and the same are assignable by Seller without any expense or liability to Seller, (A) the original (or, if unavailable, a copy) of the existing certificate or certificates of occupancy for the Real Property, and (B) all original (or, if unavailable, copies of) certificates, licenses, permits, authorizations and approvals issued for or with respect to the Real Property by governmental and quasi-governmental authorities having jurisdiction; and (ii) all non-proprietary, non-confidential books and records located at the Real Property or at the office of the managing agent of the Real Property relating to the Real Property and the ownership and operation thereof (the items described in Clauses (i) and (ii) being herein collectively called the "PROPERTY DOCUMENTS").

          (m) Estoppel Certificates. Executed tenant estoppel certificates from each of (i) Philip Morris Management Corporation; (ii) J&W Seligman and Co., Inc.; (iii) Interep National Radio Sales; (iv) MCI WorldCom; (v) Goodkind, Labaton, Rudoff & Sucharow and (vi) Laidlaw Holdings Inc. (herein collectively called the "MAJOR Tenants", and (vii) other tenants collectively occupying not less than seventy percent (70%) of the area leased at the Property (excluding the area leased under the leases with the Major Tenants) and that are obligated under their respective leases to deliver such letters to the landlord (herein collectively called the "OTHER TENANTS"), in each case, (x) meeting the requirements of this Subsection 6.3(m), (y) not indicating that the documents comprising such tenant's lease are materially and substantively different than the documents listed in EXHIBIT S with respect to such tenant's lease, and (z) not indicating that there exists any material default by landlord or tenant as to any material term in such tenant's lease (an estoppel certificate complying with Clauses (x), (y) and (z), a "CLEAN ESTOPPEL"). Such tenant estoppel certificates shall be in the form or containing the substance (in either case, the "REQUIRED ESTOPPEL LANGUAGE") that such Major Tenant or Other Tenant is required to provide pursuant to the terms of such Major Tenant's or Other Tenant's lease or, if no form or substance with respect to estoppel certificates is specified in any particular lease, in the form of EXHIBIT N-1 (the "ESTOPPEL FORM"). If Seller cannot for any reason obtain a Clean Estoppel from a tenant from whom an estoppel certificate is required, Seller, at its option, may deliver to the Company a representation letter with respect to such tenant in the form of EXHIBIT N-2; provided that the Company shall not be obligated to accept such representation letter in lieu of an estoppel certificate from any Major Tenant or in lieu of estoppel certificates from Other Tenants occupying, in the aggregate, more than twenty percent (20%) of the area leased by all of the Other Tenants. Seller's liability under Seller's representation letters shall expire and be of no further force or effect on the earlier of (A) the one hundred eightieth (180th) day following the Closing Date, and (B) the date that the Company receives a Clean Estoppel from any such tenant for which Seller has executed a representation letter. Notwithstanding the foregoing, at the Company's request, Seller shall request that all tenants provide an estoppel certificate in the form of the Estoppel Form; provided that Seller shall only be obligated to obtain an estoppel certificate containing the Required Estoppel Language and Buyer and the Company shall nonetheless be obligated to close the Transactions if the requisite number of Clean Estoppels containing the Required Estoppel Language is obtained on or prior to the Closing. Seller shall, at the request of Lender, forward agreements (collectively, the "SNDAS") concerning subordination, non-disturbance or attornment of or by any tenant of the Property with respect to Lender or Lender's rights with respect to the Mortgage Loan to tenants and request that tenants execute such agreements. The delivery of (y) any estoppel certificate containing language other than the Required Estoppel Language or (z) any SNDAs shall not, however, under any circumstances be deemed a condition precedent to Buyer's obligation to close the Transactions.

          (n) Keys and Original Documents. Keys to all locks on the Real Property in Seller's or Seller's building manager's possession and originals or, if originals are not available, copies, of the Leases and Contracts.

          (o) Other Documents. Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transactions; provided, however, that Seller shall not deliver or cause to be delivered any affidavit under Section 255 of the Tax Law of the State of New York (the "SECTION 255 AFFIDAVIT") or under Section 275 of the Real Property Law of the State of New York (the "SECTION 275 AFFIDAVIT") in connection with the assignment of the Existing Note and the Existing Mortgage contemplated by the Assignment of Note and Mortgage.

          The items to be delivered by Seller in accordance with the terms of Subsections (a) through (m) and (o) of this Section 6.3 shall be delivered to Escrow Agent no later than 5:00 p.m. Eastern Time on the last Business Day prior to the Closing Date and the items to be delivered by Seller in accordance with the terms of Subsection (n) of this Section 6.3 shall be deemed delivered if the same are located at the Property on the Closing Date.

     .4 Seller's Deliveries to Buyer. At the Closing, Seller shall deliver, or cause to be delivered to Buyer, the following relating to the transfer of the
Interests:

          (a) Seller's Certificate. The certificate of Seller certifying to the matters set forth in Section 8.2, in form and substance reasonably satisfactory to Buyer.

          (b) Operating Agreement. The Operating Agreement executed by Seller and acknowledged.

          (c) Transfer of Interests. The Assignment and Assumption of Interests in the form of EXHIBIT O, duly executed by Seller's wholly-owned subsidiary and acknowledged.

          (d) Evidence of the Company's Authority. Documentation to establish to Buyer's reasonable satisfaction that the Company was duly formed and is authorized to deliver all of the documents required to be delivered by the Company pursuant to this Agreement.

          (e) Managing Agent's Certificate. To the extent that the same has been obtained by or on behalf of the Seller prior to the Closing and has not theretofore been delivered to Buyer in accordance with Subsection 9.2.5, a certificate of the current managing agent certifying as to any or all of the matter set forth in Subsection 8.2.2; provided that the same shall be delivered for informational purposes only.

          The items to be delivered by Seller in accordance with the terms of Subsections (a) through (e) of this Section 6.4 shall be delivered to Escrow Agent no later than 5:00 p.m. Eastern Time on the last Business Day prior to the Closing Date.

     .5 Company's Closing Deliveries. At the Closing, Buyer and Seller shall jointly cause the Company to deliver the following to the appropriate parties:

          (a) Limited Guaranty Agreement. The Limited Guaranty Agreement executed by the Company for the benefit of Seller.

          (b) Assignment of Leases. The Assignment of Leases executed by the Company.

          (c) Assignment of Contracts. The Assignment of Contracts executed by the Company.

          (d) Existing Mortgage Loan Payoff. Evidence that the Company has paid, or caused the payment, to Existing Lender of an amount equal to the then outstanding principal amount of the Existing Mortgage Loan (equal to $112,000,000.00) pursuant to the requirements of Section 2.5.

          (e) Mortgage Loan Documents. A copy of an executed set of the loan documents relating to the Mortgage Loan pursuant to the requirements of Section 2.5.

          (f) Management Agreement. The Management Agreement in the form of EXHIBIT W, executed by Company and the manager thereunder.

          (g) Company's Certificate. The certificate of the Company required by
Section 4.3 in the form of EXHIBIT F.

          (h) Insurance Policies. Insurance policies, with respect to such insurance coverage, issued by such companies, and in such form, substance and amounts, as is reasonably satisfactory to Buyer and Seller.

          (i) Title Documents. Such other documents as may be reasonably required by the Title Company consistent with Seller's obligations hereunder or as may be agreed upon by Seller and Buyer to consummate the Transactions provided, however, that the Company shall not deliver or cause to be delivered a
Section 255 Affidavit or a Section 275 Affidavit in connection with the assignment of the Existing Note and the Existing Mortgage contemplated by the Assignment of Note and Mortgage.

          (j) Title Policy. The Owner's Title Policy together with endorsements in accordance with Section 3.3.

          The items to be delivered by Company in accordance with the terms of Subsections (a) through (i) of this Section 6.5 shall be delivered to Escrow Agent no later than 5:00 p.m. Eastern Time on the last Business Day prior to the Closing Date.

     .6 Buyer's Closing Deliveries. At the Closing, Buyer shall deliver or cause to be delivered the following:

          (a) Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at the Closing.

          (b) Buyer's Certificates. The certificate of Buyer required by Section
4.3 in the form of EXHIBIT F and a certificate of Buyer certifying as to the matters set forth in Section 8.1, in form and substance reasonably ------------ satisfactory to Seller.

          (c) Operating Agreement. The Operating Agreement executed and acknowledged by Buyer.

          (d) Buyer's ERISA Certificate. The certificate of Buyer substantially in the form of EXHIBIT P and any other certificate or other information reasonably required by Seller to satisfy Seller that the Transactions do not constitute a non-exempt prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and that the Transactions comply with ERISA in all respects.

          (e) Evidence of Authority. Documentation to establish to Seller's reasonable satisfaction the due authorization of Buyer's acquisition of the Interests and Buyer's delivery of the documents required to be delivered by Buyer pursuant to this Agreement (including the organizational documents of Buyer, as they may have been amended from time to time, resolutions of Buyer and incumbency certificates of Buyer).

          (f) Transfer of Interests. The Assignment and Assumption of Interests in the form of EXHIBIT O, duly executed by Buyer and acknowledged.

          (g) Title Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transactions.

          The Purchase Price shall be paid in accordance with the terms of
Section 6.2. The items to be delivered by Buyer in accordance with the terms of Subsections (b) through (g) of this Section 6.6 shall be delivered to Escrow Agent no later than 5:00 p.m. Eastern Time on the last Business Day prior to the Closing Date.


                                   ARTICLE 7
                              CONDITIONS TO CLOSING

     .1 Seller's Obligations. Seller's obligation to close the Transactions is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:

          (a) Representations True. All representations and warranties made by Buyer in this Agreement (including in its exhibits, whether or not the same have heretofore been signed as separate documents) shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date;

          (b) Buyer's Financial Condition. No petition has been filed by or against Buyer under the Bankruptcy Code, 11 U.S.C.ss.ss.101 et seq., as amended (the "FEDERAL BANKRUPTCY CODE") or any similar, applicable federal, state, county or municipal statute, code, ordinance, law, rule or regulation ("LAW");

          (c) Buyer's Deliveries Complete. Buyer shall have delivered the funds required hereunder and all of the documents and other items required pursuant to
Section 6.6 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Buyer at or prior to the Closing; and

          (d) Existing Mortgage. The payment to Existing Lender as described in Subsection 2.5(a) shall have been received.

     .2 Buyer's Obligations. Buyer's obligation to close the Transactions is conditioned on all of the following, any or all of which may be waived by Buyer by an express written waiver, at its sole option:

          (a) Representations True. Subject to the provisions of Section 8.3, all representations and warranties made by Seller in this Agreement, as the same may be amended as provided in Section 8.3, shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date;

          (b) Title Conditions Satisfied. Subject to Section 10.1, at the time of the Closing, title to the Real Property shall be as provided in Article 3 of this Agreement; and

          (c) Seller's and Company's Deliveries Complete. Subject to Section 10.1, Seller and the Company shall have delivered all of the documents and other items required pursuant to Sections 6.3, 6.4 and 6.5 (as the case may be) and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement and all related documents to be performed or complied with by Seller at or prior to the Closing.

     .3 Waiver of Failure of Conditions Precedent. At any time or times on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition set forth in
Section 7.1 or Section 7.2, respectively. By closing the Transactions, Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 7.2. In the event any of the conditions set forth in Section 7.1 or Section 7.2 are neither waived nor fulfilled, Seller or Buyer (as appropriate) may exercise such rights and remedies as may be permitted by the terms of Article 10.

     .4 Approvals not a Condition to Buyer's Performance. Buyer acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Buyer's ability to obtain any (a) governmental or quasi-governmental approval of changes or modifications in use or zoning or (b) modification of any existing land use restriction.

                                   ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

     .1 Buyer's Representations. Buyer represents and warrants to, and covenants with, Seller as follows:

          .1.1 Buyer's Authorization. Buyer is duly organized (or formed), validly existing and in good standing under the laws of its State of organization and the State in which the Property is located, is authorized to consummate the Transactions and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed or delivered by Buyer, and has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed or delivered by Buyer, and to perform all of its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed or delivered by Buyer have been duly authorized by all requisite partnership or corporate action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed or delivered by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder, will result in the violation of any applicable Law or any provision of the agreement of partnership or articles of incorporation and by-laws of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound. Buyer is a single purpose limited liability company whose sole member is SL Green Operating Partnership, the sole general partner of which is SL Green Realty Corp. ("SLG").

          .1.2 Buyer's Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any other similar Law.

     .2 Seller's Representations. Seller represents and warrants to Buyer as follows:

          .2.1 Seller's Authorization. Seller is duly organized (or formed), validly existing and in good standing under the laws of its State of organization and the State in which the Real Property is located, is authorized to consummate the Transactions and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Seller, and has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Seller and to perform its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Seller have been duly authorized by all requisite corporate action on the part of Seller and are the valid and legally binding obligation of Seller enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder, will result in the violation of any applicable Law or any provision of the articles of incorporation and by-laws of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound.

          .2.2 Seller's Other Representations. To Seller's knowledge (as defined in Subsection 8.3.2):

          (a) Except as listed in EXHIBIT Q, Seller has not received any written notice of any current or pending material actions, suits or equivalent proceedings against Seller which would, in the reasonable judgment of Seller, if determined adversely to Seller, (i) adversely affect title to the Property, (ii) prohibit Seller from consummating the Transactions, or (iii) materially adversely affect the continued use and enjoyment of the Property as an office building. Seller shall give Buyer notice of any such action, suit or proceeding that is filed prior to Closing of which Seller receives written notice, promptly after Seller receives such written notice.

          (b) EXHIBIT B sets forth all effective service, supply, maintenance and utility contracts relating to the Property and all deposits held by utility companies with respect to the Property. As of the date of this Agreement, Seller has not entered into any service, supply, maintenance or utility contracts affecting the Property that will be binding upon the Company after the Closing other than the contracts listed in EXHIBIT R.

          (c) Except for defaults cured on or before the date hereof, Seller has not received any written notice of default under the terms of any of the contracts except as listed in EXHIBIT Q.

          (d) Except for defaults cured on or before the date hereof or as listed in EXHIBIT Q, Seller has not (i) given to any tenant a written notice of default by such tenant under the terms of its Lease or (ii) received from any tenant a written notice of default by the landlord under the terms of such tenant's Lease.

          (e) As of the date of this Agreement, the only tenants of the Property are the tenants listed in EXHIBIT S; provided, however, that the foregoing is not intended (and shall not be construed) as representation by Seller of the parties that are in actual possession of any portion of the Property since there may be subtenants, licensees or assignees that are in possession of portions of the Property of which Seller may not be aware.

          (f) Except as listed in EXHIBIT T, all tenant improvements of the Property actually performed by Seller have been fully paid for by or on behalf of Seller.

          (g) Except as listed in EXHIBIT U, there are no leasing brokerage commissions (or unpaid installments thereof) due with respect to any space lease to which Seller is a party.

          (h) Except for violations cured or remedied on or before the date hereof and except as listed in EXHIBIT Q, as of the date of this Agreement, Seller has not received any written notice from any governmental authority of any violation of any zoning, building, fire, or health code, statute, ordinance, rule or regulation applicable to the Property.

          (i) Except as set forth in EXHIBIT V, Seller has not commenced or prosecuted any proceedings to decrease the assessed valuation of the Property.

          (j) As of the date of this Agreement, Seller has received no written notice of any pending or threatened condemnation or eminent domain proceedings with respect to the Property.

          (k) As of the date of this Agreement, Seller has not received any written notice from any governmental authority in respect to any violation of environmental laws.

          (l) Seller is not a party to any effective option to purchase, right of first offer or right of first refusal to acquire all or any portion of the Property or the Company.

          (m) The facts set forth in the Mortgage Assignment Documents were true in all material respects as at the dates thereof.

          (n) Seller has not sold, transferred, pledged or encumbered any interest in the Company since its formation other than a transfer of the Interests to Buyer in accordance with this Agreement.

          (o) EXHIBIT S is a list of all effective leases for space in the Property entered into by or on behalf of Seller, together with all amendments or modifications thereto, as of the date of this Agreement. To the extent that copies of leases, copies of other documents or any other information with respect to the Property furnished or made available to or obtained by Buyer prior to the Contract Date contains provisions or information that is inconsistent with this representation and warranty or any information on EXHIBIT S, such representation and warranty or information shall be deemed modified to the extent necessary to eliminate the inconsistency and to conform such representation and warranty or information to such lease, such documents or other such information with respect to the Property. Without limiting the foregoing, Seller shall have no liability for any representation or warranty with respect to any lease for which (i) a Clean Estoppel has been delivered covering the subject matter of such representation or warranty or (ii) any other tenant estoppel certificate has been delivered prior to the Closing covering the subject matter of such representation or warranty.

          .2.3 No Other Agreements. Seller has not entered into any currently effective agreement to sell or dispose of all or any portion of its interest in and to the Property (except for this Agreement and any options to purchase the Property or a portion thereof that may be contained in any of the Leases).

     .3 General Provisions.

          .3.1 Representation as to Leases. Seller does not represent or warrant that any particular Lease or Leases will be in force or effect on the Closing Date or that the tenants will have performed their obligations thereunder.

          .3.2 Definition of "Seller's Knowledge". All references in this Agreement to "Seller's Knowledge" or words of similar import shall refer only to
(a) material facts disclosed in writing by the existing property manager for the Property in any final Manager's Closing Certificate (as described in Subsection 9.2.5), if received, and (b) the actual knowledge of Peter L. Ruggiero, Joseph Cannon and William Anderson (herein collectively called the "DESIGNATED EMPLOYEES") and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof or to impose or have imposed upon the Designated Employees any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of the files maintained by the Designated Employees. There shall be no personal liability on the part of any of the Designated Employees arising out of any representations or warranties made herein.

          .3.3 Seller's Representations Deemed Modified. To the extent that Buyer knows or is deemed to know at or prior to the Closing that Seller's representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Buyer's knowledge or deemed knowledge, as the case may be. For purposes of this Agreement, Buyer shall be "deemed to know" of the existence of a fact or circumstance to the extent that such fact or circumstance is disclosed by this Agreement, the Documents, any estoppel certificate executed by any tenant of the Real Property and delivered to Buyer, or any studies, tests, reports, or analyses prepared by or for Buyer or any of its employees, agents, representatives or attorneys (all of the foregoing being herein collectively called the "BUYER'S REPRESENTATIVES") or otherwise obtained by Buyer or Buyer's Representatives discloses such fact or circumstance; and Buyer shall be "deemed to know" that a representation or warranty was untrue, inaccurate or incorrect to the extent that this Agreement, any of the Documents, any estoppel certificate executed by any tenant of the Property and delivered to the Company or any Buyer's Representative, or otherwise obtained by Buyer or any Buyer's Representative, contains information which is inconsistent with such representation or warranty.

          .3.4 Notice of Breach; Seller's Right to Cure. If after the expiration of the Exclusivity Period but prior to the Closing, Buyer or any Buyer's Representative obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Buyer shall give Seller written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing, Seller obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect (and prior to any deemed modification thereof), Seller shall give Buyer written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed ninety (90) days) for the purpose of such cure. If Seller is unable or fails to so cure any such misrepresentation or breach of warranty, then Buyer, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of warranties and consummate the Transactions without any reduction of or credit against the Purchase Price, or (b) to terminate this Agreement by written notice given to Seller on or prior to the Closing Date, as the Closing Date may have been adjourned, in which event this Agreement shall be terminated, the Deposit shall be returned to Buyer and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any of this Agreement that by its terms expressly provides that it survives the termination of this Agreement. If any such representation or warranty is untrue, inaccurate or incorrect, but is not untrue, inaccurate or incorrect in any material respect, Buyer shall be deemed to have waived such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transactions without any reduction of or credit against the Purchase Price. The untruth, inaccuracy or incorrectness of a representation or warranty shall be deemed material only if Buyer's aggregate damages resulting from the untruth, inaccuracy or incorrectness of the representations or warranties, taken together, are reasonably estimated to exceed FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00).

          .3.5 Survival; Limitation on Seller's Liability. The representations and warranties made by Seller in Section 8.2 shall survive the Closing and not be merged therein for a period of one hundred eighty (180) days after the date of the Closing and Seller shall only be liable to Buyer hereunder for a misrepresentation or breach of warranty made herein or in any of the documents executed or delivered by Seller at or prior to the Closing with respect to which a claim is made by Buyer against Seller on or before the one hundred eightieth (180th) day after the date of the Closing. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for Seller's misrepresentations or breaches of warranties herein or in any documents executed or delivered by Seller at or prior to the Closing (including, but not limited to, any of Seller's representation letters delivered in lieu of tenant estoppels) shall be limited as set forth in Section 14.16. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller's representations or warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or (b) Buyer's damages as a result of all such representations or warranties being untrue, inaccurate or incorrect, taken together, are reasonably estimated to aggregate less than TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00).

                                   ARTICLE 9
                                    COVENANTS

     .1 Buyer's Covenants. Buyer hereby covenants as follows:

          .1.1 Confidentiality. Buyer acknowledges that any information heretofore or hereafter furnished to Buyer or Lender with respect to the Company, the Interests or the Property has been and will be so furnished on the condition that Buyer and Lender maintain the confidentiality thereof. Accordingly, Buyer shall hold, and shall cause Lender and Buyer's and Lender's respective directors, officers and other personnel and representatives to hold, in strict confidence, and not at any time disclose to any other person or entity without the prior written consent of Seller, any of the information in respect of the Company, the Interests or the Property delivered to or for the benefit of Buyer or Lender whether by agents, consultants, employees or representatives of Buyer or Lender or by Seller or any of its agents, representatives or employees, including any information heretofore or hereafter obtained by Buyer, Lender or any of Buyer's Representatives in connection with any studies, inspections, testings or analyses conducted by or for the benefit of Buyer or Lender as part of Buyer's or Lender's due diligence, as the case may be. If the Closing does not occur on or before the date specified in Section 6.1, or if negotiations with respect to the Transactions are terminated, Buyer shall promptly return, or cause to be returned, to Seller all copies of documents containing any of such information without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary set forth above in this Subsection 9.1.1, but subject to the immediately following sentence, Buyer or Lender may disclose such information on a need-to-know basis to their respective employees, members of professional firms serving it or potential lenders, and as necessary in order to comply with applicable laws and New York Stock Exchange Rules and Regulations. Buyer and Seller, for themselves and their respective affiliates, agree that any disclosure pursuant to this Subsection 9.1.1 or otherwise shall
(i) be consistent with the structure of the Transactions and exclude mention of any of the terms of this Agreement or the Transactions or any other information obtained during the course of Buyer's or Lender's due diligence that is not required, by law or New York Stock Exchange Rules and Regulations, to be disclosed, (ii) describe the overall form of the Transactions, and (iii) to the fullest extent possible, must be pre-approved by Seller in writing. Buyer and Seller agree that, notwithstanding any provision in this Agreement, the Operating Agreement or any other agreement or document to the contrary, any damages suffered by Seller for the failure of Buyer or Lender to comply with the terms of this Subsection 9.1.1 shall be the responsibility of Buyer. By Buyer's execution of this Agreement, Buyer hereby confirms its agreement to defend, indemnify, and hold harmless Seller for all claims, damages and expenses resulting from Buyer's or Lender's breach of this Subsection 9.1.1.

          .1.2 Buyer's Indemnity; Delivery of Reports. Buyer hereby agrees to indemnify, defend, and hold Seller, its counsel, Broker, its sales agents or any partner, officer, director, employee, agent or attorney of Seller, its counsel, Broker or its sales agents or any other party related in any way to the foregoing (all of which parties are herein collectively called the "SELLER PARTIES") free and harmless from and against any and all costs, loss, damages and expenses, of any kind or nature whatsoever (including attorneys fees and costs), arising out of or resulting from the breach of the terms of Subsection
9.1.1 or the entry and/or the conduct of activities upon the Real Property by Buyer or any Buyer's Representative in connection with the inspections, examinations, testings and investigations of the Property conducted at any time prior to the Closing, which indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. Buyer shall deliver promptly to Seller copies of all third party reports commissioned by or on behalf of Buyer evidencing the results of tests, studies or inspections of the Property.

          .1.3 Limit on Government Contacts. Notwithstanding any provision in this Agreement to the contrary, except in connection with the preparation of a so-called "Phase I" environmental report with respect to the Real Property, Buyer shall not contact any governmental official or representative regarding the environmental condition of the Real Property without Seller's prior written consent thereto, which consent shall not be unreasonably withheld or delayed. In addition, if Seller's consent is obtained by Buyer, Seller shall be entitled to receive at least five (5) days' prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative.

          .1.4 Managing Agent; Collective Bargaining Agreement Obligations. As of the Closing Date, the Company will enter into a leasing and management agreement with S.L. Green Management Corp. ("MANAGER"), an affiliate of Buyer, to lease, operate and manage the Property in the form of EXHIBIT W (the "MANAGEMENT AGREEMENT"). Any employees at the Real Property who are subject to any collective bargaining agreement and such collective bargaining agreements are listed on EXHIBIT X. To the extent any collective bargaining agreement has been terminated or cancelled in connection with the Transactions, the Company may, but shall not be obligated to, cause the Manager to offer employment to, and hire any or all employees formerly covered by, such terminated collective bargaining agreement. At Closing, Buyer shall, and shall cause SLG and Manager to, indemnify, defend and hold Seller free and harmless from and against any and all liability, claims, actions, damages, judgments, penalties, costs and expenses, including reasonable attorney's fees, accruing under or with respect to the agreements listed on EXHIBIT X after the date of the Closing to the extent such liabilities, claims, actions, damages, judgments, penalties, costs and expenses are related to actions taken, or omitted to be taken, by Buyer, the Company or Manager. Further, Buyer shall, and shall cause SLG and Manager to, indemnify, defend and hold Seller free and harmless from and against any and all liability, claims, actions, damages, judgments, penalties and expenses, including reasonable attorney's fees, arising out of any claim that Buyer, the Company or Manager shall have failed to adopt and/or assume any collective bargaining agreement and/or shall have failed to offer employment to all employees covered by such agreements, including any claims for termination pay; provided that the Company shall reimburse Buyer, SLG and/or Manager, as the case may be, an amount equal to ordinary and customary termination pay given to employees to whom employment was not offered. Buyer and Seller acknowledge that the agreement with Pritchard Industries automatically terminates in accordance with its terms at Closing. If Buyer and Seller mutually determine that written notice must be made to Pritchard Industries to effect or to confirm termination, Buyer and Seller shall cause an appropriate notice, in form and substance mutually satisfactory to Buyer and Seller, to be made to Pritchard Industries.

          .1.5 Contacting Labor Unions. Prior to the Closing, Buyer shall not contact any official, representative or member of any labor union concerning the Property without Seller's prior written consent, which consent may be granted or withheld in Seller's sole discretion.

          9.1.6 Survival. The provisions of Section 9.1 shall survive the Closing or the earlier termination of this Agreement.

     .2 Seller's Covenants. Seller hereby covenants as follows:

          .2.1 Service Contracts. From and after the date hereof and until the first to occur of (i) the termination of this Agreement or (ii) the Closing Date, Seller will not enter into, extend, renew, replace or modify any Contract affecting all or a portion of the Property without the prior written consent of Buyer, which consent will not be unreasonably withheld, conditioned or delayed. Seller shall furnish Buyer with a written notice of the proposed action, which shall contain information regarding the proposed action Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action. Any notice from Buyer rejecting the proposed action shall include a description of the reasons for Buyer's rejection. The foregoing consent requirement will not apply to any Contract entered into in the ordinary course of business (as extended, renewed, replaced or modified in the ordinary course of business) that can be terminated by the owner of the Property without penalty on not more than thirty (30) days' notice.

          .2.2 Maintenance of Property. Except to the extent Seller is relieved of such obligations by Article 11 and except with respect to facade maintenance and/or remediation (which shall be performed in accordance with Section 9.2.6), between the date hereof and the Closing Date, Seller shall maintain and keep the Property in a manner consistent with Seller's past practices with respect to the Property; provided, however, that Buyer hereby agrees that the Company shall accept the Property subject to, and Seller shall have no obligation to cure, any violations of Laws, and any physical conditions that would give rise to violations, that exist on the last day of the Exclusivity Period or that arise between the last day of the Exclusivity Period and the Closing Date. Between the date hereof and the Closing Date, Seller will promptly advise Buyer of any written notice Seller receives after the date hereof from any governmental authority of the violation of any Laws regulating the condition or use of the Property.

          .2.3 Access to Property. Between the date hereof and the Closing Date (such period the "CONTRACT PERIOD"), Seller shall allow Buyer or Buyer's Representatives access to the Property upon reasonable prior notice at reasonable times provided (a) such access does not interfere with the rights of tenants or otherwise unreasonably interfere with the operation of the Property;
(b) Buyer shall not contact any tenant without Seller's prior written consent, which shall not be unreasonably withheld or delayed; (c) Seller or its designated representative shall have the right to pre-approve (which approval shall not be unreasonably withheld or delayed) and be present during any physical testing of the Property; and (d) Buyer shall return the Property to the condition existing prior to such tests and inspections. Prior to such time as Buyer or any Buyer's Representative enters the Real Property, Buyer shall obtain policies of general liability insurance which insure Buyer, its agents and representatives with liability insurance limits of not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) combined single limit for personal injury and property damage and name Seller and the managing agent of the Real Property as additional insureds and which are with such insurance companies, provide such coverages and carry such other limits as Seller shall reasonably require, and provide Seller with certificates of insurance evidencing that Buyer has obtained the aforementioned policies of insurance. Buyer hereby agrees that no information obtained pursuant to the foregoing or any additional investigations performed during the Contract Period shall (i) entitle Buyer to any adjustment in the Purchase Price or (ii) create any additional conditions precedent to Buyer's obligations to perform under this Agreement. The provisions of this Subsection 9.2.3 shall survive the Closing or any earlier termination of this Agreement.

          .2.4 Confidentiality. (a) To the extent Buyer provides to Seller information not available to the public in respect of Buyer and/or SLG, then as long as such information continues to be non-public information, Seller shall hold, and shall cause its directors, officers and other personnel and representatives to hold any such information, in strict confidence, and not disclose to any other person or entity (other than (i) investors in any separate account for whose benefit Seller's interest in the Company is to be held or any advisory council or other similar body or (ii) counsel, accountants and advisors such party deems necessary, and only to the extent such investors, advisory council (including Prudential's Investment Management Committee) or other similar body, counsel, accountants and advisors agree to keep the same strictly confidential) without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed. If the Closing does not occur, Seller shall promptly return to Buyer all copies of documents containing any of such information without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary set forth in this Subsection 9.2.4, Seller may disclose such information on a need-to-know basis to its employees, members of professional firms serving it or potential lenders, and as any governmental agency may require in order to comply with applicable laws. Seller hereby confirms its agreement to defend, indemnify, and hold harmless Buyer for all claims, damages and expenses resulting from Seller's breach of this Subsection 9.2.4. The provisions of this Subsection 9.2.4 shall survive the Closing or any earlier termination of this Agreement.

          (b) Seller is aware, and agrees to inform all persons to whom Seller provides such non-public information, that the United States securities laws prohibit any person who has received, from an issuer, material, non-public information such as the information in question, from purchasing or selling the securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

          9.2.5 Property Manager's Closing Certificate; Property Manager Termination. (a) Seller shall request that the existing property manager of the Property provide to Seller prior to the Closing a certificate certifying as to the matters described in Subsection 8.2.2 to the extent appropriate. If Seller receives an executed version of such a certificate from the property manager (as the same may be amended or modified by the property manager, the "MANAGER'S CLOSING CERTIFICATE"), Seller shall deliver a copy of the same to Buyer promptly after receipt of the same. Buyer acknowledges and agrees that neither Buyer nor the Company shall be entitled to rely on the Manager's Closing Certificate and that a copy of the same will be provided to Buyer, if received, for informational purposes only.

          (b) Seller shall cause the termination of the agreement with the existing manager of the Property effective as of the Closing Date.

          9.2.6 Facade Remediation. (a) Prior to Closing, Buyer and Seller shall jointly (i) determine the scope and extent of all facade remediation work, if any, necessary so that the Property complies with so-called "Local Law 10" and "Local Law 11" of The City of New York, (ii) determine a plan of action with respect to the general scope of facade remediation, including a budget for effectuating such plan, (iii) notwithstanding anything in the Management Agreement to the contrary, hire the architect, project engineer and contractors to effectuate such plan pursuant to agreements mutually satisfactory to Seller and Buyer, and (iv) in connection therewith, approve plans and specifications, drawings and all change orders. Seller shall be responsible for the costs of all such facade remediation work in accordance with the provisions of the approved contracts.

          (b) If Buyer and Seller are not able to agree as to any matter referred to in Subsection 9.2.6(a), either Buyer or Seller may submit the issue to arbitration in New York, New York in accordance with the Commercial Arbitration Rules or other appropriate rules of the American Arbitration Association ("AAA"). The laws of the State of New York shall be deemed to apply and control in such arbitration. If the AAA is not then in existence or does not desire to act, then either party may apply to a New York court having jurisdiction for the appointment of an arbitrator to hear the parties and determine the matter. Provided the rules and regulations of the AAA or the court, as the case may be, so permit, the AAA or such court shall select a single arbitrator within five (5) Business Days after such submissions or application, the arbitration shall commence five (5) Business Days thereafter and, if necessary, shall be conducted for at least seven (7) hours on each Business Day thereafter until completion. Neither Buyer nor Seller shall have more than a total of seven (7) hours to present its case and to cross-examine or interrogate Persons supplying information or documentation on behalf of the other party, and the arbitrator shall render a decision (including an award of costs to the prevailing party) within ten (10) days after conclusion of the arbitration, which will be final and conclusive upon both parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties submit to the IN PERSONAM jurisdiction and venue of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York, New York County for the purpose of confirming any such award and entering judgment thereon.

          9.2.7 Limited Guaranty Agreement of Rent Payments. Seller shall guaranty, in favor of the Company and solely in respect of Suites 2100, 2400, and 3601 of the Property, the receipt of not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) in total gross rent payments (without reference to so-called "pass-throughs" or "reimbursables") during the one year period commencing on the Closing Date. The guaranty shall be substantially in the form of EXHIBIT Z (the "LIMITED GUARANTY AGREEMENT") and shall not be construed under any circumstances to be an assumption by Seller of any obligation with respect to reimbursable expenses, tenant improvement allowances, tenant work and the like (it being understood and agreed that such reimbursable expenses and capital costs shall be the costs of the Company). Amounts paid by Seller pursuant to this guaranty shall be net of all gross rent payments (without reference to so-called "pass-throughs" or "reimbursables") actually received by the Company with respect to such suites during such period. Notwithstanding the foregoing, Buyer and Seller agree that sixty percent (60%) of the aggregate amount actually paid by Seller to the Company pursuant to the Limited Guaranty Agreement shall be reimbursed by the Company to Seller, without interest, (a) in equal monthly installments over an 18-month period, commencing on the first day of the first month after the month in which the third (3rd) anniversary of the Closing Date occurs; or (b) on any earlier date on which the Property or the Interests are transferred. The obligations of Seller under this Subsection 9.2.7 shall survive the Closing and shall not be merged therein.

     .3 Mutual Covenants.

          .3.1 Publicity. Seller and Buyer each hereby covenants that prior to the Closing neither Buyer nor Seller shall issue any press release or public statement (a "RELEASE") with respect to the Transactions without the prior written consent of the other except to the extent required by law and New York Stock Exchange Rules and Regulations. After the Closing, any Release issued by either Buyer or Seller or their respective affiliates shall be subject to the prior review and approval of the other party (not be unreasonably withheld, conditioned or delayed), except to the extent required by law and New York Stock Exchange Rules and Regulations. Notwithstanding anything to the contrary contained in this Subsection 9.3.1, Buyer and Seller, for themselves and their respective affiliates, agree that any Release issued pursuant to this Subsection
9.3.1 shall, if applicable, (i) be consistent with the structure of the Transactions and exclude mention of any of the terms of this Agreement or the Transactions that is not required, by law or New York Stock Exchange Rules and Regulations, to be disclosed, (ii) describe the overall form of the Transactions, and (iii) to the fullest extent possible, must be pre-approved by the other party in writing (not to be unreasonably withheld or delayed). Buyer and Seller agree that, notwithstanding any provision in this letter, the Agreement, the Operating Agreement or any other agreement or document to the contrary, any damages suffered by Buyer or Seller for the failure of the other party to comply with the terms of this Subsection 9.3.1 shall be the responsibility of the breaching party.

          .3.2 Broker. Seller shall pay a brokerage commission due in connection with the Transactions to Broker pursuant to a separate agreement, and Buyer shall be responsible for commissions or other fees of any other brokers with whom it has dealt. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all damages, costs or expenses (including reasonable attorneys' fees and disbursements) suffered by Buyer as a result of any claims by any party claiming to have represented Seller as broker in connection with the Transactions. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all damages, costs or expenses (including reasonable attorneys' fees and disbursements) suffered by Seller as a result of any claims by any party claiming to have represented Buyer as broker in connection with the Transactions.

          .3.3 Tax and Accounting Information. Buyer and Seller agree, for themselves and their respective affiliates, to maintain and apply at all times consistent and uniform practices and procedures with respect to any tax or accounting matters relating to the Transactions or the interests in the Company. Any disclosure by Buyer, Seller or any of their respective affiliates of any tax or accounting information relating to the Transactions or the interests in the Company (whether disclosed pursuant to, or as part of, a filing of any tax returns, financial statements or other documents with a government agency, the New York Stock Exchange or otherwise) (the "TAX AND ACCOUNTING INFORMATION") shall be subject to the prior review and approval of the other party, except to the extent required by law and New York Stock Exchange Rules and Regulations. Notwithstanding anything to the contrary contained in this Subsection 9.3.3, Buyer and Seller agree, for themselves and their respective affiliates, that any disclosure of Tax and Accounting Information shall, if applicable, (a) be consistent with the structure of the Transactions and exclude mention of any of the terms of this Agreement or the Transactions that is not required, by law or New York Stock Exchange Rules and Regulations, to be disclosed, and (b) to the fullest extent possible, must be pre-approved by the other party in writing. Buyer and Seller agree that, notwithstanding any provision in this Agreement, the Operating Agreement or any other agreement or document to the contrary, any damages suffered by any party for the failure of the other party to comply with the terms of this Subsection 9.3.3 shall be the responsibility of the party that has breached the terms hereof.

          .3.4 Tax Protests; Tax Refunds and Credits. Seller shall have the right to continue and to control the progress of and to make all decisions with respect to any contest of the real estate taxes for the Property due and payable for the applicable tax year in which the Closing occurs and all prior tax years. The Company shall have the right to control the progress of and to make all decisions with respect to any contest of the real estate taxes for the Property due and payable for all tax years subsequent to the tax year in which the Closing occurs. All real estate tax refunds and credits received after the Closing with respect to the Property shall be applied in the following order of priority: first, to pay the costs and expenses (including attorneys' fees and disbursements) incurred in connection with obtaining such tax refund or credit; second, to pay any amounts due to any past or present tenant of the Real Property as a result of such tax refund or credit to the extent required pursuant to the terms of the Leases; and third, apportioned between the Company and Seller as follows:

          (a) with respect to any refunds or credits attributable to real estate taxes due and payable in the tax year in which the Closing occurs (regardless of the tax year for which such taxes are assessed), such refunds and credits shall be apportioned between the Company and Seller in proportion to the number of days in such tax year that each party owned the Property (with title to the Property being deemed to have passed as of 12:01 a.m. on the Closing Date);

          (b) with respect to any refunds or credits attributable to real estate taxes due and payable during any period prior to the tax year in which the Closing occurs (regardless of the tax year for which such taxes are assessed), Seller shall be entitled to the entire refunds and credits; and

          (c) with respect to any refunds or credits attributable to real estate taxes due and payable during any period after the tax year in which the Closing occurs (regardless of the tax year for which such taxes are assessed), the Company shall be entitled to the entire refunds and credits.

          .3.5 Survival. The provisions of this Section 9.3 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement for a period equal to the longer of ten (10) years or the duration of the Company.

                                   ARTICLE 10
                              FAILURE OF CONDITIONS

     .1 To Seller's Obligations. If, on or prior to the Closing Date, (a) Buyer is in default of any of its obligations hereunder, or (b) any of Buyer's representations or warranties is untrue, inaccurate or incorrect in any material respect, or (c) the Closing otherwise fails to occur by reason of Buyer's failure or refusal to perform its obligations hereunder in a prompt and timely manner, then Seller may elect to either (i) terminate this Agreement by written notice to Buyer; or (ii) proceed to close the Transactions. Seller's failure to either (A) form the Company or (B) transfer the Property to the Company shall not constitute a failure of condition precedent under this Agreement, if Seller notified Buyer in writing that Buyer has failed a condition precedent to Buyer's obligations under this Agreement, which condition had not theretofore been satisfied or waived, and as a consequence thereof, Seller was not prepared either to form the Company or to transfer the Property thereto. If this Agreement is so terminated, then Seller shall be entitled to the Deposit and may request that Escrow Agent deliver the Deposit to Seller pursuant to the terms of
Article 12, whether held as cash or as a letter of credit, as liquidated damages, and thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any Section herein which expressly provides that it survives the termination of this Agreement.

     .2 To Buyer's Obligations. If, at the Closing, (a) Seller is in default of any of its obligations hereunder, or (b) any of Seller's representations or warranties are untrue, inaccurate or incorrect in any material respect, or (c) the Closing otherwise fails to occur by reason of Seller's failure or refusal to perform its obligations hereunder in a prompt and timely manner, then Buyer shall have the right, to elect, as its sole and exclusive remedy, to (i) terminate this Agreement by written notice to Seller, promptly after which the Deposit shall be returned to Buyer, or (ii) waive the condition and proceed to close the Transactions, or (iii) seek specific performance of this Agreement by Seller. As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within ninety (90) days after the occurrence of Seller's default. Buyer agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of LIS PENDENS or notice of pendency of action or similar notice against any portion of the Real Property.

                                   ARTICLE 11
                              CONDEMNATION/CASUALTY

     .1 Condemnation.

          .1.1 Right to Terminate. If, prior to the Closing Date, all or any significant portion (as hereinafter defined) of the Real Property is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated), Seller shall notify Buyer in writing of such fact promptly after obtaining actual knowledge thereof, and, thereafter, either Buyer or Seller shall have the right, at its respective election, to terminate this Agreement by giving written notice to the other no later than ten (10) days after the giving of Seller's notice, and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer or Seller to make such election. The failure by Buyer and Seller to so elect in writing to terminate this Agreement within such ten (10) day period shall be deemed an election not to terminate this Agreement. For purposes hereof, a "SIGNIFICANT PORTION" of the Real Property shall mean such a portion as shall have a value, as reasonably determined by Seller, in excess of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00). If either party elects to terminate this Agreement as aforesaid, the provisions of Section
11.4 shall apply.

          .1.2 Assignment of Proceeds. If (a) neither Seller nor Buyer elects to terminate this Agreement as provided for in Subsection 11.1.1 hereof, or (b) a portion of the Real Property not constituting a significant portion of the Real Property is taken or becomes subject to a pending taking, by eminent domain, there shall be no abatement of the Purchase Price; provided, however, that, at the Closing, Seller shall pay to the Company the amount of any award for or other proceeds on account of such taking which have been actually paid to Seller on or prior to the Closing Date as a result of such taking (less all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by Seller as of the Closing Date in obtaining payment of such award or proceeds) and, to the extent such award or proceeds have not been paid, Seller shall assign to the Company at the Closing (without recourse to Seller) the rights of Seller to, and the Company shall be entitled to receive and retain, all awards for the taking of the Real Property or such portion thereof.

     .2 Destruction or Damage. If any of the Property is damaged or destroyed prior to the Closing Date, Seller shall notify Buyer in writing of such fact promptly after obtaining actual knowledge thereof. If any such damage or destruction (a) is an insured casualty and (b) would cost less than FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) to repair or restore, then this Agreement shall remain in full force and effect and Buyer shall acquire the Interests upon the terms and conditions set forth herein. In such event, Seller shall pay to the Company at Closing an amount equal to the deductible applicable under Seller's casualty policy, less all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by Seller as of the Closing Date in connection with the negotiation and/or settlement of the casualty claim with the insurer (the "REALIZATION COSTS"), and Seller shall assign to the Company all of Seller's right, title and interest in and to all proceeds of insurance on account of such damage or destruction. If the Property is damaged or destroyed prior to the Closing Date and the cost of repair would equal or exceed FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or the casualty is an uninsured casualty, then, notwithstanding anything to the contrary set forth above in this
Section 11.2, either Buyer or Seller shall have the right, at its respective election, to terminate this Agreement. Buyer and Seller shall have thirty (30) days after Seller notifies Buyer that such a casualty has occurred to make such election by delivery to the other of a written election notice (the "ELECTION NOTICE") and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer or Seller to make such election. The failure by Buyer and Seller to deliver the Election Notice within such thirty (30) day period shall be deemed an election not to terminate this Agreement. If neither party elects to terminate this Agreement as set forth above, this Agreement shall remain in full force and effect, Seller shall assign to Buyer all of Seller's right, title and interest in and to any and all proceeds of insurance on account of such damage or destruction, if any, and, if the casualty was an insured casualty, Seller shall pay the Company at Closing an amount equal to the deductible (less the Realization Costs) under Seller's casualty insurance policy (it being understood that the Company shall be responsible for any such deductible thereafter).

     .3 Insurance. Seller shall maintain the property insurance coverage currently in effect for the Property through the Closing Date.

     .4 Effect of Termination. If this Agreement is terminated pursuant to
Section 11.1 or Section 11.2, the Deposit shall be returned to Buyer. Upon such refund, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any Section herein which expressly provides that it survives the termination of this Agreement.

     .5 Waiver. The provisions of this Article 11 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 11.

                                   ARTICLE 12
                                     ESCROW

     .1 Escrow Deposits. The Deposit and any other sums that the parties agree shall be held in escrow (herein collectively called the "ESCROW DEPOSITS"), together with any interest earned thereon, shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions.

          (a) Escrow Agent shall invest the Deposit, if made in cash, in an interest-bearing account at Citibank, N.A. and shall not commingle the Escrow Deposits with any funds of Escrow Agent or others.

          (b) If the Closing occurs, Escrow Agent shall deliver the Escrow Deposits if held as cash to, or upon the instructions of, Seller on the Closing Date. If the Deposit is held as a letter of credit then upon the Closing, Escrow Agent shall return such letter of credit to Buyer.

          (c) If for any reason the Closing does not occur, Escrow Agent shall deliver the Escrow Deposits (and all interest earned thereon if made in cash) to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this Subsection 12.1(c) or of Section 12.4, as applicable. If for any reason the Closing does not occur and Escrow Agent receives a written demand for payment of Escrow Deposits (and all interest earned thereon if made in cash) or a written demand for delivery of the Letter of Credit (if the Deposit was made with a letter of credit), Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to either the proposed payment or the proposed delivery of the Letter of Credit within ten (10) days after the giving of such notice, Escrow Agent is hereby authorized to make such payment or deliver the Letter of Credit to the party making the demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold the Escrow Deposits until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

     .2 Indemnity. The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Buyer resulting from Escrow Agent's mistake of law respecting the Escrow Agent's scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent.

     .3 Income Tax. Buyer shall pay any income taxes on any interest earned on and any other income derived from the Escrow Deposits. Buyer represents and warrants to Escrow Agent that its taxpayer identification number is pending.

     .4 Letter of Credit. If Buyer chooses to deliver a Letter of Credit instead of cash as the Deposit pursuant to Section 2.2, such Letter of Credit shall (a) be delivered to Escrow Agent, (b) be payable to Seller as beneficiary, (c) have an expiration date not earlier than one year from its date of issuance, (d) be in a face amount of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS AND NO/100 DOLLARS ($7,500,000.00), (e) be drawable by Seller upon presentation to the issuer of a writing signed by a duly authorized officer of Seller stating either
(i) that the beneficiary is entitled to receipt of the Deposit pursuant to the terms of this Agreement or (ii) the Letter of Credit will expire within thirty
(30) days of the date on which the drawing is made and no replacement Letter of Credit has been delivered to Escrow Agent, and (f) shall constitute an irrevocable obligation by the issuer to make payment to Seller in the full amount outstanding under such Letter of Credit upon receipt of such a writing. If Seller draws upon the Letter of Credit in the circumstances described in Clause (ii), Seller shall be obligated to deliver the proceeds thereof to Escrow Agent who will hold the same as if the Deposit were made in cash pursuant to the terms of this Agreement.

     .5 Confirmation of Escrow. Escrow Agent has executed this Agreement in the place indicated on the signature pages hereof in order to confirm that Escrow Agent has received and shall (a) hold the Escrow Deposits if the same is made in cash, and the interest earned thereon and any other income derived therefrom, in escrow, and shall disburse the Escrow Deposits and the interest earned thereon and any other income derived therefrom, pursuant to the provisions of this
Article 12, or (b) has received the Letter of Credit and shall hold such Letter of Credit until the Closing or demand is made upon Escrow Agent for such Letter of Credit pursuant to this Article 12.

                                   ARTICLE 13
                                 LEASE EXPENSES

     .1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          "NEW LEASES" shall mean, collectively, any lease for space at the Real Property entered into between the Contract Date and the Closing Date.

          "PRE-CONTRACT LEASES" shall mean, collectively, any lease for space at the Real Property in effect as of the Contract Date.

          "REIMBURSABLE LEASE EXPENSES" shall mean, collectively, any and all fees paid by Seller prior to the Closing or costs and expenses incurred by Seller prior to the Closing arising out of or in connection with any extensions, renewals or expansions under any Lease exercised or granted between the Contract Date and the Closing Date, and any New Lease entered into in accordance with this Agreement. The Reimbursable Lease Expenses shall include (a) brokerage commissions and fees to effect any such leasing transaction, (b) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (c) legal fees for services rendered in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (d) if there are any rent concessions covering any period that the tenant has the right to be in possession of the demised space, the rents that would have accrued during the period of such concession prior to the Closing Date as if such concession were amortized over (i) with respect to any extension or renewal, the term of such extension or renewal, (ii) with respect to any expansion, that portion of the term remaining under the subject Lease after the date of any expansion, or (iii) with respect to any New Lease, the entire initial term of any such New Lease, and (e) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Real Property).

     .2 Future Agreements and Modifications. From and after the date hereof and until the first to occur of (i) the termination of this Agreement or (ii) the Closing Date, Seller will not enter into any New Leases or amendments to Pre-Contract Leases affecting all or a portion of the Property without the prior written consent of Buyer, which consent will not be unreasonably withheld, conditioned or delayed. Seller shall furnish Buyer with a written notice of the proposed action which shall contain information regarding the proposed action Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action. Any notice from Buyer rejecting the proposed action shall include a description of the reasons for Buyer's rejection. The foregoing consent requirement will not apply to any New Leases or unexecuted amendments to Pre-Contract Leases submitted to prospective or existing tenants for signature prior to the date hereof, provided that copies of any such new Leases or amendments to Pre-Contract Leases have been delivered to Buyer prior to the later of (y) the date hereof or (z) the date of any such amendment, modification, renewal, extension or expansion provided for or required by the terms of any Pre-Contract Lease.

     .3 Lease and Contract Expenses. The Company will be responsible for all obligations payable on or after the Closing Date pursuant to Pre-Contract Leases, New Leases entered into in accordance with this Agreement, and Contracts in effect as of the Closing Date, subject to the limitations set forth in Subsection 9.2.1. Such obligations, with respect to Pre-Contract Leases and New Leases, shall include all tenant costs and capital costs thereunder for which landlord is responsible, including free rent, tenant improvement allowances, tenant work and the like, provided that Seller was not obligated to complete fully or otherwise fully perform the foregoing prior to the Closing Date. Notwithstanding the foregoing, except as set forth in Subsection 9.2.6 and except for any leasing commissions resulting from any lease extension entered into with the law firm of Kreindler & Kreindler (the cost of which shall be borne by the Company), Seller will be responsible for any such obligation if, and to the extent, as of the Contract Date, such obligation was enforceable against, or payable by, Seller as a result of a state of facts existing on the Contract Date (without regard to when the obligation is payable or to be otherwise performed). By way of example, but without limitation of the generality of the foregoing, Seller will be responsible for all leasing commissions that are payable in installments with respect to an effective Pre-Contract Lease in its current lease term, but will not be responsible for any leasing commissions that become payable only upon the exercise of an extension option on a Pre-Contract Lease, which option has not been exercised on or prior to the Contract Date.

     .4 Lease Enforcement. Prior to the Closing Date, Seller shall have the right, but not the obligation (except to the extent that Seller's failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Pre-Contract Lease or New Lease, by summary proceedings or otherwise (including the right to remove any tenant), and to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants, and the exercise of any such rights or remedies shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.

                                   ARTICLE 14
                                  MISCELLANEOUS

     .1 Assignment. Neither Buyer nor Seller shall assign this Agreement or their respective rights hereunder to any individual or entity without the prior written consent of the other party, which consent such party may grant or withhold in its sole discretion, and any such assignment shall be null and void AB INITIO. Notwithstanding the foregoing, Seller may assign its rights under this Agreement to a wholly owned subsidiary of Seller.

     .2 Designation Agreement. Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the "REPORTING REQUIREMENTS") require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transactions. Escrow Agent is either the person responsible for closing the Transactions (as described in the Reporting Requirements) or the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transactions (as described in the Reporting Requirements) (Escrow Agent in such capacity, "AGENT"). Accordingly:

          (a) Agent is hereby designated as the "REPORTING PERSON" (as defined in the Reporting Requirements) for the Transactions. Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transactions.

          (b) Seller and Buyer shall furnish, and shall cause the Company to furnish, to Agent, in a timely manner, any information requested by Agent and necessary for Agent to perform its duties as Reporting Person for the Transactions.

          (c) Agent hereby requests Seller to furnish to Agent Seller's correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Agent with Seller's correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller hereby certifies to Agent, under penalties of perjury, that Seller's correct taxpayer identification number is 22-1211670.

          (d) Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which the Closing occurs.

     .3 Survival/Merger. Except for the provisions of this Agreement that are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deed and any other documents and instruments by Seller and the acceptance thereof by the Company or Buyer (as the case may be) shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer, the Company and Seller to be performed hereunder.

     .4 Integration; Waiver. This Agreement, together with the Exhibits hereto and the Joinder annexed hereto, embodies and constitutes the entire understanding between the parties with respect to the Transactions and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

     .5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State in which the Real Property is located except to the extent its conflict of law principles would direct the application of the law of a different state or forum.

     .6 Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All references to "Articles," "Sections," "Subsections" and "Clauses" are to articles, sections, subsections or clauses of this Agreement except as otherwise stated to the contrary. All references to specific Exhibits are to exhibits attached hereto and the same shall be incorporated by reference as if set out herein in full. The Joinder annexed hereto is part of this Agreement and is fully incorporated herein.

     .7 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     .8 Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     .9 Notices. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when received by facsimile (provided that the sender of such communication shall orally confirm receipt thereof by the appropriate parties and send a copy of such communication to the appropriate parties within one (1) Business Day of such facsimile) or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) or three (3) Business Days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

                           IF TO BUYER
                           -----------

                           SL Green 100 Park LLC
                           c/o SL Green Realty Corp.
                           420 Lexington Avenue
                           New York, New York  10170
                           Attention: Mr. Marc Holliday
                           Telephone #:     (212) 216-1684
                           Telecopy #:      (212) 216-1785


                           COPIES TO:
                           ---------

                           SL Green 100 Park LLC
                           c/o SL Green Realty Corp.
                           420 Lexington Avenue
                           New York, New York 10170
                           Attention: Benjamin Feldman, Esq.
                           Telephone #:     (212) 216-1646
                           Telecopy #:      (212) 216-1790

                           and

                           Greenberg Traurig
                           200 Park Avenue
                           New York, New York 10166
                           Attention: Robert J. Ivanhoe, Esq.
                           Telephone #:     (212) 801-9333
                           Telecopy #:      (212) 801-6400


                           IF TO SELLER:
                           ------------

                           The Prudential Insurance Company of America
                           Prudential Real Estate Investors
                           8 Campus Drive, Fourth Floor
                           Arbor Circle South
                           Parsippany, New Jersey  07054-4493
                           Attention: Mr. David N. Bradford
                           Telephone #:     (973) 683-1724
                           Telecopy #:      (973) 683-1794

                           COPIES TO:
                           ---------

                           The Prudential Insurance Company of America
                           Prudential Real Estate Investors
                           PAMG-RE Law Department
                           8 Campus Drive, Fourth Floor
                           Arbor Circle South
                           Parsippany, New Jersey  07054-4493
                           Attention:  Joan N. Hayden, Esq.
                                         Assistant General Counsel
                           Telephone #:     (973) 683-1772
                           Telecopy #:      (973) 683-1788

                           and

                           O'Melveny & Myers LLP
                           153 East 53rd Street
                           New York, New York 10022
                           Attention:  Jacqueline A. Weiss, Esq.
                           Telephone #:     (212) 326-2110
                           Telecopy #:      (212) 326-2061

     .10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

     .11 No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees
(a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and
(b) to indemnify Seller against all costs, expenses and damages, including reasonable attorneys' fees and disbursements, incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument.

     .12 Additional Agreements; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transactions; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

     .13 Construction. (a) The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment hereof or Exhibit hereto.

          (b) The definitions used in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter form. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," except where the context otherwise requires. The terms "herein," "hereof" and "hereunder" refer to this Agreement in its entirety unless the context otherwise requires. References to contracts, agreements, leases and other contractual instruments shall be deemed to include all subsequent amendments, supplements and other modifications permitted by the terms of this Agreement. References to specific statutes include (i) successor statutes of similar purpose and import, and (ii) all rules, regulations and orders promulgated thereunder. The term "provisions," when used with respect hereto or to any other document or instrument shall be construed as if preceded by the phrase "terms, covenants, agreements, requirements, conditions and/or."

     .14 ERISA. (a) To satisfy compliance with ERISA, Buyer represents and warrants to Seller that:

          (i) Neither Buyer nor any of its affiliates (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14 granted by the U.S. Department of Labor ("PTE 84-14")) has, or during the immediately preceding calendar year has exercised, the authority to appoint or terminate Seller as investment manager of any assets of the employee benefit plans whose assets are held by Seller or to negotiate the terms of any management agreement with Seller on behalf of any such plan;

          (ii) The Transactions are not specifically excluded by Part I(b) of PTE 84-14; and

          (iii) Buyer is not a related party of Seller (as defined in Part V(h) of PTE 84-14).

          (b) Buyer hereby agrees to execute or deliver such documents or provide such information as Seller may require in connection with the Transactions or to otherwise assure Seller that: (i) the Transactions are not a prohibited transaction under ERISA, (ii) that the Transactions are otherwise in full compliance with ERISA and (iii) that Seller is not in violation of ERISA by compliance with this Agreement and by closing the Transactions. Seller shall not be obligated to consummate the Transactions unless and until the Transactions comply with ERISA and Seller is satisfied that the Transactions comply in all respects with ERISA. The obligations of Buyer under this Section shall survive the Closing and shall not be merged therein.

     .15 Business Day. As used herein, the term "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or any federal or state holiday. If any period expires on a day that is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.

     .16 Seller's Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed or delivered by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller, and the maximum aggregate amount that may be awarded to and collected by Buyer or the Company, in connection with the Transactions and under this Agreement (including in connection with the breach of any representations and warranties contained herein) and any and all agreements, documents or instruments executed or delivered pursuant hereto or in connection herewith, for which a claim is timely made by Buyer shall not exceed FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00); provided that such limitation on liability shall not apply with respect to (a) Seller's obligations as a member of the Company pursuant to the Operating Agreement, (b) liability resulting from non-recourse carve-out provisions that may be agreed to by the Company in the documents relating to the Mortgage Loan, (c) Seller's obligations with respect to transfer taxes as described in Subsection 5.4(c), or (d) the Limited Guaranty Agreement described in Subsection 9.2.7.

     .17 JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER (HEREIN COLLECTIVELY CALLED THE "PROCEEDINGS"), EACH PARTY HERETO IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF NEW YORK, STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.

     .18 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf by its respective duly authorized representative as of the day and year first above written.

                           THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                           By:      ________________________________
                                    Name:  David N. Bradford
                                    Title:    Vice President



                           SL GREEN 100 PARK LLC,
                           a New York limited liability company


                           By: SL Green Operating Partnership, L.P. a Delaware limited partnership its Member


                                            By:      SL Green Realty Corp..
                                                     a Maryland corporation,
                                                     its General Partner


                                            By:      _______________________
                                                     Name:
                                                     Title:

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                            AGREEMENT OF ESCROW AGENT


The undersigned has executed this Agreement by its duly authorized representative solely to confirm its agreement to hold the Escrow Deposits in escrow in accordance with the provisions hereof and comply with the provisions of Article 12 and Section 14.2.




O'MELVENY & MYERS LLP


By:      ____________________________________
         Name:    Jacqueline A. Weiss
         Title:   Member

Date:    November ___, 1999

                                     JOINDER
                                     _______

The undersigned is the sole member of Buyer, and as such derives a direct benefit from the execution and delivery of the Purchase and Sale Agreement of which this Joinder forms a part. The undersigned acknowledges that Seller would not have entered into the Purchase and Sale Agreement but for this Joinder. The undersigned hereby joins in this Agreement solely for purposes of guarantying the obligations of Buyer under Sections 5.4, 9.1, 9.2.3, and 9.3 to the extent that the same arise or accrue prior to the Closing. At such time as the Closing occurs, the undersigned shall have no further obligations or liability under the Agreement and this Joinder shall be of no further force or effect.

The undersigned is duly organized (or formed), validly existing and in good standing under the laws of its State of organization and the State in which the Property is located, is authorized to consummate the Transactions and fulfill all of its obligations hereunder, and has all necessary power to execute and deliver this Joinder and all documents contemplated hereunder to be executed or delivered by it, and to perform all of its obligations hereunder and thereunder. This Joinder has been duly authorized by all requisite corporate action on the part of the undersigned and is the valid and legally binding obligation of the undersigned, enforceable in accordance with their respective terms. Neither the execution and delivery of this Joinder, nor the performance of the obligations of the undersigned hereunder, will result in the violation of any applicable Law or any provision of the articles of incorporation and by-laws of the undersigned or will conflict with any order or decree of any court or governmental instrumentality of any nature by which the undersigned is bound.


IN WITNESS WHEREOF, the undersigned has executed this Joinder by its authorized officer as of this ____ day of November, 1999.




SL GREEN REALTY CORP.


By:      ____________________________________
         Name:    Marc Holliday
         Title:   Chief Investment Officer

                           PURCHASE AND SALE AGREEMENT


                                 BY AND BETWEEN


                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                            A NEW JERSEY CORPORATION


                                       AND


                             SL GREEN 100 PARK LLC,
                      A NEW YORK LIMITED LIABILITY COMPANY








                  LOCATION: 100 PARK AVENUE, NEW YORK, NEW YORK



                          DATE: AS OF NOVEMBER 19, 1999


                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE 1         SALE OF PROPERTY; SALE OF INTERESTS............................................................1

         1.1      Real Property..................................................................................1

         1.2      Personal Property..............................................................................1

         1.3      Other Property Rights..........................................................................2

ARTICLE 2         PURCHASE PRICE AND ASSIGNMENT OF EXISTING MORTGAGE.............................................2

         2.1      Purchase Price.................................................................................2

         2.2      Deposit Money..................................................................................2

         2.3      Closing Payments and Deliveries................................................................2

         2.4      [Intentionally Omitted]........................................................................3

         2.5      Assignment of Existing Mortgage Loan; New Mortgage Loan........................................3

         2.6      Mortgage Loan Contingency......................................................................4

ARTICLE 3         TITLE MATTERS..................................................................................4

         3.1      Title to Real Property.........................................................................4

         3.2      Title Defects..................................................................................5

                  3.2.1    Definition of Permitted Exceptions....................................................5

                  3.2.2    Certain Exceptions to Title...........................................................5

                  3.2.3    Discharge of Title Objections.........................................................6

         3.3      Title Insurance................................................................................6

ARTICLE 4         BUYER'S DUE DILIGENCE/CONDITION OF THE PROPERTY................................................7

         4.1      Buyer's Inspections and Due Diligence..........................................................7

         4.2      Buyer's Acknowledgement of Prior Due Diligence.................................................7

         4.3      Buyer's and Company's Certificate..............................................................7

ARTICLE 5         ADJUSTMENTS AND PRORATIONS.....................................................................7

         5.1      Lease Rentals and Expenses.....................................................................7

                  5.1.1    Definition of "Rent"..................................................................7

                  5.1.2    Rents.................................................................................8

                  5.1.3    Reimbursable Lease Expenses...........................................................8

         5.2      Real Estate Taxes..............................................................................8

         5.3      Other Property Operating Expenses..............................................................9

         5.4      Closing Costs.................................................................................10

         5.5      Apportionment.................................................................................11

         5.6      Delayed Adjustment; Delivery of Operating and Other Financial Statements......................11

ARTICLE 6         CLOSING.......................................................................................11

         6.1      Closing Date..................................................................................11

         6.2      Title Transfer and Payment of Purchase Price..................................................12

         6.3      Seller's Closing Deliveries to the Company....................................................12

         6.4      Seller's Deliveries to Buyer..................................................................14

         6.5      Company's Closing Deliveries..................................................................15

         6.6      Buyer's Closing Deliveries....................................................................16

ARTICLE 7         CONDITIONS TO CLOSING.........................................................................17

         7.1      Seller's Obligations..........................................................................17

         7.2      Buyer's Obligations...........................................................................17

         7.3      Waiver of Failure of Conditions Precedent.....................................................17

         7.4      Approvals not a Condition to Buyer's Performance..............................................18

ARTICLE 8         REPRESENTATIONS AND WARRANTIES................................................................18

         8.1      Buyer's Representations.......................................................................18

                  8.1.1    Buyer's Authorization................................................................18

                  8.1.2    Buyer's Financial Condition..........................................................18

         8.2      Seller's Representations......................................................................18

                  8.2.1    Seller's Authorization...............................................................18

                  8.2.2    Seller's Other Representations.......................................................19

                  8.2.3    No Other Agreements..................................................................20

         8.3      General Provisions............................................................................20

                  8.3.1    Representation as to Leases..........................................................20

                  8.3.2    Definition of "Seller's Knowledge"...................................................21

                  8.3.3    Seller's Representations Deemed Modified.............................................21

                  8.3.4    Notice of Breach; Seller's Right to Cure.............................................21

                  8.3.5    Survival; Limitation on Seller's Liability...........................................22

ARTICLE 9         COVENANTS.....................................................................................22

         9.1      Buyer's Covenants.............................................................................22

                  9.1.1    Confidentiality......................................................................22

                  9.1.2    Buyer's Indemnity; Delivery of Reports...............................................23

                  9.1.3    Limit on Government Contacts.........................................................23

                  9.1.4    Managing Agent; Collective Bargaining Agreement Obligations..........................23

                  9.1.5    Contacting Labor Unions..............................................................24

                  9.1.6    Survival.............................................................................24

         9.2      Seller's Covenants............................................................................24

                  9.2.1    Service Contracts....................................................................24

                  9.2.2    Maintenance of Property..............................................................25

                  9.2.3    Access to Property...................................................................25

                  9.2.4    Confidentiality......................................................................25

                  9.2.5    Property Manager's Closing Certificate; Property Manager Termination.................26

                  9.2.6    Facade Remediation...................................................................26

                  9.2.7    Limited Guaranty Agreement Of Rent Payments..........................................27

         9.3      Mutual Covenants..............................................................................27

                  9.3.1    Publicity............................................................................27

                  9.3.2    Broker...............................................................................28

                  9.3.3    Tax and Accounting Information.......................................................28

                  9.3.4    Tax Protests; Tax Refunds and Credits................................................28

                  9.3.5    Survival.............................................................................29

ARTICLE 10        FAILURE OF CONDITIONS.........................................................................29

         10.1     To Seller's Obligations.......................................................................29

         10.2     To Buyer's Obligations........................................................................29

ARTICLE 11        CONDEMNATION/CASUALTY.........................................................................30

         11.1     Condemnation..................................................................................30

                  11.1.1   Right to Terminate...................................................................30

                  11.1.2   Assignment of Proceeds...............................................................30

         11.2     Destruction or Damage.........................................................................30

         11.3     Insurance.....................................................................................31

         11.4     Effect of Termination.........................................................................31

         11.5     Waiver........................................................................................31

ARTICLE 12        ESCROW........................................................................................31

         12.1     Escrow Deposits...............................................................................31

         12.2     Indemnity.....................................................................................32

         12.3     Income Tax....................................................................................32

         12.4     Letter of Credit..............................................................................32

         12.5     Confirmation of Escrow........................................................................33

ARTICLE 13        LEASE EXPENSES................................................................................33

         13.1     Certain Definitions...........................................................................33

         13.2     Future Agreements and Modifications...........................................................34
         13.3     Lease and Contract Expenses...................................................................34

         13.4     Lease Enforcement.............................................................................34

ARTICLE 14        MISCELLANEOUS.................................................................................35

         14.1     Assignment....................................................................................35

         14.2     Designation Agreement.........................................................................35

         14.3     Survival/Merger...............................................................................35

         14.4     Integration; Waiver...........................................................................35

         14.5     Governing Law.................................................................................36

         14.6     Captions Not Binding; Exhibits................................................................36

         14.7     Binding Effect................................................................................36

         14.8     Severability..................................................................................36

         14.9     Notices.......................................................................................36

         14.10    Counterparts..................................................................................38

         14.11    No Recordation................................................................................38

         14.12    Additional Agreements; Further Assurances.....................................................38

         14.13    Construction..................................................................................38

         14.14    ERISA.........................................................................................38

         14.15    Business Day..................................................................................39

         14.16    Seller's Maximum Aggregate Liability..........................................................39

         14.17    JURISDICTION..................................................................................39

         14.18    WAIVER OF JURY TRIAL..........................................................................40

                                    EXHIBITS
                                    --------

Exhibit A     Legal Description
Exhibit B     List of Contracts
Exhibit C     Form of the Operating Agreement
Exhibit D     Title Report
[Exhibit E    Seller's Environmental Reports]
Exhibit F     Form of As-Is Certificate And Agreement
Exhibit G     Form of Deed
Exhibit H     Form of Bill of Sale
Exhibit I     Form of Assignment of Leases
Exhibit J     Form of Assignment of Contracts
Exhibit K     Form of Notice to Tenants
Exhibit L     Form of FIRPTA Affidavit
Exhibit M     Form of Assignment of Note and Mortgage
Exhibit N-1   Form of Tenant Estoppel Certificate
Exhibit N-2   Form of Seller's Representation Letter
Exhibit O     Assignment and Assumption of Interests
Exhibit P     Form of ERISA Representation
Exhibit Q     Litigation Notices, Contract Defaults, Governmental
              Violations And Lease Defaults
Exhibit R     List of Contracts Binding on the Company After Closing
Exhibit S     List of Tenants and Tenant's Leases
Exhibit T     List of Outstanding Tenant Improvements
Exhibit U     List of Outstanding Leasing Commissions
Exhibit V     List of Actions Relating to the Property's Assessed Valuation
Exhibit W     Form of Management Agreement
Exhibit X     List of Employees and Collective Bargaining Agreements
Exhibit Y     [Intentionally Omitted]
Exhibit Z     Form of Limited Guaranty Agreement

                              TABLE OF DEFINITIONS
                              --------------------
Term                                            Article or Section Reference
----                                            ----------------------------

AAA                                                      9.2.6(b)
Agent                                                    14.2
Approved Lender                                          2.5(b)
Assignment of Contracts                                  6.3(e)
Assignment of Leases                                     6.3(d)
Assignment of Note and Mortgage                          6.3(k)
Bill of Sale                                             6.3(c)
Broker                                                   5.4(c)
Business Day                                             14.15
Buyer's Representatives                                  8.3.3
Clean Estoppel                                           6.3(m)
Closing Date                                             6.1
Closing                                                  2.3
Commitment Date                                          2.6
Company                                                  1
Contract Date                                            2.2(a)
Contract Period                                          9.2.3
Contracts                                                1.3
Deed                                                     6.3(a)
Deposit                                                  2.2(a)
Designated Employee                                      8.3.2
Documents                                                4.1
Due Diligence                                            4.1
Election Notice                                          11.2
ERISA                                                    6.6(d)
Escrow Agent                                             2.2(a)
Escrow Deposits                                          12.1
Estoppel Form                                            6.3(m)
Excess Mortgage Loan Proceeds                            2.5(d)
Excess Mortgage Recording Tax                            5.4(a)
Exclusivity Period                                       3.2.1
Existing Lender                                          2.5(a)
Existing Mortgage                                        2.5(a)
Existing Mortgage Loan                                   4.2(b)
Existing Note                                            2.5(a)
Federal Bankruptcy Code                                  7.1(b)
Interests                                                1
Law                                                      7.1(b)
Leases                                                   1.3
Lender                                                   2.5(b)
Letter of Credit                                         2.2(a)
Limited Guaranty Agreement                               9.2.7
Major Tenants                                            6.3(m)
Management Agreement                                     9.1.4
Manager                                                  9.1.4
Manager's Closing Certificate                            9.2.5
Mortgage Assignment Documents                            4.2(b)
Mortgage Loan                                            2.5(b)
Mortgage Loan Commitment                                 2.6
New Leases                                               13.1
Operating Agreement                                      1
Other Liens                                              3.2.2
Other Property Rights                                    1.3
Other Tenants                                            6.3(m)
Owner's Title Policy                                     3.3
Permitted Exceptions                                     3.2.1
Personal Property                                        1.2
Post-Closing Adjustment Period                           5.6
Pre-Contract Leases                                      13.1
Proceedings                                              14.17
Property Documents                                       6.3(l)
Property                                                 1
PTE 84-14                                                14.14(a)
Purchase Price                                           2.1(b)
Real Property                                            1.1
Realization Costs                                        11.2
Reimbursable Lease Expenses                              13.1
Release                                                  9.3.1
Rent                                                     5.1.1
Reporting Person                                         14.2(a)
Reporting Requirements                                   14.2
Required Estoppel Language                               6.3(m)
Section 255 Affidavit                                    6.3(o)
Section 275 Affidavit                                    6.3(o)
Seller Parties                                           9.1.2
Shared Closing Costs                                     5.4(a)
Shared Mortgage Loan Expenses                            2.5(c)
Significant Portion                                      11.1.1
SLG                                                      8.1.1
SNDAs                                                    6.3(m)
Survey                                                   3.1
Tax and Accounting Information                           9.3.3
Title Company                                            3.1
Title Documents                                          3.1
Title Objections                                         3.2.2
Title Report                                             3.1
Transactions                                             1

                                TABLE OF CONTENTS
                                                                           PAGE



                                        1
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Do not delete this section break if you plan to add text after the Table of
Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.

                                    EXHIBIT A

                                LEGAL DESCRIPTION


ALL that certain plot or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of East 40th Street with the westerly side of Park Avenue;

THENCE westerly along the northerly side of East 40th Street, 230 feet;

THENCE northerly and parallel with the westerly side of Park Avenue, 98 feet 9 inches to the centre line of the block;

THENCE easterly along said centre line of the block and parallel with the northerly side of East 40th Street, 83 feet 4 inches;

THENCE northerly and again parallel with the westerly side of Park Avenue and part of the way through a party wall, 98 feet 9 inches to the southerly side of East 41st Street;

THENCE easterly along said southerly side of East 41st Street, 146 feet 8 inches to the westerly side of Park Avenue; and

THENCE southerly along the westerly side of Park Avenue, 197 feet 6 inches to the point or place of BEGINNING.

                                    EXHIBIT B

                                LIST OF CONTRACTS
                                -----------------

All contracts are terminable upon the sale of the Property, but require 30 day's notice to terminate except for the contract with Pritchard Industries. The contract with Pritchard will be terminated pursuant to the terms of the Agreement.

CONTRACTOR                                  Gemini/Central Elevator Company
TYPE OF SERVICE                             Elevator Maintenance
TERM                                                 Month to Month
EXPIRATION DATE                             30 Day Notice
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              $17,508.44
CONTACT                                     Sal Sena
PHONE NUMBER                                212-987-7990

CONTRACTOR                                  Parker Interior Plantscape
TYPE OF SERVICE                             Interior Landscaping
TERM                                        Two Years
EXPIRATION DATE                             May 30, 2000
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              $1,006.70
CONTACT                                     Rod Henson
PHONE NUMBER                                212-541-8144

CONTRACTOR                                  Pritchard Industries
TYPE OF SERVICE                             Cleaning/Lighting/Supplies/Security
TERM                                        Month to Month
EXPIRATION DATE                             30 Day Notice
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              Varies with Occupancy ($119,466=100%)
CONTACT                                     Bob Sokolowski
PHONE NUMBER                                212-382-2295

CONTRACTOR                                  Remco Maintenance Corporation
TYPE OF SERVICE                             Metal Maintenance
TERM                                        One Year
EXPIRATION DATE                             March 30, 2000
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              $4,709.96
CONTACT                                     James DuBon
PHONE NUMBER                                212-695-1033

CONTRACTOR                                  AFA Protective Systems Inc.
TYPE OF SERVICE                             Fire Alarm Central Hook Up
TERM                                        Month to Month
EXPIRATION DATE                             30 Day Notice
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              $150.47
CONTACT                                     Richard Behan
PHONE NUMBER                                212-279-5000

CONTRACTOR                                  Broadway Maintenance
TYPE OF SERVICE                             Lighting Maintenance for Neon Lights
TERM                                        Four Years
EXPIRATION DATE                             June 30, 2000
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              $178.61
CONTACT                                     Al Higger
PHONE NUMBER                                718-670-7195

CONTRACTOR                                  Crocker Fire Drill Corporation
TYPE OF SERVICE                             Local Law 5/Fire Drills
TERM                                        Three Years
EXPIRATION DATE                             July 31, 2001
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              $335.57
CONTACT                                     Stanley Janovici
PHONE NUMBER                                516-277-7602

CONTRACTOR                                  Touchcom
TYPE OF SERVICE                             Lobby Directory
TERM                                        Month to Month
EXPIRATION DATE                             30 Day Notice
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              $338.28
CONTACT                                     Julie Ahlquist
PHONE NUMBER                                781-273-3495 (fax 781-272-4098)

CONTRACTOR                                  Comtran Associates
TYPE OF SERVICE                             Portable Radio Repair/Maintenance
TERM                                        Three Years
EXPIRATION DATE                             June 30, 2000
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              $162.38/8-1(189.44) 11-1(230.03)
CONTACT                                     Allen Rosenbluth
PHONE NUMBER                                718-531-7676

CONTRACTOR                                  Unity Program and Metering
TYPE OF SERVICE                             Electric Meter Readings/Audit
TERM                                        Monthly
EXPIRATION DATE                             March 31, 2001
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              $653.50 for 51 meters; $8.50 ea. additional meter
CONTACT                                     Kathleen Lorio
PHONE NUMBER                                212-260-4800

CONTRACTOR                                  Utility Program and Metering
TYPE OF SERVICE                             Water Meter Readings/Audits
TERM                                        Monthly
EXPIRATION DATE                             March 31, 2001
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              $152.00 (17 meters current)
                                            $100.00 for 5 meters; $6.50 ea. additional meter
CONTACT                                     Kathleen Lorio
PHONE NUMBER                                212-260-4800

CONTRACTOR                                  Waldorf Carting Corporation
TYPE OF SERVICE                             Rubbish Removal
TERM                                        Two Years
EXPIRATION DATE                             April 30, 2000
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              $1,163.69
CONTACT                                     Paul Connolly
PHONE NUMBER                                718-585-2390

CONTRACTOR                                  Walker Thomas Associates
TYPE OF SERVICE                             Fire Life Safety
TERM                                        Month to Month
EXPIRATION DATE                             30 Day Notice
PAYMENT FREQUENCY                           Quarterly
PAYMENT AMOUNT                              $9,289.20
CONTACT                                     Walter Bougades
PHONE NUMBER                                718-937-3275

CONTRACTOR                                  W.H. Christian & Sons, Inc.
TYPE OF SERVICE                             Uniform Rental/Cleaning(Engineers)
TERM                                        Month to Month
EXPIRATION DATE                             30 Day Notice
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              Varies (approximately 175.00/month)
CONTACT                                     Thomas Christian
PHONE NUMBER                                718-389-7000

CONTRACTOR                                  Atlantic Business Products/Greentree Vendor Svc.
TYPE OF SERVICE                             Copy Machine
TERM                                        Month to Month
EXPIRATION DATE                             30 Day Notice
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              $284.24
CONTACT                                     Bob Cohen
PHONE NUMBER                                718-994-9199

CONTRACTOR                                  North Eastern Chemicals
TYPE OF SERVICE                             Chemical Contract
TERM                                        Month to Month
EXPIRATION DATE                             30 Day Notice
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              $668.34
CONTACT                                     Jerry Berkley
PHONE NUMBER                                201-342-8774

CONTRACTOR                                  Recall Paging
TYPE OF SERVICE                             Paging Service
TERM                                        Three Years
EXPIRATION DATE                             June 30, 2001
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              $30.31
CONTACT                                     Donna Rubano
PHONE NUMBER                                732-706-3586

CONTRACTOR                                  Bell Atlantic Mobile
TYPE OF SERVICE                             Cellular Phone
TERM                                        Month to Month
EXPIRATION DATE                             30 Day Notice
PAYMENT FREQUENCY                           Monthly
PAYMENT AMOUNT                              $36.92 (basic service)
CONTACT
PHONE NUMBER                                800-227-1069

                                    EXHIBIT C

                           FORM OF OPERATING AGREEMENT

                                    EXHIBIT D

                                  TITLE REPORT

                                    EXHIBIT E

                         SELLER'S ENVIRONMENTAL REPORTS

The following reports have been made available to Buyer:


BOOKS      DESCRIPTION                                 ORIGINATED BY
-----      -----------                                 -------------

Book #1    Original Building Survey                    ATC Laboratories, Inc.
Book #2    Mechanical Rooms..                          ATC Laboratories, Inc.
Book #3    Basement Areas (analysis)                   ATC Laboratories, Inc.
     3A    Basement Mezzanine                          ATC Laboratories, Inc.
     3B    Basement 41st and Park                      ATC Laboratories, Inc.
     3C    Various Storage Rooms                       ATC Laboratories, Inc.
Book #4    Main Lobby (Rear & Elevator Banks)          ATC Laboratories, Inc.
     4A    Corner 41st and Park                        ATC Laboratories, Inc.
     4B    Retail 41st (Deli)                          ATC Laboratories, Inc.
     4C    Additional Lobby Information                ATC Laboratories, Inc.
Book #5    2nd Floor.........                          Hygientic Environmental
Book #6    3rd Floor.........                          Hygientic Environmental
Book #7    4th Floor.........                          ATC Laboratories, Inc.
Book #8    6th and 7th Floors                          ATC Laboratories, Inc.
Book #9    8th Floor.........                          ATC Laboratories, Inc.
Book #10   9th Floor.........                          ATC Laboratories, Inc.
Book #11   10th Floor........                          ATC Laboratories, Inc.
Book #12   11th Floor (Part).                          ATC Laboratories, Inc.
Book #13   12th Floor........                          ATC Laboratories, Inc.
Book #14   13th Floor........                          ATC Laboratories, Inc.
Book #15   15th Floor........                          Hygientic Environmental
Book #16   16th Floor........                          ATC Laboratories, Inc.
Book #17   20th Floor........                          Hygientic Environmental
Book #18   26th Floor........                          ATC Laboratories, Inc.
Book #19   27th Floor........                          Hygientic Environmental
Book #20   28th and 29th Floors                        Hygientic Environmental
Book #21   34th Floor........                          ATC Laboratories, Inc.
Book #22   35th Floor........                          ATC Laboratories, Inc.
Book #23   36th Floor (Part).                          ATC Laboratories, Inc.
Book #24   Cooling Tower Piping                        ATC Laboratories, Inc.

                                    EXHIBIT F

                     FORM OF AS-IS CERTIFICATE AND AGREEMENT


THIS CERTIFICATE AND AGREEMENT ("AGREEMENT"), is made as of the ___ day of , 2000 by SL GREEN 100 PARK LLC, a New York limited liability company ("BUYER"), and , a Delaware limited liability company (the "COMPANY") to and for the benefit of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("PRUDENTIAL") and , a wholly-owned subsidiary of Prudential (" "; collectively with Prudential, "SELLER").

                              W I T N E S S E T H:

     WHEREAS, Prudential, as seller, and Buyer, as buyer, are parties to a Purchase and Sale Agreement (the "SALE AGREEMENT") dated as of November 19, 1999, which provides for, among other things, the sale of a 49.9% ownership interest (the "INTERESTS") in the Company, which Company shall, immediately prior to the transactions contemplated in the Sale Agreement, own and control the 100% fee interest in certain real property, personal property and related property rights (the "PROPERTY") located in County of New York, State of New York, as more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference. --------- All capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Sale Agreement; and

     WHEREAS, the Sale Agreement requires, INTER ALIA, that, as a condition precedent to Seller's obligations under the Sale Agreement, Buyer and the Company shall each execute and deliver this Agreement to Seller at Closing,

     NOW, THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, Buyer and the Company each hereby certifies and agrees as follows:

     (a) For purposes of this Agreement, the following terms shall have the following meanings:

     "ASSUMED OBLIGATIONS" shall mean any and all losses, costs, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever attributable to the Company or the Property, whether arising or accruing before, on or after the Closing Date and whether attributable to events or circumstances which have heretofore or may hereafter occur, including, without limitation, all losses, costs, claims, liabilities, expenses and demands with respect to the structural, physical, or environmental condition of the Property; all losses, costs, claims, liabilities, expenses and demands relating to the release of or the presence, discovery or removal of any Hazardous Materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 ET SEQ., as amended by SARA (Superfund Amendment and Reauthorization Act of
     1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 ET SEQ., or any related claims or causes of action or any other federal, state or municipal based statutory or regulatory causes of action for environmental contamination at, in, about or under the Property; and any tort claims made or brought with respect to the Property or the use or operation thereof. Notwithstanding the foregoing, however, "Assumed Obligations" shall not include any responsibility or liability arising out of or in connection with:

                (i) any claims made or causes of action alleging a default or breach by Prudential that is alleged to have occurred prior to the Closing Date under any contract or lease entered into by or on behalf of Prudential and any such claimant unless Buyer, individually or on behalf of the Company, knows or is deemed to know (as defined in Subsection (e) herein) about such claim or cause of action on or before the Closing Date; or

                (ii) any tort claims that arise from any acts or negligent omissions of Prudential that occurred during the time that Prudential owned fee title to the Property unless:

                                    (A) Buyer, individually or on behalf of the
                             Company, has failed or neglected to seek recovery from any tenants or previous tenants of the Property who may have liability with respect to such tort claims; or

                                    (B) Buyer, individually or on behalf of the
                             Company, knows or is deemed to know (as defined in Subsection (e) herein) about such claim on or before the Closing Date.

          "HAZARDOUS MATERIAL" shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

(b)      Buyer's and the Company's Inspections and Due Diligence.
         -------------------------------------------------------

                (i) Buyer and the Company each acknowledges that, prior to Buyer's and the Company's execution of this Agreement:

                                    (A) Buyer has conducted (or has waived its
                             right to conduct), individually and on behalf of the Company, all such inspections, investigations, tests, analyses, appraisals and evaluations of the Property (including those for Hazardous Materials) as Buyer, individually and on behalf of the Company, considers necessary or appropriate (all of such inspections, investigations, tests, analyses, appraisals and evaluations being herein collectively called the "INVESTIGATIONS"); and

                                    (B) Seller has made available to Buyer and
                             otherwise allowed Buyer access to, copies of certain documents in Seller's possession applicable to the Property, including, but not limited to, the Title Report, the Survey, the Title Documents, the Leases, the Contracts, the Property Documents, the environmental reports listed on Exhibit E attached to the Sale Agreement, and such other non-proprietary, non-privileged reports, documents, books and records which pertain to the Property (all of the foregoing documents described in this Clause (B) being herein collectively called the "DOCUMENTS") and Buyer has reviewed all documents which Buyer, individually and on behalf of the Company, considers necessary or appropriate; and

                                    (C) Buyer, on its own behalf and on behalf
                             of the Company, has reviewed, examined, evaluated and verified all Documents and the results of the Investigations to the extent it deems necessary or appropriate with the assistance of such experts as Buyer deemed appropriate. In particular, Buyer and the Company has each determined to its satisfaction the assignability of any Documents to be assigned to the Company. Buyer, individually and on behalf of the Company, acknowledges and agrees that it (1) is familiar with the physical condition of the Property, (2) has completed its due diligence with respect to the Interests, Property and the Documents to its satisfaction, and (3) except for Prudential's representations and warranties set forth in Section 8.2 of the Sale Agreement, and the representations and warranties set forth in any representation letters or equivalent certificates delivered by Prudential in lieu of any tenant estoppel certificate and the representations and warranties of set forth in that certain Assignment and
                             Assumption Agreement of even date herewith between and Buyer (herein collectively called the "SELLER'S WARRANTIES"), is acquiring the Interests based exclusively upon its own investigations and inspections of the Property and the Documents.

(c)      Property Sold "As Is".
         --------------------

                (i) Buyer and the Company each acknowledges and agrees that (A) except for Seller's Warranties, (1) the Property shall be sold and the Company shall accept title to the Property, and (2) the Interests and therefore an interest in the Property shall be sold, and Buyer shall accept title to the Interests (and therefor indirectly accept possession of the Property) on the Closing Date, "AS IS, WHERE IS, WITH ALL FAULTS", and Buyer and the Company each shall have no right of setoff or reduction in the Purchase Price; (B) except for Seller's Warranties, none of Seller, its counsel, Cushman & Wakefield, Inc. ("BROKER"), its sales agents, nor any partner, officer, director, employee, agent or attorney of Seller, its counsel, Broker, or its sales agents, nor any other party related in any way to any of the foregoing (all of which parties are herein collectively called the "SELLER PARTIES") have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Company, the Property, any matter set forth, contained or addressed in the Documents (including, but not limited to, the accuracy and completeness thereof) or the results of the Investigations; (C) Buyer has confirmed independently all information that it considers material to its purchase of the Interests or the Transactions; and (D) the Company has confirmed independently all information that it considers material to its acquisition of the Property. Buyer specifically acknowledges that, except for Seller's Warranties, Buyer is not relying on (and Seller and each of the other Seller Parties does hereby disclaim and renounce) any representations or warranties of any kind or nature whatsoever, whether oral or written, express, implied, statutory or otherwise, from Seller or any other Seller Parties, as to: (1) the operation of the Company, the operation of the Property or the income potential, uses, or the merchantability, habitability or fitness of any portion of the Property for a particular purpose; (2) the physical condition of the Property or the condition or safety of the Property or any improvements thereon, including, but not limited to, plumbing, sewer, heating, ventilating and electrical systems, roofing, air conditioning, foundations, soils and geology, including Hazardous Materials, lot size, or suitability of the Property or any improvements thereon for a particular purpose; (3) the presence or absence, location or scope of any Hazardous Materials in, at, about or under the Property; (4) whether the appliances, if any, plumbing or utilities are in working order; (5) the habitability or suitability for occupancy of any structure and the quality of its construction; (6) whether the improvements on the Property are structurally sound, in good condition, or in compliance with applicable municipal, county, state or federal statutes, codes, ordinances, laws, rules or regulations (herein collectively called "LAWS");
                     (7) the accuracy of any statements, calculations or conditions stated or set forth in Seller's books and records concerning the Company or the Property or set forth in any of Seller's offering materials with respect to the Company or the Property; (8) the dimensions of the Property or the accuracy of any floor plans, square footage, lease abstracts, sketches, revenue or expense projections related to the Property; (9) the operating performance, the income and expenses of the Company or the Property or the economic status of the Company or the Property; (10) the ability of any person or entity to obtain any and all necessary governmental approvals or permits for their intended use and development of the Property; (11) the leasing status of the Property or the intentions of any parties with respect to the negotiation and/or execution of any lease for any portion of the Property; and (12) Seller's or the Company's ownership of any portion of the Property. Buyer further acknowledges and agrees that, except for Seller's Warranties, Seller is under no duty to make any affirmative disclosures or inquiry regarding any matter which may or may not be known to Seller, its officers, directors, contractors, agents or employees.

                (ii) The Company specifically acknowledges that, except for
                     Seller's Warranties, the Company is not relying on (and Seller and each of the other Seller Parties does hereby disclaim and renounce) any representations or warranties of any kind or nature whatsoever, whether oral or written, express, implied, statutory or otherwise, from Seller or any other Seller Parties, as to: (A) the operation of the Property or the income potential, uses, or the merchantability, habitability or fitness of any portion of the Property for a particular purpose; (B) the physical condition of the Property or the condition or safety of the Property or any improvements thereon, including, but not limited to, plumbing, sewer, heating, ventilating and electrical systems, roofing, air conditioning, foundations, soils and geology, including Hazardous Materials, lot size, or suitability of the Property or any improvements thereon for a particular purpose; (C) the presence or absence, location or scope of any Hazardous Materials in, at, about or under the Property; (D) whether the appliances, if any, plumbing or utilities are in working order; (E) the habitability or suitability for occupancy of any structure and the quality of its construction; (F) whether the improvements on the Property are structurally sound, in good condition, or in compliance with Laws; (G) the accuracy of any statements, calculations or conditions stated or set forth in Seller's books and records concerning the Property or set forth in any of Seller's offering materials with respect to the Property; (H) the dimensions of the Property or the accuracy of any floor plans, square footage, lease abstracts, sketches, revenue or expense projections related to the Property; (I) the operating performance, the income and expenses of the Property or the economic status of the Property; (J) the ability of any person or entity to obtain any and all necessary governmental approvals or permits for their intended use and development of the Property; (K) the leasing status of the Property or the intentions of any parties with respect to the negotiation and/or execution of any lease for any portion of the Property; and (L) Seller's ownership of any portion of the Property. The Company further acknowledges and agrees that, except for Seller's Warranties, Seller is under no duty to make any affirmative disclosures or inquiry regarding any matter which may or may not be known to Seller, its officers, directors, contractors, agents or employees.

                (iii)Any reports, repairs or work required by Buyer (in its capacity as Buyer and not as a member of the Company) are the sole responsibility of Buyer, and Buyer agrees that there is no obligation on the part of Seller (except as expressly provided to the contrary in Subsection 9.2.6 of the Sale Agreement with respect to facade work) or the Company to make any changes, alterations or repairs to the Property or to cure any violations of Law or to comply with the requirements of any insurer (except as expressly provided to the contrary in Subsection 9.2.6 of the Sale Agreement with respect to facade work). Buyer, on behalf of the Company as it relates to the Closing and thereafter, the Company, is solely responsible for obtaining any certificate of occupancy or any other approval or permit necessary for the transfer or occupancy of the Property and for any repairs or alterations necessary to obtain the same, all at the Company's sole cost and expense.

                (iv) Buyer, for Buyer and Buyer's successors and assigns, and the Company, for itself and its members, hereby release Seller (in its capacity as Seller only and not as a member of the Company) and each of the other Seller Parties from, and waive all claims and liability against Seller (in its capacity as Seller only and not as a member of the Company) and each of the other Seller Parties for or attributable to, the following:

                                    (A) any and all statements or opinions
                             heretofore or hereafter made, or information furnished, by the Seller Parties to Buyer, individually or on behalf of the Company, or its agents, attorneys or representatives;

                                    (B) any and all losses, costs, claims,
                             liabilities, expenses, demands or obligations of any kind or nature whatsoever attributable to the Property, whether arising or accruing before, on or after the Closing Date and whether attributable to events or circumstances which have heretofore or may hereafter occur, including, without limitation, all losses, costs, claims, liabilities, expenses and demands with respect to the structural, physical, or environmental condition of the Property; all losses, costs, claims, liabilities, expenses and demands relating to the release of or the presence, discovery or removal of any Hazardous Materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response,
                             Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 ET SEQ., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 ET SEQ., or any related claims or causes of action or any other federal, state or municipal based statutory or regulatory causes of action for environmental contamination at, in, about or under the Property; and any tort claims made or brought with respect to the Property or the use or operation thereof; and

                                    (C) The release and waiver set forth in this
                             Subsection (iv) is not intended and shall not be construed to affect or impair any rights or remedies that Buyer may have against Seller as a result of a breach of any of Seller's Warranties.

                (v) The Company hereby assumes and takes responsibility and liability for all Assumed Obligations and Buyer, on its own behalf (together with its successors and assigns) ratifies and confirms such assumption by the Company for itself and its successors and assigns, and Buyer (together with its successors and assigns), on behalf of the Company, hereby agrees to indemnify, defend and hold harmless Seller and each of the other Seller Parties from any losses, costs, claims, liabilities, expenses or demands with respect thereto. By executing this Agreement, Buyer (together with its successors and assigns), on behalf of the Company, hereby agrees that the Company shall at all times, comply with all applicable Laws involving Hazardous Materials in, at, under or about the Property or their removal from the Property.

                (vi) Buyer and the Company acknowledge and agree that the
                     provisions of this Subsection (c) were a material factor in Seller's acceptance of the Purchase Price, the transfer of the Property to the Company and, while Seller has provided the Documents and cooperated with Buyer and the Company, Seller is unwilling to transfer the Property to the Company or to transfer or to cause the transfer of the Interests in the Company to Buyer unless Seller and the other Seller Parties are expressly released as set forth in Subsection
                     (c) and Buyer and the Company each assumes the obligations specified in, and provides the indemnifications set forth in, Subsection (c).

         (d) Notwithstanding anything to the contrary herein, the provisions of this Agreement shall survive the Closing and shall not be merged therein.

         (e) For purposes of the Sale Agreement, Buyer, individually and on behalf of the Company, and the Company shall each be "deemed to know" of the existence of a fact or circumstance to the extent that such fact or circumstance is disclosed by this Agreement or in the Sale Agreement, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to Buyer, Buyer's Representatives or the Company, or any studies, tests, reports, or analyses prepared by or for Buyer or any of its employees, agents, representatives or attorneys (all of the foregoing being herein collectively called the "BUYER'S REPRESENTATIVES") or otherwise obtained by Buyer, the Company or Buyer's Representatives discloses such fact or circumstance; and Buyer and the Company shall each be "deemed to know" that a representation or warranty was untrue, inaccurate or incorrect to the extent that this Agreement, the Sale Agreement, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to Buyer, the Company or any Buyer's Representatives, or otherwise obtained by Buyer, the Company or Buyer's Representatives contains information that is inconsistent with such representation or warranty.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Buyer and the Company have each caused this Agreement to be duly executed on its behalf by its duly authorized representative as of the day and year first above written.

                              BUYER:
                              SL GREEN 100 PARK LLC,
                              a New York limited liability company

                              By: SL Green Operating Partnership, L.P.,
                                  a Delaware limited partnership
                                  its Member

                                  By: SL Green Realty Corp.,
                                      a Maryland corporation,
                                      its General Partner

                                  By: _____________________________
                                      Name: _______________________
                                      Title:_______________________


                                  COMPANY:
                                  _____________________________,
                                  a Delaware limited liability company



                                  By:  SL GREEN 100 PARK LLC,
                                       a New York limited liability company
                                       Title:  Managing Member

                                    By: SL Green Operating Partnership, L.P.,
                                        a Delaware limited partnership
                                        its Member

                                        By:   SL Green Realty Corp.,
                                              a Maryland corporation,
                                              its General Partner

                                  By: _____________________________
                                      Name: _______________________
                                      Title:_______________________

                 EXHIBIT "A" TO AS-IS CERTIFICATE AND AGREEMENT

                                LEGAL DESCRIPTION


ALL that certain plot or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of East 40th Street with the westerly side of Park Avenue;

THENCE westerly along the northerly side of East 40th Street, 230 feet;

THENCE northerly and parallel with the westerly side of Park Avenue, 98 feet 9 inches to the centre line of the block;

THENCE easterly along said centre line of the block and parallel with the northerly side of East 40th Street, 83 feet 4 inches;

THENCE northerly and again parallel with the westerly side of Park Avenue and part of the way through a party wall, 98 feet 9 inches to the southerly side of East 41st Street;

THENCE easterly along said southerly side of East 41st Street, 146 feet 8 inches to the westerly side of Park Avenue; and

THENCE southerly along the westerly side of Park Avenue, 197 feet 6 inches to the point or place of BEGINNING.

                                    EXHIBIT G

                                  FORM OF DEED
                                  ------------


THIS INDENTURE, made the ___ day of _________, two thousand


BETWEEN


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at 8 Campus Drive, Parsippany, New Jersey 07054-4493,


party of the first part, and


_________________________________, a Delaware limited liability company, having its principal place of business c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170,


party of the second part,

WITNESSETH, that the party of the first part, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration paid by the party of the second part, does hereby grant and release unto the party of the second part, the heirs or successors and assigns of the party of the second part forever,

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City, County and State of New York, bounded and described as set forth in EXHIBIT A;

TOGETHER with all buildings, improvements and fixtures thereon and all rights, privileges and appurtenances pertaining thereto, including all right, title and interest, if any, of the party of the first part in and to all rights-of-way, alleys, easements, strips or gores of land adjacent thereto;

TOGETHER with all right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center lines thereof;

TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises;

TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose. The word "party" shall be construed as if it read "parties" whenever the sense of this indenture so requires.

IN WITNESS WHEREOF, the party of the first part has caused this deed to be duly executed on its behalf by its duly authorized representative on the day and year first above written.

                                         THE PRUDENTIAL INSURANCE COMPANY OF
                                         AMERICA, a New Jersey corporation


                                         By:_________________________________
                                            Name:  Peter L. Ruggiero
                                            Title: Vice President

STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF NEW YORK  )



ON THE ____ DAY OF __________ IN THE YEAR 2000 BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED PETER L. RUGGIERO, PERSONALLY KNOWN TO ME OR PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE INDIVIDUAL WHOSE NAME IS SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE EXECUTED THE SAME IN HIS CAPACITY, AND THAT BY HIS SIGNATURE ON THE INSTRUMENT, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA UPON BEHALF OF WHICH THE INDIVIDUAL ACTED, EXECUTED THE INSTRUMENT.


      ---------------------------------------------------------------------
           (SIGNATURE AND OFFICE OF INDIVIDUAL TAKING ACKNOWLEDGEMENT)

                               EXHIBIT "A" TO DEED

                                LEGAL DESCRIPTION
                                -----------------


ALL that certain plot or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of East 40th Street with the westerly side of Park Avenue;

THENCE westerly along the northerly side of East 40th Street, 230 feet;

THENCE northerly and parallel with the westerly side of Park Avenue, 98 feet 9 inches to the centre line of the block;

THENCE easterly along said centre line of the block and parallel with the northerly side of East 40th Street, 83 feet 4 inches;

THENCE northerly and again parallel with the westerly side of Park Avenue and part of the way through a party wall, 98 feet 9 inches to the southerly side of East 41st Street;

THENCE easterly along said southerly side of East 41st Street, 146 feet 8 inches to the westerly side of Park Avenue; and

THENCE southerly along the westerly side of Park Avenue, 197 feet 6 inches to the point or place of BEGINNING.

                                    EXHIBIT H

                              FORM OF BILL OF SALE
                              --------------------


THIS BILL OF SALE ("BILL OF SALE"), is made as of the day of , 2000 by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("SELLER") and , a Delaware limited liability company (the "COMPANY").

                              W I T N E S S E T H:


         WHEREAS, Seller, as seller, and SL Green 100 Park LLC, as buyer ("BUYER"), are parties to a Purchase and Sale Agreement (the "SALE AGREEMENT") dated as of November 19, 1999, which provides for, among other things, the sale of a 49.9% ownership interest (the "INTERESTS") in the Company to Buyer, which the Company shall, immediately prior to the transactions contemplated in the Sale Agreement, own and control the 100% fee interest in certain real property (the "PROPERTY") located in County of New York, State of New York, as more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference. All capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Sale Agreement; and


         WHEREAS, by deed of even date herewith, Seller conveyed the Real Property to the Company; and


         WHEREAS, in connection with the above described conveyance Seller desires to sell, transfer and convey to the Company certain items of tangible personal property as hereinafter described,


         NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by the Company to Seller, the receipt and sufficiency of which are hereby conclusively acknowledged, Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby GRANT, SELL, TRANSFER, SET OVER and DELIVER to the Company, its legal representatives, successors and assigns, all of its right, title and interest in and to all tangible personal property owned by Seller (excluding any computer software that either (a) is licensed to Seller, or (b) Seller deems proprietary or confidential), located on the Real Property and used in the ownership, operation and maintenance of the Real Property and all nonconfidential books, records and files (excluding any internal appraisals, budgets, strategic plans for the Real Property, internal analyses, marketing information, submissions relating to Seller's obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller's property manager that Seller deems reasonably proprietary or confidential) relating to the Real Property (herein collectively called the "PERSONAL PROPERTY"), to have and to hold, all and singular, the Personal Property unto the Company forever.


This Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller as more expressly set forth in the Sale Agreement and the documents executed or delivered in connection therewith. By acceptance of this Bill of Sale, the Company specifically acknowledges that, except for Seller's representations and warranties set forth in Section 8.2 of the Sale Agreement made to Buyer and/or the Company, and the representations and warranties set forth in any representation letters delivered by Seller to Buyer or the Company in accordance with the terms of Subsection 6.3(m) of the Sale Agreement, neither the Company nor any member thereof is relying on (and Seller, for itself and for its counsel, Cushman & Wakefield, Inc. ("BROKER"), its sales agents, each partner, officer, director, employee, agent and attorney of Seller, its counsel, Broker, and its sales agents, and any other party related in any way to any of the foregoing (all of which parties are herein collectively called the "SELLER PARTIES"), does hereby disclaim and renounce) any representations or warranties of any kind or nature whatsoever, whether oral or written, express, implied, statutory or otherwise, from Seller or any other Seller Parties, including, without limitation, any covenant, representation or warranty regarding or relating to (a) the operation of the Personal Property or uses or merchantability or fitness of any portion of the Personal Property for a particular purpose; or (b) the physical condition of the Personal Property or the condition or safety of the Personal Property or suitability of the Personal Property for a particular purpose. Seller hereby disclaims and, by its acceptance of this Bill of Sale the Company hereby waives and releases, any implied or statutory warranties or guaranties of fitness, merchantability or any other statutory or implied warranty or guaranty of any kind or nature regarding or relating to the Personal Property. The Company acknowledges and agrees that the provisions of this paragraph were a material factor in Seller's agreement to convey the Personal Property to the Company and Seller would not have conveyed the Personal Property to the Company unless Seller and the other Seller Parties are expressly released and the Company waives the rights as set forth in this paragraph.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]




         This Bill of Sale may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.


         IN WITNESS WHEREOF, each of the undersigned has caused this Bill of Sale to be duly executed on its behalf by its respective duly authorized representative as of the day and year first above written.

                                   THE PRUDENTIAL INSURANCE COMPANY OF
                                   AMERICA, a New Jersey corporation


                                   By: __________________________________
                                       Name:  Peter L. Ruggiero
                                       Title: Vice President


                                   ACCEPTED:

                                   ______________________________________,
                                   a Delaware limited liability company



                                   By: SL GREEN 100 PARK LLC
                                       a New York limited liability company
                                       Title:  Managing Member

                                    By:   SL Green Operating Partnership, L.P.,
                                          a Delaware limited partnership
                                          its Member

                                          By: SL Green Realty Corp.,
                                              a Maryland corporation,
                                              its General Partner


                                          By: ________________________
                                              Name:___________________
                                              Title:__________________

                           EXHIBIT "A" TO BILL OF SALE

                                LEGAL DESCRIPTION
                                -----------------


ALL that certain plot or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of East 40th Street with the westerly side of Park Avenue;

THENCE westerly along the northerly side of East 40th Street, 230 feet;

THENCE northerly and parallel with the westerly side of Park Avenue, 98 feet 9 inches to the centre line of the block;

THENCE easterly along said centre line of the block and parallel with the northerly side of East 40th Street, 83 feet 4 inches;

THENCE northerly and again parallel with the westerly side of Park Avenue and part of the way through a party wall, 98 feet 9 inches to the southerly side of East 41st Street;

THENCE easterly along said southerly side of East 41st Street, 146 feet 8 inches to the westerly side of Park Avenue; and

THENCE southerly along the westerly side of Park Avenue, 197 feet 6 inches to the point or place of BEGINNING.

                                    EXHIBIT I

                          FORM OF ASSIGNMENT OF LEASES
                          ----------------------------


THIS ASSIGNMENT OF LEASES ("ASSIGNMENT"), is made as of the day of , 2000 by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("ASSIGNOR") and , a Delaware limited liability company ("ASSIGNEE").

                              W I T N E S S E T H:


         WHEREAS, Assignor, as seller, and SL Green 100 Park LLC, as buyer ("BUYER"), are parties to a Purchase and Sale Agreement (the "SALE AGREEMENT") dated as of November 19, 1999, which provides for, among other things, the sale of a 49.9% ownership interest (the "INTERESTS") in Assignee to Buyer, which Assignee shall, immediately prior to the transactions contemplated in the Sale Agreement, own and control the 100% fee interest in certain real property, personal property and related property rights (the "PROPERTY") located in County of New York, State of New York, as more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference. All capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Sale Agreement; and


         WHEREAS, the Sale Agreement provides, INTER ALIA, that Assignor shall assign to Assignee certain leases and Assignee shall assume all of the obligations of Assignor under such leases from and after the date of such assignment, and that Assignor and Assignee shall enter into this Assignment,


         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


1. ASSIGNMENT. Assignor hereby assigns, sets over and transfers to Assignee all of its right, title and interest in, to and under the space leases (herein collectively called the "LEASES") with the tenants of the Property. Subject to any limitations expressly set forth in Subsection c(iv) of that certain As-Is Certificate and Agreement, bearing even date herewith, executed by Buyer and Assignee to and for the benefit of Assignor (the "AS-IS CERTIFICATE"), Assignee hereby assumes all liabilities and obligations of Assignor under the Leases. Subject to any limitations expressly set forth in Subection c(v) of the As-Is Certificate, Assignee hereby agrees to indemnify, defend and hold harmless Assignor and any partner, officer, director, employee, agent or attorney of Assignor, its counsel, or its advisors, and any other party related in any way to any of the foregoing from all of the liabilities and obligations of Assignor under the Leases whether arising or accruing before or after the date hereof.


2. MISCELLANEOUS. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.


3. COUNTERPARTS. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.


         IN WITNESS WHEREOF, each of the undersigned has caused this Assignment to be duly executed on its behalf by its respective duly authorized representative as of the day and year first above written.

                                 ASSIGNOR:

                                 THE PRUDENTIAL INSURANCE COMPANY
                                 OF AMERICA, a New Jersey corporation


                                 By:  _________________________________
                                      Name:  Peter L. Ruggiero
                                      Title: Vice President


                                 ASSIGNEE:

                                 ______________________________________,
                                 a Delaware limited liability company



                                 By:  SL GREEN 100 PARK LLC,
                                      a New York limited liability company
                                      Title:  Managing Member

                                 By:   SL Green Operating Partnership, L.P.,
                                       a Delaware limited partnership
                                       its Member

                                       By:  SL Green Realty Corp.,
                                            a Maryland corporation,
                                            its General Partner


                                       By: _____________________________
                                           Name: _______________________
                                           Title:_______________________

                       EXHIBIT "A" TO ASSIGNMENT OF LEASES

                                LEGAL DESCRIPTION
                                _________________

ALL that certain plot or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of East 40th Street with the westerly side of Park Avenue;

THENCE westerly along the northerly side of East 40th Street, 230 feet;

THENCE northerly and parallel with the westerly side of Park Avenue, 98 feet 9 inches to the centre line of the block;

THENCE easterly along said centre line of the block and parallel with the northerly side of East 40th Street, 83 feet 4 inches;

THENCE northerly and again parallel with the westerly side of Park Avenue and part of the way through a party wall, 98 feet 9 inches to the southerly side of East 41st Street;

THENCE easterly along said southerly side of East 41st Street, 146 feet 8 inches to the westerly side of Park Avenue; and

THENCE southerly along the westerly side of Park Avenue, 197 feet 6 inches to the point or place of BEGINNING.

                                    EXHIBIT J

                         FORM OF ASSIGNMENT OF CONTRACTS
                         -------------------------------


THIS ASSIGNMENT OF CONTRACTS ("ASSIGNMENT"), is made as of the day of , 2000 by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("ASSIGNOR") and ________________________, a Delaware limited liability company ("ASSIGNEE").

                              W I T N E S S E T H:


         WHEREAS, Assignor, as seller, and SL Green 100 Park LLC, as buyer ("BUYER"), are parties to a Purchase and Sale Agreement (the "SALE AGREEMENT") dated as of November 19, 1999, which provides for, among other things, the sale of a 49.9% ownership interest (the "INTERESTS") in Assignee to Buyer, which Assignee shall, immediately prior to the transactions contemplated in the Sale Agreement, own and control the 100% fee interest in certain real property, personal property and related property rights (the "PROPERTY") located in County of New York, State of New York. Any initially capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Sale Agreement; and


         WHEREAS, the Sale Agreement provides, INTER ALIA, that Assignor shall assign to Assignee rights to certain intangible property and that Assignee shall assume all of the obligations of Assignor under such intangible property from and after the date of such assignment, and that Assignor and Assignee shall enter into this Assignment,


         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto hereby agree as follows:


1. ASSIGNMENT OF CONTRACTS, LICENSES AND PERMITS. Assignor hereby assigns, sets over and transfers to Assignee all of its right, title and interest in, to and under if and to the extent assignable by Assignor without expense or liability to Assignor, (a) all service, supply, maintenance, utility and commission agreements, all equipment leases, and any additional service, supply, maintenance, utility contracts entered into in accordance with the terms of Subsection 9.2.1 of the Sale Agreement and subject to the limitations pursuant to Section 13.3 of the Sale Agreement (all of the foregoing being herein collectively called the "CONTRACTS" and listed in EXHIBIT A), and (b) to the extent that the same have been obtained by Assignor prior to the date hereof, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Property (herein collectively called the "LICENSES AND PERMITS"). Subject to any limitations expressly set forth in Subsection c(iv) of that certain As-Is Certificate and Agreement, bearing even date herewith, executed by Buyer and Assignee to and for the benefit of Assignor (the "AS-IS CERTIFICATE"), Assignee hereby assumes and takes responsibility for all losses, costs, claims, liabilities, expenses, demands and obligations of any kind or nature whatsoever attributable to the Contracts and the Licenses and Permits whether arising or accruing before or after the date hereof whether attributable to events or circumstances which may have heretofore or hereafter occur.


2. ASSIGNMENT OF WARRANTIES AND GUARANTEES. Assignor hereby assigns, set over and transfers to Assignee all of its right, title and interest in, to and under those certain warranties and guarantees set forth in EXHIBIT B attached hereto and incorporated herein by this reference, to the extent assignable.


3. INDEMNITY. Subject to any limitations expressly set forth in Subsection c(v) of the As-Is Certificate, Assignee hereby agrees to indemnify, defend and hold harmless Assignor and any partner, officer, director, employee, agent or attorney of Assignor, its counsel, or its advisors, and any other party related in any way to any of the foregoing from all losses, costs, claims, liabilities, expenses, demands and obligations of any kind or nature whatsoever attributable to the Contracts and the Licenses and Permits whether arising or accruing before or after the date hereof whether attributable to events or circumstances which may have heretofore or hereafter occur.


4. MISCELLANEOUS. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.




              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     5. COUNTERPARTS. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.


         IN WITNESS WHEREOF, each of the undersigned has caused this Assignment to be duly executed on its behalf by its respective duly authorized representative as of the day and year first above written.

                               ASSIGNOR:

                               THE PRUDENTIAL INSURANCE COMPANY
                               OF AMERICA, a New Jersey corporation


                               By:  ________________________________
                                     Name:  Peter L. Ruggiero
                                     Title: Vice President


                               ASSIGNEE:

                               ____________________________________,
                               a Delaware limited liability company



                               By:    SL GREEN 100 PARK LLC,
                                      a New York limited liability company
                                      Title:  Managing Member

                                  By:   SL Green Operating Partnership, L.P.,
                                        a Delaware limited partnership
                                        its Member

                                        By:  SL Green Realty Corp.,
                                             a Maryland corporation,
                                             its General Partner


                                        By: ________________________
                                              Name:
                                              Title:

                     EXHIBIT "A" TO ASSIGNMENT OF CONTRACTS

                                LIST OF CONTRACTS
                                _________________

All contracts are terminable upon the sale of the Property, but require 30 day's notice to terminate.

CONTRACTOR                Gemini/Central Elevator Company
TYPE OF SERVICE           Elevator Maintenance
TERM                      Month to Month
EXPIRATION DATE           30 Day Notice
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $17,508.44
CONTACT                   Sal Sena
PHONE NUMBER              212-987-7990

CONTRACTOR                Parker Interior Plantscape
TYPE OF SERVICE           Interior Landscaping
TERM                      Two Years
EXPIRATION DATE           May 30, 2000
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $1,006.70
CONTACT                   Rod Henson
PHONE NUMBER              212-541-8144

CONTRACTOR                Remco Maintenance Corporation
TYPE OF SERVICE           Metal Maintenance
TERM                      One Year
EXPIRATION DATE           March 30, 2000
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $4,709.96
CONTACT                   James DuBon
PHONE NUMBER              212-695-1033

CONTRACTOR                AFA Protective Systems Inc.
TYPE OF SERVICE           Fire Alarm Central Hook Up
TERM                      Month to Month
EXPIRATION DATE           30 Day Notice
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $150.47
CONTACT                   Richard Behan
PHONE NUMBER              212-279-5000

CONTRACTOR                Broadway Maintenance
TYPE OF SERVICE           Lighting Maintenance for Neon Lights
TERM                      Four Years
EXPIRATION DATE           June 30, 2000
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $178.61
CONTACT                   Al Higger
PHONE NUMBER              718-670-7195

CONTRACTOR                Crocker Fire Drill Corporation
TYPE OF SERVICE           Local Law 5/Fire Drills
TERM                      Three Years
EXPIRATION DATE           July 31, 2001
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $335.57
CONTACT                   Stanley Janovici
PHONE NUMBER              516-277-7602

CONTRACTOR                Touchcom
TYPE OF SERVICE           Lobby Directory
TERM                      Month to Month
EXPIRATION DATE           30 Day Notice
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $338.28
CONTACT                   Julie Ahlquist
PHONE NUMBER              781-273-3495 (fax 781-272-4098)

CONTRACTOR                Comtran Associates
TYPE OF SERVICE           Portable Radio Repair/Maintenance
TERM                      Three Years
EXPIRATION DATE           June 30, 2000
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $162.38/8-1(189.44) 11-1(230.03)
CONTACT                   Allen Rosenbluth
PHONE NUMBER              718-531-7676

CONTRACTOR                Unity Program and Metering
TYPE OF SERVICE           Electric Meter Readings/Audit
TERM                      Monthly
EXPIRATION DATE           March 31, 2001
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $653.50 for 51 meters; $8.50 ea. additional meter
CONTACT                   Kathleen Lorio
PHONE NUMBER              212-260-4800

CONTRACTOR                Utility Program and Metering
TYPE OF SERVICE           Water Meter Readings/Audits
TERM                      Monthly
EXPIRATION DATE           March 31, 2001
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $152.00 (17 meters current)
                          $100.00 for 5 meters; $6.50 ea. additional meter
CONTACT                   Kathleen Lorio
PHONE NUMBER              212-260-4800

CONTRACTOR                Waldorf Carting Corporation
TYPE OF SERVICE           Rubbish Removal
TERM                      Two Years
EXPIRATION DATE           April 30, 2000
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $1,163.69
CONTACT                   Paul Connolly
PHONE NUMBER              718-585-2390

CONTRACTOR                Walker Thomas Associates
TYPE OF SERVICE           Fire Life Safety
TERM                      Month to Month
EXPIRATION DATE           30 Day Notice
PAYMENT FREQUENCY         Quarterly
PAYMENT AMOUNT            $9,289.20
CONTACT                   Walter Bougades
PHONE NUMBER              718-937-3275

CONTRACTOR                W.H. Christian & Sons, Inc.
TYPE OF SERVICE           Uniform Rental/Cleaning(Engineers)
TERM                      Month to Month
EXPIRATION DATE           30 Day Notice
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            Varies (approximately 175.00/month)
CONTACT                   Thomas Christian
PHONE NUMBER              718-389-7000

CONTRACTOR                Atlantic Business Products/Greentree Vendor Svc.
TYPE OF SERVICE           Copy Machine
TERM                      Month to Month
EXPIRATION DATE           30 Day Notice
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $284.24
CONTACT                   Bob Cohen
PHONE NUMBER              718-994-9199

CONTRACTOR                North Eastern Chemicals
TYPE OF SERVICE           Chemical Contract
TERM                      Month to Month
EXPIRATION DATE           30 Day Notice
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $668.34
CONTACT                   Jerry Berkley
PHONE NUMBER              201-342-8774

CONTRACTOR                Recall Paging
TYPE OF SERVICE           Paging Service
TERM                      Three Years
EXPIRATION DATE           June 30, 2001
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $30.31
CONTACT                   Donna Rubano
PHONE NUMBER              732-706-3586

CONTRACTOR                Bell Atlantic Mobile
TYPE OF SERVICE           Cellular Phone
TERM                      Month to Month
EXPIRATION DATE           30 Day Notice
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $36.92 (basic service)
CONTACT
PHONE NUMBER              800-227-1069

                     EXHIBIT "B" TO ASSIGNMENT OF CONTRACTS

                        LIST OF WARRANTIES AND GUARANTEES
                        ---------------------------------

                                      None

                                    EXHIBIT K

                            FORM OF NOTICE TO TENANTS
                            -------------------------

                               ________ ___, 2000




Re:      Notice of Change of Ownership
         100 Park Avenue
         New York, New York

Ladies and Gentlemen:

You are hereby notified as follows:

         That as of the date hereof, The Prudential Insurance Company of America has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property (the "PROPERTY") to (the "NEW OWNER").

         Future notices and rental payments with respect to your lease premises at the Property should be made to the New Owner in accordance with your lease terms at the following address:

         ____________________________
         ____________________________
         ____________________________
         ____________________________

         [Your cash security deposit] [To the extent possible, your security deposit in the form of a letter of credit] in the amount of $_________________ has been transferred to the New Owner and as such the New Owner shall be responsible for holding the same in accordance with the terms of your lease.

                                   Sincerely,



                                   THE PRUDENTIAL INSURANCE COMPANY
                                   OF AMERICA, a New Jersey corporation


                                   By:  ___________________________________
                                         Name:     Peter L. Ruggiero
                                         Title:    Vice President

                                    EXHIBIT L

                            FORM OF FIRPTA AFFIDAVIT
                            ------------------------


Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("PRUDENTIAL"), the undersigned hereby certifies the following on behalf of Prudential:

         Prudential is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

         Prudential's U.S. employer tax identification number is 22-1211670; and

         Prudential's office address is 751 Broad Street, Newark, New Jersey, 07102-3777.


Prudential understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.


The undersigned officer of Prudential declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of Prudential.

Dated:  ___________________, 2000.


                                      THE PRUDENTIAL INSURANCE COMPANY
                                      OF AMERICA, a New Jersey corporation


                                      By:  ___________________________________
                                            Name:   Peter L. Ruggiero
                                            Title:  Vice President

                                    EXHIBIT M


                     FORM OF ASSIGNMENT OF NOTE AND MORTGAGE



KNOW THAT 745 PROPERTY INVESTMENTS, a Massachusetts business trust having an office at 8 Campus Drive, Parsippany, New Jersey 07054 ("ASSIGNOR"),


in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, paid by ____________ ______________________________________, a
_____________________ having an office at______________________ ("ASSIGNEE"),


hereby assigns unto Assignee, without recourse, representation or warranty, except as specifically set forth herein, that certain mortgage (the "EXISTING MORTGAGE") described on EXHIBIT A hereto and incorporated herein by this reference,


TOGETHER with the promissory note (the "EXISTING NOTE") described on EXHIBIT A attached and the moneys due and to grow due thereon with interest;


TO HAVE AND TO HOLD the same unto Assignee and to the successors, legal representatives and assigns of Assignee forever.


Assignor hereby certifies that on the date of the execution and delivery of this Assignment of Note and Mortgage (this "ASSIGNMENT") the aggregate principal amount outstanding under and secured by the Existing Mortgage is $112,000,000.00.


IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the ___ day of _________, 2000.

                                            745 PROPERTY INVESTMENTS,
                                            a Massachusetts business trust


__________________________                  By: __________________________
Witness                                                    Name:
                                                                    Title:

STATE OF _______________   )
                           ) SS.:
COUNTY OF ______________   )




ON THE ____ DAY OF __________ IN THE YEAR ______ BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED _________________________, PERSONALLY KNOWN TO ME OR PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE INDIVIDUAL(S) WHOSE NAME(S) IS (ARE) SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE/SHE/THEY EXECUTED THE SAME IN HIS/HER/THEIR CAPACITY(IES), AND THAT BY HIS/HER/THEIR SIGNATURE(S) ON THE INSTRUMENT, 745 PROPERTY INVESTMENTS UPON BEHALF OF WHICH THE INDIVIDUAL(S) ACTED, EXECUTED THE INSTRUMENT.





                  ----------------------------------------------------------
                  (SIGNATURE AND OFFICE OF INDIVIDUAL TAKING ACKNOWLEDGEMENT)

                 EXHIBIT "A" TO ASSIGNMENT OF NOTE AND MORTGAGE


                    DESCRIPTION OF EXISTING NOTE AND MORTGAGE
                    -----------------------------------------


1. Mortgage and Security Agreement, dated March 30, 1999, given by The Prudential Insurance Company of America in favor of Asahi International Ltd., and recorded on March 30, 1990 at Reel 1679, Page 2386 in the Office of the New York County Clerk (the "OFFICE") as assigned pursuant to the Assignment of Mortgage and Security Agreement between Asahi International Ltd., as assignor, and 745 Property Investments, as assignee, dated as of March 1, 1999, and recorded on September 21, 1999 at Reel 2957, Page 864 in the Office.


2. Amended and Restated Note, dated March 1, 1999, made by The Prudential Insurance Company of America in favor of 745 Property Investments, in the amount of $112,000,000.

                                   EXHIBIT N-1

                       FORM OF TENANT ESTOPPEL CERTIFICATE
                       -----------------------------------

The Prudential Insurance Company of America



Ladies and Gentlemen:


By lease dated _________, 19__ (the "LEASE"), the undersigned ("TENANT") has leased from THE PRUDENTIAL INSURANCE COMPANY OF AMERICA or its predecessors in interest ("LANDLORD") the premises located at 100 Park Avenue, New York, New York which is more particularly described in the Lease. Landlord, as owner of the property (the "PROPERTY") of which the leased premises are a part, intends to sell the Property to (the "COMPANY") who, as a condition to the purchase of the Property, has required this tenant estoppel certificate.

In consideration of the Company's agreement to purchase the Property and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Tenant agrees and certifies to Landlord to the Company and the Company's mortgage lender as follows:


1. (a) The leased premises and possession thereof are accepted; (b) Landlord has completed all construction and improvements required under the terms of the Lease to be completed by Landlord; (c) the Lease is in full force and effect;
(d) the Lease and each and every term, condition, covenant and agreement therein including, without limitation, the agreement to pay rent, are binding on Tenant and fully enforceable in accordance with their respective terms; and (e) lease term began on , 199 and ends on , 199__.


2. The leased premises is comprised of __________ square feet of [office] space located on the ____________________________________________.


3. Tenant has no option to extend the terms of the lease except as follows:


4. Tenant has received no rental concession which is presently in effect (or which will be in effect in the future) and claims no present charge, credit, lien or claim of offset against rent.


5. Rent is paid for the current month but is not paid and will not be paid more than one month in advance. Basic or fixed rent is $ per month and is due on the ____ day of each month. A security deposit in the amount of $ has been paid to Landlord.


6. There are no existing defaults, or conditions that with the giving of notice or the lapse of time or both would constitute a default, by reason of any act or omission of the Landlord except as follows:


7. The Lease has not been modified, except in accordance with the amendments dated as follows:


8. Attached is a true and correct copy of the Lease together with all amendments, modifications or renewals.


9. Tenant has no option or right of first refusal with respect to renting any additional space or acquiring any additional interest in the Property except as follows: .


10. Tenant has no option, right of first refusal or other right to purchase the Property or any portion thereof or any interest therein pursuant to the terms of the Lease or contained in any other document or agreement (written or oral) whatsoever. The only interest of Tenant in the Property is that of a tenant pursuant to the terms of the Lease. Tenant hereby waives any option, right of first refusal or other right to purchase the Property or any portion thereof or interest therein that is contained in the Lease or any other document or agreement, if any.


11. This certificate may be relied upon by Landlord, the Company, the Company's mortgage lender from time to time, and their respective successors and assigns.

                                     TENANT:

                                     __________________________


                                    By:________________________
                                       Name: __________________
                                       Title:__________________

                                    Date:__________________, _____

                                   EXHIBIT N-2

                     FORM OF SELLER'S REPRESENTATION LETTER
                     --------------------------------------

TO:________________________________




RE:                     Lease dated _____________________

Landlord:               The Prudential Insurance Company of America

Tenant:                 _______________________________

Demised Premises:       Suite ___, 100 Park Avenue, New York, New York

Current Base Rental:    $________ per annum

The undersigned ("SELLER") hereby certifies as of the date hereof, the following:

     1. Attached hereto is a true, correct and complete copy of the above-described Lease along with all amendments and modifications thereto (herein collectively called the "LEASE").

     2. The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as follows:

     3. The information describing the Lease as shown above is correct except as follows:



This letter is given by Seller to (the "COMPANY") in connection with a Purchase and Sale Agreement (the "SALE AGREEMENT") between Seller, as seller, and SL Green 100 Park LLC, as buyer ("BUYER"), dated as of November 19, 1999, which provides for, among other things, the sale of a 49.9% ownership interest (the "INTERESTS") in the Company to Buyer, which Company shall, immediately prior to the transactions contemplated in the Sale Agreement, own and control the 100% fee interest in certain real property, personal property and related property rights located in County of New York, State of New York, and is intended solely for the benefit of the Company and no other person or entity may rely on any matter set forth herein. All capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Sale Agreement.


Seller shall only be liable to the Company or Buyer hereunder for a breach of a representation and warranty made herein with respect to which a claim is made by the Company against Seller on or before the one hundred eightieth (180th) day after the date hereof; provided, however, that if Seller obtains a Clean Estoppel from the tenant identified hereinabove after the date hereof that complies with the terms of Subsection 6.3(m) of the Sale Agreement, this letter shall be without further force or effect as of the date of such tenant's estoppel certificate.


Anything in this letter to the contrary notwithstanding, the maximum aggregate liability of Seller for Seller's misrepresentations or breaches of warranties herein or in any documents executed or delivered by Seller at or prior to the Closing (including, but not limited to, any of Seller's representation letters delivered in lieu of tenant estoppels) shall be limited as set forth in Section
14.16 of the Sale Agreement. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under the Sale Agreement to make a claim against Seller for damages that Buyer may incur, or to rescind the Sale Agreement and the Transactions, as the result of any of Seller's representations or warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or (b) Buyer's damages as a result of all such representations or warranties being untrue, inaccurate or incorrect, when taken together, are reasonably estimated to aggregate less than TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00).

Dated as of this  day of                , 2000.
                         ---------------


                                     THE PRUDENTIAL INSURANCE COMPANY OF
                                     AMERICA, a New Jersey corporation


                                     By:  ___________________________________
                                          Name:  Peter L. Ruggiero
                                          Title: Vice President

                                    EXHIBIT O

             ASSIGNMENT AND ASSUMPTION OF MEMBER INTEREST AGREEMENT
             ------------------------------------------------------

         This ASSIGNMENT OF MEMBER INTEREST AGREEMENT (this "ASSIGNMENT") is entered into as of _____________, by and between [Prudential Entity], a _________________ ("ASSIGNOR"), as assignor, and SL Green 100 Park LLC, a New York limited liability company ("ASSIGNEE"), as assignee.


                                    RECITALS:

     A. [JV Entity], a Delaware limited liability company (the "COMPANY"), was formed on the date hereof pursuant to the terms and conditions of, and for the purposes set forth in, that certain operating agreement (the "Operating Agreement"), dated as of the date hereof, between Assignor and The Prudential Insurance Company of America;

     B. Assignor is the owner of a forty-nine and nine-tenths percent (49.9%) membership interest in the Company;

     C. Assignor desires to sell, assign, transfer and convey to Assignee all of its right, title and interest in and to its membership interest in the Company (the "ASSIGNED INTEREST"), all upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties hereto hereby agree as follows:

     1. Representations. Assignor hereby represents and warrants to Assignee that (i) as of the date hereof and immediately prior to the transactions contemplated hereby, Assignor is the sole owner of the Assigned Interest, (ii) Assignor has not sold, transferred, pledged or encumbered or agreed to sell, transfer pledge or encumber the Assigned Interest or any interest in the Company other than to Assignee in accordance with this Agreement; (iii) Assignor is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, is authorized to consummate the transactions contemplated hereby and fulfill all of its obligations hereunder and has all necessary power to execute and deliver this Assignment and all documents contemplated hereunder to be executed by Assignor and to perform its obligations hereunder and thereunder; (iv) this Assignment and all documents contemplated hereunder to be executed by Assignor have been duly authorized by all requisite corporate action on the part of Assignor and are the valid and legally binding obligation of Assignor enforceable in accordance with their respective terms; and (v) neither the execution and delivery of this Assignment and all documents contemplated hereunder to be executed by Assignor, nor the performance of the obligations of Assignor hereunder or thereunder, will result in the violation of any applicable law or any provision of the articles of incorporation and by-laws of Assignor or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Assignor is bound.

     2. Assignment. (a) Assignor hereby sells, assigns, transfers, and conveys to Assignee all of the right, title and interest of Assignor in and to the Assigned Interest, including, without limitation, all right, title and interest of Assignor, if any, in and to the properties (real and personal) and capital of the Company and all distributions and allocations made or to be made in respect of the Assigned Interest, on an "as is" basis, consistent with and subject to the terms of that certain As-Is Certificate and Agreement of even date herewith by Assignee to and for the benefit of The Prudential Insurance Company of America and Assignor.

     (b) Assignee hereby accepts the Assigned Interest and agrees to become a substitute member of the Company in the place and stead of Assignor with respect to the Assigned Interest conveyed to Assignee by this Assignment, on an "as is" basis, consistent with and subject to the terms of that certain As-Is Certificate and Agreement of even date herewith by Assignee to and for the benefit of The Prudential Insurance Company of America and Assignor.

     3. Assumption. Assignee hereby assumes and agrees to be bound by the terms of the Operating ---------- Agreement, as amended and restated on the date hereof.

     4. Profits, Losses and Distributions. The net income or net loss of the Company allocable to the Assigned Interest shall be credited or charged, as the case may be, to Assignee and not to Assignor. Assignee shall be entitled to all distributions or payments in respect of the Assigned Interest made on or after the date hereof, regardless of when the source of those distributions was earned by the Company.

     5. Further Assurances. Each of Assignor and Assignee agrees promptly your demand to execute such further documents and instruments of assignment as may be reasonably necessary or desirable to effectuate or evidence the transactions contemplated by this Assignment.

     6. Effective Date. This Assignment shall be effective as of the date hereof.

     7. Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     8. Governing Law. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

     9. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment by their respective duly authorized representatives as of the date set forth in the introductory paragraph hereof.



                                ASSIGNOR:
                                --------

                                [PRUDENTIAL ENTITY]


                                ASSIGNEE:
                                --------

                                SL GREEN 100 PARK LLC,
                                a New York limited liability company

                                      SL Green Operating Partnership, L.P.,
                                      a Delaware limited partnership
                                      its Member

                                         By:  SL Green Realty Corp.,
                                              a Maryland corporation,
                                              its General Partner


                                         By: ________________________
                                             Name:
                                             Title:

                      UNIFORM CERTIFICATE OF ACKNOWLEDGMENT




STATE OF _____________     )

                           : ss

COUNTY OF ___________      )

         On the ______ day of ____________ in the year ______ before me, the undersigned, a Notary Public in and for said State, personally appeared __________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the entity upon behalf of which the individual(s) acted, executed the instrument.


                     --------------------------------------------------------
                     Signature and Office of individual taking acknowledgment


                      UNIFORM CERTIFICATE OF ACKNOWLEDGMENT




STATE OF _____________     )

                           : ss

COUNTY OF ___________      )


         On the ______ day of ____________ in the year ______ before me, the undersigned, a Notary Public in and for said State, personally appeared __________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the entity upon behalf of which the individual(s) acted, executed the instrument.


                      --------------------------------------------------------
                      Signature and Office of individual taking acknowledgment

                                    EXHIBIT P

                          FORM OF ERISA REPRESENTATION
                          ----------------------------

____________________, 2000


The Prudential Insurance Company of America
Prudential Real Estate Investors
PAMG-RE Law Department
8 Campus Drive, 4th Floor
Arbor Circle South
Parsippany, New Jersey  07054-4493
Attention:  Peter L. Ruggiero

Re:      Sale of Property Number _____________
         100 Park Avenue
         New York, New York

Ladies and Gentlemen:


This letter is being given to you as a condition precedent to the consummation of the transaction (the "TRANSACTIONS") contemplated by the terms of that certain Purchase and Sale Agreement, dated as of November 19, 1999, by and between the undersigned and The Prudential Insurance Company of America, a New Jersey corporation ("SELLER").


To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended, the undersigned represents and warrants to Seller that:


a. neither the undersigned nor any of its affiliates (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14 granted by the U.S. Department of Labor ("PTE 84-14")) has, or during the immediately preceding year has exercised, the authority to appoint or terminate Seller as investment manager of any assets of the employee benefit plans whose assets are held by Seller or to negotiate the terms of any management agreement with Seller on behalf of any such plan;


b. the Transaction is not specifically excluded by Part I(b) of PTE 84-14; and

c. the undersigned is not a related party of Seller (as defined in V(h) of PTE 84-14).

                                   SL GREEN 100 PARK LLC,
                                   a New York limited liability company
                                   Title:  Managing Member

                                   By: SL Green Operating Partnership, L.P., a Delaware limited partnership its Member

                                           By:   SL Green Realty Corp.,
                                                 a Maryland corporation,
                                                 its General Partner


                                           By:___________________________
                                                Name:____________________
                                                Title:___________________

                                    EXHIBIT Q

                      LITIGATION NOTICES, CONTRACT DEFAULTS
                           AND GOVERNMENTAL VIOLATIONS
                      -------------------------------------

LITIGATION PENDING
------------------

1.       NAME:                Joycelyn M. Vilmenay
         DEFENDANT:           Prudential Realty Corporation
         DOCKET #:            012475/97
         DOCKETED:            Supreme Court State of New York, County of Queens
         CLAIMED:             $1,000,000.00
         DESCRIPTION:         Plaintiff alleges while descending the stairway
                              leading to the supply room located within the Property she was caused to fall and be violently precipitated to the ground by reason of unsafe, dangerous, impassable and defective condition which consisted of steps which were worn, eroded, deteriorated, dilapidated, cracked, broken and/or misleveled which existed by reason on the negligence, carelessness and recklessness of the defendant. She allegedly sustained severe and serious injuries as a result of the fall.

2.       NAME:                Christian Whea/Novelette Whea
         DEFENDANT:           Prudential Realty
                              Gemini Elevator Corporation
                              Cushman & Wakefield as Managing Agent
         DOCKET #:            1804/99
         DOCKETED:            Supreme Court Kings County
         CLAIMED:             $2,200.00
         DESCRIPTION:         The plaintiff alleges that he was struck by an
                              elevator door while working on the loading dock and the freight elevator.

3.       NAME:                Winford Hall
         DEFENDANT:           The Prudential Insurance Co. of America
                              Cushman & Wakefield of New York, Inc.
                              Pritchard Industries, Inc.
         DOCKET #:            16873/98
         DOCKETED:            Supreme Court, Bronx, New York
         CLAIMED:             $2,000,000.00
         DESCRIPTION:         Plaintiff alleges he was caused to fall in the
                              lobby area of the Property and the defendants were negligent in improperly maintaining the floor in the lobby area and as a result the plaintiff has sustained severe personal injuries.

4.       NAME:                Cheryl Kaplan
         DEFENDANT:           Pritchard Industries
         DOCKETED:            Supreme Court, Brooklyn, New York
         CLAIMED:             $2,000,000.00
         DESCRIPTION:         Plaintiff fell on the sidewalk in front of 100
                              Park on a snowy day. Plaintiff claimed the sidewalk was not cleaned properly.

                                    EXHIBIT R

         LIST OF SERVICE CONTRACTS BINDING ON THE COMPANY AFTER CLOSING
         --------------------------------------------------------------

All contracts are terminable upon the sale of the Property but require 30 day's notice to terminate.

CONTRACTOR                Gemini/Central Elevator Company
TYPE OF SERVICE           Elevator Maintenance
TERM                      Month to Month
EXPIRATION DATE           30 Day Notice
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $17,508.44
CONTACT                   Sal Sena
PHONE NUMBER              212-987-7990

CONTRACTOR                Parker Interior Plantscape
TYPE OF SERVICE           Interior Landscaping
TERM                      Two Years
EXPIRATION DATE           May 30, 2000
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $1,006.70
CONTACT                   Rod Henson
PHONE NUMBER              212-541-8144

CONTRACTOR                Remco Maintenance Corporation
TYPE OF SERVICE           Metal Maintenance
TERM                      One Year
EXPIRATION DATE           March 30, 2000
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $4,709.96
CONTACT                   James DuBon
PHONE NUMBER              212-695-1033

CONTRACTOR                AFA Protective Systems Inc.
TYPE OF SERVICE           Fire Alarm Central Hook Up
TERM                      Month to Month
EXPIRATION DATE           30 Day Notice
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $150.47
CONTACT                   Richard Behan
PHONE NUMBER              212-279-5000

CONTRACTOR                Broadway Maintenance
TYPE OF SERVICE           Lighting Maintenance for Neon Lights
TERM                      Four Years
EXPIRATION DATE           June 30, 2000
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $178.61
CONTACT                   Al Higger
PHONE NUMBER              718-670-7195

CONTRACTOR                Crocker Fire Drill Corporation
TYPE OF SERVICE           Local Law 5/Fire Drills
TERM                      Three Years
EXPIRATION DATE           July 31, 2001
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $335.57
CONTACT                   Stanley Janovici
PHONE NUMBER              516-277-7602

CONTRACTOR                Touchcom
TYPE OF SERVICE           Lobby Directory
TERM                      Month to Month
EXPIRATION DATE           30 Day Notice
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $338.28
CONTACT                   Julie Ahlquist
PHONE NUMBER              781-273-3495 (fax 781-272-4098)

CONTRACTOR                Comtran Associates
TYPE OF SERVICE           Portable Radio Repair/Maintenance
TERM                      Three Years
EXPIRATION DATE           June 30, 2000
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $162.38/8-1(189.44) 11-1(230.03)
CONTACT                   Allen Rosenbluth
PHONE NUMBER              718-531-7676

CONTRACTOR                Unity Program and Metering
TYPE OF SERVICE           Electric Meter Readings/Audit
TERM                      Monthly
EXPIRATION DATE           March 31, 2001
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $653.50 for 51 meters; $8.50 ea. additional meter
CONTACT                   Kathleen Lorio
PHONE NUMBER              212-260-4800

CONTRACTOR                Utility Program and Metering
TYPE OF SERVICE           Water Meter Readings/Audits
TERM                      Monthly
EXPIRATION DATE           March 31, 2001
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $152.00 (17 meters current)
                          $100.00 for 5 meters; $6.50 ea. additional meter
CONTACT                   Kathleen Lorio
PHONE NUMBER              212-260-4800
CONTRACTOR                Waldorf Carting Corporation
TYPE OF SERVICE           Rubbish Removal
TERM                      Two Years
EXPIRATION DATE           April 30, 2000
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $1,163.69
CONTACT                   Paul Connolly
PHONE NUMBER              718-585-2390

CONTRACTOR                Walker Thomas Associates
TYPE OF SERVICE           Fire Life Safety
TERM                      Month to Month
EXPIRATION DATE           30 Day Notice
PAYMENT FREQUENCY         Quarterly
PAYMENT AMOUNT            $9,289.20
CONTACT                   Walter Bougades
PHONE NUMBER              718-937-3275

CONTRACTOR                W.H. Christian & Sons, Inc.
TYPE OF SERVICE           Uniform Rental/Cleaning(Engineers)
TERM                      Month to Month
EXPIRATION DATE           30 Day Notice
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            Varies (approximately 175.00/month)
CONTACT                   Thomas Christian
PHONE NUMBER              718-389-7000

CONTRACTOR                Atlantic Business Products/Greentree Vendor Svc.
TYPE OF SERVICE           Copy Machine
TERM                      Month to Month
EXPIRATION DATE           30 Day Notice
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $284.24
CONTACT                   Bob Cohen
PHONE NUMBER              718-994-9199

CONTRACTOR                North Eastern Chemicals
TYPE OF SERVICE           Chemical Contract
TERM                      Month to Month
EXPIRATION DATE           30 Day Notice
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $668.34
CONTACT                   Jerry Berkley
PHONE NUMBER              201-342-8774

CONTRACTOR                Recall Paging
TYPE OF SERVICE           Paging Service
TERM                      Three Years
EXPIRATION DATE           June 30, 2001
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $30.31
CONTACT                   Donna Rubano
PHONE NUMBER              732-706-3586

CONTRACTOR                Bell Atlantic Mobile
TYPE OF SERVICE           Cellular Phone
TERM                      Month to Month
EXPIRATION DATE           30 Day Notice
PAYMENT FREQUENCY         Monthly
PAYMENT AMOUNT            $36.92 (basic service)
CONTACT
PHONE NUMBER              800-227-1069

                                    EXHIBIT S

                       LIST OF TENANTS AND TENANT'S LEASES
                       -----------------------------------

B01                Robelen Chemists                 8/23/95
B02, 03            US Trust                         9/23/87
B04                Vacant
B05                Goodkind Labaton                 12/15/92           Letter dated 1/21/93
B06-08             JW Seligman                      10/30/92           *Letter Agree. 9/1/93
                                                                       Letter Agree. 3/1/94
                                                                       1st Supplement 12/30/96
                                                                       2nd Supplement 3/1/97
                                                                       3rd Supplement 5/30/97
                                                                       4th Supplement 10/1/97
B09
B09B               Davis Scott                      12/29/95           Guaranty dated 12/29/95
B10                Peking Park                      10/25/90           1st Supplemental 8/31/92
                                                                       Stipulation of Settlement
B11                Vacant
B03A               J & W Seligman                   06/16/95           See B06-08
B14                Davis Scott Weber & Edwards                         See B09
B23                Pomerantz                        8/1/92             Amendment 3/4/94
B12                Hertzog Calamari - vacated
B17                Interoffice                      6/1/94             Security Agreement 6/17/94
B19                Intercep                         9/14/92
B16                MCI Telecom                      08/29/89
BMZ06              Kimmelman & Baird                10/01/97
BMZ01              Davis Scott Weber & Edwards      12/29/95
180                UPS
175                100 Park K & C Inc.              11/1/96           1st Amendment 10/1/98
                                                                      Agreement dated 10/1/98
                                                                      Stipulation of Settlement 10/21/98
                                                                      Commencement Date Letter 3/11/98
1660               Tobmar Int'l                     12/96
125                US Trust Co.                     See B02, 03
110                Timothy's Coffee                 8/25/93
100                Robelen Chemists                 See B01
200A-200           Seligman Data                    10/30/92          1st Supplement 10/30/95
300                J & W Seligman                   See B06-08
500-600            Interep Nat'l                    12/31/92
650                Mass Mutual Life                 12/31/92
700-800            J & W Seligman                   See B06-08
900                Philip Morris                    7/1/91            1st Supplement 12/16/96
1000               Philip Morris                    3/1/91            1st Supplement 12/16/96
                                                                      NDA dated 12/16/96
1100               Central Nat'l                    9/9/77            2nd Amend. 9/16/92
                                                                      3rd Amend. 01/30/97
1101               J & W Seligman                   See B06-08
1102               Drake Beam Morin, Inc.           5/1/96            1st Supplemental 10/01/97
1101/3401          Jarvis Walker                    8/25/93           1st Supplemental 2/24/98
                                                                      2nd Supplemental 8/23/99
1115               Management Office                N/A
1200               Goodkind Labatan Rudoff          12/15/92          Letter dated 1/21/93
1300/1500          MCI Telecom                      8/29/89           Assignment of Lease 1/31/94 FMV determination made.
                                                                      1st Modification 5/1/95
1502              Albert J. Geduldig                6/25/96
1501/1501A        Johnson Smith & Knisely, Inc.     10/31/95          1st Supplemental 11/15/97
1600/BSMT         Interoffice Holdings Corp.        6/1/94            1st Supplemental 8/31/98
4,14,17 Fls.      Philip Morris                     3/1/91(10th fl)   1st Supplemental 12/16/96
adds 4,14 &
                                                    7/91 (9th fl)     Non Disturbance 12/16/96 & 17 fls.
1800/1950&        Kreindler & Kreindler             05/12/98
1900
2000/pt. 34th     Southern Progress                 6/3/94            1st Supplemental 7/1/98  Supplemental adds part 34th floor space.  NDA dated 6/6/94.
2150/2125         Kimelman & Baird, LLC             5/22/97           Added Space Agreement dated 10/01/97; 1st Supplemental
                                                                      2/98 Space Agreement adds basement space;
                                                                      Supplement adds add'l space. 2150 to existing space 2125.
2100              Hopper/New Tenant                 11/13/89          (Lease expires 11/30/99)
2250              Robinson Murphy                   5/29/99
2200/pt 23rd      Manchester                        3/27/90           1st Supplemental 6/24/99 Pursuant to supplemental,
                                                                      23rd fl is substituted for 36th fl & portion of 22nd fl.
36th fl.(surrendered)                                                 added.
2501              Delmhorst & Sheehan, Inc.         12/31/93          Guaranty dated 6/28/94
2500/2701/        Laidlaw Holding Inc.              11/30/93          1st Supplemental 7/1/96
                                                                           Supplemental 9/6/96
2800/2900                                                             Consent to Sublease
                                                                      Sublease Agreement 12/15/98
2600              Pomerantz Levy Haudek Block       8/1/92
2701/2702         Ericcson Corp.                    7/26/84           1st Letter Agreement 2/24/94
                                                                      2nd Letter Agreement 4/29/94  whereby Tenant surrenders
                                                                      3,871 sq. ft. on 27th floor.
                                                                      1st Supplemental 6/30/94
                                                                      Partial Surrender Agreement 7/1/96
3003              Gates Capital                     6/1/92            Extension of Term 5/21/97
                                                                      Letter Agreement dated 5/21/97
3001              Langdon P. Cook                   5/13/82           Modification 3/10/89

                                                    6/1/92            Extension of Term 5/21/97 a new lease.
                                                                      Letter Agreement 5/21/97
31,32&33 fls.     Davis Scott & Edward              12/29/95          Guaranty dated 12/29/95
3500              Slotnick & Shapiro                6/24/96           Side letter dated 6/24/96
3060              Don Buchwald LLP                  3/15/99

(Table Continued)


B01             Included in Lease for ground floor & mezz.
B02, 03         Included as part of ground fl., basement & mezz.
B04
B05             Letter of Credit 12/24/92. Included as part of 12th fl. & basement.
B06-08          Included as part of original lease for
                7th & 8th fls., pt. 11th, pt. 11th , pt. 11th
                & 3rd fl. & basement.
B09
B09B            Included as part of entire 31st , 32nd & 33rd fls
B10             Portion  of ground floor and basement.
B11
B03A
B14
B23             Included with 26th floor lease.
B12
B17
B19
B16
BMZ06
BMZ01
180             No lease on file with C & W.
175
1660
125
110
100
200A-200
300
500-600
650
700-800
900             Supplemental dated 12/16/96 for both 9th & 10th floors.
1000
1100
                Sub Sublease dated 10/31/86.
1101
1102            Original lease was for 3rd fl. Brokers Agreement dated 10/14/97.
                The 1st supplemental was for substitution of space on 11th fl.
1101/3401       Lease dated 8/25/93 for 11th fl. 1st supplemental added pt. 34th fl.
1115
1200            Letter of Credit dated 12/24/92.  Automatically extended to 12/31/08.
1300/1500
1502
1501/1501A
1600/BSMT       Amendment adds basement.
4,14,17 Fls.    Supplemental terminates 9th fl and incorporates into 3/1/91 lease.  Also adds 4,14 &
1800/1950&
1900
2000/pt. 34th   Supplemental adds part 34th floor space. NDA dated 6/6/94.
2150/2125
2100
2250            Letter of credit for $61,542.25 dated 4/2/99, expiring 3/1/00.
                Subject to automatic extension for an additional year.
2200/pt 23rd
36th fl.(surrendered)
2501
2500/2701/       Letter Agreement dated 2/5/99. Original lease for 28th & 29th floors. 1st supplemental adds 27th fl space. 2nd supplemental added 25th
2800/2900        floor space.  Sublease of 27th floor space to Ericsson Corp.
2600
2701/2702       Original lease for suite 2700. Supplemental adds entire floor. Surrender agreement
3003
3001            Lease dated 5/82 & modification expired whereby Tenant & Landlord entered into
31,32&33 fls.
3500
3060

                                    EXHIBIT T

                     LIST OF OUTSTANDING TENANT IMPROVEMENTS
                     ---------------------------------------


                          RESPONSIBILITY OF THE COMPANY

TENANT                          ESTIMATED AMOUNT             DATE                         SCOPE
------                          ----------------             ----                         -----
Kreindler & Kreindler           $  60,000.00                 April 1, 2000 (commence)     18th Fl. restrooms ADA
                                                                                          modification
Kreindler & Kreindler           $    5,000.00                April 1, 2000                Electrical Meters purchase
                                                                                          and installation
Philip Morris                   $    6,100.00                Term of Lease                Staircase/see lease detail
Philip Morris                   $250,000.00                  2001 (Year)                  Paint/Carpet 9 & 10 floor
Drake Beam Morin                $100,000.00                  Completed by 12/31/03        Renovate 11th floor

                            RESPONSIBILITY OF SELLER

Manchester                      $393,360.00                  Completion of Project        Complete buildout
Jarvis Walker Group             $198,580.00                  Completion of Project        Tenant construction
                                                                                          (partial)

                                    EXHIBIT U

                     LIST OF OUTSTANDING LEASING COMMISSIONS
                     ---------------------------------------

                                      None

                                    EXHIBIT V

            LIST OF ACTIONS RELATING TO PROPERTY'S ASSESSED VALUATION
            ---------------------------------------------------------

                                      None

                                    EXHIBIT W

                          FORM OF MANAGEMENT AGREEMENT
                          ----------------------------

                                    EXHIBIT X

             LIST OF EMPLOYEES AND COLLECTIVE BARGAINING AGREEMENTS
             ------------------------------------------------------

                   INTERNATIONAL UNION OF OPERATING ENGINEERS
                   ------------------------------------------
                                LOCAL 94-94A-94B
                                ----------------
                           BUILDING ENGINEER SERVICES
                           --------------------------

            1)   Vincent Curcio            Chief Engineer
            2)   Joe Faccioli              Engineer
            3)   Hector Roman              Engineer
            4)   Bart Bono                 Engineer Helper
            5)   Mark Ferro                Engineer Helper
            6)   Timothy Byrne             Engineer Helper
            7)   Stanley Perez             Engineer Helper
            8)   Michael Brothers          Engineer Helper

Agreement between International Union of Operating Engineers, Local 94-94A-94B, ALF-CIO and the owners who become signatory to such agreement is attached hereto.

The security, porters, freight elevator operators, day matron, and cleaning staff are all employed by Pritchard Industries (Local 32B & J) and are not building employees.

                                    EXHIBIT Y

                              INTENTIONALLY OMITTED
                              ---------------------

                                    EXHIBIT Z

                       FORM OF LIMITED GUARANTY AGREEMENT
                       ----------------------------------


         THIS LIMITED GUARANTY AGREEMENT (this "AGREEMENT") is made as of the __th day of __________, 2000, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, (the "GUARANTOR") to _____________, a Delaware limited liability company (the "COMPANY").

                              W I T N E S S E T H:


         WHEREAS, Guarantor, as seller, and SL Green 100 Park LLC, as buyer ("BUYER"), are parties to a Purchase and Sale Agreement (the "SALE AGREEMENT") dated as of November 19, 1999, which provides for, among other things, the sale of a 49.9% ownership interest (the "INTERESTS") in the Company, which Company shall, immediately prior to and after giving effect to the transactions contemplated in the Sale Agreement, own and control the 100% fee interest in certain real property, personal property and related property rights (the "PROPERTY") located in County of New York, State of New York, commonly referred to as 100 Park Avenue. Any initially capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the operating agreement of the Company ("OPERATING AGREEMENT");

         WHEREAS, Buyer is willing to purchase the Interests only if Guarantor agrees to guaranty payment of the Guaranteed Obligations (defined below) to the Company in the manner hereinafter provided;

          WHEREAS, Guarantor is willing to agree to guaranty payment of the Guaranteed Obligations to the Company upon and subject to the terms and conditions herein, including the Company's Reimbursement Obligations (defined below),

         NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Agreement by this reference, and for good and valuable other consideration, the receipt and adequacy of which are hereby conclusively acknowledged, and intending to be legally bound hereby, Guarantor and the Company hereby agree as follows:

         1. GUARANTY OF PAYMENT. Guarantor hereby unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Company and its successors, endorsees and/or assigns:

            (a) The payment of an amount (the "BASE GUARANTY AMOUNT") equal to
(i) One Million Dollars ($1,000,000.00) less (ii) the gross fixed or base rental income received by the Company in respect of Suites 2100, 2400 and 3601 of the Property (the "GUARANTY SPACE") without reference to so-called "pass-throughs" or "reimbursables" (the "RENTAL INCOME") during the one year period commencing on the date hereof (the "INITIAL Year").

            (b) The payment upon demand of all reasonable out-of-pocket costs and expenses actually incurred by the Company in the collection of, enforcement of, or realization under, this Agreement. The payment obligations guaranteed pursuant to this Section 1 are hereinafter referred to as the "GUARANTEED OBLIGATIONS".

         2. DETERMINATION AND PAYMENT OF BASE GUARANTY AMOUNT. (a) The Base Guaranty Amount shall be determined by the Company's Accountants based upon a review of the relevant portions of the Company's books, bank account statements and written statements from the tenants, if any, that are leasing or occupying any portion of the Guaranty Space and such other information as the Company and/or Guarantor deems to be reasonably relevant to the analysis. The Company shall provide all relevant information to the Accountants as soon as practically possible after the end of the Initial Year, but not later than ninety (90) days thereafter. The Company's Accountants shall determine the Base Guaranty Amount as promptly as possible after receipt of such information and shall notify all parties promptly of its conclusive determination in writing. The failure of Company's Accountant to give such notice shall not affect Guarantor's obligations or constitute a defense thereto; provided that no Guaranteed Obligations shall be paid until the Accountants have made their conclusive determination. The Accountants' conclusions shall be binding absent manifest error.

            (b) Guarantor shall pay the Base Guarantee Amount to the Company within sixty (60) days after the Accountants' notice is delivered to Guarantor.

         3. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants that:

            (a) No consents or approvals of any kind by any other Person (other than those heretofore obtained), and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required of Guarantor in connection with this Agreement or the execution, delivery or performance of this Agreement and Guarantor's obligations hereunder;

            (b) There is no pending or, to Guarantor's knowledge, threatened action or proceeding affecting Guarantor before any court, governmental agency or arbitrator that could reasonably be expected to have a material adverse effect on the ability of Guarantor to perform or observe any of its obligations hereunder or that could reasonably be expected to have a material adverse effect on Guarantor's guaranty of the Guaranteed Obligations hereunder;

            (c) Guarantor has full power, authority and legal right to execute and deliver this Agreement and to observe and perform all of the terms of this Agreement to be observed and performed;

            (d) The execution, delivery and performance by the Guarantor of this Agreement have been duly authorized by all necessary corporate action on its part, and this Agreement has been duly and validly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to rights of creditors generally and principles of equity; and

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Guarantor or any of its subsidiaries or affiliates is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

         4. RELEASE OF GUARANTY. If the Company receives gross fixed or base rent payments of One Million Dollars ($1,000,000.00) or more during the Initial Year with respect to the Guaranty Space (other than funds determined by the Company's Accountants to be payments made by or on behalf of tenants for so-called "pass-throughs" or "reimbursables"), this Agreement shall automatically terminate and become of no further force or effect.

         5. LIABILITY OF GUARANTOR. (a) Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Guaranteed Obligations; provided, however, that Guarantor's payment obligations shall be limited to the assets of the PRISA account. In furtherance of, and without limiting the generality of, the foregoing, Guarantor agrees as follows:

            (i) This Agreement is a guaranty of payment and not of collection or collectibility.

            (ii) Payment by Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Guaranteed Obligations that has not been paid.

            (b) Notwithstanding anything to the contrary contained herein, the obligations of Guarantor shall not be construed under any circumstances to be an assumption by Guarantor of any obligation with respect to reimbursable expenses, tenant improvement allowances, tenant work and the like (it being understood and agreed that such reimbursable expenses and capital costs shall be the responsibility of the Company).

         6. WAIVERS BY GUARANTOR. Guarantor hereby waives, for the benefit of the Company:

            (a) Any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Guarantor, including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto;

            (b) Any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of Guarantor's obligations hereunder;

            (c) The benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof; and

            (d) Notices, demands, presentments, demands for payment, protests, notices of protest, notices of dishonor and notices of any action or inaction.

         7. GUARANTOR'S RIGHT OF REIMBURSEMENT. Notwithstanding anything to the contrary contained herein, and as more particularly described in the Operating Agreement, the Company shall reimburse Guarantor an amount equal to sixty percent (60%) of the Guaranteed Obligations actually paid by Guarantor to the Company (a) in equal monthly installments over an 18-month period commencing on the third (3rd) anniversary hereof or (b) at such earlier time as may be consistent with the provisions of the Operating Agreement (such obligation, the "REIMBURSEMENT OBLIGATION").

          8. FURTHER ASSURANCES. At any time or from time to time, upon the request of the Company, Guarantor shall execute and deliver such further documents and do such other acts and things as the Company may reasonably request in order to effect fully the purposes of this Agreement; provided that the same shall not increase the obligations or decrease the rights, except to a de minimis extent, of Guarantor hereunder.

         9. NOTICES. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when received by facsimile (provided that the sender of such communication shall orally confirm receipt thereof by the appropriate parties and send a copy of such communication to the appropriate parties within one (1) Business Day of such facsimile) or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) or three (3) Business Days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

                           If to Company:
                           -------------

                           [**Name of Venture**]
                           c/o SL Green Realty Corp.
                           420 Lexington Avenue
                           New York, New York  10170
                           Attention: Mr. Marc Holliday
                           Telephone #:     (212) 216-1785
                           Telecopy #:      (212) 216-1684


                           Copies to:
                           ---------

                           SL Green 100 Park LLC
                           c/o SL Green Realty Corp.
                           420 Lexington Avenue
                           New York, New York 10170
                           Attention: Benjamin Feldman, Esq.
                           Telephone #:     (212) 216-1646
                           Telecopy #:      (212) 216-1790

                           and

                           Greenberg Traurig
                           200 Park Avenue
                           New York, New York 10166
                           Attention: Robert J. Ivanhoe, Esq.
                           Telephone #:     (212) 801-9333
                           Telecopy #:      (212) 801-6400


                           If to the Guarantor:
                           -------------------
                           The Prudential Insurance Company of America
                           Prudential Real Estate Investors
                           8 Campus Drive, Fourth Floor
                           Arbor Circle South
                           Parsippany, New Jersey  07054-4493
                           Attention: Mr. J. Allen Smith
                           Telephone #:     (973) 683-1724
                           Telecopy #:      (973) 683-1794

                           Copies to:
                           ---------

                           The Prudential Insurance Company of America
                           Prudential Real Estate Investors
                           PAMG-RE Law Department
                           8 Campus Drive, Fourth Floor
                           Arbor Circle South
                           Parsippany, New Jersey  07054-4493
                           Attention:  Joan N. Hayden, Esq.
                                         Assistant General Counsel
                           Telephone #:     (973) 683-1772
                           Telecopy #:      (973) 683-1788

                           and

                           O'Melveny & Myers LLP
                           153 East 53rd Street
                           New York, New York  10022
                           Attention:  Jacqueline A. Weiss, Esq.
                           Telephone #:     (212) 326-2110
                           Telecopy #:      (212) 326-2061

             10. NON-WAIVER.

         (a) Delay Not a Waiver. No delay or omission by the Company to exercise any right or remedy available to it with respect to the Guaranteed Obligations or failure of the Company to insist on strict performance of any term of this Agreement shall impair such exercise, or be construed to be a waiver of any such default or an acquiescence therein.

         (b) Certain Actions Not a Release. Guarantor shall not be relieved of any of its obligations in respect of the Guaranteed Obligations by reason of, and the rights of the Company hereunder shall not be affected by any failure of the Company to comply with any request of Guarantor to take any action to enforce any of the provisions of this Agreement. The Company shall not be relieved of any of its obligations in respect of the Reimbursement Obligation by reason of, and the rights of Guarantor hereunder shall not be affected by any failure of Guarantor to comply with any request of the Company to take any action to enforce any of the provisions of this Agreement.

         11. CERTAIN DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided in this Agreement, (a) the word the "COMPANY" shall mean the Company acting through its managing member or other authorized person pursuant to the Operating Agreement, (b) the word "Person" shall include an individual, corporation, limited liability company, partnership, joint venture, trust (including any beneficiary thereof), unincorporated association, government, governmental authority, or other form of legal or business entity, and (c) the words "PROPERTY" shall include any portion of the Property or interest therein.

         12. MATTERS TO BE IN WRITING. The parties hereto acknowledge that this Agreement cannot be extended, altered, modified, amended, terminated or discharged except in a document executed by both parties and that none of the rights or benefits of either party can be waived except in a document executed by the other party. Guarantor further acknowledges its understanding that no member of the Company has the power or the authority from the Company to effect an oral extension, alteration, modification, amendment, termination or discharge of any such instrument or agreement on behalf of the Company.

         13. CAPTIONS NOT BINDING; EXHIBITS. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All references to "Articles," "Sections," "Subsections" and "Clauses" are to articles, sections, subsections or clauses of this Agreement except as otherwise stated to the contrary.

         14. ENTIRE AGREEMENT. This Agreement, together with the Operating Agreement, constitutes the entire agreement between Guarantor and the Company with respect to the subject matter hereof and all understandings, oral representations and agreements heretofore or simultaneously had among the parties are merged in, and are contained herein.

         15. SUCCESSORS AND ASSIGNS. This Agreement shall be the obligation of the parties and their respective successors and assigns, and all references in this Agreement to either Guarantor or the Company shall be deemed to include all of the foregoing respective Persons. This Agreement shall inure to the benefit of the Company and Guarantor and their respective heirs, successors, substitutes and assigns, and all references in this Agreement to the Company or the Guarantor, respectively, shall be deemed to include all of the foregoing respective Persons. Notwithstanding the foregoing, no assignment by Guarantor shall release it of any of its obligations hereunder.

         16. NO THIRD PARTY BENEFICIARIES. Nothing contained herein is intended or shall be deemed to create or confer any rights upon any third Person not a party hereto, whether as a third-party beneficiary or otherwise, except as expressly provided herein.

         17. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to such Person or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         18. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

         19. CONSENT TO JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT, (HEREIN COLLECTIVELY CALLED THE "PROCEEDINGS"), EACH PARTY HERETO IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF NEW YORK, STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.

         21. WAIVER OF JURY TRIAL. GUARANTOR AND THE COMPANY, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Guarantor and the Company, by their respective duly authorized representatives, duly executed this Agreement as of the day and year first above written.

         GUARANTOR:

                           THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey Corporation

                           By:      ________________________________
                                    Name:  J. Allen Smith
                                    Title:    Principal

         COMPANY:



                           By:   SL GREEN 100 PARK LLC,
                                 a New York limited liability company
                                 Title: Managing Member

                             By:   SL Green Operating Partnership, L.P.,
                                   a Delaware limited partnership
                                   its Member

                                   By:  SL Green Realty Corp.,
                                        a Maryland corporation
                                        its General Partner


                                   By:_________________________
                                        Name:__________________
                                        Title:_________________








                                                       Exhibit 2.2



                                SECOND AMENDED

                                      AND

                                   RESTATED

                              OPERATING AGREEMENT

                                      OF

                               SLG 100 PARK LLC



                  THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (the "Agreement"), dated as of the ___ day of _______________, 2000, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential"), a New Jersey corporation, and SL GREEN 100 PARK LLC ("SLG") a New York limited liability company.

                                   RECITALS

                  WHEREAS, Prudential formed a Delaware limited liability company (the "Company") pursuant to the Delaware Limited Liability Company Act (6 Delaware Code, Section 18 101 et seq.), as amended from time to time ("Act"), named SLG 100 Park LLC, which Company was operated pursuant to that Operating Agreement dated as of January 4, 2000 (the "Initial Operating Agreement");

                  WHEREAS, the Initial Operating Agreement was modified to reflect the admission of PIC Realty Corporation ("PIC"), a wholly owned subsidiary of Prudential, as a member of the Company and the terms of the Initial Operating Agreement were amended and restated in their entirety pursuant to that certain Amended and Restated Operating Agreement dated as of _____, 2000 (the Initial Operating Agreement, as so modified, the "Original Operating Agreement");

                  WHEREAS, the Company owns (a) a certain parcel of real estate together with all easements, appurtenances, rights, privileges, reservations, tenements and hereditaments belonging thereto (the "Land") located in New York, New York, commonly referred to as 100 Park Avenue and more particularly described in Exhibit A; and (b) an office building and related improvements and fixtures (collectively, the "Improvements") located on the Land; and (c) personal property used on or in connection with the operation of the Land and Improvements (the "Personal Property"; the Land, the Improvements and the Personal Property are sometimes herein collectively referred to as the "Property");

                  WHEREAS, PIC has on even date herewith transferred all of its right, title and interest in and to the Company to SLG (Prudential and SLG, collectively, the "Members," and individually, a "Member"); and

                  WHEREAS, the Members wish to amend and restate the terms of the Original Operating Agreement in its entirety, so as to prescribe the terms and conditions upon which the Company will be organized and operated by the Members,

                  NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Agreement by this reference, other good and valuable consideration the receipt and adequacy of which is hereby conclusively acknowledged and in reliance upon the covenants, representations and warranties herein, Prudential and SLG hereby agree that the Original Operating Agreement shall be amended and restated as follows:

                                  ARTICLE 1.
                                  DEFINITIONS

     .1       Definitions.  The  following  terms shall have the  following respective  meanings when used in this Agreement:

                  AAA.  American Arbitration Association.

                  Accountants. The firm of independent certified public accountants retained by the Company at any relevant time to conduct the audits and perform the other functions to be performed by the Accountants under this Agreement, and if there is no such firm at such time, the firm that shall have prepared the Company's then most recent statements and report. The Accountants shall be the Initial Accountants or such other public accounting firm as may be selected by Prudential pursuant to the provisions of Subsection 7.1(b)(3) or as shall be designated by the Committee from time to time.

                  Accounting Period.  As described in Subsection 9.1(f).

                  Act.  As described in the Recitals.

                  Additional Capital Contribution. As described in Subsection 4.5(b).


                  Adjusted Capital Account.  As described in Subsection 9.4(d).

                  Affiliate. With respect to any Member, a director, president, chief executive officer or vice president (each an "Officer") of such Member if such Member is a corporation; any individual who is an immediate family member (i.e., spouse, lineal descendant or lineal ancestor) of any Officer; any corporate owner or other owner (direct or indirect) of such Member; any pension plan of such Member; any corporation owned, directly or indirectly, by such Member, or any partnership or limited liability company of which such Member (or the general partner or managing member of such Member) owns, in the aggregate, greater than 50%, directly or indirectly, of the general partnership interest or limited liability company interest or is the managing general partner of such partnership or the managing member of such limited liability company. A Person owns a corporation, for the purposes of this definition, when the Person owns or beneficially owns more than 50% of the outstanding voting shares of the corporation with the full right to vote such stock.

                  Agent.  As described in Section 2.4.

                  Agreement. This Operating Agreement, as it may be amended from time to time as herein provided.

                  Anniversary Date.  As described in Subsection 6.1(d).

                  Annual Audit. As described in Subsection 7.1(b)(3).

                  Annual Capital Budget.  As described in Section 6.5.

                  Annual Leasing Plan.  As described in Section 6.12.

                  Annual Operating Budget.  As described in Section 6.5.

                  Bankruptcy Code. The United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq., as the same may be amended from time to time.
                  -- ---

                  Book Basis. With respect to any asset of the Company, the adjusted basis for federal income tax purposes of such asset, except that in the case of any asset contributed to or owned by the Company on the date of a revaluation of the Capital Accounts of the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv), "Book Basis" shall mean the fair market value of such asset on the date of the contribution or revaluation as subsequently adjusted (e.g., for depreciation or amortization in accordance with federal income tax principles).

                  Borrowing Member. As described in Subsection 4.5(c).

                  Business Day. A day other than Saturday, Sunday or a legal holiday for commercial lenders under the laws of the State of New Jersey or the State of New York.

                  Buy-Sell Notice.  As described in Subsection 10.3(a).

                  Buy-Sell Price.  As described in Subsection 10.3(a).

                  Capital Account.  As described in Subsection 7.9(a).

                  Capital Expenditures. All expenditures that are defined as capital expenditures under generally accepted accounting principles, plus any of the following, whether or not they are defined as capital expenditures under generally accepted accounting principles: (a) expenditures to acquire new assets or for an improvement to an existing asset that extends the useful life of that asset and/or increases the value of that asset, (b) expenditures for single assets that cost $1,000 or more, (c) expenditures for multiple similar assets that aggregate more than $10,000 in a single Fiscal Year, (d) expenditures to maintain the Property in first class condition and state of repair or comply with requirements of laws, ordinances and governmental and quasi-governmental rules and regulations applicable to the Property and the requirements of insurance boards which are necessary in order to maintain required insurance coverage for the Property at regular insurance rates, or
(e) expenditures to repair, rebuild or restore the Property to its original condition following the occurrence of any condemnation or any fire or other casualty to the Property with a cost to repair, rebuild or restore, equal to or greater than $15,000, as determined by the Company's property insurer, or if such insurer will not make such a determination, by the Committee.

                  Cash Needs Notice.  As described in Subsection 4.5(a).

                  Certificate of Formation. The certificate of formation for the Company, as duly filed with the Delaware Secretary of State, and all amendments thereto adopted in accordance with this Agreement and the Act.

                  Code. The Internal Revenue Code of 1986, as amended from time to time.

                  Committee.  As described in Subsection 6.4(a).

                  Company.  As described in the Recitals.

                  Default Price.  As described in Subsection 13.2(c).

                  Defaulting Member.  As described in Section 12.1.

                  Demand Notice.  As described in Subsection 13.2(b).

                  Discount Period.  As described in Subsection 10.3(d).

                  Emergency.  As described in Subsection 4.5(c).

                  Emergency Loan.  As described in Subsection 4.5(c).

                  Emergency Loan Repayment Date.  As described in
Subsection 4.5(c).


                  Entire Interest.  As described in Subsection 10.3(a).

                  Entity Level Transfer.  As described in Subsection 10.1(d).

                  ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

                  Extraordinary Cash Flow.  As described in Subsection 9.1(b).

                  Failing Member.  As described in Subsection 4.5(d).

                  Financial Need Date.  As described in Subsection 4.5(b).

                  Fiscal Year.  The Fiscal Year of the Company as described in
Section 8.1.

                  General Partner.  As described in Subsection 11.2(a).

                  Guaranty Reimbursement Obligations. The obligations of the Company to reimburse Prudential pursuant to the provisions of the Limited Guaranty Agreement.

                  Improvements.  As described in the Recitals.

                  Indemnitee.  As described in Subsection 10.1(g).

                  Initial Accountants.  E&Y/Kenneth Leventhal.

                  Initial Capital Account. Prudential's Initial Capital Account and/or SLG's Initial Capital Account, as applicable.

                  Initial Lender. The Prudential Insurance Company of America, the lender of the Initial Mortgage Loan.

                  Initial Management Agreement.  As described in Section 6.10.

                  Initial Manager.  As described in Section 6.10.

                  Initial Mortgage Loan.  As described in Section 4.7.

                  Initiating Member.  As described in Subsection 10.3(a).

                  Insolvency Action.  Any of the following actions:

                    (i) file a voluntary petition or otherwise initiate proceedings (A) to have such Person adjudicated insolvent, or (B) seek an order for relief of such Person as debtor under the Bankruptcy Code;

                    (ii) file any petition seeking any composition, reorganization, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency, or other relief for debtors with respect to such Person;

                    (iii) seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of 25% or more or the Properties of such Person (the term "acquiesce" includes but is not limited to the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within thirty (30) days after the appointment) or of all or any substantial part of its property;

                    (iv) give notice to any governmental body of such Person's insolvency or pending insolvency, or suspension of operations;

                     (v)   make any general assignment for the
                           benefit of creditors of such Person; or
                           admit in writing the inability of such
                           Person to pay its debts generally as they become due or take any other similar action for the protection or benefit of creditors; or

                    (vi)   declare or effect a moratorium on such
                           Person's debt; or take any action in
                           furtherance of any such proscribed action.

                  Interests Transfer Lockout Period. As described in Subsection 10.3(a).

                  Interest Value.  As described in Subsection 10.5(a).

                  Land.  As described in the Recitals.

                  Limited Guaranty Agreement. That certain Limited Guaranty Agreement dated on even date herewith between Prudential and the Company.

                  Liquidating Member. The Member in charge of winding up the Company and having the powers described in Section 13.2.

                  Major Capital Event. A "Major Capital Event" is one or more of the following: (a) Transfer of all or any part of or an interest in Company property having a value of $250,000 or more in any one year, exclusive of Transfers or other dispositions of tangible personal property in the ordinary course of business; (b) placement and funding of any indebtedness of the Company of $250,000 or more secured by some or all of its assets with respect to borrowed money, excluding short term borrowing in the ordinary course of business and excluding the Initial Mortgage Loan; (c) condemnation of all or any part of or an interest in the Property having a value of $250,000 or more through the exercise of the power of eminent domain, or (d) any loss of the Property or any part thereof or an interest therein having a value of $250,000 or more by casualty, failure of title or otherwise.

                  Major Decisions.  As described in Subsection 6.3(a).

                  Majority in Interest. Members owning more than fifty percent (50%) of all of the Percentage Interests in the Company.

                  Managing Member.  As described in Subsection 11.2(a).

                  Member(s).  As described in the Recitals.

                  Members Requested Amount.  As described in Subsection 4.5(a).

                  Minimum Gain.  As described in Subsection 9.1(d).

                  Mortgage Loan. Any loan superseding and replacing the Initial Mortgage Loan or any successor mortgage loan in its entirety.

                  Nondefaulting Member.  As described in Section 12.1.

                  Nonfailing Member.  As described in Subsection 4.5(d).

                  Non-Initiating Member.  As described in Subsection 10.3(a).

                  Nonrecourse Deductions.  As described in Subsection 9.1(e).

                  Notice of Default.  As described in Section 12.1.

                  Notice of Offer.  As described in Section 10.4.

                  Notices.  As described in Section 14.1.

                  Offeree.  As described in Section 10.4.

                  Offeror.  As described in Section 10.4.

                  Operating Cash Flow.  As described in Subsection 9.1(a).

                  Other Member.  As described in Subsection 10.5(a).

                  Partner Nonrecourse Debt Minimum Gain. As described in Subsection 9.1(g).

                  Percentage Interest. As to any Member, that Member's entire interest in the Company, as such percentages may be adjusted from time to time as provided herein. As of the date hereof, the Percentage Interests are 50.1% in the case of Prudential and 49.9% in the case of SLG.

                  Permitted Investments.  Any of the following:

                  (a) deposit accounts maintained at a savings bank, savings and loan association or commercial bank;

                  (b) marketable obligations of the United States of America, the full and timely payment of the principal and interest on which is backed by the full faith and credit of the United States of America, which have a maturity date not later than thirty (30) days after the acquisition thereof by the Company;

                  (c) banker's acceptances, certificates of deposit and other interest-bearing obligations denominated in dollars issued by institutions whose short-term obligations have been rated A-1 (or better) by Standard & Poors and that have a maturity date not later than thirty (30) days after the acquisition thereof by the Company;

                  (d) commercial paper having a maturity date not later than thirty (30) days after the acquisition thereof by the Company and having a Standard & Poors rating of A-1 (or better); and

                  (e) freely redeemable shares in open-end money market mutual funds that (1) maintain a constant net-asset value, (2) at the time of the purchase of such shares by the Company have a Standard & Poors rating of AAA or the equivalent thereof and (3) invest solely in obligations of the types described in Clauses (a) through (d), without regard to the limitation set forth in such Clauses as to the maturity of such obligations.

                  Person. Any individual, corporation, limited liability company, partnership, joint venture, trust (including any beneficiaries thereof), unincorporated association, government, governmental authority, or other form of legal or business entity.

                  Personal Property.  As described in the Recitals.

                  Plan Assets Regulation.  As described in Subsection 6.1(d).

                  Plan Violation. A transaction, condition or event that would
(a) constitute a nonexempt prohibited transaction under ERISA; or (b) be prohibited under state statutes regulating investments of fiduciary obligations with respect to any "Governmental Plan" (as such term is defined in ERISA).

                  Prime Rate.  As defined in Section 5.1.

                  Profit or Loss.  As described in Subsection 9.1(c).

                  Property.  As described in the Recitals.

                  Property Transfer Lockout Period.  As described in
Section 10.5.

                  Prudential. As described in the first paragraph of this Agreement.

                  Prudential's   Initial  Capital  Account.   Prudential's
capital account effective upon the execution and delivery of this Agreement in the amount set forth in Exhibit B.

                  Purchase Election Notice.  As described in Subsection 10.5(b).

                  Qualified Income Offset Amount. As described in Subsection 9.5(d).

                  Regular Managing Member.  As described in Section 6.1.

                  REIT. As described in Section 2.6.

                  REIT Requirements. As described in Section 2.6.

                  Release.  As described in Section 15.17.

                  Removal Notice.  As described in Subsection 6.1(c).

                  REOC.  As described in Subsection 6.1(d).

                  Right of First Refusal Period.  As described in Section 10.4.

                  Right of First Refusal Price.  As described in Section 10.4.

                  Sale Agreement. That certain Purchase and Sale Agreement between Prudential, as Seller, and SLG, as Buyer, dated as of November 19, 1999 with respect to, among other things, SLG's acquisition of its Percentage Interest in the Company.

                  Sales Notice.  As described in Section 10.5.

                  Sales Price.  As described in Section 10.5.

                  Securities Laws.  As described in Subsection 10.8(a).

                  Seller Member.  As described in Subsection 10.5(a).

                  SLG.  As described in the first Paragraph of this Agreement.

                  SLG Realty.  As described in Section 2.6.

                  SLG's Initial Capital Account. SLG's capital account effective upon the execution and delivery of this Agreement in the amount set forth in Exhibit B.

                  Special Loan.  As described in Subsection 4.5(c).

                  Stated Value.  As described in Subsection 10.3(a).

                  Third Party Contract.  As described in Section 10.4.

                  TMP.  As described in Section 7.6.

                  Transfer. (a) As a noun, any voluntary or involuntary, direct or indirect, sale, conveyance, assignment, transfer, divestment, alienation, pledge, hypothecation, creation of a security interest in, or other disposition, or encumbrance, and (b) as a verb, voluntarily or involuntarily, directly or indirectly, to sell, convey, assign, transfer, divest, alienate, pledge, hypothecate, create a security interest in, or otherwise dispose of or encumber; whether for consideration or gratuitously.

     .2 Construction. The definitions in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter form. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," except where the context otherwise requires. The terms "herein," "hereof" and "hereunder" refer to this Agreement in its entirety unless the context otherwise requires. References to contracts, agreements, leases and other contractual instruments shall be deemed to include all subsequent amendments, supplements and other modifications permitted or not prohibited, as appropriate, by the terms of this Agreement. References to specific statutes include (a) successor statutes of similar purpose and import, and (b) all rules, regulations and orders promulgated thereunder. The term "provisions," when used with respect hereto or to any other document or instrument shall be construed as if preceded by the phrase "terms, covenants, agreements, requirements, conditions and/or." All references to "Articles," "Sections," "Subsections," "Clauses" and "Exhibits" are to articles, sections, subsections, clauses and exhibits to this Agreement unless the context otherwise requires.

     .3 Exhibits. The Exhibits attached to this Agreement are an integral part of this Agreement, and all references to this Agreement shall be deemed to include the Exhibits hereto.

                                  ARTICLE 2.
                             FORMATION OF COMPANY

     .1  Members.  The Members of the Company are Prudential and SLG.

     .2  Name.  The name of the Company shall be SLG 100 Park LLC.

     .3 Registered Office. The registered office of the Company shall be located c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19805, or such other place as the Committee may from time to time determine. The Company's principal office shall be located c/o SL Green Realty Corp. at 420 Lexington Avenue, New York, New York 10170, or such other place in New York City as the Regular Managing Member may from time to time determine.

     .4 Registered Agent; Service of Process. The name and address of the registered agent of the Company is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19805 (the "Agent"). Process against the Company may be served upon the Agent. The Agent shall be directed to mail a copy of any process against the Company served upon it to the Company at the address set forth above. The Regular Managing Member shall deliver a copy of any such process received by the Company to each of the Members.

     .5 Governing Law; Member Relations; Ownership of Property; Taxation as a Partnership. Except as is expressly provided to the contrary herein, the business, affairs, administration and termination of the Company shall be governed by the Act, but, to the extent permitted thereby, shall not be governed by any amendments to the Act that become effective after the date of this Agreement and that would only be applicable to the Company absent a provision in this Agreement to the contrary, unless such amendments are adopted as amendments to this Agreement pursuant to Section 15.11. The foregoing notwithstanding, the Members' duties and obligations to one another shall be the same as partners in a partnership governed by the relevant provisions of the Delaware Uniform Partnership Act and the case law interpreting such act. In no event shall the previous sentence be construed or applied in such a manner to cause the Company to be treated as a partnership for any purpose other than the determination of the Members' respective duties and obligations to one another. The interest of each Member in the Company shall be personal property for all purposes. To the fullest extent permitted by applicable law, no Member individually shall have any ownership interest in any real or other property owned by the Company and all such property (including the Property) shall be owned by the Company. Notwithstanding anything in this Section 2.5 to the contrary, the Members intend that the Company shall at all times be operated in such a manner that it will be taxed as a partnership for federal and state income tax purposes.

     .6  REIT Provisions.

          (a) The Members recognize that SL Green Realty Corp. ("SLG Realty"), an indirect owner of SLG, is a real estate investment trust (a "REIT") within the meaning of Sections 856-859 of the Code. Each Member acknowledges and agrees that the business of the Company shall be conducted so as to cause the Company's income and assets to meet the requirements of Sections 856(c)(2),
(c)(3) and (c)(4) and 856(d) of the Code (as if the Company were a REIT) as in effect from time to time ("REIT Requirements"), provided, however, that nothing contained in this Subsection 2.6(a) shall permit the Company or the Regular Managing Member to violate Subsection 6.1(d). The Regular Managing Member will be responsible for operating the Company in accordance with the foregoing requirements. In no event shall the Company, without the prior written approval of SLG, (1) provide services to any tenant of the Property that the Company is advised in writing by SLG or SLG Realty constitute noncustomary services for purposes of Section 856(d)(7) of the Code, (2) enter into any lease or other agreement with any tenant of the Property or service provider that could adversely affect SLG Realty's status as a REIT, or (3) acquire any stock in any corporation.

          (b) SLG represents, warrants and covenants to Prudential that no provision of this Agreement requires that the Company be operated contrary to REIT Requirements.

     .7 Purposes. The purposes of the Company shall be limited strictly to (a) acquiring, owning, improving, maintaining, repairing, managing, constructing, operating and leasing of the Property; (b) financing, refinancing or arranging financing for any of the foregoing purposes or for making distributions to Members, including the granting of mortgages or similar liens upon the Company's property to secure the same; and (c) engaging in such other operations and businesses as the Company deems necessary or appropriate for the foregoing purposes subject to the other provisions of this Agreement. The Company shall not engage in any other business.

     .8 No Individual Authority. Except as otherwise expressly provided in this Agreement, neither Member, acting alone, shall have any authority to act for, or to create, undertake or assume any liabilities, obligations or responsibility on behalf of the other Member or the Company.

     .9 No Restrictions. Nothing contained in this Agreement shall be construed so as to prohibit either Member or any Affiliate or any director, officer, partner, employee or other Person related to any of them from owning, operating, or investing in any real estate or real estate development not owned or operated by the Company, wherever located and whether or not the same competes with the Property. Each Member agrees that the other Member, any Affiliate or any director, officer, employee, partner or other Person related to such other Member may engage in or possess an interest in another business, venture or ventures, of any nature and description, independently or with others, including the ownership, financing, leasing, operation, management, syndication, brokerage and development of real property other than the Property, and neither the Company nor the Members shall have any rights by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom.

     .10 Neither Responsible for Other's Commitments. Neither Member nor the Company shall be responsible or liable for any indebtedness or obligation of the other Member incurred either before or after the execution of this Agreement, except as to those joint responsibilities, liabilities, debts or obligations incurred pursuant to the terms of this Agreement, and each indemnifies and agrees to hold the other harmless from such obligations and debts except as aforesaid.

     .11  Representations by Members.

          (a) Each Member represents and warrants to the other that (1) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action and do not require the consent or approval of any third party, (2) it has all necessary power with respect thereto, (3) the consummation of such transactions will not (and with the giving of notice or lapse of time or both would not) result in a breach or violation of, or a default or loss of contractual benefits under, its organizational and/or operational documents, any agreement by which it or any of its properties is bound, or any statute, regulation, order or other law to which it or any of its properties is subject, or give rise to a lien or other encumbrance upon any of its properties or assets, (4) this Agreement is a valid and legally binding agreement upon such Member, enforceable in accordance with its terms, subject to applicable "creditors' rights laws and principles of equity, and (5) such Member is not a "foreign person" as that term is defined in Section 1445 of the Code.

          (b) SLG further represents, warrants and covenants to Prudential that SLG is duly organized (or formed), validly existing and in good standing under the laws of its State of organization and the State in which the Property is located, has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed or delivered by SLG, and to perform all of its obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed or delivered by SLG, nor the performance of the obligations of SLG hereunder or thereunder, will result in the violation of any applicable law or any provision of the agreement of partnership or articles of incorporation and by-laws of SLG or will conflict with any order or decree of any court or governmental instrumentality of any nature by which SLG is bound.

          (c) Prudential further represents, warrants and covenants to SLG that Prudential is duly organized (or formed), validly existing and in good standing under the laws of its State of organization and the State in which the Real Property is located and has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Prudential and to perform its obligations hereunder and thereunder. Neither the execution and delivery of this Agreement nor the performance of the obligations of Prudential hereunder or thereunder, will result in the violation of any applicable law or any provision of the articles of incorporation and by-laws of Prudential or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Prudential is bound.

                                  ARTICLE 3.
                                     TERM

     .1 Term. The Company shall commence on the date the Certificate of Formation is filed with the Delaware Secretary of State and shall dissolve upon the first to occur of the following:

         (a) Transfer or other disposition of all or substantially all of the Property, other than (1) to a nominee or trustee of the Company for financial or other business purposes or (2) pledges to secure the Initial Mortgage Loan or any successor Mortgage Loan; or

         (b) Dissolution of the Company pursuant to the express provisions of Articles 10, 11, 12 or 13; or

         (c) the fiftieth (50th) anniversary of the date hereof.

     .2 Dissolution. The events of dissolution contained in Section 3.1 are the only occurrences permitting or requiring dissolution of the Company. Each
Member waives all right, power and authority it may have under the Act or other legal or equitable rights to require a dissolution of the Company and/or partition of its assets other than as expressly provided in this Agreement.
The insufficiency of Operating Cash Flow to meet operating and capital costs on a current basis shall not, to the fullest extent permitted under applicable law, cause, or give rise to any action or proceeding the result of which might be the dissolution of Company.

                                  ARTICLE 4.
               CAPITAL ACCOUNTS AND CONTRIBUTIONS OF THE MEMBERS

     .1 Initial Capital Accounts. Each Member's initial Capital Account shall be set forth in Exhibit B.

     .2  No Other  Contributions.  Except as  required  by this
Article 4, neither Member shall have any obligation to make any contribution to the Company or to advance any funds thereto.

     .3 No Interest Payable. No Member shall receive any interest on its contributions to the capital of the Company.

     .4  No Withdrawals. Except as expressly set forth in this Agreement
 (a) the capital of the Company may not be withdrawn, (b) no Member shall demand or receive a return of any portion of its capital account or any property of the Company, and (c) no Member shall be permitted to withdraw from the Company without the consent of all of the Members.

     .5  Additional Capital Contributions.

         (a) If after the date hereof, the Regular Managing Member believes that Operating Cash Flow (together with any reserves held for such purposes) is insufficient to timely pay budgeted operating and capital expenses of the Company pursuant to the approved Annual Operating Budget or the Annual Capital Budget, as the case may be, the Regular Managing Member shall give each Member a notice (a "Cash Needs Notice") specifying in reasonable detail (1) the amount and purpose of any such required capital, (2) subject to Subsection 4.5(c), the date on which such capital is required, and (3) the amount of each Member's pro rata share of such additional required capital in accordance with its Percentage Interest (the "Member's Requested Amount"), and (4) the reasons, to the extent ascertainable, that Operating Cash Flow (together with any reserves held for such purposes) is insufficient to meet timely the obligations or purposes for which such additional capital has been requested.

         (b) Each Member shall contribute to the Company, as an additional capital contribution, an amount equal to the applicable Member's Requested Amount no later than the date (the "Financial Need Date") specified in the Cash Needs Notice, which date shall not be earlier than ten (10) days after the date of receipt of the Cash Needs Notice. A contribution to the Company made by a Member pursuant to this Subsection 4.5(b) is referred to herein as an "Additional Capital Contribution." If a Member fails or refuses to make a capital contribution called for under this Section 4.5, the exclusive remedy of the Company and the other Member shall be as described in Subsections (d) and (e) of this Section 4.5.

         (c) Notwithstanding the provisions of Subsection 4.5(b), if the funds specified in the Cash Needs Notice are requested to pay for the costs incurred by the Company arising out of an emergency that in the good faith determination of the Regular Managing Member, threatens the preservation of all or any material part of any Property or the health or safety of any Person (an "Emergency), the Financial Need Date shall be seven (7) days after the date of the Cash Needs Notice; provided that if an Emergency shall exist and a Member (a "Borrowing Member") shall fail to advance to the Company the applicable Member's Requested Amount on or before the Financial Need Date, such amount may be advanced directly to the Company by the other Member on the Financial Needs Date and treated as a loan by the Member making such advance to the Borrowing Member (an "Emergency Loan"). Such Emergency Loan shall be repaid by the Borrowing Member within twenty (20) days after the Financial Need Date (such twentieth (20th) day following the Financial Need Date, the "Emergency Loan Repayment Date") together with interest thereon at the rate described below from the date of such advance to, but not including, the date of repayment thereof. If made, an Emergency Loan shall bear interest and be payable upon the terms described in Article 5 and any accrued interest shall be considered to be part of such Emergency Loan for all purposes. If not theretofore repaid by the Borrowing Member, the unpaid principal and interest owing on any Emergency Loan shall be paid out of distributions otherwise payable to the Borrowing Member under Article 9 and shall not give rise to any of the remedies set forth in Subsections 4.5(d) and (e).

         (d) If a Member (the "Failing Member") fails to contribute an amount equal to the entire amount required to be contributed by it by the Financial Need Date and if the other Member (the "Nonfailing Member") has made its entire contribution, then, the Nonfailing Member may, but need not:

              (1) withdraw from the Company its most recent proportionate contribution made pursuant to this Section 4.5, in which case the Company shall promptly repay the amount of such withdrawn contribution to the Nonfailing Member;

              (2) make a loan to the Company (a "Special Loan") in an amount equal to the sum of (x) the contribution that the Failing Member failed to make pursuant to this Section 4.5, and (y) the contribution made by the Nonfailing Member, in which case the full contribution made by the Nonfailing Member shall be deemed instead to be part of the funds advanced in connection with making such Special Loan. If made, a Special Loan shall bear interest and be payable upon the terms described in Article 5 and any accrued interest shall be considered to be part of such Special Loan for all purposes;

              (3) after the expiration of the Interests Transfer Lockout Period, fund the full amount of the capital due from the Failing Member as an Additional Capital Contribution to the Company on its own behalf, in which case Percentage Interests shall be adjusted as set forth in Subsection 4.5(e).

         (e) If the Nonfailing Member elects to fund the full amount of the capital required as an Additional Capital Contribution in accordance with Subsection 4.5(d)(3), then effective from the date of the making of such contribution, the Percentage Interest of the Failing Member shall be reduced by an amount (expressed as a percentage and rounded to two decimal places) equal to the ratio of (A) the amount of the capital contribution that the Failing Member fails to make, over (B) the aggregate amount of all capital contributions theretofore made by the Failing Member to the Company (less any capital withdrawals or distributions pursuant to Article 9). For the purpose of determining the ratio described in the preceding sentence, the Members shall be deemed to have made capital contributions in the amount of their respective Initial Capital Account Balances. If the Failing Member's Percentage Interest is decreased pursuant to the immediately preceding sentence, the Nonfailing Member's Percentage Interest shall be simultaneously increased to an amount equal to 100% less the Failing Member's new Percentage Interest, as calculated pursuant to the immediately preceding sentence. From and after each time there is a change in the Percentage Interests of the Members pursuant to this Subsection 4.5(e), the definition of Percentage Interests under this Agreement shall automatically be changed, and each Percentage Interest allocation that is referred to in this Agreement shall be correspondingly changed on a percentage point for percentage point basis even if the term "Percentage Interests" is not used in the provision in which such allocation is referenced, including Section 9.2.

     .6 Effect of Change of Percentage Interest. If the Percentage Interests of the Members are changed pursuant to the terms of this Agreement during any Fiscal Year, the amounts of all items to be credited, charged or distributed (including pursuant to Sections 9.2 and 13.5) to such Members for such entire Fiscal Year in accordance with their respective Percentage Interests in the Company, shall be allocated between (a) the portion of such Fiscal Year that precedes the date of such change (and if there shall have been a prior change in such Fiscal Year, which commences on the date of such prior change) and (b) the portion of such Fiscal Year that occurs on and after the date of such change (and if there shall be a subsequent change in such Fiscal Year, that precedes the date of such subsequent change), in proportion to the number of days in each such portion, and the amounts of the items so allocated to each such portion shall be credited, charged or distributed to such Members in proportion to their respective Percentage Interests in the Company during each such portion of the Fiscal Year in question.

     .7   Financing.  The  Members  hereby  authorize  the  Company to borrow up to  $120,000,000  from the  Initial Lender (the "Initial Mortgage Loan").

     .8   Adjustments in Interests Generally. The Members each hereby acknowledge that because of the difficulty in calculating the damage that may result from (a) failure of a Member to make an Additional Capital Contribution when required, and (b) failure to repay a Special Loan together with all interest thereon when due, the agreements set forth in this Article 4 permitting reductions of a Member's Percentage Interest as a result of such failures, and the basis of calculations for such reductions, have been openly and freely negotiated, and have been agreed to, as fair and reasonable liquidated damages by the Members as parties who are (a) sophisticated in business, real estate and finance, and (b) advised by experienced legal counsel.

                                  ARTICLE 5.
                                LOANS BY MEMBER

     .1 Loans. Neither Member shall be obligated to lend any money to the Company and the Committee may not require such a loan to be made. Except for Special Loans and Emergency Loans made pursuant to Section 4.5 and the Initial Mortgage Loan described in Section 4.9, the Company shall not borrow any money (including any money borrowed pursuant to the Mortgage Loan) without the approval of the Committee pursuant to Article 6. No Emergency Loan or Special Loan shall be considered a capital contribution of any Member making such a loan and no such loan shall increase the Capital Account or Percentage Interest of such Member or entitle it to any increase in its share of the distributions of the Company. Each Special Loan or Emergency Loan made by either Member to the Company shall be an obligation of the Company, provided that (a) neither Member shall be personally obligated to repay the Special Loan or Emergency Loan or to make any contribution to the capital of the Company to enable the Company to repay the Special Loan or Emergency Loan and
(b) the Special Loan or Emergency Loan shall be payable or collectible only out of the assets of the Company. All Special Loans and Emergency Loans made pursuant to Section 4.5 shall bear interest at the rate of 5% per annum above the "prime rate" or "reference rate" announced by Citibank N.A. (the "Prime Rate") from time to time while such Special Loans or Emergency Loans are outstanding, or the highest rate permitted by applicable law, whichever is less. If Citibank N.A. ceases to announce the Prime Rate, the Members shall reasonably determine a substitute method for determining the Prime Rate.

     .2 Payment of Special Loans and Emergency Loans. Operating Cash Flow and Extraordinary Cash Flow shall be applied to the payment of Emergency Loans and Special Loans as set forth in Section 9.2. If at any time Special Loans shall be outstanding, and if the aggregate balances, including accrued interest, of such outstanding Special Loans made by the respective Members shall not be in the proportion of the respective Percentage Interests of the Members, then payment shall be made only upon the Special Loan of the Member whose loan balance, including accrued interest, is disproportionately high, until the balances (including interest) payable on the respective Member's Special Loans by both Members shall be in the ratio of the respective Percentage Interests of the Members. If at any time Emergency Loans shall be outstanding, and if the aggregate balances, including accrued interest, of such outstanding Emergency Loans made by the respective Members shall not be in the ratio of the respective Percentage Interests of the Members, then payment shall be made only upon the Emergency Loan of the Member whose loan balance, including accrued interest, is disproportionately high, until the balance (including interest) payable on the respective Member's Emergency Loans by both Members shall be in the ratio of the respective Percentage Interests of the Members. When the amounts of the Special Loan and/or Emergency Loan balances (including interest), as the case may be, of the respective Members are in the ratio of the Percentage Interests of the respective Members, all payments of interest on and repayments of the principal of such Special Loans or Emergency Loans shall be pro rata in accordance with the remaining balance (including interest) of each of the Special Loans or Emergency Loans.

                                  ARTICLE 6.
                           MANAGEMENT OF THE COMPANY

     .1  Regular Managing Member.

         (a) Subject to the other provisions of this Article 6, the management of the Company shall be vested in SLG as Regular Managing Member, which shall be responsible for carrying out the day-to-day operations of the Company. Except for situations in which the approval of the Members or the Committee is required by this Agreement or by other nonwaivable provisions of applicable law, the Regular Managing Member shall have full authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. No Member other than the Regular Managing Member shall be an agent of the Company for the purpose of its business or have the authority to bind the Company by such Member's acts, except to the extent that authority has been expressly delegated in writing to such Member by the Regular Managing Member.

         (b) The Regular Managing Member shall be entitled to hold office until its resignation or removal. Upon the Regular Managing Member's resignation or removal, a replacement Regular Managing Member shall be appointed by a vote of the Majority in Interest of the Company. The Regular Managing Member, and each replacement Regular Managing Member appointed hereunder, shall at all times be a Member owning a percentage interest in both the capital and profits of the Company equal to at least thirty-five percent (35%).

         (c) Prudential shall have the right to remove SLG as Regular Managing Member for cause (as defined below) by delivering to SLG a written notification ("Removal Notice") of removal and stating the cause for that action. Prudential shall act as Regular Managing Member on behalf of the Company after it has removed SLG as Regular Managing Member. The grounds for removal "for cause" shall mean one or more of the following:

               (1) any willful and/or material misconduct or material breach by SLG in the discharge of its duties and obligations as Regular Managing Member;

               (2) any fraud, gross negligence or willful misconduct in the performance by SLG of its obligations or covenants under this Agreement or under any provision of applicable law that Prudential determines in its reasonable discretion is material;

               (3) any material breach by the Company of its obligations to any lender, including the Initial Lender, resulting from the willful misconduct or material breach by SLG as described in Subsection 6.1(c)(1) that causes a material default under the Initial Mortgage Loan documents, the Mortgage Loan documents or any other loan document;

              (4) the termination of the Initial Management Agreement following the occurrence of the events described in Subsections (c) (as it applies to the Initial Manager), (d) (as it applies to the Initial Manager),
(f) as it applies to the Initial Manager), (g), (h) or (i) of Section 10.1 of the Initial Management Agreement, or the resignation of the Initial Manager; and

              (5) if by operation of Subsection 4.5(e), SLG's Percentage Interest shall be reduced to thirty five percent (35%) or less.

         (d) The Regular Managing Member shall conduct the activities of the Company so as to qualify the Company as a "real estate operating company" ("REOC") within the meaning of 29 C.F.R. ss. 2510.3-101 (the "Plan Assets Regulation"). The "annual valuation period" of the Company for purposes of qualifying as a REOC under the Plan Assets Regulation shall be the ninety (90) day period commencing on each Anniversary Date (as defined below) unless the Company pre-specifies an earlier annual valuation period in accordance with the Plan Assets Regulation. "Anniversary Date" means each anniversary of the Company's first investment other than a short-term investment pending long-term commitment.

     .2  Duties and Obligations of the Manager.

         (a) The Regular Managing Member shall take all actions necessary or appropriate (1) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged, and (2) for the accomplishment of the Company's purposes.

         (b) The Regular Managing Member shall devote to the Company such time as may be necessary for the proper performance of all of its duties under this Agreement, but the Regular Managing Member shall not be required to devote full time to the performance of such duties and may have other business interests or engage in other business activities. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Regular Managing Member. The Regular Managing Member shall not incur any liability to the Company or to any Member as a result solely of engaging in any other business or venture.

         (c) Notwithstanding any contrary provision of this Agreement, the Regular Managing Member shall not be obligated to perform any action as Regular Managing Member of the Company to the extent such action requires funding from the Company and such funds have not been provided subsequent to the issuance of a Cash Needs Notice pursuant to Section 4.5.

     .3  Restrictions on Authority of the Manager.

          (a) Notwithstanding anything herein to the contrary, the Regular Managing Member shall have no authority to make any Major Decision without the prior written consent of the Committee as provided in Section 6.4. A "Major Decision" means any decision to do or perform the following:

              (1) to approve the Annual Capital Budget and the Annual Operating Budget or any modifications thereto, as described in Section 6.5;

              (2) to cause the Company to acquire any additional material asset or an interest therein (other than furniture, fixtures and equipment acquired in the ordinary course of business or assets acquired pursuant to the then current Annual Operating Budget or Annual Capital Budget, as appropriate);

              (3) subject to Section 10.5, to cause a material portion of the Property to be sold or abandoned or to market the Property;

              (4) to cause the Company to incur debt financing secured by a lien on the Property or any other material asset of the Company (other than the Initial Mortgage Loan or equipment leases and other arrangements of a similar nature expressly provided for in the Annual Operating Budget);

              (5) to borrow funds in the name of the Company or the Members;

              (6) to cause the Company to refinance any loan obtained by the Company pursuant to the foregoing Subsections 6.3(a)(4) or (5);

              (7) to cause the Company to extend credit, make loans or become a surety, guarantor or accommodation endorser for any Person (except as otherwise permitted in connection with any Special Loans or Emergency Loans);

              (8) to approve the Annual Leasing Plan;

              (9) subject to the provisions of Subsection 6.3(b), to terminate the Initial Management Agreement or any services provided pursuant to the Initial Management Agreement, to cause the Company to enter into one or more substitute management agreements with a substitute property manager from time to time and to exercise any of the Company's rights to terminate any such substitute management agreement or any services provided pursuant to any management agreement from time to time;

              (10) to the extent permitted by the Initial Mortgage Loan documentation, determine whether and to what extent the Property should be repaired or restored in the event of any loss by fire or other casualty or in the event of any loss of any portion of the Property by action in condemnation or eminent domain;

              (11) to exercise any other rights and prerogatives that are allocated or provided to the Committee under the terms of this Agreement;

              (12) to alter the frequency of distributions of Operating Cash Flow as provided for in Article 9;

              (13) to take any "Insolvency Action";

              (14) to sell or issue an equity interest in the Company or, except as permitted by operation of Article 10, to admit one or more new members in the Company;

              (15) to enter into any agreement that creates recourse liability to all Members;

              (16) to make expenditures in excess of amounts set forth in the approved Annual Operating Budget or the approved Annual Capital Budget, as the case may be;

              (17) to invest Company funds in any investment other than a Permitted Investment;

              (18) to amend this Agreement or the Certificate of Formation;

              (19) to authorize any agreement, transaction or action on behalf of the Company that is unrelated to its purpose; or

              (20) to authorize or effect a merger or consolidation of the Company with or into one or more other entities.

         (b) Notwithstanding any contrary provision of this Agreement, all decisions regarding the termination of any contractor, vendor or service provider (including the Initial Manager or any other property manager or leasing agent) that is an Affiliate of or otherwise related to any Member shall be made by the Committee members appointed or designated by the unaffiliated Member.

     .4  Executive Committee.

         (a) Except as otherwise provided herein, all Major Decisions shall be made by a Committee (the "Committee"), which, subject to Subsection 6.4(d), shall at all times consist of four (4) individuals, two (2) of whom shall be appointed by Prudential, and two (2) by SLG. Each Member may appoint an alternate for each individual appointed by it to the Committee, and each such alternate individual may act as if he or she is a member of the Committee at any time the member for whom the alternate is appointed is absent or unable to serve. Each Member shall have the power to remove any individual or alternate individual of the Committee appointed by it and simultaneously to appoint a replacement individual or alternate individual by delivering written notice of such removal and appointment to the Company and to the other Member. Vacancies on the Committee shall be filled by the Member that appointed the individual previously holding the position that is then vacant.

         (b) Each Committee member shall be entitled to cast one (1) vote with respect to any decision made by the Committee.

         (c) The Committee shall meet (1) at least once each calendar quarter (unless such meeting shall be waived by all Committee members) or (2) on the call of any two (2) individuals on the Committee upon five (5) Business Days' notice to all Committee members by telephone, electronic mail, telecopy or telegraph, at the location and particular time set by the Regular Managing Member or such other place and time as may be, from time to time, agreed upon by both Members. Meetings may also be held by telephone with the consent of all members of the Committee. An agenda for each meeting shall be prepared in advance by the members of the Committee in consultation with each other. The Committee shall cause written minutes to be prepared of all meetings held and actions taken by the Committee and shall deliver a copy thereof to each member of the Committee within ten (10) days after the date of the meeting.

         (d) Notwithstanding anything in this Agreement to the contrary, if by operation of Subsection 4.5(e) any Member's Percentage Interest is reduced to an amount greater than three percent (3%) and up to and including twenty-five percent (25%), such Member shall only be entitled to appoint one (1) individual to the Committee and the Committee shall then consist of three (3) individuals. If by operation of Subsection 4.5(e), any Member's Percentage Interest is reduced to three percent (3%) or less, such Member shall not be entitled to appoint any individual to the Committee and the Committee shall then consist of two (2) individuals both appointed by the other Member. If by operation of Subsection 4.5(e), such Member's Percentage Interest is subsequently increased to an amount greater than three percent (3%) but not greater than twenty five percent (25%), then such Member shall have the right to appoint one (1) individual to the Committee and the Committee shall consist of three (3) individuals. If by operation of Subsection 4.5(e), such Member's Percentage Interest is subsequently increased to an amount greater than twenty five percent (25%), then such Member shall have the right to appoint two (2) individuals to the Committee and the Committee shall consist of four (4) individuals.

     .5  Annual Budgets.

         (a) On or before the first day of the second (2nd) calendar month immediately preceding the commencement of each Fiscal Year, the Regular Managing Member shall cause to be prepared for the Committee's review a preliminary annual capital budget and a preliminary annual operating budget. On or before the fifteenth (15th) day of the month immediately preceding the commencement of each Fiscal Year of the Company, the Committee shall adopt (1) an annual capital budget (an "Annual Capital Budget") for such year, in such form as the Committee shall have approved, setting forth the Committee's estimates reasonably itemized of all Capital Expenditures and receipts from capital transactions of the Company relating to the Property, and (2) an annual operating budget (an "Annual Operating Budget"), for such year, in such form as the Committee shall have approved, setting forth the Committee's reasonably itemized estimates of all income and expenses of the Company for such year and establishing reserves and working capital for the Company.

         (b) If the Committee shall fail to adopt an entire Annual Capital Budget for any Fiscal Year, then the Committee shall only adopt as the Annual Capital Budget the items of the proposed annual capital budget for such Fiscal Year as are (1) required by law, (2) required pursuant to the provisions of any lease entered into by or otherwise binding the Company, as lessor, (3) required by the Initial Mortgage Loan documents or the Mortgage Loan documents, as applicable, or, (4) otherwise as are acceptable to the Committee. If the Committee shall fail to adopt an entire Annual Operating Budget for any Fiscal Year, then the Annual Operating Budget for such Fiscal Year shall be the Annual Operating Budget adopted for the prior Fiscal Year with each line item increased by a percentage equal to the percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items, 1982-84=100.

     .6 Bank Accounts. The Company will maintain separate bank accounts in such banks as the Committee may designate exclusively for the deposit and disbursement of all funds of the Company. All funds of the Company shall be promptly deposited in such accounts. The Committee shall authorize signatories for such accounts from time to time.

     .7 Reimbursement for Costs and Expenses. The Committee by unanimous vote, will fix the amounts, if any, by which the Company will reimburse each Member for costs and expenses incurred by such Member on behalf and for the benefit of the Company; provided, however, that no overhead or general administrative expenses of anyone other than the Company itself shall be allocated to the operation of the Company, and no salaries, fees, commissions or other compensations shall be paid by the Company to any Affiliate of any Member or to any partner, officer, shareholder, agent, contractor, officer or employee of either Member or its Affiliates for any services rendered to the Company except as may be expressly provided herein or in the Initial Management Agreement or by other written agreement approved by the Committee.

     .8 Fidelity Bonds and Insurance. The Company will obtain fidelity bonds with reputable surety companies, covering all Persons having access to the Company's funds, indemnifying the Company against loss resulting from fraud, theft and dishonest and other wrongful acts of such Persons. The Company shall carry or cause to be carried on its behalf in companies acceptable to the Committee all property, liability and workers' compensation insurance as shall be required under applicable mortgages, leases, agreements, and other instruments and statutes or as may be required by the Committee, but never in amounts less than those agreed upon by the Committee.

     .9  Accounting Management Services.

         (a) Subject to Subsection 6.9(d), the Regular Managing Member shall perform or cause to be performed the following services from time to time and for the benefit of the Company:

              (1) assemble and provide to the Accountants such information relating to the operation and ownership of the Property as is necessary and appropriate to enable the Accountants to audit annual financial statements and to prepare all required federal, state and local tax returns;

              (2) prepare the periodic reports and budgets described in
Section 6.5, and Subsections 7.1(a), 7.1(b) and as may be required by the Initial Mortgage Loan or the Mortgage Loan, as applicable, and submit the same to the Committee for review and approval; provided, however, that nothing herein shall change or affect the limitations on the authority of the Regular Managing Member as set forth in this Agreement;

              (3) assist in preparing the annual financial statements described in Subsection 7.1(b) and as otherwise may be required by the Initial Mortgage Loan or the Mortgage Loan, as applicable, and submit drafts of the same to the Members for review and approval and to the Accountants for audit; provided, however, that nothing herein shall change or affect the limitations on the authority of the Regular Managing Member as set forth in this Agreement; and

              (4) obtain bids for insurance authorized or required by the Committee, monitor such insurance to assure that such insurance remains in full force and effect, and notify the Company, and its Members not less than thirty (30) days prior to expiration or termination of such insurance so as to permit timely renewal or replacement thereof. The Regular Managing Member shall determine the cost of having such insurance provided as part of Prudential's blanket insurance coverage whenever obtaining bids for insurance.

         (b) Notwithstanding the terms of Subsection 6.9(a), the Regular Managing Member shall not have the right or authority to do or perform any of the following:

              (1) direct the Accountants regarding the adoption and implementation of tax or accounting principles, assumptions or elections; or

              (2) without the approval of the Committee, perform any action or make any decision on behalf of the Company that may be performed or decided only by the Committee pursuant to this Article 6.

         (c) The Regular Managing Member shall not be entitled to any compensation for the services to be rendered by it to the Company pursuant to Subsection 6.9(a).

         (d) If Prudential should reasonably determine that the Regular Managing Member's performance of its duties under Subsection 6.9(a) is deficient, Prudential shall notify the Regular Managing Member of its desire to have such duties performed by independent contractors or consultants in a written notice specifying in reasonable detail such performance deficiencies. If the Regular Managing Member fails, in Prudential's reasonable judgment, to rectify the deficiencies detailed in such notice within thirty (30) days after the notice is made, Prudential shall have the sole right (but not the obligation) and authority on behalf of the Company to terminate the authority and obligations of the Regular Managing Member under Subsection 6.9(a). In the event of such a termination, the Regular Managing Member shall cause independent contractors or consultants to perform the obligations of the Regular Managing Member set forth in Subsection 6.9(a) and such independent contractors or consultants shall be entitled to a fee, as determined by the Regular Managing Member, to be paid by the Company.

     .10 Property Management and Leasing Services. Simultaneously with the execution of this Agreement, the Company shall enter into a property management and leasing agreement (the "Initial Management Agreement") with S. L. Green Management Corp. (the "Initial Manager"), an Affiliate of SLG. The Members approve the terms of the Management Agreement, which is annexed hereto as Exhibit C.

     .11 Indemnification. Neither Member shall be liable to the Company or to the other Member for any act performed or omitted to be performed by the Member in relation to Company business, unless the Member's course of conduct was in breach of this Agreement or constituted fraud, unauthorized acts, bad faith, willful misconduct or gross negligence. A Member shall defend and indemnify the Company and the other Member against, and hold it and them harmless from, any loss, damage, claim, judgment, cost, expense or liability, including reasonable attorneys' fees, incurred or sustained by the Company or the other Member or either of them by reason of the indemnifying Member's fraud, bad faith, willful misconduct, gross negligence, unauthorized acts or breach of this Agreement. The Company shall defend and indemnify each Member against, and hold it and them harmless from, any loss, damage, claim, judgment, cost, expense or liability, including reasonable attorneys' fees, incurred or sustained by the Member by reason of any act performed by it on behalf of the Company or in furtherance of the Company's interests other than by fraud, bad faith, willful misconduct, gross negligence, unauthorized acts or breach of this Agreement. The Company shall defend and indemnify any Person executing the original Certificate of Formation against, and hold such person harmless from, any loss, damage, claim, judgment, cost, expense or liability, including reasonable attorneys' fees, incurred or sustained by such person by reason of having prepared or filed the original Certificate of Formation or his status as the organizer of the Company, except to the extent of such Person's fraud, bad faith, willful misconduct or gross negligence.

     .12 Annual Leasing Plan. On or before the first day of the second (2nd) calendar month immediately proceeding the commencement of each Fiscal Year the Regular Managing Member shall cause to be prepared for the Committee's review a preliminary annual leasing plan (an "Annual Leasing Plan") for such year, in such form as the Committee shall have approved, setting forth a plan for leasing of the Improvements. On or before the fifteenth (15th) day of the month immediately preceding the commencement of each Fiscal Year of the Company, the Committee shall adopt a final Annual Leasing Plan for such year, in such form as the Committee shall have approved. The Annual Leasing Plan shall also (a) contain leasing guidelines, including proforma rents, leasing commissions, free rents, options, tenant improvements and tenant improvement allowances, (b) contain a stacking plan, a schedule of space that is vacant or that may be coming vacant in the coming Fiscal Year, and (c) identify the location and amount of such vacant space. The marketing, negotiation and leasing of the Improvements by the Regular Managing Member or by the Initial Manager, pursuant to the Initial Management Agreement, shall at all times be governed by the terms of the then current Annual Leasing Plan.

     .13 Guaranty Reimbursement Obligations. The Company shall reimburse Prudential with respect to the Guaranty Reimbursement Obligations promptly after each such payment in respect thereof is due from the Company to Prudential in accordance with the provisions of the Limited Guaranty Agreement.

     .14  Facade Remediation.

         (a) Notwithstanding any provision of this Agreement or the Initial Management Agreement to the contrary, to the extent not accomplished prior to the date hereof, the Members shall jointly (1) determine the scope and extent of all facade remediation work, if any, necessary so that the Property complies with so-called "Local Law 10" and "Local Law 11" of The City of New York, (2) determine a plan of action with respect to the general scope of facade remediation, including a budget for effectuating such plan, (3) hire the architect, project engineer and contractors to effectuate such plan pursuant to agreements mutually satisfactory to the Members, and (4) approve the plans and specifications, drawings and all change orders necessary to accomplish such work. Prudential shall be responsible for the costs of all such facade remediation work in accordance with the provisions of the approved contracts.

         (b) If the Members are not able to agree as to any matter referred to in Subsection 6.14(a), either Member may submit the issue to arbitration in New York, New York in accordance with the Commercial Arbitration Rules or other appropriate rules of the American Arbitration Association ("AAA"). The laws of the State of New York shall be deemed to apply and control in such arbitration. If the AAA is not then in existence or does not desire to act, then either party may apply to a New York court having jurisdiction for the appointment of an arbitrator to hear the parties and determine the matter. Provided the rules and regulations of the AAA or the court, as the case may be, so permit, the AAA or such court shall select a single arbitrator within five (5) Business Days after such submissions or application, the arbitration shall commence five (5) Business Days thereafter and, if necessary, shall be conducted for at least seven (7) hours on each Business Day thereafter until completion. Each Member shall have no more than a total of seven (7) hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party, and the arbitrator shall render a decision (including an award of costs to the prevailing Member) within ten (10) days after conclusion of the arbitration, which will be final and conclusive upon both parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties submit to the in personam jurisdiction and venue of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York, New York County for the purpose of confirming any such award and entering judgment thereon.

                                  ARTICLE 7.
                    BOOKS AND RECORDS, AUDITS, TAXES, ETC.

     .1  Books; Statements.

         (a) In addition to the establishment and maintenance of Capital Accounts pursuant to Section 7.9, the Company shall keep such other books and records as the Committee shall determine. The books and records shall be prepared in accordance with generally accepted accounting principles consistently applied except as may be necessary to reflect matters determined pursuant to Section 7.6. Except where specifically stated to the contrary, the Committee shall determine the methods to be used in the preparation of financial statements.

         (b) After the date hereof:

              (1) the Company shall prepare or cause to be prepared a statement setting forth the Operating Cash Flow for such period of time as the Committee shall determine, but not less often than monthly, and the Company shall furnish a copy of a preliminary cash flow statement to each Member within fifteen (15) days after the end of such period to be followed by a final cash flow statement within twenty (20) days after the end of such period;

              (2) no later than the twenty fifth (25th) day of each then current month during the term of this Agreement, the Company shall prepare and submit or cause to be prepared and submitted to each Member, an accrual basis balance sheet dated as of the end of the current month together with an accrual and cash basis Profit or Loss statement for the preceding calendar month with a cumulative calendar year accrual and cash basis Profit or Loss statement to such date, and a statement of change in each Member's Capital Account for the current month and year to such date; and

              (3) as soon as practicable after the end of each Fiscal Year of the Company, a general accounting and audit shall be taken and made by the Accountants, covering the assets, properties, liabilities and net worth of the Company, and its dealings, transactions and operations during such Fiscal Year (the "Annual Audit"), and all matters and things customarily included in such accountings and audits, and the Company shall have a full, detailed certified statement furnished to each Member within seventy five (75) days after the end of such Fiscal Year, showing on an accrual basis the assets, liabilities, properties, net worth, profits, losses, net income, unrecovered Initial Capital Accounts and Additional Capital Contributions made by Prudential and SLG, Operating Cash Flow and Extraordinary Cash Flow, accrued, paid and due to Prudential and/or SLG, as the case may be, changes in the financial condition of the Company for such Fiscal Year and each Member's capital in the Company, and a full and complete report of the audit scope and audit findings in the form of a management audit report with an internal control memorandum. If the Initial Accountants have not delivered the Annual Audit within thirty one (31) days after the end of any Fiscal Year, then, at Prudential's option, the Initial Accountants shall no longer serve as the Accountants and Price Waterhouse Coopers or such other firm of independent certified public accountants as shall be selected by Prudential and approved by the Committee shall be designated the Accountants.

         (c) The Company shall cause (1) the individual who prepared or oversaw the preparation of the financial statements referred to in Subsections 7.1(b)(1) and 7.1(b)(2) or (2) the Accountants, as the case may be, to certify to each of the Members, in a writing delivered simultaneously with the delivery to the Members of the financial statements referred to in Subsections 7.1(b)(1), 7.1(b)(2) or 7.1(b)(3), that such financial statements, to the extent that the calculations contained therein are to be made pursuant to the provisions of Article 9, are in conformity with the provisions of Article 9.

     .2 Where Maintained. The books, accounts and records of the Company shall be maintained at all times at the Company's principal office, the Initial Manager's principal office or such other place as may be approved by the Committee. For so long as the Regular Managing Member shall be obligated to provide the services to the Company described in Subsection 6.9(a), the Regular Managing Member shall keep and maintain such books, accounts and records.

     .3 Audits. Either Member may, at its option and at its own expense, conduct internal audits of the books, records and accounts of the Company. Audits may be on either a continuous or a periodic basis or both and may be conducted by employees of either Member, or an Affiliate of either Member, or by independent auditors retained by the Company or by either Member.

     .4 Objections to Statements. Each Member shall have the right to object to the statements described in Subsection 7.1(b) by giving notice in writing to the other Member within forty five (45) days after such statement is received by such Member by indicating in reasonable detail the objections of such Member and the basis for such objections. If either Member shall fail to give such notice within said forty five (45) day period, such statement and the contents thereof shall, in the absence of fraud or willful misconduct by the individual or the Accountants certifying the statements, be deemed to be conclusive and binding upon such party so failing to give such written notice, subject to the audit provided for in Subsection 7.1(b)(3). Objections to any statement and any disputes concerning the findings of, and questions raised as the result of, audits of the Company's books shall be settled by the Committee.

     .5 Tax Returns. The Company shall be treated and shall file its tax returns as a partnership for federal, state and local income tax and other tax purposes. The Company shall cause to be prepared, and signed by the Accountants in their capacity as "income tax return preparers" (as defined in Section 7701(a)(36) of the Code), on an accrual basis, all federal, state and local partnership, business and all other tax returns required to be filed. The Company shall submit the returns to each Member for review and approval no later than thirty (30) days prior to the due date of the returns, but in no event later than March 15th of each year. Each Member shall notify the other Member upon receipt of any notice of tax examination, tax deficiency or tax adjustment of the Company by federal, state or local authorities.

     .6 Tax Matters Partner. The Regular Managing Member is hereby designated as the tax matters partner ("TMP"), as defined in the Code, with respect to operations conducted by the Company. The TMP shall comply with the requirements of Section 6221 through 6233 of the Code, but decisions required to be made by the TMP thereunder shall only be made with the Committee's approval. All decisions required to be made by the TMP thereunder shall be made in accordance with generally accepted accounting principles.

     .7 Tax Policy. Except as provided in Sections 7.6 and 9.6, the Company shall make any and all tax, accounting and reporting elections, and shall adopt such procedures as the Committee may determine.

     .8 Section 754 Election. The Company shall make and file a timely election under Section 754 of the Code (and a corresponding election under applicable state or local law) to be effective for its first taxable year.

     .9  Capital Accounts.

         (a) There shall be established on the books of the Company a single capital account (a "Capital Account") for each Member. The opening balance of each Member's Capital Account shall be such Member's Initial Capital Account as described in Article 4.

         (b) The Capital Account of each Member (regardless of the time or manner in which such Member's interest was acquired) shall be maintained in accordance with Section 704(b) of the Code (together with Section 1.704-1(b)(2)(iv) of the Treasury Regulations). Adjustments shall be made to the Capital Accounts for distributions and allocations as required by the rules of Section 704(b) of the Code and the Treasury Regulations thereunder. In general, a Capital Account shall be:

              (1) increased by (i) the amount of money contributed by the Member to the Company; (ii) the fair market value of property contributed by the Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under
Section 752 of the Code); and (iii) allocations to the Member under Section
9.5 of Profits and under Section 9.4 of items in the nature of income or gain;

              (2) decreased by (i) the amount of money distributed to the Member by the Company; (ii) the fair market value of property distributed to the Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under
Section 752 of the Code); (iii) allocations to the Member under Section 9.5 of Losses and under Section 9.4 of items in the nature of deduction or loss;

              (3) except as provided in Treasury Regulations Section 1.704-1
(b)(2)(iv)(m), computed without regard to any election under Section 754 of the Code that may be made by the Company.

If there is a Transfer of all or a part of an interest in the Company by a Member, the Capital Account of the transferor that is attributable to the Transferred interest shall carry over to the transferee of such Member.

     .10 Special Requirements. To the extent applicable to any Member because such Member is, or is to any extent owned by, a resident or non-resident alien or a foreign corporation, trust or partnership, such Member agrees:

         (a) to make when due all filings required under the Code, the International Investment and Trade in Services Survey Act of 1976, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other federal, state or local law or governmental enactment requiring disclosure by such Member;

         (b) to take any action necessary to prevent the Company, the Property or the other Member from being subject to any lien, charge or liability (including any liability for failure to satisfy any withholding or filing obligation), voluntary or involuntary, on account of (1) any law or enactment referred to in subsection (a) of this Section 7.10, (2) Section 897, Section 1445, Section 1446 or any similar provision of the Code, (3) of any similar state or local tax law enactment, or (4) as a withholding agent for any amounts paid or distributed hereunder to such Member;

         (c) that notwithstanding anything herein to the contrary, the Company shall be entitled, upon advice of counsel, to withhold any sums required under the Code and necessary to prevent any liability or contingent liability described in Subsection (b) of this Section 7.10 of the Company or the other Member, but such withheld amounts shall be deemed to have been paid to such Member; and

         (d) to indemnify and hold harmless the Company and the other Member from and against any and all liability, damage, cost or expense (including attorneys' fees) incurred thereby in connection with the matters described in this Section 7.10, or any default by such Member in its obligations under this
Section 7.10.

                                  ARTICLE 8.
                                  FISCAL YEAR

     .1 Calendar Year. The "Fiscal Year" of the Company shall be the calendar year, unless (subject to obtaining consent of the Internal Revenue Service) the Committee shall hereafter in writing agree otherwise.

                                  ARTICLE 9.
                         DISTRIBUTIONS AND ALLOCATIONS

     .1 Certain Definitions. The following terms shall have the following meanings when used herein:

         (a) "Operating Cash Flow": The income of the Company for the fiscal period in question, including rental receipts, collection of receivables and other cash receipts actually received during such period but excluding any Extraordinary Cash Flow or the Initial Mortgage Loan Surplus.

         (b) "Extraordinary Cash Flow": The cash receipts of the Company from a Major Capital Event (to the extent not used for the reconstruction of all or any portion of the Property).

         (c) "Profit or Loss": For each Accounting Period, the net income or loss of the Company for such Accounting Period, as the case may be, including any items of income, gain, loss or deduction that are separately stated for purposes of Section 702(a) of the Code, as determined in accordance with federal income tax accounting principles as adjusted by Treasury Regulations
Section 1.704-1(b)(2)(iv), provided that any item of income that is not subject to federal income taxation and any expenditure described in Section 705(a)(2)(B) of the Code or treated as an expense under Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) shall be taken into account; provided further that, if the Book Basis of the Property is different from its adjusted tax basis for federal income tax purposes, any income, gain or loss attributable to the taxable disposition of any Property shall be determined by reference to such Book Basis as adjusted for Depreciation through the date of disposition; and provided further that any items specially allocated under Section 9.5 shall not be taken into account.

         (d) "Minimum Gain": The minimum amount of gain that would be recognized by the Company for federal income tax purposes if the Company disposed of property subject to nonrecourse liabilities (for which no Member bears the economic risk of loss pursuant to Treasury Regulations Section 1.752-2) in full satisfaction and for the amount thereof computed; in accordance with Treasury Regulations Section 1.704-2(d).

         (e) "Nonrecourse Deductions": Pursuant to the provisions of Treasury Regulations Section 1.704-2(c), an amount equal to the excess, if any, of the net increase in the amount of the Company's Minimum Gain during such year over the aggregate amount of any distributions during such year of proceeds of a nonrecourse liability that are allocable to an increase in the Company's Minimum Gain.

         (f) "Accounting Period": Any Fiscal Year of the Company, any period ending with a variation of the Members' Percentage Interests, and any other period for which separate accounting is appropriate.

         (g) "Partner Nonrecourse Debt Minimum Gain": At any time, the amount of gain that would be recognized for federal income tax purposes with respect to each nonrecourse liability with respect to which a Member or a related Person bears the economic risk of loss under Treasury Regulations Section 1.752-2, if the Company disposed of the property securing such liability by transferring such property in full satisfaction of such liability.

         (h) "Depreciation": For each Accounting Period, an amount equal to the depreciation, amortization, or other recovery deductions allowable with respect to an asset for such Accounting Period, except that if the Book Basis of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Accounting Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Basis as the federal income tax depreciation, amortization, or other cost recovery deduction for such Accounting Period bears to the beginning adjusted tax basis; provided, however, that if the adjusted tax basis for federal income tax purposes of an asset at the beginning of such Accounting Period is zero, Depreciation shall be determined with reference to such beginning Book Basis using any reasonable method selected by the Tax Matters Member; and provided further, that if the "remedial allocation method" under Treasury Regulations Section 1.704-3(d) is elected to eliminate any variation between the adjusted tax basis and the Book Basis of an asset, then any Depreciation for that asset will be determined in accordance with Treasury Regulations Section 1.704-3(d)(2).

     .2  Cash Flow Distributions.

         (a) Operating Cash Flow. Except as otherwise provided in this Section 9.2, the Company shall distribute Operating Cash Flow for each calendar month during the term of the Company in which there is Operating Cash Flow by the end of each such calendar month to the Members in the following order of priority:

              (1) First, to satisfy the Company's then current obligations under any third party loans, including the Initial Mortgage Loan;

              (2) Next, to satisfy the Company's then current operating expenses pursuant to and subject to the then current Annual Operating Budget;

              (3) Next, to Prudential to satisfy the then current Guaranty Reimbursement Obligations;

              (4) Next, to satisfy the Company's then current obligations under any Emergency Loans;

              (5) Next, to satisfy the Company's then current obligations under any Special Loans;

              (6) Next, to establish, replenish or increase reserves established pursuant to the then current Annual Operating Budget and Annual Capital Budget; and

              (7) Lastly, to the Members in accordance with their Percentage Interests.

         (b) Extraordinary Cash Flow. Except as otherwise provided in this
Section 9.2, the Company shall distribute Extraordinary Cash Flow during the term of the Company within thirty (30) days after the Company's receipt thereof to the Members in the following order of priority:

              (1) First, to fully satisfy the Company's obligations under any third party loans, including the Initial Mortgage Loan;

              (2) Next, to satisfy any third-party obligations of the Company resulting from the triggering Major Capital Event;

              (3) Next, to satisfy the transaction costs incurred by Company in connection with the triggering Major Capital Event, including title, survey, appraisal, recording, escrow, transfer tax and similar costs, brokerage expense and attorneys' and other professional fees;

              (4) Next, to Prudential to satisfy the then current Guaranty Reimbursement Obligations;

              (5) Next, to repay all principal and any accrued and unpaid interest on any outstanding Emergency Loans;

              (6) Next, to repay all principal and any accrued and unpaid interest on any outstanding Special Loans; and

              (7) Lastly, to the Members in accordance with their Percentage Interests.

         (c) Initial Mortgage Loan Proceeds. The Company shall distribute the proceeds of the Initial Mortgage Loan upon the Company's receipt thereof in the following order of priority:

              (1) First, to pay the consideration due (in an amount equal to the principal balance of the Existing Mortgage Loan) in respect to the assignment of the Existing Mortgage Loan (as defined in the Sale Agreement) to the holder of the Initial Mortgage Loan;

              (2) Next, to pay all Shared Mortgage Loan Expenses (as defined in the Sale Agreement);

              (3) Next to pay all other Shared Closing Costs (as defined in the Sale Agreement); and

              (4) Lastly, to the Members in accordance with their Percentage Interests.

         (d) Allocations of Accounting Items - Generally. Items attributable to an Accounting Period shall be determined as though the books of the Company were closed as of the end of such Accounting Period.

     .3 Distributed Property. Notwithstanding anything to the contrary contained in the foregoing provisions of Article 9, upon the distribution of property to a Member, for the purposes of computing Profit or Loss, such property shall be treated as if it had been sold for its fair market value on the date of such distribution.

     .4 Nonrecourse Deductions; Nonrecourse Liabilities; Minimum Gain Chargeback; Qualified Income Offset; Corrective Allocations.

         (a) Nonrecourse Deductions. Nonrecourse deductions shall be allocated among the Members in accordance with their Percentage Interests.

         (b) Nonrecourse Liabilities. For purposes of determining the Member's respective shares of nonrecourse liabilities of the Company under Treasury Regulations Section 1.752-3, each Member's "percentage interest in partnership profits" shall be equal to such Member's Percentage Interest.

         (c) Minimum Gain Chargeback. The allocation contained in this Subsection 9.4(c) is intended to be a "minimum gain chargeback" as defined in Treasury Regulations Section 1.704-2(f) on the date hereof and shall be interpreted in a manner consistent with such regulations. Notwithstanding the provisions of Section 9.5, if there is a net decrease in the Company's Minimum Gain for a taxable year then, except to the extent permitted by Treasury Regulations Section 1.704-2(f)(2), (3), (4) or (5), each Member shall be allocated items of income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of the portion of such Member's share of the net decrease in the Company's Minimum Gain during such year.

         (d) Qualified Income Offset. The allocation contained in this Subsection 9.4(d) is intended to be a "qualified income offset" as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) on the date hereof and shall be interpreted in a manner consistent with such regulation. Notwithstanding the provisions of Section 9.5, a Member shall not be allocated Losses or items of deduction if such allocation would cause or increase a deficit balance in such Member's Adjusted Capital Account (as defined below) as of the end of the calendar year to which such allocation relates. Any such Losses or items of deductions that would have been allocated to such Member but for the preceding sentence shall, to the extent permitted by this Subsection 9.4(d), be allocated to the other Member. In addition, if in any taxable year, a Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), then such Member shall be allocated gross income equal to the "Qualified Income Offset Amount." The Qualified Income Offset Amount is the amount by which a Member's Adjusted Capital Account is exceeded by zero. If in any taxable year to which this Subsection 9.4(d) applies the amount of items of gross income of the Company is less than the Qualified Income Offset Amounts for all of the Members to which this Subsection 9.4(d) applies, then each Member to which this Subsection 9.4(d) applies shall be allocated a pro rata amount of gross income, and in subsequent taxable years each of such Members shall be allocated gross income equal to the amount which, when added to the allocations to such Member pursuant to this Subsection 9.4(d) in prior taxable years, will equal the Qualified Income Offset Amount applicable to such Member for such prior taxable year and for such subsequent taxable years. A Member's "Adjusted Capital Account" shall mean such Member's Capital Account (1) reduced for items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) and (2) increased for (i) the amount of such Member's share of Minimum Gain, (ii) the amount of such Member's Partner Nonrecourse Debt Minimum Gain and (iii) amounts such Member is obligated to restore to the Company (if any). For purposes of determining the amount of expected distributions and expected Capital Account increases, the Book Basis will be presumed to be the fair market value of Company property.

         (e) Partner Nonrecourse Debt Minimum Gain Chargeback. The allocations contained in this Subsection 9.4(e) are intended to be a chargeback of Partner Nonrecourse Debt Minimum Gain as provided in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted in a manner consistent with such regulations. If there is a net decrease in the Company's Partner Nonrecourse Debt Minimum Gain then, except as provided in Treasury Regulations Section 1.704-2(i)(4), each Member with a share of such Partner Nonrecourse Debt Minimum Gain shall be allocated items of income and gain to the extent of such Member's share of such net decrease (calculated pursuant to the Treasury Regulations).

         (f) Partner Nonrecourse Deductions. Partner nonrecourse deductions (within the meaning of Treasury Regulations Sections 1.704-2(i)(1) and (2)) shall be allocated as prescribed in Treasury Regulations Section
1.704-2(i)(1).

         (g) Corrective Allocations. Any special allocations pursuant to Subsection 9.4(c), (d) or (e) shall be taken into account for the purpose of equitably adjusting subsequent allocations so that the net allocations, in the aggregate, allocated to each Member pursuant to this Article 9, and the Capital Accounts of each Member, shall as expeditiously as possible and to the extent possible without violating the constraints set forth in Subsection 9.4(c), (d) or (e), be the same as if no special allocations had been made under Subsection 9.4(c), (d) or (e).

     .5 Allocations of Profits and Losses. After giving effect to the special allocations set forth in this Agreement,

         (a) Profits shall be allocated:

              (1) first to the Members in proportion to and to the extent of the excess, if any, of (i) the cumulative Losses allocated to them pursuant to the proviso at the end of Subsection 9.5(c), for all prior Accounting Periods, over (ii) the cumulative Profits allocated pursuant to this Subsection 9.5(a)(1) for all prior Accounting Periods; and

              (2) then to the Members in proportion to and to the extent of the excess, if any, of (i) the cumulative Losses allocated to them pursuant to Subsection 9.5(b)(3), for all prior Accounting Periods, over (ii) the cumulative Profits allocated pursuant to this Subsection 9.5(a)(2) for all prior Accounting Periods; and

              (3) thereafter to the Members in proportion to their Percentage Interests.

         (b) Losses shall be allocated:

              (1) first to the Members, in proportion to and to the extent of the excess, if any, of (i) the cumulative Profits allocated to each Member pursuant to Subsection 9.5(a)(2) for all prior Accounting Periods, over (ii) the cumulative Losses allocated to such members pursuant to this Subsection 9.5(b)(1);

              (2) second to the Members in proportion to and to the extent of the excess, if any, of (i) the cumulative Profits allocated to each Member pursuant to Subsection 9.5(a)(1) for all prior Accounting Periods, over (ii) the cumulative Losses allocated to such Members pursuant to this Subsection 9.5(b)(2); and

              (3) the balance, if any, to the Members in proportion to their Percentage Interests.

         (c) The Losses allocated pursuant to Subsection 9.5(b) shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have a deficit in its Capital Account at the end of any Accounting Period. If some but not all of the Members would have a deficit in their Capital Accounts at the end of an Accounting Period as a result of the allocation of Losses pursuant to Subsection 9.5(b), the limitation set forth in this Subsection 9.5(c) shall be applied by allocating Losses hereunder only to the extent that such allocation would not cause a Member to have such a deficit in its Capital Account as a consequence of receiving such allocation of Losses (such allocation of Losses to be in proportion to Percentage Interests); provided, however, that if no Member may receive an additional allocation of Losses pursuant to this Section 9.5(c), such additional Losses shall be allocated solely to those Members who bear the economic risks for such additional Losses within the meaning of Section 704(b) of the Code and the regulations thereunder.

     .6 Allocations for Income Tax Purposes. The income, gains, losses, deductions and credits of the Company for federal, state and local income tax purposes shall be allocated in the same manner as the corresponding items entering into the computation of Profits and Losses were allocated pursuant to
Section 9.5; provided that solely for such income tax purposes and not for Capital Account purposes, income, gains, losses, deductions and credits of the Company shall be allocated among the Members so as to take into account any variation between the adjusted tax basis for federal income tax purposes of any asset and its Book Basis (a) at the time of contribution for any property contributed to the Company, and (b) at the time the Book Basis is adjusted, in the event any Company asset is revalued. If, for federal income tax purposes, SLG is deemed to have purchased 49.9% of the Property upon its purchase of its interest in the Company, the Company shall use the remedial allocation method as permitted under Treasury Regulation Section 1.704-3(d) in order to take into account such variation with respect to the Property.

                                 ARTICLE 10.
                       ASSIGNMENT AND OFFER TO PURCHASE

     .1  Transfers.

         (a) Neither Member, nor any permitted assignee or successor in interest of either Member, may Transfer its interest in the Company, or in any part thereof, or in all or any part of the assets of the Company except as provided in this Article 10. Except as provided in Subsections 10.1(c), 10.1(d), 10.1(e) or 10.1(f) and for the limited purposes described therein only, neither Member shall have the right to Transfer less than all of its Entire Interest.

         (b) Transfer by Prudential of its Entire Interest in the Company to an Affiliate who is not an individual shall be a Transfer permitted under this
Article 10 and Prudential shall not be required to obtain the consent of, nor offer its interest to SLG in connection with such a Transfer.

         (c) Without regard to the restrictions imposed by this Article 10 (excepting the obligation set forth in Subsections 10.1(f) and (g)), Prudential may allocate all or part of its interest in the Company to a separate account formed by Prudential pursuant to the provisions of Section 17B:28-7 N.J.S.A.

         (d) Neither Member shall permit a Transfer of a fifty percent (50%) or greater interest in such Member (at any one time or in the aggregate) or otherwise transfer decision-making authority over, or control of, such Member to another Person (any such instance, an "Entity Level Transfer"). No transferee, pursuant to an Entity Level Transfer, shall be entitled to (1) receive direct distributions or allocations from the Company, (2) have the right, directly or indirectly, to vote on any matters involving the Company or this Agreement, (3) be admitted directly as a member of the Company, or (4) otherwise act, with respect to its interests, in a manner that is likely to create recourse for, or liability to, the Company.

         (e) If either Member shall Transfer a portion of its Percentage Interest in the Company as provided in Subsection 10.1(c) that, together with other interests in the Company Transferred during the preceding twelve (12) months, represents more than a 49.9% interest in the total profits and capital of the Company, such Transfer, at either Member's option, shall be effected so as to avoid a termination of the Company for federal income tax purposes under
Section 708(b)(1)(B) of the Code, and for that purpose the Members agree to negotiate modifications to this Agreement in good faith.

         (f) Notwithstanding anything to the contrary in this Agreement, under no circumstances shall (1) the Property be Transferred or any Member be entitled to Transfer an interest in the Company or effectuate an Entity Level Transfer if, (i) in the reasonable judgment of either Member, (A) the same would result in a "prohibited transaction" or (B) the transferee would be a "party in interest", as such terms are defined in ERISA or any similar prohibition under applicable law, or (ii) such Transfer or Entity Level Transfer would result in a default of the terms of the Initial Mortgage Loan or the Mortgage Loan, as applicable, or otherwise require the making of any material payment to the Initial Lender or the lender under the Mortgage Loan, as applicable; or (2) any Member be obligated to sell a percentage interest in the Company that is greater than forty nine percent (49.9%) of all Percentage Interests therein.

         (g) In the event of a termination of the Company within the meaning of Section 708 of the Code because of the dissolution of, or a Transfer of, any interest in a Member or an entity owning directly or indirectly a beneficial interest in a Member or a Transfer of a Member's interest in the Company, such Member shall indemnify the other Member (the "Indemnitee") and hold the Indemnitee harmless for, from and against any and all net adverse federal, state or local tax consequences (including any diminution or delay in any depreciation, recovery or amortization deductions and any and all penalties, interest, expenses and taxes on payments made pursuant to this Subsection 10.1(g)) which the Indemnitee shall sustain as a result of such termination.

         (h) Notwithstanding any provision herein to the contrary, a Transfer of a fifty percent (50%) or greater interest in SLG Realty or another transfer of decision-making authority over, or control of, SLG Realty shall be permitted provided that (1) SLG shall notify Prudential in writing as promptly as possible, consistent with applicable laws, of any such pending Transfer and in any event, no later than five (5) Business Days after the effective date of such a Transfer. The notice shall describe in reasonable detail the pending or actual Transfer, as the case may be, and shall identify the transferee and its principals. Prudential shall have the right, exercisable within thirty (30) days after the later of (i) making such notice or (ii) the actual Transfer, to initiate the buy-sell procedures pursuant to Section 10.3 without reference to the restriction imposed by the Interests Transfer Lockout Period. If the buy-sell procedures are initiated and Prudential is to sell its interest as a result thereof, SLG shall pay any and all transfer or similar tax that may be assessed as a consequence of such sale.

     .2 Other Assignments Void. Any purported Transfer of an interest in the Company not otherwise permitted by this Article 10 shall be null and void.

     .3  Transfer of Entire Interest to Other Member Buy-Sell.

         (a) Either Member (the "Initiating Member") may at any time following 11:59 p.m. on the last day of the thirty ninth (39th) month after the date hereof (the "Interests Transfer Lockout Period") give the other Member (the "Non-Initiating Member") a written notice (the "Buy-Sell Notice") of its desire to purchase the Non-Initiating Member's entire Percentage Interest (the "Entire Interest"). Such notice shall provide, in reasonable detail, the terms upon which the Initiating Member shall be willing to purchase the Non-Initiating Member's Entire Interest, including (1) the value ("Stated Value") that the Initiating Member places on all the assets of the Company, and (2) the applicable sales price (the "Buy-Sell Price") for the Non-Initiating Member's Entire Interest in the Company, which shall be based on a hypothetical Transfer of the Company for cash at the Stated Value as of the date of receipt of the Buy-Sell Notice and shall be the amount that the Non-Initiating Member would receive (excluding repayments of Special Loans and Emergency Loans, which shall be purchased from the selling Member pursuant to Subsection 10.7(c)) in a hypothetical liquidation of the Company's assets (in accordance with the procedures and priorities stated in Article 13) following such a hypothetical Transfer; provided, however, that, in making such calculation, it shall be assumed that no reserves are required pursuant to Subsection 13.5(b) with respect to contingent liabilities and no deduction from the hypothetical liquidation proceeds shall be made with respect to transfer and other taxes.

         (b) The Non-Initiating Member shall, on or before the date that is thirty (30) days after the date of receipt of the Buy-Sell Notice, either (1) accept the offer of the Initiating Member unconditionally, or (2) deliver its own Buy-Sell Notice back to the Initiating Member in accordance with this
Section 10.3, but with a Stated Value at least $1,000,000 greater than the Stated Value in the Buy-Sell Notice it received. If the Non-Initiating Member fails to respond to the Buy-Sell Notice in strict conformance with this
Section 10.3 and within such thirty (30) day period, the failure to respond shall be deemed the Non-Initiating Member's election to sell its Entire Interest to the Initiating Member at the Buy-Sell Price. If the Non-Initiating Member responds to the Buy-Sell Notice by delivering its own Buy-Sell Notice to the Initiating Member, then the process described in this Section 10.3 shall commence anew, with the Non-Initiating Member deemed to be the Initiating Member and the Initiating Member deemed to be the Non-Initiating Member. Unless and until otherwise agreed in writing, the process shall continue until an offer is accepted or deemed accepted.

         (c) Upon acceptance or deemed acceptance of an offer pursuant to this
Section 10.3, the Members shall negotiate in good faith to complete the documents necessary and appropriate to close the transaction, which documents shall incorporate the following terms:

              (1) The purchase price shall be calculated by the Accountant, with appropriate adjustments to reflect Company net income or loss from the date of the accepted Buy-Sell Notice through the closing date;

              (2) Closing shall occur at the office of the selling Member's counsel no later than ninety (90) days after the Non-Initiating Member's election, or deemed election, to sell its Entire Interest, or at such other time or place as may be otherwise agreed to in writing by the Non-Initiating Member and the Initiating Member;

              (3) There shall be no conditions to the buying Member's obligation to purchase, including conditions relating to "due diligence" or "contingencies;"

              (4) There shall be no representations or warranties required of either party except as to the authority of each Member, and the selling Member's marketable title to its Entire Interest. The selling Member shall continue to bear its proportionate liability for claims against the Company arising from pre-closing acts, omissions, or agreements; and

              (5) Each party shall bear its own attorney's fees in connection with the transaction. The buying Member shall bear the cost of any title searches or insurance it elects to purchase. Subject to the provisions of Subsection 10.7(f), all other expenses of the transaction shall either be charged to the Company before the closing or shall be shared by the buying Member and the selling Member in proportion to their Percentage Interests immediately prior to the closing. No brokerage commission shall be payable by either party or the Company.

         (d) Notwithstanding any contrary provision of this Section 10.3, if the original Non-Initiating Member shall purchase the original Initiating Member's Entire Interest pursuant to a Buy-Sell Notice sent by such Non-Initiating Member, and such Buy-Sell Notice shall have been received by the original Initiating Member during the period commencing on the first day of the fortieth (40th) month after the date hereof and ending on the last day of the seventy sixth (76th) month after the date hereof (the "Discount Period"), then the original Non-Initiating Member shall be entitled to purchase the Initiating Member's Entire Interest at a price equal to ninety-seven percent (97%) of the Buy-Sell Price as determined by such procedure.

         (e) In connection with the Transfer of one Member's Entire Interest to the other Member pursuant to this Section 10.3, all of the provisions of Subsections 10.7 (b), (c), (d), (e),(f), (g), (h), (i) and (j) shall be applicable to such Transfer.

     .4  Right of First Refusal.

         (a) Either Member may, at any time, sell its Entire Interest to a third party; provided that the Member seeking to sell its Entire Interest (the "Offeror") shall provide a written notice (a "Notice of Offer") to the other Member (the "Offeree"), which notice shall have attached thereto a copy of an executed agreement (a "Third Party Contract") relating solely to the proposed Transfer of the Offeror's Entire Interest. The Third Party Contract shall provide all of the terms related to the proposed Transfer, including (1) the identity of the buyer (and, if applicable, the identity of its principals) and
(2) the purchase price to be paid for the Offeror's Entire Interest (the "Right of First Refusal Price"). The Offeree shall have a period of thirty
(30) days (the "Right of First Refusal Period") from its receipt of a Notice of Offer to elect to purchase the Offeror's Entire Interest; provided that if the Offeree shall elect to purchase the Offeror's Entire Interest, and the Notice of Offer shall have been received during the Discount Period, then the Offeree shall be entitled to purchase the Offeror's Entire Interest at a price equal to ninety-seven percent (97%) of the Right of First Refusal Price. If the Offeree fails to respond to the Notice of Offer on or prior to the expiration of the Right of First Refusal Period, then the Offeror shall have the right to consummate the transactions contemplated in the Third Party Contract in accordance with the terms thereof.

         (b) Upon acceptance of a Notice of Offer pursuant to this Section 10.4, the Members shall negotiate in good faith to complete the documents necessary and appropriate to close the transaction, which documents shall incorporate the following terms:

              (1) There shall be no conditions to the buying Member's obligation to purchase, including conditions relating to "due diligence" or "contingencies;"

              (2) Closing shall occur at the office of the Selling Member's counsel at the time set forth in the Third Party Contract, or at such other time or place as may be otherwise agreed to in writing by the Members;

              (3) There shall be no representations or warranties required of either party except as to the authority of each Member, and the selling Member's marketable title to its Entire Interest. The selling Member shall continue to bear its proportionate liability for claims against the Company arising from pre-closing acts, omissions, or agreements; and

              (4) Each party shall bear its own attorney's fees in connection with the transaction. The buying Member shall bear the cost of any title searches or insurance it elects to purchase. All other expenses of the transaction shall either be charged to the Company before the closing or shall be shared by the buying Member and the selling Member in proportion to their Percentage Interests immediately prior to the closing. No brokerage commission shall be payable by either party or the Company.

         (c) In connection with the Transfer of one Member's Entire Interest to the other Member pursuant to this Section 10.4, all of the provisions of Sections 10.7 (b), (c), (d), (e), (f), (g), (h), (i) and (j) shall be applicable to such Transfer.

     .5  Transfer of the Property.

         (a) The Property may not be sold during the first four (4) years following the date hereof (the "Property Transfer Lockout Period") without the mutual consent of the Members. After the expiration of the Property Transfer Lockout Period, either Member (the "Seller Member") may give a written notice ("Sales Notice") to the other Member (the "Other Member") of its desire to sell the Property. The Sales Notice shall provide in reasonable detail the terms upon which the Seller Member wishes to sell the Property, including the price for the Property (the "Sales Price"), and shall be accompanied by computations with respect to each Member setting forth the amount (as to each Member, the "Interest Value") that each would receive (excluding repayments of Special Loans and Emergency Loans which would be repurchased from the Seller Member pursuant to Subsection 10.7(c)) in a hypothetical liquidation of the Company's assets (in accordance with the procedures and priorities stated in Article 13) following a hypothetical Transfer of the Property for cash at the Sales Price as of the date of receipt of the Sales Notice.

         (b) Within thirty (30) days after receiving the copy of the Sale Proposal, the Other Member may notify (a "Purchase Election Notice") the Seller Member that it has elected to purchase, on the terms provided in the Sales Notice, either the Property at the Sales Price or the Seller Member's Entire Interest at the Interest Value; provided that if the Other Member shall elect to purchase the Property or the Entire Interest of the Seller Member, and the Sales Notice shall have been received during the Discount Period, then the Other Member shall be entitled to purchase, at its option, either (i) the Property at a price equal to ninety seven percent (97%) of the Sales Price set forth in the Sales Notice or (ii) the Entire Interest of the Seller Member at a price equal to ninety-seven percent (97%) of the Interest Value of the Seller Member. If the Other Member elects to purchase either the Property or the Seller Member's Entire Interest in accordance with the Sales Notice, then the Members shall promptly proceed with the Transfer pursuant to this Subsection 10.5(b), the closing to take place at the office of the Seller Member's counsel within ninety (90) days following the date of receipt of the Sales Notice. The provisions of Subsections 10.7(a), (d), (e), (f), (g), (h) and (i) shall apply to such a Transfer of the Property and the provisions of Subsections 10.7(b), (c), (d), (e), (f), (g), (h), (i) and (j) shall apply to such a Transfer of an Entire Interest. All prorations, including real estate taxes and rents shall be made as of the date of transfer irrespective of whether the Property or an Entire Interest was conveyed. All real property transfer taxes shall be paid for by the Company and all recording fees shall be paid for by the Other Member irrespective of whether the Property or an Entire Interest was conveyed. Failure of the Other Member to deliver a Purchase Election Notice within such ninety (90) day period shall be deemed an election by the Other Member to proceed with a Transfer of the Property (but not of any Percentage Interests in the Company) to a third party and the Members shall thereafter use commercially reasonable efforts to sell the Property to a third party and shall be obligated to do so for a period of nine
(9) months thereafter; provided that such third party shall pay a purchase price equal to not less than ninety-eight percent (98%) of the Sales Price (net of legal fees and brokerage commissions).

         (c) If a Transfer to a third party has not been closed within such nine (9) month period, either Member may elect to remove the Property from the market, and thereafter the Property may not be offered for Transfer to any third party prior to reinitiating the process set forth in this Section 10.5.

         (d) During any period of time when either Member or the Company is actively marketing the Property pursuant to this Section 10.5, neither Member shall exercise its right to deliver a Buy-Sell Notice pursuant to Section 10.3 except in the circumstances described in Subsection 10.1(h).

     .6   Assumption by Assignee.

         (a) Any Transfer of an Entire Interest in the Company to a third party pursuant to this Agreement shall be in writing, and shall be a Transfer of all of the assignor's rights and obligations thereafter accruing hereunder, and the assignee shall expressly agree in writing to be bound by all of the terms of this Agreement and assume and agree to perform all of the assignor's agreements and obligations existing or arising at the time of and subsequent to such Transfer. Upon any Transfer of the assignor's Entire Interest and after such assumption, the assignor shall be relieved of its agreements and obligations hereunder arising after such Transfer and the assignee shall become a Member in place of the assignor; provided, however, that the agreements and obligations of the assignor that existed at the time of such Transfer, including indemnification and other obligations and representations and warranties contained herein shall survive the Transfer. An executed counterpart of each such Transfer of an Entire Interest in the Company and assumption of a Member's obligations thereafter accruing shall be delivered to each Member and to the Company. The assignee shall pay all expenses incurred by the Company in admitting the assignee as a Member. Except as otherwise expressly provided herein, no permitted Transfer shall terminate the Company.

         As a condition to any Transfer of an Entire Interest, the selling Member shall obtain such consents as may be required from third parties, if any, or waivers thereof. The other Member shall cooperate with the selling Member in obtaining such consents or waivers at no expense to the other Member.

         (b) If a Transfer of either Member's Entire Interest in the Company shall take place pursuant to the provisions of this Agreement, then unless the Company is dissolved by such Transfer, the continuing Member on behalf of the Company promptly thereafter shall take all such actions as may be required by law to reflect such Transfer.

     .7  General Transfer Provisions. Subsections (b), (c), (d), (e), (f), (g),
(h), (i) and (j) of this Section 10.7 shall apply to the Transfer of one Member's Entire Interest to the other Member pursuant to Sections 10.3 and 10.4. Subsections (a), (d), (e), (f), (g), (h) and (i) of this Section 10.7 shall apply to the Transfer of the Property by the Company to a Member pursuant to
Section 10.5:

         (a) In the event of a Transfer of the Property, the purchase price shall be paid, at the Company's option, by certified checks or by wire transfers of immediately available funds to payees as designated by the Company.

         (b) In the event of the Transfer of an Entire Interest, the purchase price shall be paid, at the selling Member's option, by certified check drawn to the order of the selling Member (or as the selling Member shall otherwise direct), or by wire transfer of immediately available funds to an account or accounts designated by the selling Member. At the closing of a Transfer of an Entire Interest, there shall be an adjustment of the purchase price based upon a proration of any accrued income and expenses pursuant to an accounting of the Member's books as of the closing date; such accounting shall be audited by the Accountants within ninety (90) days thereafter. Either Member may require that a portion of the purchase price equal to the likely post-closing adjustment (as mutually agreed to by the Members, or as determined by the Accountants) shall be set aside and placed in escrow with an escrow agent reasonably acceptable to both Members. The escrow agent shall distribute the escrowed amount promptly after receipt of, and in accordance with, the Accountants' audit report. At closing the selling Member shall deliver to the purchasing Member a "nonforeign affidavit" as referred to in the Foreign Investment in Real Property Tax Act in form and substance reasonably satisfactory to the purchasing Member together with original counterparts or certified copies of all leases and service contracts affecting the Property.

         (c) If there are any outstanding Special Loan(s) or Emergency Loan(s) by the selling Member to the Company, such Special Loan(s) or Emergency Loan(s), including accrued and unpaid interest thereon, shall be purchased by the purchasing Member for the full amount outstanding as a condition precedent to such Transfer. The purchase price for such Special Loan(s) or Emergency Loan(s) shall be paid, at the selling Member's option, by certified check drawn to the order of the selling Member, or by wire transfer of immediately available funds to an account designated by the selling Member. At the closing, the selling Member shall deliver to the purchasing Member each note evidencing such Special Loan(s) or Emergency Loan(s).

         (d) On payment of the purchase price, the purchasing Member shall, at its option, as to each Company debt, obligation or claim against the Company for which the selling Member is or may be personally liable (except for any debts, obligations or claims that are fully insured by the public liability insurer(s) of the Company or another public liability insurer(s) acceptable to the selling Member), elect one of the following options: (1) obtain a release of the selling Member from all liability, direct or contingent, by all holders of each such Company debt, obligation or claim, (2) cause the same to be paid in full at the closing to the satisfaction of the selling Member, or (3) obtain an indemnity in form and substance acceptable to Selling Member indemnifying selling Member against claims that are not released or paid. In addition, the purchasing Member shall defend, indemnify and hold the selling Member harmless for, from and against any tort liability not insured against by the Member's general comprehensive insurance policies (other than those tort liabilities which are uninsurable) and which liability of the selling Member is based solely on its status as a Member with respect to the Property; provided, however, that such indemnification shall not extend to those claims arising in whole or in part from intentional acts or omissions or negligence proximately caused by the selling Member. If there are any Guaranty Reimbursement Obligations owing to Prudential under the Limited Guaranty Agreement, the same shall be fully satisfied as a condition precedent to any Transfer. Thereafter, both Members shall execute a mutual general release pursuant to which each shall waive and release the other from all liabilities and obligations (whether known or unknown, foreseen or unforeseen or previously accrued or thereafter accruing) relating to each Member's Entire Interest or the Property, other than those arising from the indemnities given pursuant to this Subsection 10.7(d).

         (e) Following the giving of the Buy-Sell Notice pursuant to Section
10.3 or the Notice of Offer pursuant to Section 10.4 or the Sales Notice pursuant to Section 10.5 in connection with a proposed Transfer to a Member and until the closing thereof, all Members (including the selling Member) shall continue to be entitled to distributions of Operating Cash Flow from the Company in accordance with Subsection 9.2(a). Pending the closing of such Transfer, neither Member shall be entitled to distributions of Extraordinary Cash Flow, if any, in accordance with Subsection 9.2(b), provided however, if such closing does not occur within the time period provided therefor in
Section 10.3, 10.4 or 10.5, as applicable, both Members shall be entitled to any distribution of Extraordinary Cash Flow in accordance with Subsection 9.2(b).

         (f) If the Property is damaged by fire or other casualty, or if any entity possessing the right of eminent domain shall give notice of an intention to take or acquire a substantial part of the Property, and such damage occurs, or such notice is given between the date of the giving of the Buy-Sell Notice pursuant to Section 10.3 or the Notice of Offer pursuant to
Section 10.4, or the Sales Notice pursuant to Section 10.5 and the closing date of the purchase of an interest in the Company or the purchase of the Property, the Members shall be required to complete the transaction and the purchasing Member shall accept the Property in an "as is" condition and in lieu of any reduction in purchase price shall accept an assignment of any insurance or condemnation proceeds or an allocable portion thereof.

         (g) At the closing of a Transfer of the Property, the Members shall both execute and deliver a warranty deed with covenants against grantor's acts in recordable form, a bill of sale to the purchaser of all of the assets of the Company and Transfers to the purchaser of any and all leases or service contracts affecting the Property. In the case of the Transfer of an Entire Interest, the selling Member shall execute an assignment of its Entire Interest, free and clear of all liens, encumbrances and adverse claims, which assignment shall otherwise be in form and substance reasonably satisfactory to the purchasing Member, and such other instruments as the purchasing Member shall reasonably require to Transfer the Entire Interest of the selling Member to such Person as the purchasing Member may designate. Such documents shall be prepared by the purchasing Member and closing costs and all other charges involved in closing the Transfer (except for attorneys' fees (each party paying their own) and title insurance costs (to be paid by the purchaser)) shall be prorated between the Members in the ratio of their respective Percentage Interests. Stamp, recording, transfer or similar taxes arising in connection with the Transfer of the Entire Interest, if any, shall be paid by the selling Member, and such taxes shall be paid by Company in connection with a Transfer of the Property.

         (h) The Company shall be dissolved as of the closing date of a Transfer of the Property, and on the closing date the Members shall file, or cause to be filed, a written certificate of cancellation with the Delaware Secretary of State in accordance with Act Section 18-203 and such other documents as shall be necessary or desirable to effectuate such dissolution. The Members shall cooperate in taking all steps necessary in connection with the dissolution of the Company. In the case of the Transfer of an interest in the Company, the Company shall not be dissolved, but the Members will execute and file on the closing date such amendment to the Certificate of Formation as may be appropriate to reflect the change in the identity of the Members.

         (i) It is the intent of the parties to this Agreement that the requirements or obligations, if any, of one Member to sell its Entire Interest, or to join in the conveyance by the Company of the Property in accordance with the provisions of Sections 10.3, 10.4 or 10.5 shall be enforceable by an action for specific performance of a contract relating to the purchase of real property or an interest therein. If the selling Member shall have created or suffered any unauthorized liens, encumbrances or other adverse interest against either the Property or the selling Member's interest in the Company, the purchasing Member shall be entitled either to an action for specific performance to compel the selling Member to have such defects removed, in which case the closing shall be adjourned for such purpose, or, at the purchasing Member's option, to an appropriate offset against the purchase price.

         (j) In the event of the purchase of the Entire Interest of one Member by the other Member, at the option of the purchasing Member, the Entire Interest of the selling Member will be transferred to a nominee of the purchasing Member.

     .8  Indemnification for Securities Laws Violations.

         (a) SLG acknowledges that any Transfer of a direct or indirect interest in SLG may constitute or involve an offering or Transfer of securities for purposes of the Securities Act of 1933, the Securities and Exchange Act of 1934 and under applicable state securities laws. All such federal and state securities laws which may have application to any such transfers are referred to herein as the "Securities Laws."

         (b) If any Transfer of a direct or indirect interest in SLG shall be caused by or on behalf of SLG or any of its Affiliates, SLG shall be fully liable and responsible to Prudential for any and all liability, loss, cost, injury, damage or expense suffered or incurred by Prudential resulting from violations of any Securities Laws occurring in connection with such transfer; provided, however, that Prudential shall be responsible and liable to SLG for any and all liability, loss, cost, injury, damage or expense suffered or incurred by SLG resulting from any violation or breach of any Securities Laws occurring in connection with such Transfer based upon false or misleading information that is furnished in writing by Prudential in connection with such Transfer by SLG or any Member therein.

         (c) SLG shall indemnify, defend and hold Prudential and its Affiliates free and harmless for, from and against any and all liability, loss, cost, injury, damage or expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of the matter) suffered or incurred by reason of any breach by SLG of its obligations under this Subsection 10.8(b).

     .9  Compliance with ERISA.

         (a) Not less than five (5) Business Days before any direct Transfer in SLG or any indirect Transfer in SLG (but only if such indirect Transfer results from a Transfer of (1) a fifty percent (50%) or greater interest in any Person (at any one time or in the aggregate other than transfers of shares in SL Green Realty Corp. made in the ordinary course of business to or from non-Affiliates) or (2) decision-making authority over, or control of, such Person) SLG shall cause the proposed transferee to deliver to Prudential a certification in substantially the form of Exhibit D.

         (b) Prudential shall deliver to SLG a certification in substantially the form of Exhibit E attached hereto and made a part hereof on the closing or consummation of each of the following transactions: (1) an Emergency Loan or Special Loan; (2) a decrease of a Member's Percentage Interest pursuant to Subsection 4.5(d) hereof; and (3) a Transfer pursuant to Section 10.3 or 10.4.

         (c) If there is a proposed Transfer of the Property pursuant to
Section 10.5, and either Prudential or SLG buys the Property, then, at the closing of the Transfer, (1) SLG shall deliver to Prudential a certification in substantially the form of Exhibit D, and (2) Prudential shall deliver to SLG a certification in substantially the form of Exhibit E.

         (d) Anything else in this Agreement to the contrary notwithstanding, Prudential shall have up to thirty (30) days following the receipt by it of a certification by SLG or a proposed transferee provided for in this Section
10.9 to notify SLG that it has determined that a proposed Transfer by SLG of its Entire Interest or a proposed Transfer of the Property would result in a Plan Violation. If Prudential notifies SLG that any such proposed transaction would constitute a Plan Violation (which notification shall contain an explanation of the reasons for such determination), the proposed transaction shall not be consummated and any attempt to do so shall be void. If, within such thirty (30) day period, Prudential notifies SLG that it has determined that no Plan Violation will result from the proposed transaction, or if Prudential does not deliver any notification to SLG within such thirty (30) day period, then the proposed transaction may be consummated; provided, however, that such transaction must be consummated no later than (1) the twentieth (20th) day after the delivery to SLG by Prudential of a notice that it has determined that the proposed transaction will not result in a Plan Violation or the expiration of the thirty (30) day period referred to in this Subsection 10.9(d), as the case may be, or (2) if the applicable Section of this Agreement provides for a closing that is later than such twenty (20) day period, the latest day that such Section permits such closing to occur; and provided, further, that, if any certification by SLG or a proposed transferee contains a material misrepresentation or omission, then, in such event, notwithstanding Prudential's lack of objection or deemed lack of objection thereto, the proposed transaction shall not be consummated and, if it is consummated, such transaction shall be void. Each (i) breach of representation or warranty given in connection with this Section 10.9, and (ii) violation of Sections 2.10(a)(5), this Section 10.9, or any other provision of this Agreement relating to ERlSA or Plan Violations will constitute a default entitling the Nondefaulting Member to terminate this Agreement pursuant to Subsection 12.1(c).

         (e) SLG shall indemnify Prudential and defend and hold Prudential harmless from and against all loss, cost, damage and expense that Prudential may incur, directly or indirectly, as a result of a (1) default, or (2) a breach of a representation or warranty given by SLG or any Affiliate of SLG under this Section 10.9, or (3) any material misstatement or omission in a certification by SLG or proposed transferee of SLG which is given to Prudential pursuant to this Section 10.9. The loss, cost, damage and expense will include, without limitation, attorney's fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in (i) correcting any Plan Violation, (ii) the Transfer of a prohibited Company interest, or (iii) obtaining any individual exemption for a Plan Violation that may be required, in Prudential's sole discretion. This indemnity shall survive (A) the Transfer of the Property or of SLG's Entire Interest and (B) termination of this Agreement. SLG shall not be required to indemnify Prudential pursuant to this Subsection 10.9(e) if any of Prudential's representations and warranties relating to ERISA or Plan Violations are materially false.

         (f) The Company will not enter into any agreements or suffer any conditions that Prudential reasonably determines would result in a Plan Violation. At SLG's request, Prudential shall deliver a notice of each such determination to SLG together with an explanation of the reasons for the determination.

         (g) Prudential and SLG will cooperate to monitor and correct Plan Violations.

                                 ARTICLE 11.
                     DISSOLUTION OR BANKRUPTCY OF A MEMBER

     .1 Dissolution or Merger. If either Member shall be dissolved or merged with or consolidated into another Person, or if all or substantially all of its assets shall be Transferred, then unless such dissolution, merger, consolidation, or Transfer is expressly permitted under Article 10, such dissolution, merger, consolidation or Transfer shall, at the option of the other Member, be a dissolution of the Company, and the other Member shall be the Liquidating Member in the dissolution of the Company. The other Member's option shall be effective as of the date of such dissolution, merger, consolidation or Transfer and the option shall be exercised, if at all, within sixty (60) days after the other Member receives notice in writing of such dissolution, merger, consolidation or Transfer.

     .2 Bankruptcy, etc. If:

         (a) either Member or any general partner in a Member or any general partner in a general partner in a Member ("General Partner"), if such Member is a partnership, or any managing member in a Member or any managing member in a managing member in a Member ("Managing Member"), if such Member is a limited liability company, or any successor in interest thereto shall take, permit or acquiesce in an Insolvency Action with respect to Member, General Partner or Managing Member; or

         (b) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against either Member, or against any General Partner, or against any Managing Member, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and such Member, or any General Partner, or any Managing Member, shall acquiesce in the entry for such order, judgment or decree (the term "acquiesce" includes but is not limited to the failure to file a petition or motion to vacate or discharge such order, judgment or decree within thirty (30) days after the entry of the order, judgment or decree) or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of said Member, or any General Partner, or any Managing Member, or of all or any substantial part of said Member's or General Partner's or Managing Member's property or its interest in the Company shall be appointed without the consent or acquiescence of said Member, or such General Partner, or such Managing Member, and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); then such event shall cause the dissolution of the Company and the other Member shall be the Liquidating Member.

                                 ARTICLE 12.
                                    DEFAULT

     .1 Defaults. If either Member fails to perform any of its obligations hereunder or under any agreement or instrument delivered pursuant hereto, or breaches any of the terms, conditions or covenants contained in any of the foregoing, (other than the obligation to make Additional Capital Contributions specified in Section 4.5) then the other Member (the "Nondefaulting Member") shall have the right to give such party (the "Defaulting Member") a notice of default ("Notice of Default"). The Notice of Default shall set forth the nature of the obligation giving rise to the default.

         (a) If such default is neither a failure to pay money nor a default with respect to the representations contained in Section 2.10 (for which no cure period shall apply) and if, within the thirty (30) day period following receipt of the Notice of Default, the Defaulting Member in good faith commences to perform such obligation and cure such default and thereafter prosecutes to completion with diligence and continuity the curing thereof and cures such default within a reasonable time (but no later than one year), then it shall be deemed that the Notice of Default was not given and the Defaulting Member shall lose no rights hereunder. If, within such thirty (30) day period, the Defaulting Member does not commence in good faith the curing of such default or does not thereafter prosecute to completion with diligence and continuity the curing thereof when and as required by the preceding sentence, then the Nondefaulting Member shall have the rights set forth in Subsection 12.1(c).

         (b) If such default is a failure to pay money when required, and if such sums of money shall be paid within forty-five (45) days after the date such money is due, together with any additional costs that the Company and/or the Nondefaulting Member may have incurred because the sums were not paid when due (payment of such additional costs shall not be credited to the Defaulting Member's Capital Account or count as a contribution to such Capital Account) then it shall be deemed that such Notice of Default was not given and the Defaulting Member shall lose no rights hereunder. If such sums are not so paid within such forty-five (45) day period, the Nondefaulting Member shall have the rights set forth in Subsection 12.1(c).

         (c) If any default is not cured as set forth in Subsection 12.1(a) or 12.1(b), the Nondefaulting Member, by giving the Defaulting Member written notice thereof within ninety (90) days of the expiration of the respective cure periods provided in Subsection 12.1(a) or 12.1(b), may treat such default as a dissolution of the Company, and the Nondefaulting Member shall be the Liquidating Member with the rights provided in Article 13 including the right to deliver a Demand Notice to the Defaulting Member; provided, however, that if such default is cured prior to the delivery of any notice provided for in this Subsection 12.1(c), then it shall be deemed that such notice may not be given and the Defaulting Member shall lose no rights hereunder.

     .2 Negation of Right to Dissolve by Will of Member. Except as set forth in Articles 10 and 11 and in Section 12.1, neither Member shall have the right to terminate this Agreement or dissolve the Company by its express will or by withdrawal without the consent of the other Member. Upon any dissolution occurring by operation of law or caused by the express will or withdrawal of one of the Members in contravention of this Agreement, the Member not causing the dissolution shall be the Liquidating Member.

     .3 Not Exclusive Remedy. The rights granted in Section 12.1 shall not be deemed an exclusive remedy of the Nondefaulting Member, but all other rights and remedies, legal and equitable, shall be available to it.

     .4 Waiver of Right of Partition. The Members agree that each part of the Improvements is an integrated unit of the Property, and it would be unfeasible and detrimental to the Property to have it partitioned, and therefore each Member does hereby waive any claim or right to petition any court for partition of the Property.

                                  ARTICLE 13.
                                  DISSOLUTION

     .1 Winding Up by Members. Upon dissolution of the Company by operation of law, by any provision of this Agreement or by agreement between the Members, the Company's business shall be wound up and all its assets distributed in liquidation. In such dissolution, except as otherwise expressly provided in Articles 10, 11 and 12, the Members shall be co-liquidating Members and shall continue to act through the Committee. In such event, the Members shall have equal rights to wind up the Company and shall proceed to cause the Company's property to be sold and to distribute the proceeds of Transfer as provided in
Section 13.5. Except with respect to (a) all assets on which a single, non-severable mortgage or other lien will be in effect after such distribution, and (b) any assets the Members shall determine are not readily severable or distributable in kind, the Members, to the extent that liquidation of such assets is not required to fulfill the payments, if any, under Subsections (a), (b), (c) and (d) of Section 13.5, shall have the right to distribute, in kind, undivided interests in all or a portion of the assets of the Company to the Members pro rata as tenants in common in accordance with Subsection 13.5(e).

     .2 Winding Up by Liquidating Member. In a dissolution pursuant to the occurrences of events described in any of Articles 10, 11 or 12, the Liquidating Member shall be as therein provided and such Liquidating Member shall have the right to wind up the Company and cause the Company's assets to be sold and the proceeds of Transfer distributed as provided in Section 13.5.

     .3 Offset for Damages. In the event of dissolution resulting from an event described in Article 11 or 12, the Liquidating Member shall be entitled to deduct from the amount payable to the other Member pursuant to Subsection 13.2(a) or (b), Subsection 13.4 or Section 13.5 the amount of damages incurred by the Liquidating Member proximately resulting from any such event.

     .4  Distributions of Operating Cash Flow. Subject to the provisions of
Section 10.7, upon the dissolution of the Company for any reason, during the period of liquidation and until termination of the Company, the Members shall continue to receive the Operating Cash Flow and to share profits and losses for all tax and other purposes as provided in Article 9 of this Agreement.

     .5 Distributions of Proceeds of Liquidation. The proceeds of liquidation shall be applied in the following order of priority:

         (a) First. To the payment of: (1) debts and liabilities of the Company except: (i) Special Loans, Emergency Loans or Loans that may have been made by either of the Members to the Company, and (ii) debts secured by lien on property sold subject thereto, provided that neither the Company nor either of the Members shall be personally liable on, or they shall be released from, such debts, and (2) expenses of liquidation;

         (b) Second. To the setting up of any reserves that the Liquidating Member or Members, as the case may be, may reasonably deem necessary for any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. Any such reserves shall be deposited by the Company in a bank or trust company acceptable to the Liquidating Member or Members, as the case may be, as escrow agent, to be held by it for the purpose of disbursing such reserves in payment of any of the aforementioned liabilities or obligations, and at the expiration of such period as the Liquidating Member or Members, as the case may be, shall reasonably deem advisable, distributing the balance, if any, thereafter remaining, in a manner hereinafter provided;

         (c) Third. To the repayment of unpaid principal and accrued and unpaid interest on any Emergency Loans, but if the amount available for such repayment shall be insufficient to repay all Emergency Loans, then repayment shall be made in the same manner as provided in Section 5.2;

         (d) Fourth. To the repayment of unpaid principal and accrued and unpaid interest on any Special Loans that may have been made by either of the Members, but if the amount available for such repayment shall be insufficient to repay all Special Loans, then repayment shall be made in the manner provided in Section 5.2;

         (e) Fifth. After making all applicable allocations to the Members' Capital Accounts as provided in Article 9, to the Members in accordance with positive Capital Account balances.

     .6 Orderly Liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Members to minimize the losses normally attendant upon a liquidation.

     .7 Financial Statements. During the period of winding up, all the financial statements provided for in Section 7.1 shall continue to be prepared and furnished to the Members.

     .8 No Restoration of Deficit Capital Accounts. At no time during or after the term of the Company shall a Member with a deficit balance in its Capital Account have any obligation to the Company or to another Member or to any other Person to restore such deficit balance.

     .9 Certificate of Cancellation. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed to the Members, a certificate of cancellation shall be executed and filed by the Members with the Delaware Secretary of State in accordance with Act Section 18-203.

                                  ARTICLE 14.
                                    NOTICES

     .1 In Writing; Address. All notices, requests, approvals, elections, offers, acceptances, demands, consents, reports and other communications (collectively, "Notices") given hereunder shall be in writing and shall be given to the Company or to the Members at the respective address and/or facsimile number set forth below or at such other address and/or facsimile number as the Company or either of the Members may hereafter designate by like notice.

                  IF TO THE COMPANY:

                  SLG 100 Park LLC
                  c/o SL Green Realty Corp.
                  420 Lexington Avenue
                  New York, New York 10170
                  Attention:  Mr. Marc Holliday
                  Telecopier:  (212) 216-1684
                  Telephone:  (212) 216-1785



                  COPIES TO:

                  SL Green 100 Park LLC
                  c/o SL Green Realty Corp.
                  420 Lexington Avenue
                  New York, New York 10170
                  Attention:  Benjamin Feldman, Esq.
                  Telecopier:  (212) 216-1790
                  Telephone:  (212) 216-1646


                  and

                  Greenberg Traurig LLP
                  200 Park Avenue
                  New York, New York 10166
                  Attention:  Robert J. Ivanhoe, Esq.
                  Telecopier:  (212) 801-6400
                  Telephone:  (212) 801-9333

                  IF TO PRUDENTIAL:

                  The Prudential Insurance Company of America
                  Prudential Real Estate Investors
                  8 Campus Drive, 4th Floor
                  Arbor Circle South
                  Parsippany, New Jersey 07054-4493
                  Attention: Mr. J. Allen Smith
                  Telecopier: (973) 683-1794
                  Telephone: (973) 734-1734

                  and

                  The Prudential Insurance Company of America
                  Prudential Real Estate Investors
                  PAMG-RE Law Department
                  8 Campus Drive, 4th Floor
                  Arbor Circle South
                  Parsippany, New Jersey 07054-4493
                  Attention: Joan N. Hayden, Esq.
                  Assistant General Counsel
                  Telecopier: (973) 683-1788
                  Telephone: (973) 683-1772

                  COPY TO:

                  O'Melveny & Myers LLP
                  153 East 53rd Street
                  New York, New York  10022
                  Attention:  Jacqueline A. Weiss, Esq.
                  Telecopier: (212) 326-2061
                  Telephone: (212) 326-2110

                  IF TO SLG:

                  SL Green 100 Park LLC
                  c/o SL Green Realty Corp.
                  420 Lexington Avenue
                  New York, New York  10170
                  Attention: Mr. Marc Holliday
                  Telecopier: (212) 216-1684
                  Telephone: (212) 216-1785

                  COPIES TO:

                  SL Green 100 Park LLC
                  c/o SL Green Realty Corp.
                  420 Lexington Avenue
                  New York, New York  10170
                  Attention: Benjamin Feldman, Esq.
                  Telecopier: (212) 216-1790
                  Telephone: (212) 216-1646

                  and

                  Greenberg Traurig LLP
                  200 Park Avenue
                  New York, New York 10166
                  Attention: Robert J. Ivanhoe, Esq.
                  Telecopier: (212) 801-6400
                  Telephone: (212) 801-9333

                  A copy of any notice or any written communication from the Internal Revenue Service to the Company shall be given to each Member at the addresses provided for above.

     .2 Method. Notices or other communications shall be deemed duly given or made (a) at the time and on the date when received by facsimile (provided that the sender of such communication shall orally confirm receipt thereof by the appropriate parties and send a copy of such communication to the appropriate parties within one (1) Business Day of such facsimile), (b) when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service), or (c) within three (3) Business Days after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, deposited in a United States post office or a depository for the receipt of mail regularly maintained by the post office.

     .3 Copies. A copy of any notice, service of process, or other document in the nature thereof received by either Member from anyone other than the other Member, shall be delivered by the receiving Member to the other Member as soon as practicable.

                                  ARTICLE 15.
                                 MISCELLANEOUS

     .1 Additional Documents and Acts. In connection with this Agreement as well as all transactions contemplated by this Agreement, each Member agrees to from time to time, at the other Member's request, execute and deliver such additional documents and instruments, and perform such additional acts, as the other Member may deem to be necessary or desirable to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions. Except as otherwise expressly provided, all approvals of either party hereunder shall be in writing.

     .2 Estoppel Certificates. Each Member shall, at any time and from time to time, upon not less than twenty (20) days' prior written notice from the other execute, acknowledge, and send to the other a statement in writing certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the Agreement is in full force and effect as modified and stating the modifications) and stating whether or not as to both Members either is in default in keeping, observing or performing any of the terms contained in this Agreement, and if in default, specifying each such default (limited, as regards the other's defaults, to those defaults of which the certifying Member has knowledge).

     .3 Governing Law; Service of Process, etc. This Agreement and the rights and obligations of the Members hereunder shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be wholly performed therein, without regard to principles of conflicts laws. All judicial proceedings brought against either Member with respect to this Agreement shall be brought in any state or federal court of competent jurisdiction in the State of New York, New York County and by execution and delivery of this Agreement by each Member, each such party accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Each Member irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address as specified in Section 14.1, such service being hereby acknowledged by each Member to be effective and binding service in every respect. Each Member irrevocably waives any objection, including any objection of the laying of venue or based on the grounds of forum non conveniens (provided that the action or proceeding in question is brought in New York County, New York), that it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law. This Agreement constitutes commercial activities of the Company. Neither Member shall be entitled to any immunity whatsoever, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce the obligations or liabilities hereunder. Each Member acknowledges that to the extent any of its property should at any time acquire any immunity, it hereby irrevocably waives such right to immunity in respect of any actions or proceedings, wherever brought, in respect of the obligations or liabilities hereunder.

     .4 Entire Agreement. This Agreement, together with the agreements and instruments delivered pursuant hereto or contemporaneously herewith, contains all of the understandings and agreements of whatsoever kind and nature existing between the parties hereto with respect to the subject matter hereof and the rights, interests, understandings, agreements and obligations of the respective parties pertaining to the Company. Any and all other prior agreements between the parties with respect to such subject matter are hereby superseded.

     .5 Rights and Remedies Not Mutually Exclusive. The rights and remedies of any of the Members hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof, unless specifically stated to the contrary, shall not preclude the exercise of any other provisions hereof.

     .6 Severability. In the event of invalidity of any provision of this Agreement, such provision shall be deemed stricken from this Agreement, which shall continue in full force and effect as of the offending provision were never a part of this Agreement.

     .7 Headings, etc. All headings herein and the table of contents hereof are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     .8 Binding Effect; Benefits. Subject to the Transfer restrictions herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is intended for the benefit of the Members and the Company only and shall not confer any rights or claims upon, or otherwise inure to the benefit of, any other Person.

     .9 Waiver, etc. The failure of either of the Members to at any time enforce any of the provisions of this Agreement or any agreement or instrument delivered pursuant hereto or to give any notice of default thereunder, shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any agreement or instrument delivered pursuant hereto or any provision hereof or the right of either of the Members to thereafter enforce each and every provision of this Agreement (including the provisions of Article 12) and each agreement and instrument delivered pursuant hereto. No waiver of any breach of any of the provisions of this Agreement or any agreement or instrument delivered pursuant hereto shall be effective unless set forth in a written instrument executed by the Member against which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

     .10 Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same Agreement.

     .11 Amendments. This Agreement may not be amended, altered or modified except by a written instrument executed by each of the Members.

     .12  Indemnity as to Representations, etc.

         (a) SLG hereby agrees to indemnify, defend, protect and hold Prudential harmless from and against any and all liabilities, losses, costs, damages and expenses (including attorneys' fees and costs incurred in the investigation, defense and settlement of the matter) which Prudential may ever sustain, suffer or incur and which relate or arise out of or in connection with the breach by SLG of any representation, warranty or covenant made by it in this Agreement or in any agreement or instrument delivered pursuant hereto.

         (b) Prudential hereby agrees to indemnify, defend, protect and hold SLG harmless from and against any and all liabilities, losses, costs, damages and expenses (including attorneys' fees and costs incurred in the investigation, defense and settlement of the matter) which SLG may ever sustain, suffer or incur and which relate to, arise out of or in connection with the breach by Prudential of any misrepresentation, warrantee or covenant made by it in this Agreement or in any agreement or instrument pursuant hereto.

     .13 Broker's Indemnity. Each Member represents to the other Member that it has not dealt with any broker in connection with this Agreement or any of the transactions contemplated hereby other than Cushman & Wakefield, Inc., the fees of which shall be paid by Prudential pursuant to a separate agreement. Each Member agrees to indemnify the other Member and the Company and hold them each harmless from and against all liability, loss, cost, damage and expense (including attorneys' fees and costs incurred in the investigation, defense and settlement of the matter) which the other Member or the Company shall suffer or incur by reason of any claim for brokerage fees or commissions arising as a result of a breach of the foregoing representation.

     .14 Survival. The representations and warranties of SLG and Prudential contained herein or in any agreement or instrument delivered pursuant hereto shall survive the consummation of the transactions contemplated hereby on the terms of such agreement or instrument.

     .15 WAIVER OF JURY TRIAL. EACH MEMBER, BY EXECUTION AND DELIVERY OF THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH.

     .16 Confidentiality. The Members agree that the terms of this Agreement are strictly confidential, and will not be communicated to any Person (other than such counsel, accountants and advisors as such party deems necessary and only to the extent such counsel, accountants and advisors agree to keep the same strictly confidential and to potential third party purchasers pursuant to
Section 10.4 or Section 10.5 or potential entity level transferees not prohibited by Section 10.1, provided that all such Persons agree in writing to be bound by these confidentiality provisions) at any time without written consent from the other Member or except as may be required by law and New York Stock Exchange rules and regulations. Notwithstanding the foregoing, Members, for themselves and their respective affiliates, agree that any disclosure pursuant to this Section 15.16 or otherwise shall (a) exclude mention of any of the terms of this Agreement that is not required, by law or New York Stock Exchange rules and regulations, to be disclosed, and (b) to the fullest extent possible, must be pre-approved by the other Member in writing. Members agree that, notwithstanding any provision in this Agreement, the Sale Agreement or any other agreement or document to the contrary, any damages suffered by any party for the failure of the other party to comply with the terms of this
Section 15.16 shall be the responsibility of the party that has breached the terms hereof.

     .17 Press Releases. Neither Member shall issue any press release or public statement (a "Release") with respect to the Company or this Agreement without the prior written consent of the other Member (not be unreasonably withheld, conditioned or delayed), except to the extent required by law and New York
Stock Exchange rules and regulations. Notwithstanding anything to the contrary contained in this Section 15.17, each Member, for itself and its respective Affiliates, agrees that any Release issued pursuant to this Section 15.17 shall, if applicable, (a) exclude mention of any of the terms of this Agreement that is not required, by law or New York Stock Exchange rules and regulations, to be disclosed, and (b) to the fullest extent possible, must be pre-approved by the other Member in writing (unless in the form agreed to in the Sale Agreement). Each Member agrees that, notwithstanding any provision in this Agreement, the Sale Agreement or any other agreement or document to the contrary, any damages suffered by either Member for the failure of the other Member to comply with the terms of this Section 15.17 shall be the responsibility of the breaching party.





                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their respective duly authorized representatives as of the day and year first above written.


MEMBER:                       THE PRUDENTIAL INSURANCE
                              COMPANY OF AMERICA,
                              a New Jersey corporation


                              By:_________________________
                                 Name: David Bradford
                                 Title: Vice President



MEMBER:                          SL GREEN 100 PARK LLC,
                                 a New York limited liability company

                                   By: SL Green Operating Partnership,
                                       L.P.,
                                   a Delaware limited partnership,
                                   its Member,

                                   By:  SL Green Realty Corp.,
                                   a Maryland corporation,
                                   its General Partner


                                       By:______________________
                                          Name: Benjamin P. Feldman
                                          Title:  Executive Vice President















                                   EXHIBIT A

                               LEGAL DESCRIPTION

ALL that certain plot or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of East 40th Street with the westerly side of Park Avenue;

THENCE westerly along the northerly side of East 40th Street, 230 feet;

THENCE northerly and parallel with the westerly side of Park Avenue, 98 feet 9 inches to the centre line of the block;

THENCE easterly along said centre line of the block and parallel with the northerly side of East 40th Street, 83 feet 4 inches;

THENCE northerly and again parallel with the westerly side of Park Avenue and part of the way through a party wall, 98 feet 9 inches to the southerly side of East 41st Street;

THENCE easterly along said southerly side of East 41st Street, 146 feet 8 inches to the westerly side of Park Avenue; and

THENCE southerly along the westerly side of Park Avenue, 197 feet 6 inches to the point or place of BEGINNING.






                                   EXHIBIT B


                           INITIAL CAPITAL ACCOUNTS




         Members' Names and Addresses                   Initial Capital Account           Membership Interest
         ----------------------------                   -----------------------           -------------------

1.       The Prudential Insurance Company of America                 $40,080,000                  50.1%
         Prudential Asset Management Group - Real Estate
         8 Campus Drive, 4th Floor
         Arbor Circle South
         Parsippany, New Jersey  07054
         Attention: Mr. J. Allen Smith
         Facsimile:  (973) 683-1794

2.       SL Green 100 Park LLC                                       $39,920,000                  49.9%
         c/o SL Green Realty Corp.
         420 Lexington Avenue
         New York, New York  10170
         Attention:  Mr. Marc Holliday
         Facsimile:  (212) 216-1684

                                   EXHIBIT C


                         INITIAL MANAGEMENT AGREEMENT






                                   EXHIBIT D

                    SLG'S/TRANSFEREE'S ERISA CERTIFICATION



------------ ---, -----


The Prudential Insurance Company of America
Prudential Real Estate Investors
PAMG-RE Law Department
8 Campus Drive, 4th Floor
Arbor Circle South
Parsippany, New Jersey  07054-4493
Attention:  Peter L. Ruggiero

                  Re:  100 Park Avenue / SLG 100 Park LLC

Gentlemen:

                  [Description of Transfer/Transaction]

                  The undersigned represents and warrants to you, in order to comply with the Employment Retirement Income Security Act of 1974, as amended ("ERISA") [** and state statutes regarding investments of and fiduciary obligations with respect to Governmental Plans**] (as defined in Section 3(32) of ERISA), that:

                  (1) neither the undersigned nor any of its affiliates (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14 ("PTE 84-14")) has, or during the immediately preceding year has exercised, the authority to:

                           (A)    appoint   or   terminate   the   Prudential
Insurance   Company   of  America ("Prudential")  as  investment  manager  of
any assets of any employee benefit plan whose assets are held by Prudential; and

                           (B)    negotiate the terms of any management
agreement  with  Prudential on behalf of any such plan;

                  (2) The transaction contemplated hereunder is not specifically excluded by Part 1(b) of PTE 84-14;

                  (3) The undersigned is not a related party of Prudential (as defined in Part V(b) [**or V(h)**] of PTE 84-14)

                  (4) The terms of the Transactions have been negotiated and determined at arm's length, as such terms would be negotiated and determined by unrelated parties.

                                          [SLG/TRANSFEREE]


                                          By:_____________________________
                                                 Name:____________________
                                                 Title:___________________
                                                 Date Executed:___________





                                   EXHIBIT E

                       PRUDENTIAL'S ERISA CERTIFICATION

[Transferee Name and Address]

                  Re:      [**100 Park Avenue/SLG 100 Park LLC]

Gentlemen:

                  [Description of Transaction]

                  The Prudential Insurance Company of America ("Prudential") represents and warrants to you, in order to comply with the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), that:

                  (1) the source of funds from which Prudential [has purchased/is purchasing] [its interest in the Company/the Property] is its Prudential Realty Investment Separate Account I (PRISA I), which is an investment fund within the meaning of Part V(b) of Prohibited Transaction Exemption 84-14, as amended, granted by the U.S. Department of Labor ("PTE 84-14");

                  (2) Prudential is a qualified professional asset manager ("QPAM") within the meaning of Part V(a) of PTE 84-14;

                  (3) the terms of [Prudential's acquisition of its interest in the Company] [the transaction described in the first paragraph of this Certification] were negotiated on behalf of the investment fund by Prudential, and Prudential made the decision on behalf of the investment fund to enter into such transaction, which was not part of an agreement, arrangement or understanding designed to benefit a party in interest (in satisfaction of the conditions of Part I(c) of PTE 84-14);

                  (4) the transaction contemplated hereunder is not specifically excluded by Part I(b) of PTE 84-14; and

                  (5) the conditions of Part I(e), (f) and (g) of PTE 84-14 are satisfied.

                                          Very truly yours,

                                          THE PRUDENTIAL INSURANCE COMPANY
                                          OF AMERICA


                                          By:_____________________________
                                                Name:_____________________
                                                Title:____________________
                                                Date Executed:____________



                                SECOND AMENDED



                                      AND



                                   RESTATED


                              OPERATING AGREEMENT



                                      OF



                               SLG 100 PARK LLC,



                     A DELAWARE LIMITED LIABILITY COMPANY












                             ______________, 2000





                               TABLE OF CONTENTS

                                                                           Page

RECITALS              .......................................................1

ARTICLE 1.            DEFINITIONS............................................2

         1.1      Definitions................................................2

         1.2      Construction...............................................9

         1.3      Exhibits...................................................9

ARTICLE 2.            FORMATION OF COMPANY...................................9

         2.1      Members....................................................9

         2.2      Name......................................................10

         2.3      Registered Office.........................................10

         2.4      Registered Agent; Service of Process......................10

         2.5      Governing Law; Member Relations; Ownership of Property;
                  Taxation as a Partnership.................................10

         2.6      REIT Provisions...........................................10

         2.7      Purposes..................................................11

         2.8      No Individual Authority...................................11

         2.9      No Restrictions...........................................11

         2.10     Neither Responsible for Other's Commitments...............11

         2.11     Representations by Members................................11

ARTICLE 3.            TERM..................................................12

         3.1      Term......................................................12

         3.2      Dissolution...............................................12

ARTICLE 4.            CAPITAL ACCOUNTS AND CONTRIBUTIONS OF THE MEMBERS.....13

         4.1      Initial Capital Accounts..................................13

         4.2      No Other Contributions....................................13

         4.3      No Interest Payable.......................................13

         4.4      No Withdrawals............................................13

         4.5      Additional Capital Contributions..........................13

         4.6      Effect of Change of Percentage Interest...................15

         4.7      Financing.................................................15

         4.8      Adjustments in Interests Generally........................15

ARTICLE 5.            LOANS BY MEMBER.......................................15

         5.1      Loans.....................................................15

         5.2      Payment of Special Loans and Emergency Loans..............16

ARTICLE 6.            MANAGEMENT OF THE COMPANY.............................16

         6.1      Regular Managing Member...................................16

         6.2      Duties and Obligations of the Manager.....................18

         6.3      Restrictions on Authority of the Manager..................18

         6.4      Executive Committee.......................................20

         6.5      Annual Budgets............................................21

         6.6      Bank Accounts.............................................21

         6.7      Reimbursement for Costs and Expenses......................21

         6.8      Fidelity Bonds and Insurance..............................21

         6.9      Accounting Management Services............................22

         6.10     Property Management and Leasing Services..................23

         6.11     Indemnification...........................................23

         6.12     Annual Leasing Plan.......................................23

         6.13     Guaranty Reimbursement Obligations........................24

         6.14     Facade Remediation........................................24

ARTICLE 7.            BOOKS AND RECORDS, AUDITS, TAXES, ETC.................25

         7.1      Books; Statements.........................................25

         7.2      Where Maintained..........................................26

         7.3      Audits....................................................26

         7.4      Objections to Statements..................................26

         7.5      Tax Returns...............................................26

         7.6      Tax Matters Partner.......................................26

         7.7      Tax Policy................................................27

         7.8      Section 754 Election......................................27

         7.9      Capital Accounts..........................................27

         7.10     Special Requirements......................................27

ARTICLE 8.            FISCAL YEAR...........................................28

         8.1      Calendar Year.............................................28

ARTICLE 9.            DISTRIBUTIONS AND ALLOCATIONS.........................28

         9.1      Certain Definitions.......................................28

         9.2      Cash Flow Distributions...................................30

                  (d)      Allocations of Accounting Items - Generally......31

         9.3      Distributed Property......................................31

         9.4 Nonrecourse Deductions; Nonrecourse Liabilities; Minimum Gain Chargeback; Qualified Income Offset; Corrective
                  Allocations...............................................31

         9.5      Allocations of Profits and Losses.........................33

         9.6      Allocations for Income Tax Purposes.......................34

ARTICLE 10.           ASSIGNMENT AND OFFER TO PURCHASE......................34

         10.1     Transfers.................................................34

         10.2     Other Assignments Void....................................36

         10.3     Transfer of Entire Interest to Other Member Buy-Sell......36

         10.4     Right of First Refusal....................................37

         10.5     Transfer of the Property..................................38

         10.6     Assumption by Assignee....................................39

         10.7     General Transfer Provisions...............................40

         10.8     Indemnification for Securities Laws Violations............42

         10.9     Compliance with ERISA.....................................43

ARTICLE 11.           DISSOLUTION OR BANKRUPTCY OF A MEMBER.................44

         11.1     Dissolution or Merger.....................................44

         11.2     Bankruptcy, etc...........................................45

ARTICLE 12.           DEFAULT...............................................45

         12.1     Defaults..................................................45

         12.2     Negation of Right to Dissolve by Will of Member...........46

         12.3     Not Exclusive Remedy......................................46

         12.4     Waiver of Right of Partition..............................46

ARTICLE 13.           DISSOLUTION...........................................46

         13.1     Winding Up by Members.....................................46

         13.2     Winding Up by Liquidating Member..........................47

         13.3     Offset for Damages........................................47

         13.4     Distributions of Operating Cash Flow......................47

         13.5     Distributions of Proceeds of Liquidation..................47

         13.6     Orderly Liquidation.......................................48

         13.7     Financial Statements......................................48

         13.8     No Restoration of Deficit Capital Accounts................48

         13.9     Certificate of Cancellation...............................48

ARTICLE 14.           NOTICES...............................................48

         14.1     In Writing; Address.......................................48

         14.2     Method....................................................51

         14.3     Copies....................................................51

ARTICLE 15.           MISCELLANEOUS.........................................51

         15.1     Additional Documents and Acts.............................51

         15.2     Estoppel Certificates.....................................51

         15.3     Governing Law; Service of Process, etc....................52

         15.4     Entire Agreement..........................................52

         15.5     Rights and Remedies Not Mutually Exclusive................52

         15.6     Severability..............................................52

         15.7     Headings, etc.............................................52

         15.8     Binding Effect; Benefits..................................52

         15.9     Waiver, etc...............................................53

         15.10    Counterparts..............................................53

         15.11    Amendments................................................53

         15.12    Indemnity as to Representations, etc......................53

         15.13    Broker's Indemnity........................................53

         15.14    Survival..................................................54

         15.15    WAIVER OF JURY TRIAL......................................54

         15.16    Confidentiality...........................................54

         15.17    Press Releases............................................54

EXHIBIT A     Legal Description

EXHIBIT B     Initial Capital Accounts

EXHIBIT C     Initial Management Agreement

EXHIBIT D     SLG's/Transferee's ERISA Certification

EXHIBIT E     Prudential's ERISA Certification










                                                            Exhibit 2.3




                        SLG 100 PARK LLC, as mortgagor
                                  (Borrower)

                                      to

           THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as mortgagee
                                   (Lender)


                       ---------------------------------

                     AGREEMENT OF SPREADER, CONSOLIDATION
                         AND MODIFICATION OF MORTGAGE
                       ---------------------------------


                       Dated: As of February ____, 2000

                       Location: 100 Park Avenue
                       Section:  5
                       Block:  1275
                       Lot:  27
                       County:  New York
                       State:  New York

                       PREPARED BY AND UPON
                       RECORDATION RETURN TO:

                       O'Melveny & Myers LLP
                       153 East 53rd Street
                       New York, New York 10022
                       Attention: Jacqueline A. Weiss, Esq.


THIS MORTGAGE DOES NOT COVER REAL PROPERTY PRINCIPALLY IMPROVED OR TO BE IMPROVED BY ONE OR MORE STRUCTURES CONTAINING IN THE AGGREGATE NOT MORE THAN SIX RESIDENTIAL DWELLING UNITS, EACH DWELLING UNIT HAVING ITS OWN SEPARATE COOKING FACILITIES.




THIS AGREEMENT OF SPREADER, CONSOLIDATION AND MODIFICATION OF MORTGAGE (this "Agreement") is made as of the ____ day of February, 2000, by SLG 100 PARK LLC, a Delaware limited liability company, having its principal office and place of business at c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170, as mortgagor ("Borrower"), to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at c/o Prudential Real Estate Investors, 8 Campus Drive, Arbor Circle South, Parsippany, New Jersey 07054-4493, as mortgagee (together with its successors and assigns, "Lender").

                             W I T N E S S E T H:

         WHEREAS, Borrower is the fee owner of that certain tract or parcel of land more fully described in Exhibit A (the "Land") and Lender is the owner and holder of a certain mortgage covering the fee estate of Borrower in the Land, as more particularly described in Exhibit D attached hereto (the "Existing Mortgage") and of the note secured thereby, as more particularly described in Exhibit E (collectively, the "Existing Note"); and

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, Borrower has executed and delivered to Lender a certain Amended, Restated and Consolidated Mortgage Note in the aggregate principal amount of One Hundred Twelve Million Dollars ($112,000,000.00) and interest, as more particularly described in Exhibit F (the "Note"), which Note evidences, and combines and consolidates into one indebtedness, all amounts presently due and owing in respect of the Existing Note and secured by the Existing Mortgage (the "Loan") and has a maturity date of January 31, 2002; and

         WHEREAS, Borrower and Lender have agreed in the manner hereinafter set forth to modify, amend and restate all the terms and provisions of the Existing Mortgage, which terms and provisions are superseded in their entirety by the terms and provisions hereof,

         NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Agreement by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, Borrower hereby represents and warrants to and covenants and agrees with Lender as follows:

         A. Mortgage Spreader. The Existing Mortgage and the lien thereof is hereby spread over those portions of the Property not already covered thereby, which Property includes all of the right, title, interest and estate of Borrower, now owned, or hereafter acquired, in and to the following property, rights and interests (such property, rights and interests being collectively referred to herein as the "Property"):

          (i)  The Land;

         (ii) All buildings, structures and improvements (including fixtures) now or later located in or on the Land ("Improvements");

         (iii) All easements, estates, and interests including hereditaments, servitudes, appurtenances, tenements, mineral and oil/gas rights, water rights, air rights, development power or rights, options, reversion and remainder rights, and any other rights owned by Borrower and relating to or usable in connection with or access to the Property;

         (iv) All right, title, and interest owned by Borrower in and to all land lying within the rights-of-way, roads, or streets, open or proposed, adjoining the Land to the center line thereof, and all sidewalks, alleys, and strips and gores of land adjacent to or used in connection with the Property;

         (v) All right, title, and interest of Borrower in, to, and under all plans, specifications, surveys, studies, reports, permits, licenses, agreements, contracts, instruments, books of account, insurance policies, and any other documents relating to the use, construction, occupancy, leasing, activity, or operation of the Property;

         (vi) All of the fixtures and personal property described in Exhibit B owned or leased by Borrower and replacements thereof, but excluding all personal property owned by any tenant (a "Tenant") of the Property pursuant to any of the Leases (defined below);

         (vii) All of Borrower's right, title and interest in the proceeds (including conversion to cash or liquidation claims) of (A) insurance relating to the Property and (B) all awards made for the taking by eminent domain (or by any proceeding or purchase in lieu thereof ) of the Property, including awards resulting from a change of any streets (whether as to grade, access, or otherwise) and for severance damages, including the right to make, enter into and apply the proceeds of any settlements, judgments or compromises;

         (viii) All tax refunds, including interest thereon, tax rebates, tax credits, and tax abatements, and the right to receive the same, which may be payable or available with respect to the Property;

         (ix) All leasehold estates, ground leases, leases, subleases, licenses, or other agreements affecting the use, enjoyment or occupancy of the Property now or later existing (including any use or occupancy arrangements created pursuant to Title 7 or 11 of the United States Code, as amended from time to time, or any similar federal or state laws now or later enacted for the relief of debtors (the "Bankruptcy Code") and all extensions and amendments thereto (collectively, the "Leases") and all Borrower's right, title and interest under the Leases, including all guaranties thereof and other security or credit enhancement rights or instruments;

         (x) All rents, issues, profits, royalties, receivables, use and occupancy charges (including all oil, gas or other mineral royalties and bonuses), income and other benefits now or later derived from any portion or use of the Property (including any payments received with respect to any Tenant or the Property pursuant to the Bankruptcy Code) and all cash, security deposits, advance rentals, or similar payments relating thereto (collectively, the "Rents") and all proceeds from the cancellation, termination, surrender, sale or other disposition of the Leases, and the right to receive and apply the Rents to the payment of the Obligations; and

         (xi) The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property, and to commence any action or proceeding to protect the interests of Lender in the Property.

B. Assignment of Rents. Borrower hereby absolutely and unconditionally assigns, sets over, and transfers to Lender all of Borrower's right, title, interest and estates in and to the Leases and the Rents, subject to the terms and license granted to the Borrower under that certain Assignment of Leases and Rents made by Borrower to Lender dated the same date as this Instrument (the "Assignment"), which document shall govern and control the provisions of this assignment.

C. Outstanding Indebtedness. The aggregate outstanding indebtedness evidenced by the Note and secured by this Instrument is in the amount of One Hundred Twelve Million Dollars ($112,000,000.00), it being understood that no interest under the Note is accrued and unpaid for the period prior to the date hereof, but that interest shall accrue from and after the date hereof at the rate or rates provided in the Note.

D. Mortgage Consolidation. The Existing Mortgage and the liens thereof, as spread in accordance with Section A above, is hereby combined and consolidated so that together they shall hereafter constitute in law but one mortgage, a single lien, covering the Property and securing the aggregate principal sum of One Hundred Twelve Million Dollars ($112,000,000.00), together with interest thereon as provided in the Note (the Existing Mortgage, as so spread, combined and consolidated and restated pursuant to the provisions of this Agreement, being herein collectively referred to as the "Instrument").

E. Ratification of Note. The Note is hereby ratified and confirmed in all respects by Borrower. All principal, interest and other sums of any nature that may or shall become due and payable pursuant to the provisions of the Note shall, subject to the limitations set forth in Section 1.03, constitute part of the Obligations (defined below) secured by this Instrument.

F. No Release or Novation. This Agreement constitutes a spreader, consolidation and modification of the Existing Mortgage and is not intended to and shall not extinguish any of the indebtedness of Borrower under the Existing Note, the Existing Mortgage or any other document or instrument executed and delivered in connection therewith in such a manner as would constitute a release or novation of the original indebtedness or obligations of Borrower under the Existing Note, the Existing Mortgage or any of such other documents or instruments, nor shall this Agreement affect or impair the priority of any liens created thereby, it being the intention of the parties hereto to preserve all liens and security interests securing payment of the Existing Note, which liens and security interests are acknowledged by Borrower to be valid and subsisting against the Property and any other security or collateral for the Obligations.

G. Certain Representations. Borrower represents and warrants (i) that there are no offsets, counterclaims or defenses against the indebtedness evidenced by the Note or against the enforcement of this Agreement, the Instrument or the Note, (ii) that Borrower, and the undersigned representative of Borrower, has full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on Borrower's part to be observed and performed, (iii) that the Note, the Instrument, and the Documents (defined below) and this Agreement constitute valid and binding obligations of Borrower, and (iv) that Borrower has no claims, counterclaims or offsets of any nature whatsoever against Lender or any previous holder of the indebtedness evidenced by the Note or any portion thereof.

H. Modification of Existing Mortgage. The terms, covenants and provisions of the Existing Mortgage are hereby modified, amended and restated in their entirety so that henceforth such terms, covenants and provisions shall be exclusively those set forth herein, and the Existing Mortgage, as so modified, amended and restated in their entirety, is hereby ratified and confirmed in all respects by Borrower subject to the matters listed in Exhibit C ("Permitted Encumbrances") and the provisions of this Instrument. The numbered sections of the Instrument and all schedules and exhibits thereto are hereby modified, amended and restated to read the same as those set forth below. Except as expressly provided to the contrary in the following numbered sections, all capitalized terms used below shall have the respective meanings ascribed to such terms in the above body of this Agreement.

IN FURTHERANCE of the foregoing, Borrower hereby warrants, represents, covenants and agrees with Lender as follows:

                            ARTICLE I - OBLIGATIONS

Section 1.01 Obligations. This Instrument is executed, acknowledged, and delivered by Borrower to secure and enforce the following obligations (collectively, the "Obligations"):

         (a) Payment of all obligations, indebtedness and liabilities under the Documents including (i) interest at both the rate specified in the Note and at the "Default Rate" (as defined in the Note), if applicable and to the extent permitted by Laws (defined below), and (iii) renewals, extensions, and amendments of the Documents;

         (b) Performance of every obligation, covenant, and agreement under the Documents including renewals, extensions, and amendments of the Documents; and

         (c) Payment of all sums advanced (including costs and expenses) by Lender pursuant to the Documents including renewals, extensions, and amendments of the Documents.

Section 1.02 Documents. The "Documents" shall mean this Instrument, the Note, the Assignment, and any other written agreement executed in connection with the closing of the Loan and by the party against whom enforcement is sought, including those given to evidence or further secure the payment and performance of any of the Obligations, and any written renewals, extensions, and amendments of the foregoing, executed by the party against whom enforcement is sought. All of the provisions of the Documents are incorporated into this Instrument as if fully set forth in this Instrument.

Section 1.03 Maximum Secured Indebtedness. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS SECURED BY THIS INSTRUMENT AT THE TIME OF EXECUTION OR WHICH UNDER ANY CONTINGENCY MAY HEREAFTER BECOME SECURED BY THIS INSTRUMENT AT ANY TIME IS ONE HUNDRED TWELVE MILLION AND NO/100 DOLLARS ($112,000,000.00); PROVIDED THAT SUCH LIMITATION SHALL NOT LIMIT THE SECURITY OF THIS INSTRUMENT WITH RESPECT TO (A) INTEREST ON THE AFORESAID PRINCIPAL INDEBTEDNESS AT THE RATES SET FORTH IN THE NOTE, (B) REPAYMENT TO LENDER AFTER DEFAULT AS DESCRIBED IN THIS INSTRUMENT OF SUMS ADVANCED OR PAID FOR REAL ESTATE TAXES, CHARGES AND ASSESSMENTS THAT MAY BE IMPOSED BY LAW UPON THE PROPERTY, (C) REPAYMENT TO LENDER AFTER DEFAULT AS DESCRIBED IN THIS INSTRUMENT OF SUMS ADVANCED OR PAID FOR INSURANCE PREMIUMS WITH RESPECT TO THE PROPERTY, (D) REPAYMENT TO LENDER AFTER DEFAULT AS DESCRIBED IN THIS INSTRUMENT OF ALL REASONABLE LEGAL COSTS OR EXPENSES OF COLLECTION OF THE DEBT SECURED BY THIS INSTRUMENT OR OF THE DEFENSE OR PROSECUTION OF THE RIGHTS AND LIEN CREATED BY AND CONSOLIDATED IN THIS INSTRUMENT, AND (E) REPAYMENT TO LENDER OF SUMS ADVANCED OR PAID TO WHICH LENDER BECOMES SUBROGATED, UPON PAYMENT, UNDER RECOGNIZED PRINCIPLES OF LAW OR EQUITY, OR UNDER EXPRESS STATUTORY AUTHORITY.

                  ARTICLE II - REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender as follows:

Section 2.01 Legal Status and Authority. Borrower (a) is a Delaware limited liability company duly organized, validly existing, and in good standing and qualified to transact business under the laws of its state of organization ("Organization State") and the State of New York; and (b) has all necessary approvals, governmental and otherwise, and full power and authority to own its properties (including the Property) and carry on its business.

Section 2.02 Validity of Documents. The execution, delivery and performance of the Documents and the borrowing evidenced by the Note (a) are within the power of Borrower and its members; (b) have been authorized by all requisite action;
(c) have received all necessary approvals and consents; (d) will not violate, conflict with, breach, or constitute (with notice or lapse of time, or both) a default under (i) any law, order or judgment of any court, governmental authority, or the governing instrument of Borrower or its members or (ii) any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its property is bound or affected; (e) will not result in the creation or imposition of any lien, charge, or encumbrance upon any of its properties or assets except for those in this Instrument; and (f) will not require any authorization, approval or license on the part of Borrower or its members from, or any filing with, any governmental or other body (except for the recordation of this Instrument and Uniform Commercial Code ("U.C.C.") filings). The Documents constitute legal, valid, and binding obligations of Borrower and its members (as applicable).

Section 2.03 Litigation. There is no action, suit, or proceeding, judicial, administrative, or otherwise (including any condemnation or similar proceeding), pending or, to the actual knowledge of Borrower, threatened or contemplated against, or affecting, Borrower that would have a material adverse affect on Borrower's ability to perform its obligations.

Section 2.04  Intentionally Omitted.

Section 2.05 Tax Status of Borrower. Borrower is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

Section 2.06 Bankruptcy and Equivalent Value. No bankruptcy, reorganization, insolvency, liquidation, or other proceeding for the relief of debtors has been instituted by or against Borrower or any manager or managing member of Borrower. Borrower has received reasonably equivalent value for granting this Instrument.

Section 2.07 Disclosure. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading. There has been no adverse change in any condition, fact, circumstance, or event that would make any such information materially inaccurate, incomplete or otherwise misleading.

Section 2.08 Illegal Activity. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity by Borrower.

                    ARTICLE III - COVENANTS AND AGREEMENTS

Borrower covenants and agrees with Lender as follows:

Section 3.01 Payment of Obligations and Defense of Liens. Borrower shall (a) timely pay and cause to be performed the Obligations and (b) warrant and defend the validity, enforceability and priority of the lien and security interests created by this Instrument against all Persons.

Section 3.02 Continuation of Existence. Borrower shall not (a) dissolve, terminate, or otherwise dispose of, directly, indirectly or by operation of law, all or substantially all of its assets; (b) reorganize or change its legal structure without Lender's prior written consent; (c) change its name, address, or the name under which Borrower conducts its business without promptly notifying Lender; or (d) do anything to cause the representations in
Section 2.02 to become untrue.

Section 3.03  Taxes and Other Charges.

         (a) Payment of Assessments. Borrower shall pay when due and prior to the date any fine, penalty, interest or charge for nonpayment may be imposed, all taxes, liens, assessments, utility charges (public or private and including sewer fees), ground rents, maintenance charges, dues, fines, impositions, and public and other charges of any character (including penalties and interest) assessed against, or which could become a lien against, the Property ("Assessments"). Unless Borrower is making deposits per
Section 3.10, Borrower shall provide Lender with receipts evidencing such payments (except for income taxes, franchise taxes, ground rents, maintenance charges, and utility charges) within sixty (60) days after their due date.

         (b) Right to Contest. So long as no Event of Default (defined below) is continuing, Borrower may, prior to delinquency and at its sole expense, contest any Assessment, but this shall not change or extend Borrower's obligation to pay the Assessment as required above unless (i) Borrower gives Lender prior written notice of its intent to contest an Assessment; (ii) Borrower demonstrates to Lender's reasonable satisfaction that (A) the Property will not be sold to satisfy the Assessment prior to the final determination of the legal proceedings, (B) it has taken such actions as are required or permitted to accomplish a stay of any such sale, or (C) it has furnished a bond or surety (reasonably satisfactory to Lender in form and amount) sufficient to prevent a sale of the Property; (iii) at Lender's option, Borrower has deposited the full amount necessary to pay any unpaid portion of the Assessments with Lender (provided that Lender shall not require such a deposit if Lender or its Affiliate, in its capacity as a member of Borrower, has consented in writing to such contest); and (iv) such proceeding shall be permitted under any other instrument to which Borrower or the Property is subject (whether superior or inferior to this Instrument); provided, however, that the foregoing shall not apply to the contesting of any income taxes, franchise taxes, ground rents, maintenance charges, and utility charges.

         (c) Documentary Stamps and Other Charges. Borrower shall pay all taxes, assessments, charges, expenses, costs and fees, including registration and recording fees and revenue, stamp, intangible, and any similar taxes (collectively, the "Transaction Taxes") required in connection with the making and/or recording of the Documents. If Borrower fails to pay the Transaction Taxes promptly after demand therefor, Lender may (but is not obligated to) pay these and Borrower shall reimburse Lender on demand for any amount so paid with interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws. All such sums paid by Lender shall, subject to the limitations in Section 1.03, be secured by this Instrument.

         (d) Changes in Laws Regarding Taxation. If any law (a) deducts from the value of real property for the purpose of taxation any lien or encumbrance thereon, (b) taxes mortgages or debts secured by mortgages for federal, state or local purposes or changes the manner of the collection of any such existing taxes, and/or (c) imposes a tax, either directly or indirectly, on any of the Documents or the Obligations, Borrower shall, if permitted by law, pay such tax within the statutory period or within thirty (30) days after demand by Lender, whichever is less; provided, however, that if, in the reasonable opinion of Lender, Borrower is not permitted by law to pay such taxes, Lender shall have the option to declare the Obligations immediately due and payable upon ninety (90) days' notice to Borrower.

         (e) No Credits on Account of the Obligations. Borrower will not claim or be entitled to any credit(s) on account of the Obligations for any part of the Assessments and no deduction shall be made or claimed from the taxable value of the Property for real estate tax purposes by reason of the Documents or the Obligations. If such claim, credit or deduction is required by law, Lender shall have the option in its reasonable discretion to declare the Obligations immediately due and payable upon ninety (90) days' notice to Borrower.

Section 3.04 Defense of Title, Litigation, and Rights under Documents. Borrower shall forever warrant, defend and preserve Borrower's title to the Property, the validity, enforceability and priority of this Instrument and the lien or security interest created thereby, and any rights of Lender under the Documents against the claims of all persons, and shall promptly notify Lender of any such claims. Lender (whether or not named as a party to such proceedings) is authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the defense of any such proceeding or the protection of the lien, security interest, validity, enforceability, or priority of this Instrument, title to the Property, or any rights of Lender under the Documents, including the employment of counsel, the prosecution and/or defense of litigation, the compromise, release, or discharge of such adverse claims, the purchase of any tax title, the removal of any such liens and security interests, and any other actions Lender deems necessary to protect its interests. Borrower authorizes Lender to take any actions required to be taken by Borrower, or permitted to be taken by Lender, in the Documents in the name and on behalf of Borrower. Borrower shall reimburse Lender on demand for all expenses (including reasonable attorneys' fees) incurred by it in connection with the foregoing and Lender's exercise of its rights under the Documents. All such expenses of Lender, until reimbursed by Borrower, shall be part of the Obligations, bear interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, and shall be secured by this Instrument, subject to the limitations in Section 1.03.

Section 3.05  Operation and Maintenance of Property.

         (a) Repair and Maintenance. Borrower will, or will cause SL Green Management Corp. as agent of Borrower ("Agent") pursuant to that certain Leasing and Management Agreement, dated as of the date hereof, between Borrower, as owner, and Agent, as agent (the "LMA") to operate and maintain the Property in good order, repair, and operating condition. Borrower will, or will cause Agent to, promptly make or cause to be made all necessary repairs, replacements, additions, and improvements necessary to ensure that the Property shall not in any material way be diminished or impaired. Borrower will not cause or allow any of the Property to be misused, wasted, or to deteriorate in any material respect and Borrower will not abandon the Property. No new building, structure, or other improvement shall be constructed on the Land nor shall any material part of the Improvements be removed, demolished, or structurally or materially altered, without Lender's prior written consent, which consent shall be deemed automatically granted if all members of Borrower unanimously consent to the same.

         (b) Replacement of Property. Borrower will, or will cause Agent to, keep the Property equipped and will replace all worn out or obsolete Property with new, comparable fixtures or Property as is appropriate in the prudent operation of the Property. Borrower will not, without Lender's prior written consent, remove any material or significant item or items constituting a portion of Property covered by this Instrument unless the same is replaced by Borrower with a new, comparable article (i) owned by Borrower free and clear of any lien or security interest (other than the Permitted Encumbrances and those created by this Instrument) or (ii) leased by Borrower (A) with Lender's prior written consent (provided, however that no such consent shall be required if the members of Borrower have unanimously approved the terms of such lease in writing) or (B) if the replaced Property was leased at the time of execution of this Instrument.

         (c) Compliance with Laws. The Property shall be maintained, used, and operated in compliance with all (i) present and future laws, Environmental Laws (defined below), ordinances, regulations, and requirements (including zoning and building codes) of any governmental or quasi-governmental authority or agency applicable to Borrower or the Property (collectively, the "Laws");
(ii) orders, rules, and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization, or other body exercising similar functions; (iii) duties or obligations of any kind imposed under any Permitted Encumbrance or by law, covenant, condition, agreement, or easement, public or private; and (iv) policies of insurance at any time in force with respect to the Property. If proceedings are initiated or Borrower receives notice that it or the Property is not in compliance with any of the foregoing, Borrower will promptly send Lender notice and a copy of the proceeding or violation notice. If the Property is not in compliance with all Laws, Lender may impose additional requirements upon Borrower, which may include monetary reserves or financial equivalents.


         (d) Zoning and Title Matters. Borrower shall not, without Lender's prior written consent (unless the members of Borrower have unanimously agreed in writing to do any of the foregoing, in which case, Lender's consent shall be deemed granted automatically): (i) initiate or support any zoning reclassification of the Property or variance under existing zoning ordinances;
(ii) modify or supplement any of the Permitted Encumbrances (provided that Lender will not unreasonably withhold, delay or condition any such modification or supplement unless the same materially adversely affects the operation of the Property or Lender's rights hereunder); (iii) impose any restrictive covenants or encumbrances upon the Property; (iv) execute or file any subdivision plat affecting the Property; (v) consent to the annexation of the Property to any municipality; (vi) permit the Property to be used by the public or any Person in a way that might make a claim of adverse possession or any implied dedication or easement possible; (vii) cause or permit the Property to become a non-conforming use under zoning ordinances or any present or future non-conforming use of the Property to be discontinued; or (viii) fail to comply with the terms of the Permitted Encumbrances.



Section 3.06  Insurance.

         (a) Casualty Insurance. Borrower shall keep the Property insured for the benefit of Lender by (i) an "All Risk of Physical Loss" policy or the broadest form of extended coverage endorsement in an amount sufficient to prevent Lender from ever becoming a co-insurer under the policy or Laws, but in no event less than the lesser of (A) the Obligations or (B) the Full Insurable Value (defined below) of the Property, subject to verification by Lender, and with a deductible not to exceed Twenty-Five Thousand Dollars ($25,000.00). "Full Insurable Value" shall mean the one hundred percent (100%) replacement cost of the Property, without allowance for depreciation and exclusive of the cost of excavations, foundations, and footings, as determined, at Borrower's expense, periodically (but at least once per year) by the insurance company or an appraiser, engineer, architect, or contractor approved by said company and Lender; (ii) rent, business interruption, and/or use and occupancy insurance in an amount equal to one (1) year's total income from the Property including all rent, other income, and reimbursement of operating expenses; (iii) against damage by flood if the Property is located in an area identified by the Secretary of Housing and Urban Development, or any successor, as an area having special flood hazards and in which flood insurance has been made available under the Flood Acts in an amount equal to the lesser of (A) the original amount of the Note or (B) the maximum limit of coverage available for the Property under the Flood Acts; (iv) against damage or loss from (A) sprinkler system leakage and (B) boilers, boiler tanks, heating and air-conditioning equipment, pressure vessels, auxiliary piping, and similar apparatus, in the amount required by Lender; (v) during the period of any construction, repair, restoration, or replacement of the Property, a standard builder's risk policy with extended coverage in an amount at least equal to the Full Insurable Value of such Property, and worker's compensation, in statutory amounts; and (vi) against damage or loss by earthquake and other natural phenomenon in the amounts reasonably required by Lender.

         (b) Liability and Other Insurance. Borrower shall maintain comprehensive general liability insurance on an occurrence basis covering Borrower and Lender, as an additional insured, against claims for bodily injury or death or property damage occurring in, upon, or about the Property or any street, drive, sidewalk, curb, or passageway adjacent thereto, in the amount required by Lender (but in no event less than Ten Million Dollars ($10,000,000.00) combined single limit per occurrence, which may be based on a combination of primary coverage plus umbrella coverage), which insurance shall include operations and blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in Section 8.02 (but such coverage or the amount thereof shall in no way limit such indemnifications). Upon request, Borrower shall maintain insurance or carry additional amounts of insurance covering Borrower or the Property as Lender shall reasonably require including against war risks.

         (c) Form of Policy. All insurance required under this Section shall be fully paid for, non-assessable, and the policies shall contain such provisions, endorsements, and expiration dates as Lender shall reasonably require. The policies shall be issued by insurance companies authorized to do business in the State of New York, approved by Lender, and having (i) an investment grade rating or claims paying ability assigned by one or more credit rating agencies approved by Lender (a "Rating Agency") and (ii) a general policy rating of A or better and a financial class of VI or better by A.M. Best Company, Inc. (or if a rating of A.M. Best Company, Inc. is no longer available, a similar rating from a similar or successor service). In addition, all policies shall (x)include a standard Lender clause, without contribution, in the name of Lender and (y) provide that they shall not be canceled, amended, or materially altered (including reduction in the scope or limits of coverage) without at least thirty (30) days' prior notice to Lender.

         (d) Original Policies. Borrower shall deliver to Lender (i) original or certified copies of all policies (and renewals) required under this Section and (ii) receipts evidencing payment of all premiums on such policies at least thirty (30) days prior to their expiration. If original and renewal policies are unavailable or if coverage is under a blanket policy, Borrower shall deliver duplicate originals, or, if unavailable, original certificates evidencing that such policies are in full force and effect together with certified copies of the original policies.

         (e) General Provisions. Borrower shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required under this Section unless endorsed in favor of Lender as per this Section and approved by Lender in all respects. In the event of foreclosure of this Instrument or other transfer of title or assignment of the Property in extinguishment, in whole or in part, of the Obligations, all right, title, and interest of Borrower in and to all policies of insurance then in force regarding the Property and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Property. No approval by Lender of any insurer shall be construed to be a representation, certification, or warranty of its solvency. No approval by Lender as to the amount, type, or form of any insurance shall be construed to be a representation, certification, or warranty of its sufficiency. Borrower shall comply with all insurance requirements and shall not cause or permit any condition to exist which would be prohibited by an insurance requirement or would invalidate the insurance coverage on the Property.

         (f) Insurance Approval. Notwithstanding anything contained in this Section 3.06 to the contrary, Lender approves of the insurance provided by Borrower as described in the certificate annexed hereto and made a part hereof as Exhibit G.

Section 3.07  Damage and Destruction of Property.

         (a) Borrower's Obligations. If any damage to, loss, or destruction of the Property occurs (any "Damage"), (i) Borrower shall promptly notify Lender and take all necessary steps to preserve any undamaged part of the Property and (ii) if the insurance proceeds are made available for Restoration (defined below) (but regardless of whether any proceeds are sufficient for Restoration), Borrower shall promptly commence and diligently pursue to completion the restoration, replacement, and rebuilding of the Property as nearly as possible to its value and condition immediately prior to the Damage or a Taking (defined below) in accordance with plans and specifications approved by Lender in its reasonable discretion ("Restoration"). Borrower shall comply with other reasonable requirements established by Lender to preserve the security under this Instrument.

         (b) Lender's Rights. If any Damage occurs and some or all of it is covered by insurance, then (i) Lender may, but is not obligated to, make proof of loss if not made promptly by Borrower and Lender is authorized and empowered by Borrower to settle, adjust, or compromise any claims for the Damage (and Borrower hereby irrevocably appoints and constitutes Lender as Borrower's attorney-in-fact coupled with an interest and with full power of substitution for such purpose, provided that, Lender shall not exercise its rights under such power of attorney unless an Event of Default shall have occurred); (ii) each insurance company concerned is authorized and directed to make payment directly to Lender for the Damage; and (iii) Lender may apply the insurance proceeds in any order it determines (A) to reimburse Lender for all Costs (defined below) related to collection of the proceeds and (B) subject to
Section 3.07(c) and at Lender's option, to (1) payment of all or part of the Obligations, whether or not then due and payable, in the order determined by Lender (provided that if any Obligations remains outstanding after this payment, the unpaid Obligations shall continue in full force and effect and Borrower shall not be excused in the payment thereof); (2) the cure of any default under the Documents; or (3) the Restoration. Any insurance proceeds held by Lender shall be held, to the extent easily accomplishable by Lender, in an interest bearing account in a financial institution reasonably acceptable to Lender with all interest thereon to be deemed part of the insurance proceeds and applied in accordance with this Section 3.07. If Borrower receives any insurance proceeds for the Damage, Borrower shall promptly deliver the proceeds to Lender. Notwithstanding anything in this Instrument or at law or in equity to the contrary, none of the insurance proceeds paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section. Borrower expressly assumes all risk of loss from any Damage, whether or not insurable or insured against.

         (c) Application of Proceeds to Restoration. Notwithstanding anything contained herein to the contrary, Lender shall make the Net Proceeds (defined below) available to Borrower for Restoration if: (i) there shall then be no Event of Default; (ii) Lender shall be satisfied in the exercise of its reasonable judgment that (A) Restoration can and will be substantially completed within one (1) year after the Damage occurs and at least six (6) months prior to the maturity of the Note, and (B) Leases that are terminated or terminable as a result of the Damage cover an aggregate of less than fifty (50%) of the total rentable square footage contained in the Property or such Tenants agree in writing to continue their Leases; (iii) Borrower shall have entered into a general construction contract reasonably acceptable to Lender for Restoration (which contract shall automatically be deemed acceptable if the contract has been unanimously approved by the members of Borrower in writing); and (iv) in Lender's reasonable judgment, after Restoration has been completed the net cash flow of the Property will be sufficient to cover the operating expenses of the Property, including payments due and reserves required under the Documents. Notwithstanding any provision of this Instrument to the contrary, Lender shall not be obligated to make any portion of the Net Proceeds available for Restoration unless, at the time of the disbursement request, Lender has determined, in its reasonable discretion, that (y) Restoration can be completed at a cost that does not exceed the aggregate of the remaining Net Proceeds and any funds deposited with Lender by Borrower ("Additional Funds") (provided that the failure of Lender or any Affiliate of Lender, acting in its capacity as a member of Borrower only, to provide funds to Borrower for such deposit pursuant to the terms of Borrower's operating agreement shall not under any circumstances result in Lender's determination that there are not sufficient Additional Funds) and (z) the aggregate of any loss of rental income insurance proceeds that the carrier has acknowledged to be payable ("Rent Loss Proceeds"), the sums payable by tenants pursuant to their respective Leases, and any funds deposited with Lender by Borrower are sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Documents.

         (d) Disbursement of Proceeds. If Lender elects or is required to make insurance proceeds available for Restoration, Lender shall, through a disbursement procedure reasonably established by Lender, periodically make available to Borrower in installments the net amount of all insurance proceeds received by Lender after deduction of all reasonable costs and expenses incurred by Lender in connection with the collection and disbursement of such proceeds ("Net Proceeds") and, if any, the Additional Funds. The amounts periodically disbursed to Borrower shall be based upon the amounts currently due under the construction contract for Restoration and if requested by Lender, Lender's receipt of (i) appropriate lien waivers, (ii) a certification of the percentage of Restoration completed by an architect or engineer acceptable to Lender, and (iii) title insurance protection against materialmen's and mechanic's liens. At Lender's election, the disbursement of funds may be handled by a disbursing agent selected by Lender, and such agent's reasonable fees and expenses shall be paid by Borrower. The Net Proceeds, Rent Loss Proceeds, and any Additional Funds shall constitute additional security for the Loan and Borrower shall execute, deliver, file and/or record, at its expense, such instruments as Lender requires to grant to Lender a perfected, first-priority security interest in these funds. If the Net Proceeds are made available for Restoration and (A) Borrower refuses or fails to complete the Restoration, (B) an Event of Default occurs, or (C) the Net Proceeds or Additional Funds are not applied to Restoration, then any undisbursed portion may, at Lender's option, be applied to the Obligations in any order of priority Lender deems appropriate.

         (e) Real Property Law Section 254. The provisions of subsection 4 of
Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire that are inconsistent with the provisions of this Mortgage shall not apply to the terms of this Mortgage. Nothing contained herein, except for the immediately preceding sentence, shall be construed as depriving Lender of any right or advantage available under Section 254 of the Real Property Law of the State of New York, and all covenants herein that differ therefrom shall be construed as conferring additional and not substitute rights and advantages.

Section 3.08  Condemnation.

         (a) Borrower's Obligations. Borrower will promptly notify Lender of any threatened or instituted proceedings for the condemnation or taking by eminent domain of the Property including any change in any street, whether as to grade, access, or otherwise (a "Taking"). Borrower shall, at its expense,
(i) diligently prosecute these proceedings, (ii) deliver to Lender copies of all papers served in connection therewith, and (iii) consult and cooperate with Lender in the handling of these proceedings. No settlement of these proceedings shall be made by Borrower without Lender's prior written consent. Lender may participate in these proceedings (but shall not be obligated to do so) and Borrower will sign and deliver all instruments requested by Lender to permit this participation.

         (b) Lender's Rights to Proceeds. All condemnation awards, judgments, decrees, or proceeds of sale in lieu of condemnation ("Award") are assigned and shall be paid to Lender. Borrower authorizes Lender to collect and receive them, to give receipts for them, to accept them in the amount received without question or appeal, and/or to appeal any judgment, decree, or award. Borrower will sign and deliver all instruments requested by Lender to permit these actions.

         (c) Application of Award. Lender shall have the right to hold and apply any Award, subject to Section 3.08(d), as per Section 3.07 for insurance proceeds held by Lender. If Borrower receives any Award, Borrower shall promptly deliver them to Lender. Notwithstanding anything in this Instrument or at law or in equity to the contrary, none of the Award paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section.

         (d) Application of Award to Restoration. With respect to any portion of the Award that is not for loss of value or property, Lender shall permit the application of the Award to Restoration in accordance with and subject to the provisions of Section 3.07 if: (i) no more than (A) twenty (20%) of the gross area of the Improvements is affected by the Taking, (ii) the amount of the loss does not exceed twenty percent (20%) of the original amount of the Note; (iii) the Taking does not bar access to the Property from all public rights-of-way; (iv) there is no Event of Default at the time of application. Any portion of the Award that is (1) for loss of value or property or (2) in excess of the cost of any Restoration permitted above, may, in Lender's sole discretion, be applied against the Obligations or paid to Borrower.

         (e) Effect on the Obligations. Notwithstanding any Taking, Borrower shall continue to pay and perform the Obligations as provided in the Documents. Any reduction in the Obligations due to application of the Award shall take effect only upon Lender's actual receipt and application of the Award to the Obligations. If the Property shall have been foreclosed, sold pursuant to any power of sale granted hereunder, or transferred by deed-in-lieu of foreclosure prior to Lender's actual receipt of the Award, Lender may apply the Award received to the extent of any deficiency upon such sale and Costs incurred by Lender in connection with such sale.

Section 3.09 Lien and Liabilities. (a) Borrower shall pay, bond, or otherwise discharge all claims and demands of mechanics, materialman, laborers, and others which, if unpaid, might result in a lien or encumbrance on the Property or the Rents (collectively, "Liens") and Borrower shall, at its sole expense, do everything necessary to preserve the lien and security interest created by this Instrument and its priority; subject to Borrower's right to contest any such claims or demands subject to and in accordance with the provisions of Subsection (b) of this Section 3.09. Nothing in the Documents shall be deemed or construed as constituting the consent or request by Lender, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration, or repair of the Property. Borrower further agrees that Lender does not stand in any fiduciary relationship to Borrower. Any contributions made, directly or indirectly, to Borrower by or on behalf of any of its members (other than Lender in its capacity as Lender), shall be treated as equity and shall be subordinate and inferior to the rights of Lender under the Documents.

         (b) Right to Contest. So long as no Event of Default is continuing, Borrower may, prior to delinquency and at its sole expense, contest any claim or demand made by any mechanic, materialman or laborer, but this shall not change or extend Borrower's obligation to pay or satisfy such claim or demand as required above unless (i) Borrower gives Lender prior written notice of its intent to contest the claim or demand; (ii) Borrower demonstrates to Lender's reasonable satisfaction that (1) the Property will not be sold to satisfy the claim or demand prior to the final determination of the legal proceedings, (2) it has furnished a bond or surety (reasonably satisfactory to Lender in form and amount) sufficient to prevent the imposition of any lien or a sale of the Property; (iii) at Lender's option, Borrower has deposited the full amount necessary to pay any unpaid portion of the claim with Lender (provided that Lender shall not require such a deposit if Lender or its Affiliate, in its capacity as a member of Borrower only, has consented in writing to such contest); and (iv) such proceeding shall be permitted under any other instrument to which Borrower or the Property is subject (whether superior or inferior to this Instrument).

Section 3.10 Tax and Insurance Deposits. At Lender's option following the occurrence of an Event of Default, Borrower shall make monthly deposits ("Deposits") with Lender equal to one-twelfth (1/12) of the annual Assessments (except for income taxes, franchise taxes, ground rents, maintenance charges and utility charges) and the premiums for insurance required under Section
3.06 (the "Insurance Premiums") together with amounts sufficient to pay these items thirty (30) days before they are due (collectively, the " Impositions"). Lender shall, in its reasonable discretion, estimate the amount of the Deposits until ascertainable. At that time, Borrower shall promptly deposit any deficiency. Borrower shall promptly notify Lender of any changes to the amounts, schedules and instructions for payment of the Impositions. Borrower authorizes Lender or its agent to obtain the bills for Assessments directly from the appropriate tax or governmental authority. All Deposits are pledged to Lender and shall constitute additional security for the Obligations. The Deposits shall be held by Lender without interest (except to the extent required under Laws) and may be commingled with other funds. If (a) there is no Event of Default at the time of payment, (b) Borrower has delivered bills or invoices to Lender for the Impositions in sufficient time to pay them when due, (c) the Deposits are sufficient to pay the Impositions or Borrower has deposited the necessary additional amount, then Lender shall pay the Impositions prior to their due date. Any Deposits remaining after payment of the Impositions shall, at Lender's option, be credited against the Deposits required for the following year or paid to Borrower. If an Event of Default occurs, the Deposits may, at Lender's option, be applied to the Obligations in any order of priority. Borrower shall not claim any credit against the principal and interest due under the Note for the Deposits. Upon an assignment or other transfer of this Instrument, Lender may pay over the Deposits in its possession to the assignee or transferee and then it shall be completely released from all liability with respect to the Deposits. Borrower shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of the Deposits to a new assignee or transferee. Subject to Article V, a transfer of title to the Land shall automatically transfer to the new owner the beneficial interest in the Deposits. Upon full payment and satisfaction of this Instrument or, at Lender's option, at any prior time, the balance of the Deposits in Lender's possession shall be paid over to the record owner of the Land and no other party shall have any right or claim to the Deposits. Lender may transfer all its duties under this Section to such servicer or financial institution as Lender may periodically designate and Borrower agrees to make the Deposits to such servicer or institution.

Section 3.11 ERISA. Borrower represents and warrants to Lender that (a) Borrower has not, or during the immediately preceding year has not exercised, the authority to appoint or terminate The Prudential Insurance Company of America ("Prudential") as investment manager of any assets of the employee benefit plans whose assets are invested in the separate account (the "Account") that is the source of funds used by Lender to make the Loan, or to negotiate the terms of any management agreement between Prudential and such plan in connection with its investments in the Account; and (b) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c). Borrower shall deliver to Lender such certifications and/or other evidence periodically requested by Lender, in its sole discretion, to verify these representations and warranties. Failure to deliver these certifications or evidence, breach of these representations and warranties, or consummation of any transaction which would cause this Instrument or any exercise of Lender's rights under this Instrument to (i) constitute a non-exempt prohibited transaction under ERISA or (ii) violate ERISA or any state statute regulating governmental plans (collectively, a "Violation"), shall be an Event of Default. Notwithstanding anything in the Documents to the contrary, no sale, assignment, or transfer of any direct or indirect right, title, or interest in Borrower or the Property (including creation of a junior lien, encumbrance or leasehold interest) shall be permitted that would, in Lender's opinion, negate Borrower's representations in this Section or cause a Violation. At least fifteen (15) days before consummation of any of the foregoing, Borrower shall obtain from the proposed transferee or lienholder (A) a certification to Lender that the representations and warranties of this Section will be true after consummation and (B) an agreement to comply with this Section.

Section 3.12  Environmental Representations, Warranties and Covenants.

         (a) Environmental Representations and Warranties. Borrower represents and warrants, to Borrower's actual knowledge, exclusive of any knowledge of Lender or Lender's Affiliate in its capacity solely as a member of Borrower or as prior owner of the Property, as applicable, based upon the environmental site assessment report of the Property (the "Environmental Report"), that except as otherwise known to Lender or Lender's Affiliate solely in its capacity as a member of Borrower or as prior owner of the Property, as applicable, or as disclosed in the Environmental Report delivered to and approved by Lender: (i) there are no Hazardous Materials (defined below) or underground storage tanks affecting the Property ("affecting the Property" shall mean "in, on, under, stored, used or migrating to or from the Property") except for (A) routine office, cleaning, janitorial and other materials and supplies necessary to operate the Property for its current use and (B) Hazardous Materials that are (1) in compliance with Environmental Laws (defined below), (2) have all required permits, and (3) are in the amounts necessary to operate the Property; (ii) there are no past, present or threatened Releases (defined below) of Hazardous Materials in violation of any Environmental Law affecting the Property; (iii) there is no present non-compliance with Environmental Laws or with permits issued pursuant thereto; and (iv) Borrower has not received any written notice or communication from any person relating to Hazardous Materials affecting the Property. "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that apply to Borrower or the Property and relate to Hazardous Materials including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act. "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", "hazardous waste", "toxic substance", "toxic pollutant", "contaminant", or "pollutant" within the meaning of any Environmental Law. "Release" of any Hazardous Materials includes any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, pumping, pouring, escaping, dumping, disposing or other movement of Hazardous Materials.

         (b) Environmental Covenants. Borrower covenants and agrees that: (i) all use and operation of the Property shall be in compliance with all Environmental Laws and required permits; (ii) there shall be no Releases of Hazardous Materials affecting the Property; (iii) there shall be no Hazardous Materials affecting the Property except (A) routine office, cleaning and janitorial supplies, (B) in compliance with all Environmental Laws, (C) with all required permits, and (D) (1) in only the amounts necessary to operate the Property or (2) fully disclosed to and approved by Lender in writing; (iv) Borrower shall keep the Property free and clear of all liens and encumbrances imposed by any Environmental Laws due to any act or omission by Borrower or any person (the "Environmental Liens"); (v) Borrower shall, at its sole expense, fully and expeditiously cooperate in all activities in Section 3.12(c) including providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole expense,
(A) perform any environmental site assessment or other investigation of environmental conditions at the Property upon Lender's request based on Lender' s reasonable belief that the Property is not in compliance with all Environmental Laws, (B) share with Lender the results and reports and Lender and the Indemnified Parties (defined below) shall be entitled to rely on such results and reports, and (C) complete any remediation of Hazardous Materials affecting the Property or other actions required by any Environmental Laws;
(vii) Borrower shall not allow any Tenant or other user of the Property to violate any Environmental Law; and (viii) Borrower shall immediately notify Lender in writing after it becomes aware of (A) the presence, Release, or threatened Release of Hazardous Materials affecting the Property, (B) any non-compliance of the Property with any Environmental Laws, (C) any actual or potential Environmental Lien, (D) any required or proposed remediation of environmental conditions relating to the Property, and (E) any written communication or notice from any person relating to Hazardous Materials.

         (c) Lender's Rights. Lender and any Person designated by Lender may enter the Property at reasonable times upon reasonable advance notice to assess the environmental condition of the Property and its use including (i) conducting any environmental assessment or audit (the scope of which shall be determined by Lender) and (ii) taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing at all reasonable times when (A) an Event of Default has occurred under the Documents, (B) Lender reasonably believes that a Release has occurred or the Property is not in substantial compliance with all Environmental Laws, or (C) the Loan is being considered for sale. Borrower shall cooperate with and provide access to Lender and such Person, and Lender shall use reasonable efforts to minimize interference with Tenants under their respective Leases.

Section 3.13 Electronic Payments. All payments due under the Documents shall be made by electronic funds transfer from a bank account established and maintained by Borrower for this purpose with a depository reasonably satisfactory to Lender. Borrower shall direct the depository to transmit such payments on or before their respective due dates to an account designated in writing by Lender. Lender shall have the right to require Borrower to select a different depository after thirty (30) days' prior notice. All costs of (a) establishing and maintaining such account and (b) the electronic funds transfers shall be paid by Borrower.

Section 3.14 Inspection. Subject to the provisions of Section 3.12(c) with respect to environmental conditions, Borrower shall allow Lender and any Person designated by Lender to enter upon the Property and conduct tests or inspect the Property at all reasonable times upon reasonable notice; provided that, Lender shall use all reasonable efforts to minimize interference with Tenants under their respective Leases. Borrower shall assist Lender and such Person in effecting such inspection.

Section 3.15  Records, Reports, and Audits.

         (a) Records and Reports. Borrower shall maintain such records and reports as shall be required pursuant to Borrower's operating agreement.

         (b) Inspection of Records. Borrower shall allow Lender or any Person designated by Lender to examine, audit, and make copies of all such books and records and all supporting data at the place where these items are located at all reasonable times after reasonable advance notice.

Section 3.16 Borrower's Certificates. Within ten (10) days after Lender's request, Borrower shall furnish a written certification to Lender as to (a) the amount of the Obligations outstanding; (b) the interest rate, terms of payment, and maturity date of the Note; (c) the date to which payments have been paid under the Note; (d) whether any offsets or defenses exist against the Obligations and a detailed description of any listed; (e) whether there are any events that with the passage of time and/or notice would constitute a default on Lender's part or to the knowledge of Borrower on Borrower's part under the Documents and a detailed description of any listed; (f) whether the Documents are in full force and effect; and (g) any other matters reasonably requested by Lender related to the Leases, the Obligations, the Property, or the Documents. Promptly upon Lender's request, Borrower shall use reasonable efforts to deliver a written certification to Lender from Tenants specified by Lender that: (a) their Leases are in full force and effect; (b) there are no defaults (or events which with the passage of time and/or notice would constitute a default) under their Leases or a detailed description of any listed; (c) none of the Rents have been paid more than one month in advance;
(d) there are no offsets or defenses against the Rents or a detailed description of any listed; and (e) any other matters reasonably requested by Lender related to the Leases; provided, however, that Borrower shall not be required to obtain an estoppel certificate from any Tenant that is substantially different than as is required by such Tenant's Lease.

Section 3.17 Full Performance Required, Survival of Warranties. All representations and warranties of Borrower made in any Documents in connection with the Loan shall survive the execution and delivery of the Documents and shall remain continuing warranties, and representations of Borrower until the Loan is repaid in full.

Section 3.18 Additional Security. No other security now existing or taken later to secure the Obligations shall be affected by the execution of the Documents and all additional security shall be held as cumulative. The taking of additional security, execution of partial releases, or extension of the time of payment obligations of Borrower shall not diminish the effect and lien of this Instrument and shall not affect the liability or obligations of any maker or guarantor. Neither the acceptance of the Documents nor their enforcement shall prejudice or affect Lender's right to realize upon or enforce any other security now or later held by Lender. Lender may enforce the Documents or any other security in such order and manner as it may determine in its discretion.

Section 3.19 Further Acts. Borrower shall take all necessary actions to (a) keep valid and effective the lien and rights of Lender under the Documents and
(b) protect the lawful owner of the Documents. Promptly upon request by Lender and at Borrower's expense, Borrower shall execute additional instruments and take such actions as Lender reasonably believes are necessary or desirable to
(i) maintain or grant Lender a first-priority, perfected lien on the Property,
(ii) correct any error or omission in the Documents, and (iii) effect the intent of the Documents, including filing/recording the Documents, additional mortgages, financing statements, and other instruments.

            ARTICLE IV - ADDITIONAL ADVANCES; EXPENSES; SUBROGATION

Section 4.01 Expenses and Advances. Borrower shall pay all reasonable appraisal, recording, filing, registration, brokerage, abstract, title insurance (including premiums), U.C.C. search, escrow, attorneys' (both in-house staff and retained attorneys), engineers', environmental engineers', environmental testing, and architects' fees, costs (including travel), expenses, and disbursements actually incurred by Borrower or Lender in connection with the granting, closing, servicing, and enforcement of (a) the Loan and Documents or (b) attributable to Borrower as owner of the Property. The term "Costs" shall mean any of the foregoing incurred in connection with
(a) any default by Borrower under the Documents, (b) the servicing of the Loan, or (c) the enforcement following the occurrence of an event that with the giving of notice or passage of time or both would constitute an Event of Default, reasonable exercise, compromise, defense, litigation, or settlement of any of Lender's rights or remedies under the Documents or relating to the Loan or the Obligations.

Section 4.02 Subrogation. If any proceeds of the Note were used to extinguish, extend or renew any indebtedness on the Property, then, to the extent of the funds so used and the fullest extent permitted under applicable law, (a) Lender shall be subrogated to all rights, claims, liens, titles and interests existing on the Property held by the holder of such indebtedness and (b) these rights, claims, liens, titles and interests are not waived but rather shall
(i) continue in full force and effect in favor of Lender and (ii) are merged with the lien and security interest created by the Documents as cumulative security for the payment and performance of the Obligations.

          ARTICLE V - SALE, TRANSFER, OR ENCUMBRANCE OF THE PROPERTY

Section 5.01 Due-on-Sale or Encumbrance. It shall be an Event of Default and, at the sole option of Lender, Lender may accelerate the Obligations and the entire Obligations shall become immediately due and payable, if Borrower, without Lender's prior written consent (which may be withheld for any or no reason), (a) shall sell, convey, assign, transfer, dispose of or be divested of its title to , convey security title to the Property, mortgage, encumber or cause to be encumbered (except for the imposition of mechanics' or materialmans' liens) the Property or any interest therein, in any manner or way, whether voluntary or involuntary, except in a manner in strict compliance with the terms of Borrower's operating agreement, or (b) in the event of the transfer, pledge, voluntary or involuntary sale, or encumbrance (or any of the foregoing at one time or over any period of time) of all or any interest in Borrower or any member of Borrower (other than an Affiliate of Lender), except in a manner in strict compliance with the terms of Borrower's operating agreement.

                      ARTICLE VI - DEFAULTS AND REMEDIES

Section 6.01  Events of Default.  The following shall be an "Event of Default":

         (a) if Borrower fails to make any payment required under the Documents when due and such failure continues for five (5) days after written notice; provided, however, that if Lender gives one (1) notice of default within any twelve (12) month period, Borrower shall have no further right to any notice of monetary default during that twelve (12) month period;

         (b) except for defaults listed in the other subsections of this
Section 6.01, if Borrower fails to perform or comply with any other provision contained in the Documents and the default is not cured within thirty (30) days (the "Grace Period"); provided, however, that the Grace Period shall be extended up to an additional one hundred twenty (120) days (for a total of one hundred fifty (150) days from the date of default) if (i) Borrower immediately commences and diligently pursues the cure of such default and delivers (within the Grace Period) to Lender a written request for more time and (ii) (A) such default cannot be cured within the Grace Period but it is reasonably estimated by Lender in good faith that same can be cured within one hundred fifty (150) days after the default, (B) no lien or security interest created by the Documents will be materially impaired prior to completion of such cure, and
(C) Lender's immediate exercise of any remedies provided hereunder or by law is not necessary for the protection or preservation of the Property or Lender's security interest;

         (c) if any default under Article V occurs and the event giving rise to such default is not voided or rescinded to Lender's reasonable satisfaction within five (5) days after written notice of the same;

         (d) if Borrower shall (i) become insolvent, (ii) make a transfer in fraud of creditors, (iii) make an assignment for the benefit of its creditors,
(iv) not be able to pay its debts as such debts become due, or (v) admit in writing its inability to pay its debts as they become due;

         (e) if any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or any other proceedings for the relief of debtors, is instituted by or against Borrower by any Person other than Lender in its capacity as Lender, and, if instituted against Borrower, is allowed, consented to, or not dismissed within the earlier to occur of (i) ninety (90) days after such institution or (ii) the filing of an order for relief;

         (f) if any of the events in Sections 6.01 (d) or (e) shall occur with respect to any (i) managing member of Borrower, (ii) member in such managing member of Borrower, or (iii) member or general partner of the entity referred to in Section 6.01(f)(ii);

         (g) if the Property shall be taken, attached, or sequestered on execution or other process of law in any action against Borrower except as may be otherwise permitted by the Documents; or

         (h) if Borrower shall fail at any time to obtain, maintain, renew, or keep in force the insurance policies required by Section 3.06 within thirty
(30) days after written notice;

         (i) if Borrower shall be in default beyond applicable grace and cure periods of any material provision of any other mortgage or security agreement covering any part of the Property, whether it be superior or junior in lien to this Instrument;

         (j) if any claim of priority (except based upon a Permitted Encumbrance) to the Documents by title, lien, or otherwise shall be upheld by any court of competent jurisdiction or shall be consented to by Borrower; or

         (k) (i) the consummation by Borrower of any transaction that would cause (A) the Loan or any exercise of Lender's rights under the Documents to constitute a non-exempt prohibited transaction under ERISA or (B) a violation of a state statute regulating governmental plans; (ii) the failure of any representation in Section 3.11 to be true and correct in all respects; or
(iii) the failure of Borrower to provide Lender with the written certifications required by Section 3.11.

Section 6.02 Remedies. If an Event of Default occurs, Lender or any person designated by Lender may (but shall not be obligated to) take any action (separately, concurrently, cumulatively, and at any time and in any order) permitted under any Laws, without notice, demand, presentment, or protest (all of which are hereby waived), to protect and enforce Lender's rights under the Documents or Laws including the following actions:

         (a) accelerate and declare the entire unpaid Obligations immediately due and payable, except for defaults under Sections 6.01 (e), (f), or (g) which shall automatically make the Obligations immediately due and payable;

         (b) judicially or otherwise, (i) completely foreclose this Instrument or (ii) partially foreclose this Instrument for any portion of the Obligations due and the lien and security interest created by this Instrument shall continue unimpaired and without loss of priority as to the remaining Obligations not yet due;

         (c) sell for cash or upon credit the Property and all right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale;

         (d) recover judgment on the Note either before, during or after any proceedings for the enforcement of the Documents and without any requirement of any action being taken to (i) realize on the Property or (ii) otherwise enforce the Documents;

         (e) seek specific performance of any provisions in the Documents;

         (f) apply for the appointment of a receiver, custodian, trustee, liquidator, or conservator of the Property without (i) notice to any Person,
(ii) regard for (A) the adequacy of the security for the Obligations or (B) the solvency of Borrower or any person liable for the payment of the Obligations; and Borrower and any Person so liable waives or shall be deemed to have waived the foregoing and any other objections to the fullest extent permitted by Laws and consents or shall be deemed to have consented to such appointment;

         (g) with or without entering upon the Property, (i) exclude Borrower and any person from the Property without liability for trespass, damages, or otherwise; (ii) take possession of, and Borrower shall surrender on demand, all books, records, and accounts relating to the Property; (iii) give notice to Tenants or any person, make demand for, collect, receive, sue for, and recover in its own name all Rents and cash collateral derived from the Property; (iv) use, operate, manage, preserve, control, and otherwise deal with every aspect of the Property including (A) conducting its business, (B) insuring it, (C) making all repairs, renewals, replacements, alterations, additions, and improvements to or on it, (D) completing the construction of any Improvements in manner and form as Lender deems advisable, and (E) executing, modifying, enforcing, and terminating new and existing Leases on such terms as Lender deems advisable and evicting any Tenants in default; (v) apply the receipts from the Property to payment of the Obligations, in any order or priority determined by Lender, after first deducting all Costs, expenses, and liabilities incurred by Lender in connection with the foregoing operations and all amounts needed to pay the Impositions and other expenses of the Property, as well as just and reasonable compensation for the services of Lender and its attorneys, agents, and employees; and/or (vi) in every case in connection with the foregoing, exercise all rights and powers of Borrower or Lender with respect to the Property, either in Borrower's name or otherwise;

         (h) release any portion of the Property for such consideration, if any, as Lender may require without, as to the remainder of the Property, impairing or affecting the lien or priority of this Instrument or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been actually reduced, and Lender may accept by assignment, pledge, or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder;

         (i) apply any Deposits to the following items in any order and in Lender's sole discretion: (i) the Obligations, (ii) Costs, (iii) advances made by Lender under the Documents, and/or (iv) Impositions;

         (j) take all actions permitted under the U.C.C. in effect in New York from time to time, including (i) the right to take possession of all tangible and intangible personal property included within the Property ("Personal Property") and take such actions as Lender deems advisable for the care, protection and preservation of the Personal Property and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower at least five (5) days prior to such action shall constitute commercially reasonable notice to Borrower; or

         (k) take any other action permitted under any Laws.

If Lender exercises any of its rights under Section 6.02(g), Lender shall not
(a) be deemed to have entered upon or taken possession of the Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose; (b) be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession; nor (c) be liable (i) to account for any action taken pursuant to such exercise other than for Rents actually received by Lender, (ii) for any loss sustained by Borrower resulting from any failure to lease the Property, or (iii) any other act or omission of Lender except for losses caused by Lender's willful misconduct or gross negligence. Borrower hereby consents to, ratifies, and confirms the exercise by Lender of its rights under this Instrument and appoints Lender as its attorney-in-fact, which appointment shall be deemed to be coupled with an interest and irrevocable, for such purposes.

Section 6.03 Expenses. All Costs, expenses, or other amounts paid or incurred by Lender in the exercise of its rights under the Documents, together with interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, shall be (a) part of the Obligations, (b) secured by this Instrument, and (c) allowed and included as part of the Obligations in any foreclosure, decree for sale, power of sale, or other judgment or decree enforcing Lender's rights under the Documents.

Section 6.04 Rights Pertaining to Sales. To the extent permitted under (and in accordance with) any Laws, the following provisions shall, as Lender may determine in its sole discretion, apply to any sales of the Property under
Article VI, whether by judicial proceeding, judgment, decree, power of sale, foreclosure or otherwise: (a) Lender may conduct multiple sales of any part of the Property in separate tracts or in its entirety and Borrower waives any right to require otherwise; (b) any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice; and (c) Lender may acquire the Property and, in lieu of paying cash, may pay by crediting against the Obligations the amount of its bid, after deducting therefrom any sums which Lender is authorized to deduct under the provisions of the Documents.

Section 6.05 Applications of Proceeds. Any proceeds received from any sale or disposition under Article VI or otherwise, together with any other sums held by Lender, shall, except as expressly provided to the contrary, be applied in the order determined by Lender to: (a) payment of all actual and reasonable Costs and expenses of any enforcement action or foreclosure sale, including interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws; (b) all taxes, Assessments, and other charges then due and payable unless the Property was sold subject to these items; (c) payment of the Obligations in such order as Lender may elect; (d) payment of any other sums secured or required to be paid by Borrower; and (e) payment of the surplus, if any, to any person lawfully entitled to receive it. Borrower and Lender intend and agree that during any period of time between any foreclosure judgment that may be obtained and the actual foreclosure sale that the foreclosure judgment will not extinguish the Documents or any rights contained therein including the obligation of Borrower to pay all Costs and to pay interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws.

Section 6.06 Additional Provisions as to Remedies. No failure, refusal, waiver, or delay by Lender to exercise any rights under the Documents upon any default or Event of Default shall impair Lender's rights or be construed as a waiver of, or acquiescence to, such or any subsequent default or Event of Default. No recovery of any judgment by Lender and no levy of an execution upon the Property or any other property of Borrower shall affect the lien and security interest created by this Instrument and such liens, rights, powers, and remedies shall continue unimpaired as before. Lender may resort to any security given by this Instrument or any other security now given or hereafter existing to secure the Obligations, in whole or in part, in such portions and in such order as Lender may deem advisable, and no such action shall be construed as a waiver of any of the liens, rights, or benefits granted hereunder. Acceptance of any payment after any Event of Default shall not be deemed a waiver or a cure of such Event of Default and such acceptance shall be deemed an acceptance on account only. If Lender has started enforcement of any right by foreclosure, sale, entry, or otherwise and such proceeding shall be discontinued, abandoned, or determined adversely for any reason, then Borrower and Lender shall be restored to their former positions and rights under the Documents with respect to the Property, subject to the lien and security interest hereof.

Section 6.07 Waiver of Rights and Defenses. To the fullest extent Borrower may do so under Laws, Borrower (a) will not at any time insist on, plead, claim, or take the benefit of any statute or rule of law now or later enacted providing for any appraisement, valuation, stay, extension, moratorium, redemption, or any statute of limitations; (b) for itself, its successors and assigns, and for any person ever claiming an interest in the Property (other than Lender), waives and releases all rights of redemption, reinstatement, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, all rights to a marshaling of the assets of Borrower, including the Property, or to a sale in inverse order of alienation, in the event of foreclosure of the liens and security interests created under the Documents; (c) shall not be relieved of its obligation to pay the Obligations as required in the Documents nor shall the lien or priority of the Documents be impaired by any agreement renewing, extending, or modifying the time of payment or the provisions of the Documents (including a modification of any interest rate), unless expressly released, discharged, or modified by such agreement. Regardless of consideration and without any notice to or consent by the holder of any subordinate lien, security interest, encumbrance, right, title, or interest in or to the Property, Lender may (a) release any person liable for payment of the Obligations or any portion thereof or any part of the security held for the Obligations or (b) modify any of the provisions of the Documents without impairing or affecting the Documents or the lien, security interest, or the priority of the modified Documents as security for the Obligations over any such subordinate lien, security interest, encumbrance, right, title, or interest.

                       ARTICLE VII - SECURITY AGREEMENT

Section 7.01 Security Agreement. This Instrument constitutes both a real property mortgage and a "security agreement" within the meaning of the U.C.C. The Property includes real and personal property and all tangible and intangible rights and interest of Borrower in the Property. Borrower grants to Lender, as security for the Obligations, a security interest in the Personal Property to the fullest extent that the same may be subject to the U.C.C. Borrower authorizes Lender to file any financing or continuation statements and amendments thereto relating to the Personal Property without the signature of Borrower if permitted by Laws.

        ARTICLE VIII - LIMITATION ON PERSONAL LIABILITY AND INDEMNITIES

Section 8.01 Limited Recourse Liability. The provisions of Paragraph 8 and Paragraph 9 of the Note are incorporated into this Instrument as if such provisions were set forth in their entirety in this Instrument.

Section 8.02 General Indemnity. Borrower agrees that while Lender has no liability to any person in tort or otherwise as lender and that Lender is not directly an owner or operator of the Property, Borrower shall, at its sole expense, protect, defend, release, indemnify and hold harmless ("indemnify") the Indemnified Parties (defined below) from any Losses (defined below) imposed on, incurred by, or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with the Property, Loan, or Documents, including Losses; provided, however, that the foregoing indemnities shall not apply to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties or caused by any Affiliate of Lender in its capacity as member of Borrower. The term "Losses" shall mean any claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses, Costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind including attorneys' fees (both in-house staff and retained attorneys) and all other costs of defense. The term "Indemnified Parties" shall mean (a) Lender, (b) any prior owner or holder of the Note, (c) any existing or prior servicer of the Loan, (d) the officers, directors, shareholders, partners, employees and trustees of any of the foregoing, and (e) the heirs, legal representatives, successors and assigns of each of the foregoing but shall exclude any Affiliate of Lender in its capacity as member of Borrower.

Section 8.03 Transaction Taxes Indemnity. Borrower shall, at its sole expense, indemnify the Indemnified Parties from all Losses imposed upon, incurred by, or asserted against the Indemnified Parties or the Documents relating to Transaction Taxes.

Section 8.04 Duty to Defend, Costs and Expenses. Upon request, whether Borrower's obligation to indemnify Lender arises under Article VIII or in the Documents, Borrower shall defend the Indemnified Parties (in Borrower's or the Indemnified Parties name) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, the Indemnified Parties may, in their sole discretion, engage their own attorneys and professionals to defend or assist them and, at their option, their attorneys shall control the resolution of any claims or proceedings. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse and/or indemnify the Indemnified Parties for all Costs imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in this
Article VIII and/or the enforcement or preservation of the Indemnified Parties' rights under the Documents. Any amount payable to the Indemnified Parties under this Section shall (a) be deemed a demand obligation, (b) be part of the Obligations, (c) bear interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, until paid if not paid on demand, and (d) be secured by this Instrument.

Section 8.05 Recourse Obligation and Survival. Notwithstanding anything to the contrary in the Documents and in addition to the recourse obligations in the Note, if any, the obligations of Borrower under Sections 8.03 and 8.04 shall be a full recourse obligation of Borrower, shall not be subject to any limitation on personal liability in the Documents, and shall survive (a) repayment of the Obligations, (b) any termination, satisfaction, assignment or foreclosure of this Instrument, (c) the acceptance by Lender (or any nominee) of a deed in lieu of foreclosure, (d) a plan of reorganization filed under the Bankruptcy Code, or (e) the exercise by the Lender of any rights in the Documents. Borrower's obligations under Article VIII shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by any insurance carrier to perform any obligation under any applicable insurance policy.

                      ARTICLE IX - ADDITIONAL PROVISIONS

Section 9.01 Usury Savings Clause. All agreements in the Documents are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid under the Documents for the use, forbearance, or detention of money exceed the highest lawful rate permitted by Laws. If, at the time of performance, fulfillment of any provision of the Documents shall involve transcending the limit of validity prescribed by Laws, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and (a) shall be canceled automatically or (b) if paid, such excess shall be (i) credited against the principal amount of the Obligations to the extent permitted by Laws or (ii) rebated to Borrower if it cannot be so credited under Laws. Furthermore, all sums paid or agreed to be paid under the Documents for the use, forbearance, or detention of money shall to the extent permitted by Laws be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding.

Section 9.02  Notices.


          (a) In Writing; Address. All notices, requests, approvals, elections, offers, acceptances, demands, consents, reports and other communications (collectively, "Notices" or "notices") given hereunder shall be in writing and shall be given to Lender or to Borrower at the respective address and/or facsimile number set forth below or at such other address and/or facsimile number as Lender or Borrower may hereafter designate by like notice.

                  IF TO LENDER:
                  ------------

                  The Prudential Insurance Company of America
                  Prudential Real Estate Investors
                  8 Campus Drive, 4th Floor
                  Arbor Circle South
                  Parsippany, New Jersey 07054-4493
                  Attention: Mr. J. Allen Smith
                  Telecopier:  (973) 683-1794
                  Telephone:  (973) 734-1734

                  and

                  The Prudential Insurance Company of America
                  Prudential Real Estate Investors
                  PAMG-RE Law Department
                  8 Campus Drive, 4th Floor
                  Arbor Circle South
                  Parsippany, New Jersey 07054-4493
                  Attention: Joan N. Hayden, Esq.
                  Assistant General Counsel
                  Telecopier:  (973) 683-1788
                  Telephone:  (973) 683-1772

                  COPY TO:
                  -------

                  O'Melveny & Myers LLP
                  153 East 53rd Street
                  New York, New York  10022
                  Attention:  Jacqueline A. Weiss, Esq.
                  Telecopier:  (212) 326-2061
                  Telephone:  (212) 326-2110



                  IF TO BORROWER:
                  --------------

                  SLG 100 Park LLC
                  c/o SL Green Realty Corp.
                  420 Lexington Avenue
                  New York, New York 10170
                  Attention:  Mr. Marc Holliday
                  Telecopier:  (212) 216-1684
                  Telephone:  (212) 216-1785

                  COPIES TO:
                  ---------

                  SL Green 100 Park LLC
                  c/o SL Green Realty Corp.
                  420 Lexington Avenue
                  New York, New York 10170
                  Attention:  Benjamin Feldman, Esq.
                  Telecopier:  (212) 216-1790
                  Telephone:  (212) 216-1646

                  Greenberg Traurig
                  200 Park Avenue
                  New York, New York 10166
                  Attention:  Robert J. Ivanhoe, Esq.
                  Telecopier:  (212) 801-6400
                  Telephone:  (212) 801-9333


                  The Prudential Insurance Company of America
                  Prudential Real Estate Investors
                  8 Campus Drive, 4th Floor
                  Arbor Circle South
                  Parsippany, New Jersey 07054-4493
                  Attention: Mr. J. Allen Smith
                  Telecopier:  (973) 683-1794
                  Telephone:  (973) 734-1734

                  The Prudential Insurance Company of America
                  Prudential Real Estate Investors
                  PAMG-RE Law Department
                  8 Campus Drive, 4th Floor
                  Arbor Circle South
                  Parsippany, New Jersey 07054-4493
                  Attention: Joan N. Hayden, Esq.
                  Assistant General Counsel
                  Telecopier:  (973) 683-1788
                  Telephone:  (973) 683-1772

                  and

                  O'Melveny & Myers LLP
                  153 East 53rd Street
                  New York, New York  10022
                  Attention:  Jacqueline A. Weiss, Esq.
                  Telecopier:  (212) 326-2061
                  Telephone:  (212) 326-2110

         (b) Method. Notices or other communications shall be deemed duly given or made (i) at the time and on the date when received by facsimile (provided that the sender of such communication shall orally confirm receipt thereof by the appropriate parties and send a copy of such communication to the appropriate parties within one (1) Business Day of such facsimile), (ii) when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service), or (iii) within three (3) Business Days after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, deposited in a United States post office or a depository for the receipt of mail regularly maintained by the post office.

Section 9.03 Sole Discretion of Lender. Except as otherwise expressly stated, whenever Lender's judgment, consent, or approval is required or Lender shall have an option or election under the Documents, such judgment, the decision as to whether or not to consent to or approve the same, or the exercise of such option or election shall be in the sole and absolute discretion of Lender.

Section 9.04 Applicable Law, Service of Process, etc. and Submission to Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts laws. All judicial proceedings brought against any party with respect to this Agreement shall be brought in any state or federal court of competent jurisdiction in the State of New York, New York County and by execution and delivery of this Agreement by each party, each such party accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Each party irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address as specified in
Section 9.02, such service being hereby acknowledged by each party to be effective and binding service in every respect. Each party irrevocably waives any objection, including any objection of the laying of venue or based on the grounds of forum non conveniens (provided that the action or proceeding in question is brought in New York County, New York), that it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law. This Agreement constitutes commercial activities of Lender. Neither party shall be entitled to any immunity whatsoever, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce the obligations or liabilities hereunder. Each party acknowledges that to the extent any of its property should at any time acquire any immunity, it hereby irrevocably waives such right to immunity in respect of any actions or proceedings, wherever brought, in respect of the obligations or liabilities hereunder.

Section 9.05 Construction of Provisions. The following rules of construction shall apply for all purposes of this Instrument unless the context otherwise requires: (a) all references to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Instrument and such Exhibits are incorporated into this Instrument as if fully set forth in the body of the Instrument; (b) all Article, Section, and Exhibit captions are used for convenience and reference only and in no way define, limit, or in any way affect this Instrument; (c) words of masculine, feminine, or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa; (d) no inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion of. this Instrument; (e) all obligations of Borrower hereunder shall be performed and satisfied by or on behalf of Borrower at Borrower's sole expense; (f) the terms "include," "including," and similar terms shall be construed as if followed by the phrase "without being limited to"; (g) the terms "Property", "Land", "Improvements", and "Personal Property" shall be construed as if followed by the phrase "or any part thereof"; (h) the term "Obligations" shall be construed as if followed by the phrase "or any other sums secured hereby, or any part thereof"; (i) the term "Person" shall include natural persons, firms, partnerships, corporations, limited liability companies, governmental authorities or agencies, and any other public or private legal entities; (j) the term "provisions," when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase "terms, covenants, agreements, requirements, and/or conditions"; (k) the term "lease" shall mean "tenancy, subtenancy, lease, sublease, or rental agreement," the term "lessor" shall mean "landlord, sublandlord, lessor, and sublessor," and the term "Tenants" or "lessee" shall mean "tenant, subtenant, lessee, and sublessee"; (l) the term "owned" shall mean "now owned or later acquired"; (m) the terms "any" and "all" shall mean "any or all"; (n) the term "on demand" or "upon demand" shall mean "within five (5) Business Days after written notice"; (o) the term "Business Day" shall mean a day on which commercial banks or other institutional lenders are not authorized or required by Laws to close in the State of New York or in the State of New Jersey; and (p) the term "Affiliates" shall mean, with respect to any Person, a director, president, chief executive officer or vice president (each an "Officer") of such Person if such Person is a corporation; any individual who is an immediate family member (i.e., spouse, lineal descendant or lineal ancestor) of any Officer; any corporate owner or other owner (direct or indirect) of such Person; any pension plan of such Person; any corporation owned, directly or indirectly, by such Person; or any partnership or limited liability company of which such Person (or the general partner or managing member of such Person) owns, in the aggregate, greater than 50%, directly or indirectly, of the general partnership interest or limited liability company interest or is the general partner of such partnership or the managing member of such limited liability company. A Person owns a corporation, for the purposes of this definition, when the Person owns or beneficially owns more than 50% of the outstanding voting shares of the corporation with the full right to vote such stock. Neither Borrower nor the managing member of Borrower shall be deemed an Affiliate of Lender as that phrase is used in any of the Documents.

Section 9.06 Miscellaneous. If any provision of the Documents shall be held to be invalid, illegal, or unenforceable in any respect, this shall not affect any other provisions of the Documents and such provision shall be limited and construed as if it were not in the Documents. If title to the Property becomes vested in any person other than Borrower, Lender may, without notice to Borrower, deal with such person regarding the Documents or the Obligations in the same manner as with Borrower without in any way vitiating or discharging Borrower's liability under the Documents or being deemed to have consented to the vesting. If both the Lender and Borrower's interests ever becomes vested in any one Person, this Instrument and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and Lender shall continue to have and enjoy all its rights and privileges as to each separate estate. Upon foreclosure of this Instrument, none of the Leases shall be destroyed or terminated as a result of such foreclosure, by application of the doctrine of merger or as a matter of law, unless Lender takes all actions required by law to terminate the Leases as a result of foreclosure. All of Borrower's covenants and agreements under the Documents shall run with the land and time is of the essence. Borrower appoints Lender as its attorney-in-fact, which appointment is irrevocable and shall be deemed to be coupled with an interest, with respect to the execution, acknowledgment, delivery, filing or recording for and in the name of Borrower of any of the Documents or any documents to be executed by Borrower as referenced herein. The Documents cannot be amended, terminated, or discharged except in a writing signed by the party against whom enforcement is sought. No waiver, release, or other forbearance by Lender will be effective unless it is in a writing signed by Lender and then only to the extent expressly stated. The provisions of the Documents shall be binding upon Borrower and its heirs, devisees, representatives, successors, and assigns including successors in interest to the Property and inure to the benefit of Lender and its heirs, successors, substitutes, and assigns. Where two or more persons have executed the Documents, the obligations of such persons shall be joint and several, except to the extent the context clearly indicates otherwise. The Documents may be executed in any number of counterparts with the same effect as if all parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of any Document which is not of public record, and, in the case of any mutilation, upon surrender and cancellation of the Document, Borrower will issue, in lieu thereof, a replacement Document, dated the date of the lost, stolen, destroyed or mutilated Document containing the same provisions.

Section 9.07 Entire Agreement. Except as otherwise provided herein, (a) the Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the Loan and supersede all prior written or oral understandings and agreements with respect to the Loan including the Loan application and Loan commitment and (b) Borrower is not relying on any representations or warranties of Lender except as expressly set forth in the Documents.

Section 9.08 WAIVER OF TRIAL BY JURY. BORROWER AND LENDER WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.

Section 9.09  New York Law Provisions.

         (a) Section 291-f Agreement. This Instrument is intended to be, and shall operate as, the agreement described in Section 291-f of the Real Property Law of the State of New York and shall be entitled to the benefits afforded thereby. Borrower shall (unless such notice is contained in such tenant's Lease) deliver notice of this Instrument in form and substance acceptable to Lender, to all present and future holders of any interest in any Lease, by assignment or otherwise, and shall take such other action as may now or hereafter be reasonably required to afford Lender the full protections and benefits of Section 291-f. Borrower shall request the recipient of any such notice to acknowledge the receipt thereof.

         (b) Trust Fund. Pursuant to Section 13 of the Lien Law of the State of New York, Borrower shall receive the advances secured by this Instrument and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any such improvement on the Property before using any part of the total of the same for any other purpose.

         (c)  Mortgage of Definite Amount.
              ---------------------------

                           (i)      New York Tax Law  Section  256.  If,  by
reason of the additional sums that may become secured by the lien of this Instrument pursuant to the terms hereof, a court or other governmental authority having jurisdiction at any time shall determine that this Instrument falls within the ambit of Section 256 of the Tax Law of the State of New York, then Lender reserves the right, in its discretion, to elect not to have such additional sums secured by this Instrument and thereby reduce the Obligations secured hereby to a definite amount equal to the principal amount of the Note, interest thereon at the rate provided in the Note, plus any disbursements made to protect the security of this Instrument, with interest on such disbursements at the Default Rate, plus any such other sums as by statute or judicial interpretation now or hereafter may be permitted to be secured by the lien of a mortgage without incurring any additional mortgage recording tax. Any election by Lender to so reduce the indebtedness secured by this Instrument shall in no event be deemed a release, waiver or discharge by Lender of Borrower's obligation to pay or reimburse Lender for such sums.

                           (ii)     Sums Deemed to be Interest.  Any sums,
late charges or liquidated damages, that may become due and payable pursuant to the terms of the Note and/or this Instrument and that are in the nature of interest (A) shall for the purpose of determining the amount of mortgage recording tax due and payable on this Instrument, be considered as additional interest, whether or not so denominated, (B) shall be secured by the lien of this Instrument to the fullest extent possible without causing this Instrument to be covered by Section 256 of the Tax Law of the State of New York, and (C) shall not be deemed principal and shall not accrue any interest.

         (d) Assignment of Instrument. Upon payment in full of the Obligations, Lender will execute and deliver, at Borrower's election and at Borrower's direction, such customary and standard documents as may reasonably be required to release, satisfy or assign this Instrument of record, provided that Lender shall not be required to make any representations and warranties therein other than a representation as to the then outstanding amount of the Obligations.

IN WITNESS WHEREOF, the undersigned have executed this Instrument by their respective duly authorized representative as of the date first set forth above.


                         BORROWER:

                         SLG 100 PARK LLC, a
                         Delaware limited liability company


                         By:   SL Green 100 Park LLC,
                               a New York limited liability company,
                               its Managing Member

                               By: SL Green Operating Partnership, L.P.,
                                   a Delaware limited partnership,
                                   its sole Member

                                   By:  SL Green Realty Corp.,
                                        a Maryland corporation,
                                        its General Partner

                                        By:_________________________
                                           Name:    Benjamin P. Feldman
                                           Title:   Executive Vice President

STATE OF NEW YORK          )
                           )    ss.:
COUNTY OF NEW YORK         )

         ON THE ______ DAY OF FEBRUARY IN THE YEAR 2000 BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED ______________, PERSONALLY KNOWN TO ME OR PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE INDIVIDUAL(S) WHOSE NAME(S) IS (ARE) SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE/SHE/THEY EXECUTED THE SAME IN HIS/HER/THEIR CAPACITY(IES), AND THAT BY HIS/HER/THEIR SIGNATURE(S) ON THE INSTRUMENT, THE PERSON UPON BEHALF OF WHICH THE INDIVIDUAL(S) ACTED, EXECUTED THE INSTRUMENT.


                  -------------------------------------------
                  (SIGNATURE AND OFFICE OF INDIVIDUAL TAKING
                   ACKNOWLEDGMENT)




                                   EXHIBIT A
                           LEGAL DESCRIPTION OF LAND

ALL that certain plot or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of East 40th Street with the westerly side of Park Avenue;

THENCE westerly along the northerly side of East 40th Street, 230 feet;

THENCE northerly and parallel with the westerly side of Park Avenue, 98 feet 9 inches to the centre line of the block;

THENCE easterly along said centre line of the block and parallel with the northerly side of East 40th Street, 83 feet 4 inches;

THENCE northerly and again parallel with the westerly side of Park Avenue and part of the way through a party wall, 98 feet 9 inches to the southerly side of East 41st Street;

THENCE easterly along said southerly side of East 41st Street, 146 feet 8 inches to the westerly side of Park Avenue; and

THENCE southerly along the westerly side of Park Avenue, 197 feet 6 inches to the point or place of BEGINNING.


                                   EXHIBIT B
                   DESCRIPTION OF PERSONAL PROPERTY SECURITY

         1. All machinery, apparatus, goods, equipment, materials, fittings, fixtures, chattels, and tangible personal property, and all appurtenances and additions thereto and betterments, renewals, substitutions, and replacements thereof, owned or leased by Borrower (and subject to the rights of Tenants), wherever situate, and now or hereafter located on, attached to, contained in, or used or usable in connection with the real property described in Exhibit A (the "Land"), and all improvements located thereon (the "Improvements") or placed on any part thereof, though not attached thereto, including all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, electrical, lighting, plumbing, ventilating, air-conditioning, refrigerating, incinerating and/or compacting plants, systems, fixtures and equipment, elevators, hoists, stoves, ranges, vacuum and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, equipment, fittings, and fixtures.

         2. All funds, accounts, deposits, instruments, documents, contract rights, general intangibles, notes, and chattel paper arising from or by virtue of any transaction related to the Land, the Improvements, or any of the personal property described in this Exhibit B.

         3. All permits, licenses, franchises, certificates, and other rights and privileges now held or hereafter acquired by Borrower in connection with the Land, the Improvements, or any of the personal property described in this Exhibit B.

         4. All right, title, and interest of Borrower in and to the name and style by which the Land and/or the Improvements is known, including trademarks and trade names relating thereto.

         5. All right, title, and interest of Borrower in, to, and under all plans, specifications, maps, surveys, reports, permits, licenses, architectural, engineering and construction contracts, books of account, insurance policies, and other documents of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale, or operation of the Land and/or the Improvements.

         6. All interests, estates, or other claims or demands, in law and in equity, which Borrower now has or may hereafter acquire in the Land, the Improvements, or the personal property described in this Exhibit B.

         7. All right, title, and interest owned by Borrower in and to all options to purchase or lease the Land, the Improvements, or any other personal property described in this Exhibit B, or any portion thereof or interest therein, and in and to any greater estate in the Land, the Improvements, or any of the personal property described in this Exhibit B.

         8. All of the estate, interest, right, title, other claim or demand, both in law and in equity, including claims or demands with respect to the proceeds of insurance relating thereto, that Borrower now has or may hereafter acquire in the Land, the Improvements, or any of the personal property described in this Exhibit B, or any portion thereof or interest therein, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of such property, including without limitation, any award resulting from a change of any streets (whether as to grade, access, or otherwise) and any award for severance damages.

         9. All right, title, and interest of Borrower in and to all contracts, permits, certificates, licenses, approvals, utility deposits, utility capacity, and utility rights issued, granted, agreed upon, or otherwise provided by any governmental or private authority or other, Person relating to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Land and/or the Improvements, including all of the Borrower's rights and privileges hereto or hereafter otherwise arising in connection with or pertaining to the Land and/or the Improvements.

AND ALL PROCEEDS AND PRODUCTS OF THE FOREGOING PERSONAL PROPERTY DESCRIBED IN THIS EXHIBIT B.

A PORTION OF THE ABOVE DESCRIBED GOODS ARE OR ARE TO BE AFFIXED TO THE REAL PROPERTY DESCRIBED IN EXHIBIT A.

THE BORROWER IS THE RECORD TITLE HOLDER AND OWNER OF THE REAL PROPERTY DESCRIBED IN EXHIBIT A.





                                   EXHIBIT C
                            PERMITTED ENCUMBRANCES

                       (Starting on the following page)





                                   EXHIBIT D
                               EXISTING MORTGAGE

                       (Starting on the following page)





                                   EXHIBIT E
                                 EXISTING NOTE

                       (Starting on the following page)





                                   EXHIBIT F
                                     NOTE


                             AMENDED, RESTATED AND
                          CONSOLIDATED MORTGAGE NOTE

                                                          New York, New York
US $112,000,000.00                                        February ____, 2000


      THIS AMENDED, RESTATED AND CONSOLIDATED MORTGAGE NOTE (this "Note") by SLG 100 PARK LLC, a Delaware limited liability company, having a principal place of business at c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 ("Borrower"), to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Lender", which shall also mean successors and assigns who become holders of this Note), having an office c/o Prudential Real Estate Investors, 8 Campus Drive, Arbor Circle South, Parsippany, New Jersey 07054-4493.

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, Lender is the owner and holder of a certain mortgage spread, consolidated and modified by that certain Agreement of Spreader, Consolidation and Modification of Mortgage of even date herewith between Borrower and Lender (the mortgage spread, consolidated and modified thereby, the "Instrument"; capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Instrument), and of the note secured thereby (collectively, the "Existing Note"); and

      WHEREAS, Borrower is the current obligor under the Existing Note; and

      WHEREAS, Borrower and Lender have agreed in the manner hereinafter set forth (a) to adjust the interest rate on the Existing Note, (b) to change the monthly payments on the Existing Note, and (c) to modify and restate in their entirety all other terms and provisions of the Existing Note,

      NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Note by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, Borrower hereby represents and warrants to and covenants and agrees with Lender as follows:

      A. Outstanding Indebtedness. The aggregate outstanding indebtedness evidenced by the Existing Note and secured by the Instrument is One Hundred Twelve Million Dollars ($112,000,000.00), it being understood that no interest under the Existing Note is accrued and unpaid for the period prior to the date hereof, but that interest shall accrue and be paid from and after the date hereof at the rate or rates herein provided.

      B. Amendment and Restatement of Existing Note. The terms, covenants and provisions of the Existing Note are hereby modified, amended and restated in their entirety so that henceforth such terms, covenants and provisions shall be those set forth herein, and the Existing Note, as so modified, amended and restated, are hereby ratified and confirmed in all respects by Borrower. This Note does not create any new or additional indebtedness but evidences the same indebtedness evidenced by the Existing Note and secured by the Instrument.

      C. Borrower's Promise to Pay. FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender at its offices set forth above the principal sum of One Hundred Twelve Million and No/100 U.S. Dollars ($112,000,000.00), with interest on the unpaid balance ("Balance") at the rate of eight and thirty-five one hundredths percent (8.35%) per annum ("Note Rate") from the date hereof ("Funding Date") until Maturity (defined below.

      1. Regular Payments. Principal and interest shall be payable as follows:

           (a) Interest from the Funding Date through January 31, 2000 shall be due and payable on the Funding Date.

           (b) Interest only shall be paid in arrears in monthly installments of Seven Hundred Seventy Nine Thousand Three Hundred Thirty-Three and 33/100 Dollars ($779,333.33) each, commencing on March 1, 2000 and continuing on the first (1st) day of each succeeding month to and including January 31, 2002. Each payment due date is referred to as a "Due Date".

           (c) The entire unpaid Obligations (as defined in the Instrument) shall be due and payable on January 31, 2002 ("Maturity Date"). "Maturity" shall mean the Maturity Date or earlier date that the Obligations may be due and payable by acceleration by Lender as provided in the Documents.

           (d) Interest on the Balance for any full month shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each. For any partial month, interest due under this Note shall be computed hereunder with respect to each day during such period by multiplying the Balance at the close of business on each day (or on the most recent day that Lender was open for business) by a daily interest factor calculated by dividing the Note Rate by 360. Interest so computed shall accrue for each and every day during any partial month on which there is a Balance due hereunder and including the day on which funds are repaid.

      2.   Late Payment and Default Interest.

           (a) Late Charge. If any payment due under the Documents is not fully paid by its Due Date, a late charge of $500.00 per day (the "Daily Charge") shall be assessed for each day that elapses until payment in full is made (including the date payment is made); provided, however, that if any such payments, together with all accrued Daily Charges, are not fully paid by the fifteenth day following their Due Date, a late charge equal to four percent (4%) of such payments (the "Late Charge") shall be assessed and be immediately due and payable. The Late Charge shall be payable in lieu of Daily Charges that shall have accrued. The Late Charge may be assessed only once on each overdue payment. These charges shall be paid to defray the expenses incurred by Lender in handling and processing such delinquent payment(s) and to compensate Lender for the loss of the use of such funds. The Daily Charge and Late Charge shall be secured by the Documents. The imposition of the Daily Charge, Late Charge, and/or requirement that interest be paid at the Default Rate (defined below) shall not be construed in any way to (i) excuse Borrower from its obligation to make each payment under this Note promptly when due or (ii) preclude Lender from exercising any rights or remedies available under the Documents upon an Event of Default.

           (b) Acceleration. Upon an Event of Default, Lender may declare the Balance, unpaid accrued interest, and all other Obligations immediately due and payable in full.

           (c) Default Rate. Upon an Event of Default or at Maturity, whether by acceleration (due to a voluntary or involuntary default) or otherwise, the entire Obligations (excluding accrued but unpaid interest if prohibited by law) shall bear interest at the Default Rate. The "Default Rate" shall be the lesser of (i) the Maximum Rate (defined below) or (ii) the greater of (A) the Note Rate plus five percent (5%) or (B) five percent (5%) plus the prime rate (for corporate loans at large United States money center commercial banks) published in the Wall Street Journal on the first Business Day (defined below) of the month in which the Event of Default or Maturity occurs or continues. The term "Business Day" shall mean a day on which commercial banks or other institutional lenders are not authorized or required by Laws to close in the State of New York or in the State of New Jersey.

      3. Application of Payments. Before an Event of Default, all payments received under this Note shall be applied in the following order: (a) to unpaid Daily Charges, Late Charges and costs of collection; (b) to interest on the Balance; and (c) then to the Balance. After an Event of Default, all payments shall be applied in any order determined by Lender in its sole discretion.

      4. Prepayment. This Note may be prepaid, in whole or in part at any time upon payment of all accrued interest and other Obligations due under the Documents. No prepayment premium or penalty will be assessed.

      5. No Usury. Under no circumstances shall the aggregate amount paid or to be paid as interest under this Note exceed the highest lawful rate permitted under applicable usury law ("Maximum Rate"). If under any circumstances the aggregate amounts paid on this Note shall include interest payments which would exceed the Maximum Rate, Borrower stipulates that payment and collection of interest in excess of the Maximum Rate ("Excess Amount") shall be deemed the result of a mistake by both Borrower and Lender and Lender shall promptly credit the Excess Amount against the Balance or refund to Borrower any portion of the Excess Amount that cannot be so credited.

      6. Security and Documents Incorporated. This Note is the Note referred to and secured by the Instrument and is secured by the Property. Borrower shall observe and perform all of the terms and conditions in the Documents. The Documents are incorporated into this Note as if fully set forth in this Note.

      7. Treatment of Payments. All payments under this Note shall be made, without offset or deduction, (a) in lawful money of the United States of America at the office of Lender or at the place (and in the manner) Lender may specify by written notice to Borrower, (b) in immediately available federal funds, and (c) if received by Lender prior to 2:00 p.m. local time at such place, shall be credited on that day or else, at Lender's option, shall be credited on the next Business Day. Initially (unless waived by Lender), and until Lender shall direct Borrower otherwise, Borrower shall make all payments due under this Note in the manner set forth in Section 3.13 of the Instrument. If any Due Date falls on a day that is not a Business Day, then the payment shall be deemed to have fallen on the next succeeding Business Day.

      8. Limited Recourse Liability. Except to the extent set forth in Paragraph 8 and Paragraph 9 of this Note, neither the Borrower nor any members of Borrower (singularly or collectively, the "Exculpated Parties") shall have any personal liability for the Obligations. Notwithstanding the preceding sentence, Lender may bring a foreclosure action or other appropriate action to enforce the Documents or realize upon and protect the Property (including, without limitation, naming the Exculpated Parties in the actions) and in addition THE EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY FOR:

           (a) any indemnity or similar instrument furnished in connection with the Loan;

           (b) any unpaid assessments and taxes with respect to the Property for the one year period prior to an Event of Default and thereafter, provided that income from the Property had been sufficient to pay the same;

           (c) any security deposits of Tenants not previously applied as permitted by the terms of the applicable Lease and (i) not turned over to Lender (or its designee) upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof in connection with a proceeding under the Bankruptcy Code or otherwise, or (ii) not turned over to a receiver or trustee for the Property after appointment;

           (d) any insurance proceeds or condemnation awards neither turned over to Lender (or its designee) nor used in compliance with Sections
      3.07 and 3.08, as applicable, of the Instrument;

           (e) waste of any material or significant portion of the Property that has not been expressly consented to by all members of Borrower and/or expressly consented to by Lender in writing;

           (f) any rents or other income from the Property received by any of the Exculpated Parties (other than Lender or any Affiliate of Lender who may be an Exculpated Party) after the occurrence of an event that with the giving of notice or passage of time or both would constitute an Event of Default under the Documents not otherwise applied to the Obligations evidenced by this Note, or current (not deferred) operating expenses of the Property; or (ii) is paid as expenses to a Person related to or affiliated with any of the Exculpated Parties (except payments made to Lender under the Loan Documents) unless the payments are expressly permitted in the Documents; and

           (g) all reasonable legal fees, including the allocated costs of Lender's staff attorneys, and other expenses incurred by Lender in enforcing the Documents if Borrower contests, delays, or otherwise hinders or opposes (including the filing of a bankruptcy or equivalent action or proceeding) any of Lender's enforcement actions.

      9. Full Recourse Liability. Notwithstanding the provisions of Paragraph 8 of this Note, the EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY for all of the Obligations if:

           (a) there shall be any breach or violation of Article V of the Instrument; or

           (b) there shall be any fraud or material misrepresentation by any of the Exculpated Parties (other than Lender or any Affiliate of Lender who may be an Exculpated Party) in connection with the Property, the Documents, or any other aspect of the Loan; or

           (c) the Property or any part thereof (other than a Lease of a Tenant who is not an Affiliate of any Exculpated Party) shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety (90) days of filing; provided, however, that this Paragraph 9(c) shall not apply if an involuntary bankruptcy is filed by Lender in its capacity as Lender only.

      10. Construction of Provisions. The following rules of construction shall apply for all purposes of this Note unless the context otherwise requires: (a) all references to numbered Articles or Paragraphs or to lettered Exhibits are references to the Articles and Paragraphs hereof and the Exhibits annexed to this Note and such Exhibits are incorporated into this Note as if fully set forth in the body of the Note; (b) all captions are used for convenience and reference only and in no way define, limit, or in any way affect this Note; (c) words of masculine, feminine, or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa; (d) no inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion of. this Note; (e) all obligations of Borrower hereunder shall be performed and satisfied by or on behalf of Borrower at Borrower's sole expense; (f) the terms "include," "including," and similar terms shall be construed as if followed by the phrase "without being limited to"; (g) the terms "Property", "Land", "Improvements", and "Personal Property" shall be construed as if followed by the phrase "or any part thereof"; (h) the term "Obligations" shall be construed as if followed by the phrase "or any other sums secured hereby, or any part thereof"; (i) the term "Person" shall include natural persons, firms, partnerships, corporations, limited liability companies, governmental authorities or agencies, and any other public or private legal entities; (j) the term "provisions," when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase "terms, covenants, agreements, requirements, and/or conditions"; (k) the term "Lease" shall mean "tenancy, subtenancy, lease, sublease, or rental agreement," the term "lessor" shall mean "landlord, sublandlord, lessor, and sublessor," and the term "Tenants" or "lessee" shall mean "tenant, subtenant, lessee, and sublessee"; (l) the term "owned" shall mean "now owned or later acquired"; (m) the terms "any" and "all" shall mean "any or all"; and (n) the term "on demand" or "upon demand" shall mean "within five (5) Business Days after written notice".

      11. Joint and Several Liability. This Note shall be the joint and several obligation of all makers, endorsers, guarantors and sureties, and shall be binding upon them and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

      12. Changes in Laws Regarding Taxation. In the event of the passage of any law of the State of New York, the City of New York, the County of New York or any other applicable taxing authority deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for federal, state or local purposes or the manner of the collection of any such taxes, and imposing a tax (other than a tax on income, revenue, return of principal or reserves or the lack thereof), either directly or indirectly, on the Instrument, this Note, any of the other Documents or the Balance, Borrower shall, if permitted by law, pay any tax imposed as a result of any such law within the statutory period or within thirty (30) days after demand by Lender, whichever is less; provided, however, that if, in the opinion of counsel for Lender, Borrower is not permitted by law to pay such taxes, Lender shall have the right, at its option, to declare the Balance immediately due and payable upon ninety (90) days' prior written notice to Borrower.

      13. Documentary Stamps and Other Charges. Borrower shall pay all taxes (excluding income, franchise and doing business taxes), assessments, charges, expenses, costs and fees (including registration and recording fees and revenue, stamp and other similar taxes) levied on, or assessed against Lender, or otherwise required to be paid in connection with any of the Documents or the Balance. If Borrower shall fail to promptly make such payments after demand therefor, Lender shall have the right (but not the obligation) to pay for the same and Borrower shall reimburse Lender therefor immediately upon demand, with interest at the Default Rate. All such sums paid by Lender shall, subject to the limitations set forth in Section 1.03 of the Instrument, be secured by the Instrument.

      14. WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.








           (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)





      IN WITNESS WHEREOF, this Note has been executed by Borrower by its duly authorized representative as of the date first set forth above.


                              BORROWER:

                              SLG 100 PARK LLC, a
                              Delaware limited liability company


                              By:   SL Green 100 Park LLC,
                                    a New York limited liability company,
                                    its Managing Member

                                    By: SL Green Operating Partnership, L.P.,
                                        a Delaware limited partnership,
                                        its sole Member

                                        By: SL Green Realty Corp.,
                                            a Maryland corporation,
                                            its General Partner

                                            By:_____________________________
                                               Name: Benjamin P. Feldman
                                               Title: Executive Vice President





                               TABLE OF CONTENTS

                                                                        Page

ARTICLE I - OBLIGATIONS....................................................4

Section 1.01  Obligations..................................................4

Section 1.02.  Documents...................................................4

Section 1.03 Maximum Secured Indebtedness..................................5

ARTICLE II - REPRESENTATIONS AND WARRANTIES................................5

Section 2.01  Legal Status and Authority...................................5

Section 2.02  Validity of Documents........................................5

Section 2.03  Litigation...................................................6

Section 2.04  Intentionally Omitted........................................6

Section 2.05  Tax Status of Borrower.......................................6

Section 2.06  Bankruptcy and Equivalent Value..............................6

Section 2.07  Disclosure...................................................6

Section 2.08  Illegal Activity.............................................6

ARTICLE III - COVENANTS AND AGREEMENTS.....................................6

Section 3.01  Payment of Obligations and Defense of Liens..................6

Section 3.02  Continuation of Existence....................................6

Section 3.03  Taxes and Other Charges......................................7

Section 3.04  Defense of Title, Litigation, and Rights under Documents.....8

Section 3.05  Operation and Maintenance of Property........................8

Section 3.06  Insurance....................................................9

Section 3.07  Damage and Destruction of Property..........................11

Section 3.08  Condemnation................................................13

Section 3.09  Lien and Liabilities........................................14

Section 3.10  Tax and Insurance Deposits..................................15

Section 3.11  ERISA.......................................................15

Section 3.12  Environmental Representations, Warranties and Covenants.....16

Section 3.13  Electronic Payments.........................................18

Section 3.14  Inspection..................................................18

Section 3.15  Records, Reports, and Audits................................18

Section 3.16  Borrower's Certificates.....................................18

Section 3.17  Full Performance Required, Survival of Warranties...........19

Section 3.18  Additional Security.........................................19

Section 3.19  Further Acts................................................19

ARTICLE IV - ADDITIONAL ADVANCES; EXPENSES; SUBROGATION...................19

Section 4.01  Expenses and Advances.......................................19

Section 4.02  Subrogation.................................................19

ARTICLE V - SALE, TRANSFER, OR ENCUMBRANCE OF THE PROPERTY................20

Section 5.01  Due-on-Sale or Encumbrance..................................20

ARTICLE VI - DEFAULTS AND REMEDIES........................................20

Section 6.01  Events of Default...........................................20

Section 6.02. Remedies....................................................21

Section 6.03  Expenses....................................................23

Section 6.04  Rights Pertaining to Sales..................................23

Section 6.05  Applications of Proceeds....................................24

Section 6.06  Additional Provisions as to Remedies........................24

Section 6.07  Waiver of Rights and Defenses...............................24

ARTICLE VII - SECURITY AGREEMENT..........................................25

Section 7.01  Security Agreement..........................................25

ARTICLE VIII - LIMITATION ON PERSONAL LIABILITY AND INDEMNITIES...........25

Section 8.01  Limited Recourse Liability..................................25

Section 8.02  General Indemnity...........................................25

Section 8.03  Transaction Taxes Indemnity.................................25

Section 8.04  Duty to Defend, Costs and Expenses..........................26

Section 8.05  Recourse Obligation and Survival............................26

ARTICLE IX - ADDITIONAL PROVISIONS........................................26

Section 9.01  Usury Savings Clause........................................26

Section 9.02  Notices.....................................................27

Section 9.03.  Sole Discretion of Lender..................................29

Section 9.04  Applicable Law, Service of Process, etc. and Submission to
              Jurisdiction................................................29

Section 9.05  Construction of Provisions..................................30

Section 9.06  Miscellaneous...............................................31

Section 9.07  Entire Agreement............................................32

Section 9.08  WAIVER OF TRIAL BY JURY.....................................32

Section 9.09  New York Law Provisions.....................................32



Exhibits
--------

Exhibit A                 Description of the Land
Exhibit B                 Personal Property
Exhibit C                 Permitted Encumbrances
Exhibit D                 Existing Mortgage
Exhibit E                 Existing Note
Exhibit F                 Note




DEFINITIONS
The terms set forth below are defined in the following sections of this Agreement of Spreader, Consolidation and Modification of Mortgage:

Additional Funds                          Section 3.07(c)
Affecting the Property                    Section 3.12(a)
Affiliates                                Section 9.05(p)
Agent                                     Section 3.05(a)
All                                       Section 9.05(m)
Any                                       Section 9.05(m)
Assessments                               Section 3.03(a)
Assignment                                Section B
Award                                     Section 3.08(b)
Bankruptcy Code                           Section A(ix)
Borrower                                  Preamble
Business Day                              Section 9.05(o)
Costs                                     Section 4.01
Damage                                    Section 3.07(a)
Default Rate                              Section 1.01(a)
Deposits                                  Section 3.10
Documents                                 Section 1.02
Environmental Law                         Section 3.12(a)
Environmental Liens                       Section 3.12(b)
Environmental Report                      Section 3.12(a)
ERISA                                     Section 3.11
Event of Default                          Section 6.01
Existing Mortgage                         Recitals
Existing Note                             Recitals
Full Insurable Value                      Section 3.06(a)
Grace Period                              Section 6.01(b)
Hazardous Materials                       Section 3.12(a)
Impositions                               Section 3.10
Improvements                              Section A(ii)
Include, Including                        Section 9.05(f)
Indemnified Parties                       Section 8.02
Indemnify                                 Section 8.02
Instrument                                Section D
Insurance Premiums                        Section 3.10
Land                                      Recitals
Laws                                      Section 3.05(c)
Leases                                    Section A(ix)
Lender                                    Preamble
Liens                                     Section 3.09
Loan                                      Recitals
LMA                                       Section 3.05(a)
Losses                                    Section 8.02
Net Proceeds                              Section 3.07(d)
Note                                      Recitals
Notices                                   Section 9.02(a)
Obligations                               Section 1.01
Officer                                   Section 9.05(p)
On Demand                                 Section 9.05(n)
Organization State                        Section 2.01
Owned                                     Section 9.05(l)
Permitted Encumbrances                    Section H
PCBs                                      Section 3.12(a)
Person                                    Section 9.05(i)
Personal Property                         Section 6.02(j)
Property                                  Section A
Provisions                                Section 9.05(j)
Rating Agency                             Section 3.06(c)
Release                                   Section 3.12(a)
Rent Loss Proceeds                        Section 3.07(c)
Rents                                     Section A(x)
Restoration                               Section 3.07(a)
Security Agreement                        Section 7.01
Taking                                    Section 3.08(a)
Tenant                                    Section A(vi)
Tenants                                   Section 9.05(k)
Transaction Taxes                         Section 3.03(c)
U.C.C.                                    Section 2.02
Upon Demand                               Section 9.05(n)
Violation                                 Section 3.11









                                                            Exhibit 2.4


                             AMENDED, RESTATED AND
                          CONSOLIDATED MORTGAGE NOTE

                                                          New York, New York
US $112,000,000.00                                        February ____, 2000


      THIS AMENDED, RESTATED AND CONSOLIDATED MORTGAGE NOTE (this "Note") by SLG 100 PARK LLC, a Delaware limited liability company, having a principal place of business at c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 ("Borrower"), to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Lender", which shall also mean successors and assigns who become holders of this Note), having an office c/o Prudential Real Estate Investors, 8 Campus Drive, Arbor Circle South, Parsippany, New Jersey 07054-4493.

                             W I T N E S S E T H:

      WHEREAS, Lender is the owner and holder of a certain mortgage spread, consolidated and modified by that certain Agreement of Spreader, Consolidation and Modification of Mortgage of even date herewith between Borrower and Lender (the mortgage spread, consolidated and modified thereby, the "Instrument"; capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Instrument), and of the note secured thereby (collectively, the "Existing Note"); and

      WHEREAS, Borrower is the current obligor under the Existing Note; and

      WHEREAS, Borrower and Lender have agreed in the manner hereinafter set forth (a) to adjust the interest rate on the Existing Note, (b) to change the monthly payments on the Existing Note, and (c) to modify and restate in their entirety all other terms and provisions of the Existing Note,

      NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Note by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, Borrower hereby represents and warrants to and covenants and agrees with Lender as follows:

      A. Outstanding Indebtedness. The aggregate outstanding indebtedness evidenced by the Existing Note and secured by the Instrument is One Hundred Twelve Million Dollars ($112,000,000.00), it being understood that no interest under the Existing Note is accrued and unpaid for the period prior to the date hereof, but that interest shall accrue and be paid from and after the date hereof at the rate or rates herein provided.

      B. Amendment and Restatement of Existing Note. The terms, covenants and provisions of the Existing Note are hereby modified, amended and restated in their entirety so that henceforth such terms, covenants and provisions shall be those set forth herein, and the Existing Note, as so modified, amended and restated, are hereby ratified and confirmed in all respects by Borrower. This Note does not create any new or additional indebtedness but evidences the same indebtedness evidenced by the Existing Note and secured by the Instrument.

      C. Borrower's Promise to Pay. FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender at its offices set forth above the principal sum of One Hundred Twelve Million and No/100 U.S. Dollars ($112,000,000.00), with interest on the unpaid balance ("Balance") at the rate of eight and thirty-five one hundredths percent (8.35%) per annum ("Note Rate") from the date hereof ("Funding Date") until Maturity (defined below.

      1. Regular Payments. Principal and interest shall be payable as follows:

           (a) Interest from the Funding Date through February 29, 2000 shall be due and payable on the Funding Date.

           (b) Interest only shall be paid in arrears in monthly installments of Seven Hundred Seventy Nine Thousand Three Hundred Thirty-Three and 33/100 Dollars ($779,333.33) each, commencing on March 1, 2000 and continuing on the first (1st) day of each succeeding month to and including February 28, 2002. Each payment due date is referred to as a "Due Date".

           (c) The entire unpaid Obligations (as defined in the Instrument) shall be due and payable on January 31, 2002 ("Maturity Date"). "Maturity" shall mean the Maturity Date or earlier date that the Obligations may be due and payable by acceleration by Lender as provided in the Documents.

           (d) Interest on the Balance for any full month shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each. For any partial month, interest due under this Note shall be computed hereunder with respect to each day during such period by multiplying the Balance at the close of business on each day (or on the most recent day that Lender was open for business) by a daily interest factor calculated by dividing the Note Rate by 360. Interest so computed shall accrue for each and every day during any partial month on which there is a Balance due hereunder and including the day on which funds are repaid.

      2.   Late Payment and Default Interest.
           ---------------------------------

           (a) Late Charge. If any payment due under the Documents is not fully paid by its Due Date, a late charge of $500.00 per day (the "Daily Charge") shall be assessed for each day that elapses until payment in full is made (including the date payment is made); provided, however, that if any such payments, together with all accrued Daily Charges, are not fully paid by the fifteenth day following their Due Date, a late charge equal to four percent (4%) of such payments (the "Late Charge") shall be assessed and be immediately due and payable. The Late Charge shall be payable in lieu of Daily Charges that shall have accrued. The Late Charge may be assessed only once on each overdue payment. These charges shall be paid to defray the expenses incurred by Lender in handling and processing such delinquent payment(s) and to compensate Lender for the loss of the use of such funds. The Daily Charge and Late Charge shall be secured by the Documents. The imposition of the Daily Charge, Late Charge, and/or requirement that interest be paid at the Default Rate (defined below) shall not be construed in any way to (i) excuse Borrower from its obligation to make each payment under this Note promptly when due or (ii) preclude Lender from exercising any rights or remedies available under the Documents upon an Event of Default.

           (b) Acceleration. Upon an Event of Default, Lender may declare the Balance, unpaid accrued interest, and all other Obligations immediately due and payable in full.

           (c) Default Rate. Upon an Event of Default or at Maturity, whether by acceleration (due to a voluntary or involuntary default) or otherwise, the entire Obligations (excluding accrued but unpaid interest if prohibited by law) shall bear interest at the Default Rate. The "Default Rate" shall be the lesser of (i) the Maximum Rate (defined below) or (ii) the greater of (A) the Note Rate plus five percent (5%) or (B) five percent (5%) plus the prime rate (for corporate loans at large United States money center commercial banks) published in the Wall Street Journal on the first Business Day (defined below) of the month in which the Event of Default or Maturity occurs or continues. The term "Business Day" shall mean a day on which commercial banks or other institutional lenders are not authorized or required by Laws to close in the State of New York or in the State of New Jersey.

     3. Application of Payments. Before an Event of Default, all payments received under this Note shall be applied in the following order: (a) to unpaid Daily Charges, Late Charges and costs of collection; (b) to interest on the Balance; and (c) then to the Balance. After an Event of Default, all payments shall be applied in any order determined by Lender in its sole discretion.

     4. Prepayment. This Note may be prepaid, in whole or in part at any time upon payment of all accrued interest and other Obligations due under the Documents. No prepayment premium or penalty will be assessed.

      5. No Usury. Under no circumstances shall the aggregate amount paid or to be paid as interest under this Note exceed the highest lawful rate permitted under applicable usury law ("Maximum Rate"). If under any circumstances the aggregate amounts paid on this Note shall include interest payments which would exceed the Maximum Rate, Borrower stipulates that payment and collection of interest in excess of the Maximum Rate ("Excess Amount") shall be deemed the result of a mistake by both Borrower and Lender and Lender shall promptly credit the Excess Amount against the Balance or refund to Borrower any portion of the Excess Amount that cannot be so credited.

     6. Security and Documents Incorporated. This Note is the Note referred to and secured by the Instrument and is secured by the Property. Borrower shall observe and perform all of the terms and conditions in the Documents. The Documents are incorporated into this Note as if fully set forth in this Note.

      7. Treatment of Payments. All payments under this Note shall be made, without offset or deduction, (a) in lawful money of the United States of America at the office of Lender or at the place (and in the manner) Lender may specify by written notice to Borrower, (b) in immediately available federal funds, and (c) if received by Lender prior to 2:00 p.m. local time at such place, shall be credited on that day or else, at Lender's option, shall be credited on the next Business Day. Initially (unless waived by Lender), and until Lender shall direct Borrower otherwise, Borrower shall make all payments due under this Note in the manner set forth in Section 3.13 of the Instrument. If any Due Date falls on a day that is not a Business Day, then the payment shall be deemed to have fallen on the next succeeding Business Day.

      8. Limited Recourse Liability. Except to the extent set forth in Paragraph 8 and Paragraph 9 of this Note, neither the Borrower nor any members of Borrower (singularly or collectively, the "Exculpated Parties") shall have any personal liability for the Obligations. Notwithstanding the preceding sentence, Lender may bring a foreclosure action or other appropriate action to enforce the Documents or realize upon and protect the Property (including, without limitation, naming the Exculpated Parties in the actions) and in addition THE EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY FOR:

           (a) any indemnity or similar instrument furnished in connection with the Loan;

           (b) any unpaid assessments and taxes with respect to the Property for the one year period prior to an Event of Default and thereafter, provided that income from the Property had been sufficient to pay the same;

           (c) any security deposits of Tenants not previously applied as permitted by the terms of the applicable Lease and (i) not turned over to Lender (or its designee) upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof in connection with a proceeding under the Bankruptcy Code or otherwise, or (ii) not turned over to a receiver or trustee for the Property after appointment;

           (d) any insurance proceeds or condemnation awards neither turned over to Lender (or its designee) nor used in compliance with Sections
      3.07 and 3.08, as applicable, of the Instrument;

           (e) waste of any material or significant portion of the Property that has not been expressly consented to by all members of Borrower and/or expressly consented to by Lender in writing;

           (f) any rents or other income from the Property received by any of the Exculpated Parties (other than Lender or any Affiliate of Lender who may be an Exculpated Party) after the occurrence of an event that with the giving of notice or passage of time or both would constitute an Event of Default under the Documents not otherwise applied to the Obligations evidenced by this Note, or current (not deferred) operating expenses of the Property; or (ii) is paid as expenses to a Person related to or affiliated with any of the Exculpated Parties (except payments made to Lender under the Loan Documents) unless the payments are expressly permitted in the Documents; and

           (g) all reasonable legal fees, including the allocated costs of Lender's staff attorneys, and other expenses incurred by Lender in enforcing the Documents if Borrower contests, delays, or otherwise hinders or opposes (including the filing of a bankruptcy or equivalent action or proceeding) any of Lender's enforcement actions.

      9. Full Recourse Liability. Notwithstanding the provisions of Paragraph 8 of this Note, the EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY for all of the Obligations if:

           (a) there shall be any breach or violation of Article V of the Instrument; or

           (b) there shall be any fraud or material misrepresentation by any of the Exculpated Parties (other than Lender or any Affiliate of Lender who may be an Exculpated Party) in connection with the Property, the Documents, or any other aspect of the Loan; or

           (c) the Property or any part thereof (other than a Lease of a Tenant who is not an Affiliate of any Exculpated Party) shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety (90) days of filing; provided, however, that this Paragraph 9(c) shall not apply if an involuntary bankruptcy is filed by Lender in its capacity as Lender only.

      10. Construction of Provisions. The following rules of construction shall apply for all purposes of this Note unless the context otherwise requires: (a) all references to numbered Articles or Paragraphs or to lettered Exhibits are references to the Articles and Paragraphs hereof and the Exhibits annexed to this Note and such Exhibits are incorporated into this Note as if fully set forth in the body of the Note; (b) all captions are used for convenience and reference only and in no way define, limit, or in any way affect this Note; (c) words of masculine, feminine, or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa; (d) no inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion of. this Note; (e) all obligations of Borrower hereunder shall be performed and satisfied by or on behalf of Borrower at Borrower's sole expense; (f) the terms "include," "including," and similar terms shall be construed as if followed by the phrase "without being limited to"; (g) the terms "Property", "Land", "Improvements", and "Personal Property" shall be construed as if followed by the phrase "or any part thereof"; (h) the term "Obligations" shall be construed as if followed by the phrase "or any other sums secured hereby, or any part thereof"; (i) the term "Person" shall include natural persons, firms, partnerships, corporations, limited liability companies, governmental authorities or agencies, and any other public or private legal entities; (j) the term "provisions," when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase "terms, covenants, agreements, requirements, and/or conditions"; (k) the term "Lease" shall mean "tenancy, subtenancy, lease, sublease, or rental agreement," the term "lessor" shall mean "landlord, sublandlord, lessor, and sublessor," and the term "Tenants" or "lessee" shall mean "tenant, subtenant, lessee, and sublessee"; (l) the term "owned" shall mean "now owned or later acquired"; (m) the terms "any" and "all" shall mean "any or all"; and (n) the term "on demand" or "upon demand" shall mean "within five (5) Business Days after written notice".

      11. Joint and Several Liability. This Note shall be the joint and several obligation of all makers, endorsers, guarantors and sureties, and shall be binding upon them and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

      12. Changes in Laws Regarding Taxation. In the event of the passage of any law of the State of New York, the City of New York, the County of New York or any other applicable taxing authority deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for federal, state or local purposes or the manner of the collection of any such taxes, and imposing a tax (other than a tax on income, revenue, return of principal or reserves or the lack thereof), either directly or indirectly, on the Instrument, this Note, any of the other Documents or the Balance, Borrower shall, if permitted by law, pay any tax imposed as a result of any such law within the statutory period or within thirty (30) days after demand by Lender, whichever is less; provided, however, that if, in the opinion of counsel for Lender, Borrower is not permitted by law to pay such taxes, Lender shall have the right, at its option, to declare the Balance immediately due and payable upon ninety (90) days' prior written notice to Borrower.

      13. Documentary Stamps and Other Charges. Borrower shall pay all taxes (excluding income, franchise and doing business taxes), assessments, charges, expenses, costs and fees (including registration and recording fees and revenue, stamp and other similar taxes) levied on, or assessed against Lender, or otherwise required to be paid in connection with any of the Documents or the Balance. If Borrower shall fail to promptly make such payments after demand therefor, Lender shall have the right (but not the obligation) to pay for the same and Borrower shall reimburse Lender therefor immediately upon demand, with interest at the Default Rate. All such sums paid by Lender shall, subject to the limitations set forth in Section 1.03 of the Instrument, be secured by the Instrument.

      14. WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.








           (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)







      IN WITNESS WHEREOF, this Note has been executed by Borrower by its duly authorized representative as of the date first set forth above.


                                 BORROWER:

                                 SLG 100 PARK LLC, a
                                 Delaware limited liability company


                                 By:    SL Green 100 Park LLC,
                                        a New York limited liability company,
                                        its Managing Member

                                        By:  SL Green Operating Partnership,
                                             L.P.,
                                             a Delaware limited partnership,
                                             its sole Member

                                             By:  SL Green Realty Corp.,
                                                  a Maryland corporation,
                                                  its General Partner

                                                  By:_________________________
                                                     Name:  Benjamin P. Feldman
                                                     Title: Executive Vice
                                                            President